(NOTIFY)                   72731,347
(CONTACT-NAME)             David A. Kain
(CONTACT-PHONE)           (312) 861-6050


      PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION       8-K
DOCUMENT TYPE              1
COUNT                      5

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                     _____________________




                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                        January 28, 1994



                       FMC CORPORATION
     (Exact name of registrant as specified in its charter)



         Delaware                    1-2376         94-0479804
(State or other jurisdiction     (Commission       (I.R.S. Employer
 of incorporation)                File Number)  Identification No.)



    200 East Randolph Drive, Chicago, Illinois             60601
          (Address of principal executive offices)        Zip Code)



                       (312) 861-6000
                 Registrant's telephone number,
                      including area code

Item 2.  Acquisition or Disposition of Assets.

     On January 28, 1994, the Registrant contributed substantially all of the assets and liabilities of its Defense Systems Group (the "FMC Defense Business") and
$32,138,000 in cash to a newly formed partnership, United Defense, L.P. (the "Partnership"), in exchange for a 60% common equity interest in the Partnership, effective as of January 1, 1994 (the "Closing Date").
The Registrant is the general partner of the Partnership, and Harsco Defense Holding, Inc. ("HDH"), a wholly owned subsidiary of Harsco Corporation, a Delaware corporation ("Harsco"), is the limited partner. Effective as of the Closing Date, Harsco contributed substantially all of the assets (other than certain accounts receivable) and liabilities of its BMY-
Combat Systems Division (the "Harsco Defense Business") and $5,200,000 in cash to the Partnership in exchange for a 40% common equity interest in the Partnership.
The Partnership Agreement provides for certain special capital account allocations and cash distributions and otherwise allocates and distributes income in proportion to the partners' percentage ownership. The
Harsco Defense Business engages in the design, development, production and after-sale support of tracked military vehicles.

     FMC, as managing general partner of the
Partnership, will provide certain management services to the Partnership. The prices and amounts of certain of the services are subject to the consent of Harsco, which consent has been given for 1994.

     The business of the Partnership is to engage in the development, manufacture, retrofit, installation, overhaul, repair, engineering, design, service, sale and marketing of any military vehicle system (excluding trucks and busses) or weapon station, including any component part or subsystem thereof.

     At any time after the 18-month anniversary of the Closing Date, either the Registrant or HDH may require that the Partnership (i) become incorporated as a Delaware corporation, and the Partnership shall then issue shares of its common stock to the Registrant and HDH, pro rata in accordance with their ownership interests in the Partnership immediately prior to incorporation and (ii) register such shares of common stock with the Securities and Exchange Commission
(which registration shall not become effective before the 25-month anniversary of the Closing Date) and commence a public offering of such common stock. In addition, at any time after the 25-month anniversary of the Closing Date: (i) either the Registrant or HDH may sell or otherwise dispose of its ownership interest in the Partnership to an unaffiliated third party
(provided that HDH's right to sell its ownership interest is subject to the Registrant's right of first refusal to purchase such interest and the Registrant's right to sell its ownership interest is subject to HDH's right to include in such sale a proportionate amount of HDH's ownership interest in the Partnership);
(ii) the Registrant shall have the option to purchase, or cause the Partnership to purchase, HDH's entire ownership interest in the Partnership for an amount in cash equal to 110% of its then current appraised value plus the capitalized amount of a limited partner allocation interest; and (iii) HDH shall have the option to require the Partnership to purchase HDH's entire ownership interest in the Partnership for an amount equal to 95% of its then current appraised value plus the capitalized amount of a limited partner allocation interest, such purchase price to be evidenced by a senior, unsecured note of the Partnership. Any obligation of the Partnership under any of the operative agreements entered into in connection with the formation of the joint venture is specifically nonrecourse to the Registrant.

     Thomas W. Rabaut, formerly the Group Manager of the Registrant's Defense Systems Group, will serve as Chief Executive Officer of the Partnership.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.
It would be impracticable for the Registrant to file any financial statements and pro forma financial information which may be required to be filed under Form 8-K at the time of the filing of this report. The
Registrant will file such statements under amended Form
8-K/A as soon as practicable, but in no event later than 60 days from the date hereof.

     (b) Pro Forma Financial Information. See (a) above.

     (c)  Exhibits

          4.1  Participation Agreement, dated as of
               January 1, 1994, by and among FMC
               Corporation, Harsco Corporation, Harsco
               Defense Holding, Inc. and United
               Defense, L.P.*

          4.2  Partnership Agreement, dated as of
               January 1, 1994, by and among FMC
               Corporation, Harsco Defense Holding,
               Inc. and United Defense, L.P.*
       PAGE 4

          4.3  Annex A -- Definitions Relating to the
               Partnership Agreement and the
               Participation Agreement

          4.4  Registration Rights Agreement, dated as
               of January 1, 1994, by and among FMC
               Corporation, Harsco Defense Holding,
               Inc. and United Defense, L.P.

          4.5  Management Services Agreement, dated as
               of January 1, 1994, by and between FMC
               Corporation and United Defense, L.P.*

          4.6 Form of Senior Promissory Note Agreement by and between Harsco Defense Holding, Inc. and United Defense, L.P.


*The Registrant has omitted the schedules and certain exhibits to the Participation Agreement, the Partnership Agreement and the Management Services
Agreement and agrees to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.


      PAGE 5


                           SIGNATURES


          Pursuant to the requirements of the

Securities Exchange Act of 1934, the Registrant has

duly caused this report to be signed on its behalf by

the undersigned thereunto duly authorized.


                                   FMC CORPORATION


                                   By   Robert L. Day
                                        Robert L. Day
                                        Corporate Secretary


Date  February 14, 1994

       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION EXHIBIT INDEX
DOCUMENT TYPE 2
COUNT 1
       PAGE 1

                         EXHIBIT INDEX

   Page
  Number in
Exhibit Table 										Description
                        of Document                      Page Number
                  																																							in document
																																																	     	Numbering System

4.1  Participation Agreement, dated as of January 1, 1994, by and
among   FMC  Corporation,  Harsco  Corporation,  Harsco   Defense
Holding, Inc.. and United Defense, L.P.

4.2 Partnership Agreement, dated as of January 1, 1994, by and among FMC Corporation, Harsco Defense Holding, Inc.. and United
Defense, L.P.

4.3 Annex A -- Definitions Relating to the Partnership Agreement and the Participation Agreement

4.4 Registration Rights Agreement, dated as of January 1, 1994, by and among FMC Corporation, Harsco Defense Holding, Inc. and
United Defense, L.P.

4.5 Management Services Agreement, dated as of January 1, 1994, by and between FMC Corporation and United Defense, L.P.

4.6 Form of Senior Promissory Note Agreement by and between
Harsco Defense Holding, Inc. and United Defense, L.P.

       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION PARTICIPATION AGREEMENT
DOCUMENT TYPE 2
COUNT 89

       PAGE 1
















                    PARTICIPATION AGREEMENT

                             AMONG

                        FMC CORPORATION,

                      HARSCO CORPORATION,

                  HARSCO DEFENSE HOLDING, INC.

                              AND

                      UNITED DEFENSE, L.P.

                  DATED AS OF JANUARY 1, 1994

       PAGE 2
                       TABLE OF CONTENTS

                                                             Page

ARTICLE I    1
 SECTION 1.1  DEFINITIONS                                       8

ARTICLE II                                                      1
 SECTION 2.0  CLOSING                                           8
     2.1   Actions at Closing                                   8
     2.2   Time and Place of Closing                            9
     2.3   Post-Closing Adjustments                            10
           2.3.1  Preliminary Closing Balance Sheets           10
           2.3.2  Final Closing Balance Sheets                 11
           2.3.3  Post-Closing Payment                         12

ARTICLE III                                                     5
 SECTION 3.0  CONDITIONS PRECEDENT TO CLOSING                  13
     3.1   Performance                                         13
     3.2   Authorization, Execution and Delivery of
           Operative Documents                                 13
     3.3   Governmental and Private Actions; Burdensome
            Governmental Conditions                            14
     3.4   Governmental Rules                                  14
     3.5   Standard Closing Documents                          15
     3.6   Representations and Warranties                      16
     3.7   Officer's Certificates                              16
     3.8   No Material Adverse Change                          16
     3.9   Insurance                                           16
     3.10  Due Diligence                                       17
     3.11  Proceedings, Opinions and Documents                 17
     3.12  Partnership Capitalization                          17
     3.13  Novation Agreement                                  17
     3.14  Intellectual Property Agreements                    17
     3.15  Lease Agreement                                     18
     3.16  Management Services Agreement                       18
     3.17  Partnership Agreement                               18
     3.18  Registration Rights Agreement                       18
     3.19  Effects Bargaining                                  18
     3.20  Title Insurance                                     18

ARTICLE IV   9
 SECTION 4.0  REPRESENTATIONS AND WARRANTIES.                  19
     4.1   Organization; Ownership; Interest, Etc.             19
     4.2   Authorization; No Conflict                          19
     4.3   Enforceability                                      20
     4.4   Proceedings                                         20
     4.5   Special Purpose Representation as to Partners       21
     4.6   No Defaults; Operative Documents and Contracts      21
     4.7   No Outstanding Rights                               21
     4.8   Title and Liens                                     22
           4.8.1 Title to Assets Other Than Real Property      22

       PAGE 3

           4.8.2 Title to Real Property                        22
     4.9   Assets in Good Condition and Working Order          23
     4.10  Contracts, Etc.                                     23
     4.11  Legal Matters                                       25
     4.12  Liabilities                                         25
     4.13  No Broker's or Finder's Fees                        26
     4.14  Financial Information                               26
     4.15  Events Subsequent to December 31, 1992              26
     4.16  Consents                                            27
     4.17  Notice of Governmental Authorization and
            Compliance With Laws                               28
     4.18  Government Contracts                                28
     4.19  Capital Stock and Equity Interests of Defense
            Affiliates and Defense Subsidiaries                29
     4.20  Intellectual Property Rights                        30
     4.21  Employee Benefits and Contracts                     31
     4.22  Bargaining Agents                                   35
     4.23  Impact of Transaction                               35
     4.24  Employment Contracts and Benefits                   35
     4.25  Labor Controversies; Affirmative Action             35
     4.26  Disclosure                                          36
     4.27  Operation of Schedule Disclosures.                  36
     4.28  Post-employment Benefits                            36

ARTICLE V   23
 SECTION 5.0  COVENANTS                                        37
     5.1   Covenants of Parents                                37
           5.1.1  Conduct of Businesses                        37
                  5.1.1.1  Ordinary Course                     37
                  5.1.1.2  Access to Information               38
                  5.1.1.3  Advice of Changes                   38
                  5.1.1.4  Revisions to Contracts              38
           5.1.2  Other Agreements                             39
           5.1.3  Planning Information                         39
           5.1.4  Taxes; Charges; Laws                         39
           5.1.5  Liens                                        40
           5.1.6  No Solicitation                              40
           5.1.7  Environmental Permits, Licenses and
                    Other Authorizations                       40
     5.2   Transfer and Deliveries at Closing; Deferrals
            of Transfer and Assumption                         41
           5.2.1  Transfer and Deliveries                      41
           5.2.2  Deferrals                                    41
     5.3   Further Assurances                                  41
           5.3.1  Pre-Closing                                  41
           5.3.2  Post-Closing                                 42
     5.4   Parent Undertaking as to Partner Obligations        42
     5.5   Transfer of or Liens on Ownership Interests of
            Partners                                           42
           5.5.1  General Rule                                 42
           5.5.2  Intra-Parent Exception                       43
       PAGE 4

     5.6   Public Announcements                                43
     5.7   Certain Taxes                                       43
     5.8   Confidential Information                            44
     5.9   Employee and Employee Benefits Matters              45
           5.9.1   Offers of Employment                        45
           5.9.2   Transition Benefit Plans                    46
           5.9.3   Partnership Benefit Plans                   47
           5.9.4   Development of Partnership Benefit
                    Plans and Policies                         48
           5.9.5   Qualified Pension Plans                     49
           5.9.6   401(k) Plans                                52
           5.9.7   Postretirement Benefit and Other Plans      53
           5.9.8   Nonqualified Plans                          54
           5.9.9   Other Benefit Plans                         54
           5.9.10  Collective Bargaining Agreements            54
           5.9.11  No Rights                                   55
           5.9.12  FICA                                        55
           5.9.13  NSD Decree                                  55
           5.9.14  Stock Option Plans                          55
           5.9.15  Long-term Incentive Compensation            56
     5.10  Lack of Consents                                    56
     5.11  Third Party Consent Procedures                      56
     5.12  Non-Dissolution                                     59
     5.13  Santa Clara Properties                              59
     5.14  Buyback of Accounts Receivable.                     60
     5.15  Pre-Closing Workers' Compensation.                  60
     5.16  Slow-Moving Inventory                               60
     5.17  Consultant and Audit Costs                          61
     5.18  Post-Closing Cash Advances                          61
     5.19  Responsibility for Inactive Contracts               62
     5.20  Accounts Receivable                                 63
     5.21  Responsibility for Pre-Closing Letters of
            Credit, Etc.                                       63
    5.22   Environmental Matters                              64
     5.22.1  Payments by Parents to Account for Losses
              Resulting from Remedial Expenditures             64
     5.22.2  Presumptions Regarding Environmental
                  Liability Events                             65
     5.22.3  Quarterly Status Reports; Realization
               Efforts                                         66
     5.22.4  Record keeping; Resolution of Amount of
                  Realization                                  67
     5.22.5         Contributions to Capital                   73
     5.22.6  Monitoring by Harsco                              74
     5.22.7  Examples                                          75
 5.23      Goodyear Litigation                                 75

ARTICLE VI 54
 SECTION 6.0  INDEMNITIES.                                     76
     6.1   General                                             76
     6.2   Liability for Environmental Matters                 77

     6.3   Indemnification for Pension, Retiree Medical
            and Other Employee Benefits                        78
     6.4   Indemnification for Demolition Costs.               79
     6.5   Procedures                                          80
     6.6   Defense of Third Party Claims                       80
     6.7   Indemnification Payments                            81
     6.8   Limitations and Exclusions                          83
     6.9   Liability of Partnership                            83

ARTICLE VII                                                    59
 SECTION 7.0  MISCELLANEOUS                                    83
     7.1   Notices                                             83
     7.2   Severability                                        83
     7.3   Entire Agreement; Amendment and Waiver;
            Remedies                                           84
     7.4   Limitations                                         84
     7.5   Table of Contents; Headings                         85
     7.6   Parties in Interest; Limitation on Rights of
            Others                                             85
     7.7   Binding Effect.                                     85
     7.8   Governing Law                                       85
     7.9   Jurisdiction; Court Proceedings                     86
     7.10  Termination                                         86
     7.11  Expenses                                            87
     7.12  Survival                                            87
     7.13  Advice of Legal Counsel                             87
     7.14  Noncompetition                                      87


Annex A           Definitions

Annex B           Terms of Contingent Rights and Obligations of
                  FMC and Harsco


Schedule 2.3.1    Adjustments

Schedule 4.2      Authorization; No Conflict

Schedule 4.4      Proceedings

Schedule 4.8.2A   Real Property Transferred or Leased by FMC

Schedule 4.8.2B   Real Property Transferred or Leased by Harsco

Schedule 4.9A     FMC Aged Receivables

Schedule 4.9B     Harsco Aged Receivables

Schedule 4.10     Certain Existing Contracts and Defaults

Schedule 4.11     Litigation, Investigations and/or Other Proceedings

Schedule 4.12     Liabilities

Schedule 4.14A    FMC Pro Forma Balance Sheet

Schedule 4.14B    Harsco Pro Forma Balance Sheet

Schedule 4.15     Events Subsequent to December 31, 1992

Schedule 4.16     Consents

Schedule 4.17     Notice of Governmental Authorizations and
                  Compliance with Laws

Schedule 4.18     Government Contracts

Schedule 4.19     Capital Stock and Equity Interests
                  of Defense Affiliates and Defense Subsidiaries

Schedule 4.20     Intellectual Property

Schedule 4.21.1   Employee Benefits and Contracts

Schedule 4.21.8   Actuarial Assumptions

Schedule 4.21.11  Employee Benefit Cost Disallowances

Schedule 4.22     Bargaining Agents

Schedule 4.24     Binding Commitments, Promises and
                  Representations to Employees

Schedule 4.25     Labor Controversies; Affirmative Action

Schedule 5.9.1    Transferred Employees

Schedule 5.9.3    Partnership Nonunion Pension Plans

Schedule 5.11     Procedure for Obtaining Consents

Schedule 5.14     VLS Receivables

Schedule 5.16     Slow-Moving Inventory

Schedule 5.22.2   Environmental Liability Events

Schedule 5.22.7   Examples

Schedule 6.1      Accrued Liabilities

Schedule 7.1      Notices, Addresses, Fax Numbers, Etc.

Exhibit A         Demand Note

Exhibit B         Assumption Agreement

Exhibit C         Confidentiality Agreement

Exhibit D         Promissory Note

Exhibit E         Opinions of Counsel

Exhibit F         Intellectual Property Agreements

Exhibit G         Lease Agreement

Exhibit H         Management Services Agreement

Exhibit I         Partnership Agreement

Exhibit J         Registration Rights Agreement

          This PARTICIPATION AGREEMENT (this "Agreement") is made as of January 1, 1994, by and among FMC CORPORATION, a Delaware corporation ("FMC"), HARSCO CORPORATION, a Delaware corporation ("Harsco"), HARSCO DEFENSE HOLDING, INC., a Delaware corporation ("Harsco L.P.") and UNITED DEFENSE, L.P., a Delaware limited partnership ("Partnership").

          WHEREAS, FMC and Harsco each possess distinctive competencies relating to the manufacturing, marketing, selling, and servicing of defense products and systems; and

          WHEREAS, FMC and Harsco desire to create a limited partnership for the manufacture and sale of defense-related products as generally provided for in this enabling agreement and as further described in the Operative Documents (as defined herein).

          NOW, THEREFORE, in consideration of the mutual covenants, and subject to the terms and conditions, contained herein, the parties hereby agree that:


                           ARTICLE I

          SECTION 1.1  DEFINITIONS.  Except as
otherwise defined herein, terms used herein

in capitalized form shall have the meanings attributed to them in Annex A to this Agreement.


                           ARTICLE II

          SECTION 2.0  CLOSING.

          2.1  Actions at Closing. At or prior to
the Closing, in reliance upon the representations and warranties set forth herein and subject to the satisfaction (or waiver by the applicable party) of the conditions set forth herein, FMC and Harsco shall (or shall cause their respective Affiliates to) accomplish the following actions and consummate the following transactions:

          2.1.1  A Certificate of Good Standing
shall have issued by the Delaware Secretary of State with respect to FMC. An appropriate Certificate of Incorporation for Harsco L.P. shall have been filed with the Secretary of State of the State of Delaware. A Certificate of Good Standing shall have issued by the Delaware Secretary of State with respect to Harsco L.P. and appropriate By-Laws shall have been adopted. FMC and Harsco L.P. shall have executed and filed in the Office of the Secretary of State of
        PAGE 9

Delaware a Certificate of Limited Partnership, thereby forming a Delaware limited partnership to be known as United Defense, L.P.; and

          2.1.2  Except for the Novation Agreement,
the Operative Documents not theretofore executed and delivered shall be executed and delivered. Those agreements which have been attached hereto as Exhibits at the Signing Date shall be executed and delivered substantially in the respective forms attached to this Agreement, and those agreements which have not been attached hereto as Exhibits at the Signing Date shall be in form and substance satisfactory to the parties when executed; and

          2.1.3  Except as otherwise agreed by the
parties in writing, FMC shall transfer, or cause to be transferred, to the Partnership the FMC Assets and the FMC Liabilities (provided, that FMC may elect not to transfer accounts receivable equal to its estimate of the excess, if any, of the Net Book
Value of the FMC Assets and FMC Liabilities (with such accounts receivable included) over FMC's Target
Net Asset Value); and

          2.1.4  Except as otherwise agreed by the
parties in writing, Harsco shall transfer, or cause to be transferred, to the Partnership the Harsco
Assets and the Harsco Liabilities (provided, that
Harsco may elect not to transfer accounts receivable equal to its estimate of the excess, if any, of the Net Book Value of the Harsco Assets and Harsco
Liabilities (with such accounts receivable included) over Harsco L.P.'s Target Net Asset Value); and

          2.1.5  If the estimated Net Book Value of
the transfer under 2.1.3 or 2.1.4 above is less than the Target Net Asset Value for the affected party, such party shall transfer or cause to be transferred to the Partnership an amount of additional cash or a demand note in the form of Exhibit A equal to the difference between such estimated Net Book Value and such Target Net Asset Value. The aggregate transfers by or on behalf of each of FMC and Harsco
L.P. pursuant to Sections 2.1.3, 2.1.4 and 2.1.5 shall constitute each party's Initial Capital
Contribution subject to adjustment pursuant to
Section 2.3.3; and

          2.1.6  The Partnership shall execute the
Assumption Agreement (or Agreements), substantially in the form of Exhibit B hereto, necessary to assume the Liabilities.

          2.2  Time and Place of Closing. The Closing
shall take place at the offices of FMC, 200 East Randolph
Drive, Chicago, Illinois.  The parties intend to
       PAGE 10

Close effective as of 12:01 A.M. Chicago time on January 1, 1994. The parties agree that if the Closing has not occurred by February 1, 1994 or such later date as the parties mutually agree, either
Parent may by written notice to the other Parent, advise the other Parent of its intention not to proceed with the transactions contemplated herein and in the other Operative Documents, without any penalty or any obligation of any sort owed to any other party other than any ongoing obligations of confidentiality contained in the Confidentiality
Agreement, attached hereto as Exhibit C, other than any liability for prior breach of this Agreement and other than any liability under Section 5.17 or
Section 7.11.

          In order to effectuate the foregoing
intent to Close effective as of 12:01 A.M. Chicago time on January 1, 1994 if all conditions to Closing
(other than those set forth in Sections 3.2, 3.5, 3.7 and 3.14 to 3.18) have not been met or waived by such date, each Parent agrees (i) to close the financial books of its Defense Business as of December 31, 1993 and (ii) to calculate, within fifteen Business Days following the actual date of Closing, the amount of cash flow of its Defense
Business from January 1, 1994 to the actual date of Closing and to remit such amount to the Partnership by such fifteenth Business Day; provided, however, that if either Parent's Defense Business has negative cash flow during such period, the Target
Net Asset Value of such Parent's Partner shall be reduced by the amount of such negative cash flow.
It is the parties' intention (i) to close on January
28, 1994, (ii) that the Partnership will assume all Liabilities and the Parents will transfer all Assets on the actual date of Closing and (iii) that the Preliminary Closing Balance Sheets will be audited as of January 1, 1994 based on the Assets and Liabilities that would have been contributed or transferred to the Partnership if the actual date of Closing had been January 1, 1994. The Accountants shall review the Partners' respective cash flow calculations to determine whether such calculations are consistent with the cash flow that the Partnership would have received had the Closing occurred on January 1, 1994. In the event that the Accountants determine that there is an inconsistency in any Partner's calculation, such Partner shall make an adjustment to the amount of cash flow remitted by it in accordance with the Accountants' determination.

          2.3  Post-Closing Adjustments.

          2.3.1  Preliminary Closing Balance Sheets.  As
soon as practicable, but in no event more than 45 days, after the actual date of Closing, each Parent will prepare (and the Partnership will assist and cooperate in such preparation at no cost to the Parents) a balance sheet as of January 1, 1994 for its Defense Business which reflects the Assets and Liabilities which would have been contributed or transferred to the Partnership at the Closing had the Closing occurred on January 1, 1994
(the "Preliminary Closing Balance Sheet"). Each of the Preliminary Closing Balance Sheets (i) will be audited and reported on by such Parent's certified public accountants as being in accordance with GAAP and the Principal Accounting Procedures, prepared on a basis consistent with the appropriate Pro Forma
Balance Sheet, except as set forth on Schedule 2.3.1 and (ii) will reflect the types of Assets and Liabilities reflected on the Pro Forma Balance Sheet and the cash and any demand note contributed or transferred to the Partnership by such Parent and its Affiliates (and no other assets or liabilities).
Each Parent and its representatives will be entitled to review such Preliminary Closing Balance Sheet and all relevant books, records and workpapers of the other Parent and its accountants.

          2.3.2 Final Closing Balance Sheets. Within 30 days after its receipt of the other Parent's Preliminary
Closing Balance Sheet, each Parent shall notify the other whether it accepts or disputes the accuracy of the Preliminary Closing Balance Sheet. If such reviewing Parent accepts the preparing Parent's
Preliminary Closing Balance Sheet, such Preliminary
Closing Balance Sheet shall be deemed to be the final balance sheet as of the end of business on the Closing Date ("Final Closing Balance Sheet"). If the reviewing Parent disputes the accuracy of the Preliminary Closing Balance Sheet, it will in the notice of such dispute set forth in reasonable detail those items that it believes are not fairly presented and the reasons for its opinion. The parties shall then meet and in good faith use all reasonable efforts to resolve their disagreements over the disputed items on such Preliminary Closing
Balance Sheet. If the parties resolve their disagreements in accordance with the foregoing sentence, the Preliminary Closing Balance Sheets with those modifications to which the parties will have agreed shall be deemed to be the Final Closing
Balance Sheets. If the parties have not resolved their disagreements over the disputed items on the Preliminary Closing Balance Sheets within 20 days after notice of the dispute was given, the parties shall jointly select an independent accounting firm of national reputation, and such firm will make, within 30 days after its engagement, a binding determination of those disputed items in accordance with the terms of this Participation Agreement. The
Preliminary Closing Balance Sheets with such modifications as determined by such independent accounting firm to be appropriate will be deemed to be the Final Closing Balance Sheets. The fees and expenses of each Parent in connection with the preparation of its Preliminary and Final Closing
Balance Sheets will be paid by such Parent, and the fees and expenses of any independent accounting firm will be shared equally by the Parents.

          2.3.3 Post-Closing Payment. If either Partner's estimated Initial Capital Contribution pursuant to Sections
2.1.3, 2.1.4 and 2.1.5 as shown on its Final Closing
Balance Sheet is less than such Partner's Target Net
Asset Value, then FMC or Harsco L.P., or both, as the case may be, will, within three Business Days of the final determination of such Final Closing
Balance Sheet, pay to the Partnership cash or assign to the Partnership accounts receivable of its Defense Business equal to such difference. Any such payment or assignment required to be made to the Partnership by FMC or Harsco L.P. shall bear interest at the rate of three month LIBOR at the actual date of Closing, plus 100 basis points, from the actual date of Closing through the date such payment is made. If accounts receivable are assigned in lieu of cash, the assigning Partner shall pay interest, at the rate of three month LIBOR at the actual date of Closing, plus 100 basis points, on such receivables from the actual date of Closing to the earlier of the date on which such account receivable is collected in full or the date on which such account receivable is repurchased in its entirety by the assigning Partner pursuant to
Section 5.14.  If either Partner's estimated Initial
Capital Contribution pursuant to Sections 2.1.3,
2.1.4 and 2.1.5 as shown on its Final Closing
Balance Sheet is greater than such Partner's Target
Net Asset Value, then the Partnership will within three Business Days of the final determination of such Final Closing Balance Sheets transfer to FMC or
Harsco L.P., as the case may be, an amount in accounts receivable or demand notes contributed by such Partner equal to such excess. If there are insufficient accounts receivable and demand notes for this purpose, the Partnership shall issue a one-year promissory note to such Partner for the remainder of such excess estimated Initial Capital
Contribution.

Such Promissory Note shall be in the form attached hereto as Exhibit D and shall be repaid in full prior to making any distributions to any Partner other than distributions pursuant to Sections 6.1,
6.2 and 6.3 of the Partnership Agreement. Any such payment in accounts receivable or demand notes required to be made by the Partnership to FMC or Harsco L.P. shall bear interest at the rate of one year LIBOR at the actual date of Closing, plus 100 basis points, from the actual date of Closing through the date such payment is made. Any one-year promissory note delivered by the Partnership to either FMC or Harsco L.P. shall bear interest from the actual date of Closing at the rate of one year LIBOR at the actual date of Closing, plus 100 basis points.


                          ARTICLE III

          SECTION 3.0  CONDITIONS PRECEDENT TO
CLOSING.  The obligation of a party hereto (a
"Closing Party") to complete the transactions contemplated hereunder ("Close") is subject to the fulfillment or waiver at or before the Closing of the conditions set forth in this Article III. The
Closing of the transactions contemplated hereby constitutes a waiver by each party hereto of any nonfulfillment of a condition set forth below solely for purposes of its obligation to Close.

          3.1   Performance. Each
other Closing Party and each other party to any other Operative Documents which is not an Affiliate of such other Closing Party (the "Condition Party") shall have performed and complied with each agreement and condition in each Operative Document required to be performed or complied with by such Condition Party at or before the Closing, except for the Novation Agreement which will be entered into following the Closing and except to the extent that such noncompliance by any other Condition Party would not have a Material Adverse Effect on the Partnership.

          3.2  Authorization, Execution and Delivery
of Operative Documents.  Except for the
Novation Agreement, each Operative Document shall have been duly authorized, executed and delivered by each Condition Party which is a party thereto and executed and delivered by the Partnership and an executed counterpart shall have been delivered to such Closing Party. The Partnership Agreement shall have been duly authorized, executed and delivered by the Partners, a Certificate of Limited Partnership shall have been filed with the Secretary of State of Delaware and the Registration Rights Agreement shall have been duly authorized, executed and delivered by the respective parties thereto.

          3.3  Governmental and Private Actions;
Burdensome Governmental Conditions. There shall be no pending or threatened Burdensome Governmental Condition with respect to the transactions contemplated hereby and no known
DOJ or FTC antitrust investigation pending or in progress with respect to such transactions. Except for execution and delivery of the Novation
Agreement, all Governmental Actions (other than routine qualifications and permits to do business intended to be obtained as needed and other than employee pension and thrift plan approvals) and all Private Actions (except for third-party Consents to
Restricted Contracts, which are governed by Section
5.11 hereof) required to be taken, given or obtained that are necessary in connection with the transactions contemplated by any Operative Document shall (i) have been taken, given or obtained on terms reasonably satisfactory to each Parent, (ii) be in full force and effect as of the Closing and
(iii) not be subject to any Burdensome Governmental
Condition.

          3.4 Governmental Rules. No Governmental Rule shall have been instituted or issued to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by any Operative Document. No change shall have occurred since the Signing Date in any Governmental Rule that, in such Closing Party's reasonable opinion, would make it illegal for such Closing Party, any Affiliate of such Closing Party or the Partnership to consummate the transactions contemplated by the Operative Documents or subject such Closing Party, any Affiliate of such Closing
Party or the Partnership to any substantial penalty or other substantial liability under or pursuant to any existing Governmental Rule.

          3.5 Standard Closing Documents. Such Closing Party shall have received, with respect to each other Closing
Party:

          3.5.1  a certificate or certificates dated
the Closing Date of a senior corporate officer, secretary or other appropriate authorized signatory of such Closing Party certifying as to:

               3.5.1.1  the corporate charter and
bylaws, recently certified, in the case of the charter, by the secretary of state or similar
Governmental Authority of the jurisdiction in which such Closing Party is incorporated, or the equivalent for a partnership, to the extent that such certification legally exists;

               3.5.1.2  the absence of amendments
since the date of the last amendment shown on the official evidence as to such charter furnished pursuant to this Section 3.5.1;

               3.5.1.3  resolutions, delegations or
other written evidence of corporate or other action of the appropriate authority within such Closing
Party and, if applicable, the stockholders or partners of such Closing Party duly authorizing or ratifying its execution, delivery and performance of each Operative Document to which it is or is to be party and the absence of other resolutions, delegations or such other corporate action relating thereto;

               3.5.1.4  the absence of proceedings
for the merger, consolidation, sale of all or substantially all assets, dissolution, liquidation or similar proceedings with respect to such Closing
Party; and
               3.5.1.5  the incumbency and
signatures of the individuals authorized to execute and deliver documents on such Closing Party's behalf;

          3.5.2  recent official evidence from
appropriate Governmental Authorities as to (A) charter documents on file and good standing in such Closing Party's jurisdiction of organization and (B) in the case of the Partners, qualification to do business in each jurisdiction in which its Defense

Business is required to be qualified, which shall be at least one jurisdiction; and

          3.5.3  an opinion of counsel to such
Closing Party with respect to the matters set forth in Exhibit E hereto, dated as of the actual date of Closing.

          3.6 Representations and Warranties. The representations and warranties of each Closing Party in Article IV shall be true and correct at and as of the Signing
Date and the actual date of Closing, in each case in all material respects, except as otherwise contemplated by this Agreement.

          3.7  Officer's Certificates.

          3.7.1  Each Closing Party shall have
received an officer's certificate (or a similar certificate) from the Secretary (or more senior officer) of each of the other Closing Parties (other than the Partnership) dated the Closing Date certifying that the conditions set forth in Sections
3.1, 3.2, 3.3, 3.4, 3.6 and 3.8 have been satisfied
as to such Closing Party.

          3.7.2  FMC shall have received a
Secretary's Certificate from the Corporate Secretary of Harsco certifying to the fact that as of both the Signing Date and the actual date of Closing, Harsco
L.P. was and is a wholly-owned Subsidiary of Harsco.

          3.8 No Material Adverse Change. Since the Signing Date, there shall not have occurred any material adverse change in (i) the assets, liabilities, operations, financial condition or prospects of either Defense
Business or (ii) the financial condition of either
Parent, on a consolidated basis together with its Affiliates.

          3.9   Insurance.  All
insurance policies and programs reflected on Exhibit
A to the Partnership Agreement shall be in full force and effect on the actual date of Closing and all premiums, commissions and fees then due thereon shall have been paid (or arrangements, reasonably satisfactory to Harsco, shall have been made for such payment).

          3.10  Due Diligence.
The results of any due diligence investigation by each Closing Party shall not have revealed any event or condition not disclosed to such Closing Party prior to the Signing Date that would have a Material
Adverse Effect on the Partnership.

          3.11 Proceedings, Opinions and Documents. All opinions, certificates and other documents to be delivered to such Closing Party pursuant to Section 2.0 and this
Article III and all proceedings in connection with the transactions contemplated by Section 2.0 and this Article III shall be reasonably satisfactory to such Closing Party. Such Closing Party shall have received (i) evidence reasonably satisfactory to it that each condition set forth in this Article III has been satisfied and (ii) copies of all other documents and other evidence as it may reasonably request, in form and substance reasonably satisfactory to it, with respect to such transactions and the taking of all necessary corporate or other proceedings in connection therewith.

          3.12 Partnership Capitalization. The Parents shall have paid or caused to be paid their respective portions of initial cash contributions required to be made by the Closing Date pursuant to Sections 2.1.3, 2.1.4 and 2.1.5 of this Agreement as of the actual date of Closing.

          3.13 Novation Agreement. There shall have been no written statements from DOD that it will only novate the Contracts to which it is a party on terms that would have an adverse effect on the Partnership or any Parent or that it will not approve novation of such Contracts.

          3.14 Intellectual Property Agreements14
Intellectual Property Agreements. FMC and Harsco shall have each entered into Intellectual Property
Agreements with the Partnership, substantially in the forms of Exhibits F-1 and F-2 hereto, and Limited Non-Exclusive Licenses with the Partnership.

          3.15 Lease Agreement.
FMC and the Partnership shall have entered into the Lease Agreement, substantially in the form of Exhibit G hereto.

          3.16 Management Services Agreement. FMC shall have entered into a Management Services Agreement with the Partnership, substantially in the form of Exhibit H hereto.

          3.17  Partnership Agreement.  FMC and Harsco L.P.
 shall have entered into the Partnership Agreement, substantially in the form of Exhibit I.

          3.18 Registration Rights Agreement. FMC, Harsco and the Partnership shall have entered into the Registration
Rights Agreement, substantially in the form of Exhibit J hereto.

          3.19 Effects Bargaining. To the best of each Closing Party's Knowledge, any "effects bargaining" by Harsco and FMC with their respective Defense Business collective bargaining representatives shall not have resulted in claims or demands by either collective bargaining representative which would have a reasonable likelihood of resulting in a Material
Adverse Effect on the Partnership.

          3.20 Title Insurance.
Each of FMC and Harsco shall have delivered to the Partnership (i) at least ten Business Days prior to the actual date of Closing, a commitment, issued by a title insurance company reasonably acceptable to the other Parent, to insure the Owned Property contributed by it to the Partnership, showing title to such property in such contributing Parent, (ii) an ALTA owner's title insurance policy (4-6-90 version or the most recent version in use in the state where any particular parcel of Owned Property is located) in the amount of $7,821,000 in the case of FMC's Owned Property and $12,700,000 in the case of Harsco's Owned Property, containing no exceptions other than those listed (or not required to be listed) on Schedule 4.8.2A or 4.8.2B and insuring fee simple title to all Owned Property contributed by it to the Partnership (the cost of which policy shall be paid for or reimbursed by the Partnership after the Closing) and (iii) limited warranty deeds in recordable form conveying to the Partnership such Owned Property.


                           ARTICLE IV

          SECTION 4.0  REPRESENTATIONS AND
WARRANTIES. Each of the Parents represents and warrants to the other Parent and the Partnership, and, with respect to Sections 4.1 through 4.4, the Partnership represents and warrants to both Parents, at and as of the Signing Date and the actual date of Closing that:

          4.1  Organization; Ownership; Interest,
Etc1 Organization; Ownership; Interest, Etc. It and each of its Defense Affiliates is, or will be by the actual date of Closing, in the case of its Defense
Affiliates, duly organized or established, validly existing and in good standing under the laws of its jurisdiction of organization or establishment and it and each of its Defense Affiliates has, or will have by the actual date of Closing, in the case of its Defense Affiliates, the power and authority to carry on its business as then conducted, to own or hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is or is to be a party.

          It and each of its Defense Affiliates is or, in the case of its Defense Affiliates, will be in timely fashion duly organized, qualified to own or lease its properties and generally to conduct business as currently or proposed to be conducted in each jurisdiction necessary for purposes of the transactions contemplated by the Operative
Documents.  All of the ownership interest in Harsco
L.P. will be held by Harsco free from any Liens on the actual date of Closing.

          4.2  Authorization; No Conflict.  It and each of its
Defense Affiliates has or, in the case of its Defense Affiliates, will have by the actual date of Closing, duly authorized by all necessary action the execution, delivery and performance of each Operative

Document to which it is or is to be a party, and, except as set forth on Schedule 4.2, neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance therewith does or will (i) require any approval of its stockholders not theretofore obtained or any approval or consent of any trustee or holders of any of its Debt or obligations, (ii) contravene any Governmental Rule applicable to or binding on it or any of its properties, (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, charter, bylaw or other agreement or document to which it is a party or by which it or any of its properties is bound or affected or (iv) require the taking of any Governmental Action or any Private Action, in each case except such as have been, or by the actual date of Closing will be, duly obtained, made, taken or waived (except, in the cases of clauses (ii), (iii) and (iv), as would not have a Material Adverse
Effect on such Parent, its Defense Business or the Partnership).

          4.3 Enforceability.
It and each of its Affiliates, as applicable, have duly executed and delivered this Agreement, and this Agreement constitutes, and each other Operative
Document to which it and each of its Defense
Affiliates, as applicable, are or are to be parties upon execution and delivery thereof by it or the applicable Defense Affiliate will constitute, its or the applicable Defense Affiliate's legal, valid and binding obligation, enforceable against it or the applicable Defense Affiliate in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

          4.4  Proceedings.  Except
as set forth on Schedule 4.4, there are no actions or proceedings pending or, to its Knowledge, threatened, before any Governmental Authority that, if adversely determined against it, would have a Material Adverse Effect on such Parent, its Defense Business or the Partnership.

          4.5  Special Purpose Representation as to
Partners. In the case of any Affiliate that will become a Partner in the Partnership, such Partner on the actual date of Closing: (i) will be duly incorporated and sufficiently capitalized to meet its then current obligations to make contributions to the Partnership; (ii) will not have conducted any business other than to enter into and perform its obligations under the Operative Documents; (iii) will have no outstanding Debt or other obligations other than Debt owed to its Parent or pursuant to the Operative Documents and Contracts to which it is a party; and (iv) will not be a party to or be bound by any contract or other document other than such Operative Documents to which it is a party, its organizational documents, and such other documents, agreements and contracts between it, its Parents and Affiliates of its Parents necessary and desirable to enable it fully to perform the functions and activities contemplated by this Agreement and the other Operative Documents.

          4.6  No Defaults; Operative Documents and
Contracts. It has not received any notification to the effect that any material Contract is not in full force and effect or will not be immediately after the Closing, and it has not received any notification of default, repudiation or disaffirmance from any other party thereto and has no reason to believe that any material Contract will not be in full force and effect immediately after the Closing, except to the extent that such event or condition as would not have a Material Adverse
Effect on such Parent, its Defense Business or the Partnership.

          4.7 No Outstanding Rights. There are no outstanding rights, options, agreements or other commitments and on the actual date of Closing, except as provided in the Operative Documents or the Schedules attached thereto, there will be no outstanding rights, options, agreements or other commitments, giving any Person any current or future right to require such Partner, its Parent or any of their Affiliates (or, following the actual date of Closing, the Partnership) to transfer to any Person any ownership or possessory interests in any Assets,

       PAGE 22
Contracts and Liabilities of such Partner, its Parent or any of their Affiliates.

          4.8  Title and Liens.

          4.8.1  Title to Assets Other Than Real
Property. Such Partner or one of its Affiliates has, and at the Closing, the Partnership shall receive, good title to all tangible Assets other than Real Property that are purportedly owned, free and clear of all Liens, other than Permitted Liens.

          4.8.2 Title to Real Property. Schedules 4.8.2A and 4.8.2B set forth a complete list of all real property and interests in real property owned in fee by the FMC
Defense Business and the Harsco Defense Business, respectively, that will be transferred to the Partnership at Closing (individually, an "Owned
Property"). Schedules 4.8.2A and 4.8.2B also set forth a complete list of all real property and interests in real property owned or leased by the FMC Defense Business and the Harsco Defense
Business, respectively, that will be leased by the Partnership as the tenant or lessee thereof after the Closing (individually, a "Leased Property") and identify any material leases relating thereto.
Except as set forth on Schedule 4.8.2A or 4.8.2B, each Parent has (i) good and marketable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property, including subleases, in each case free and clear of all mortgages, liens, leases, security interests, easements, covenants, rights-of-way and other similar restrictions or encumbrances of any nature whatsoever, except (a) Permitted Liens,
(b) easements, covenants, rights-of-way and other similar restrictions or encumbrances of record and
(c) (i) zoning, building and other similar restrictions, (ii) mortgages, liens, leases, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which either Defense Business has easement rights appurtenant to or used in connection with any Owned Property or on any Leased
Property and subordination or similar agreements relating thereto and (iii) unrecorded easements and rights-of-way, encroachments and discrepancies in area or boundary lines, none of which items set forth in clauses (b) and (c) above, individually or in the aggregate, materially impair the continued use and operation in either Defense Business, as presently conducted, of the property to which they relate and the improvements located on such property.

          4.9  Assets in Good Condition and Working
Order. To its Knowledge, all property, plant, equipment and inventories included in each Parent's
Assets are in normal working order, except for ordinary wear and tear, retirements in the ordinary course of business, normal maintenance and repair and breakdowns that do not significantly affect normal operations. All inventories included in each Parent's Assets are accurately valued and carried on an average cost basis and, except for such inventories that constitute Slow-Moving Inventory
(i) are usable or saleable in the normal course of the Parent's Defense Business; (ii) at the actual date of Closing, will not be excessive in kind or amount in light of prior inventory levels at comparable periods and anticipated sales; and (iii) are reasonably adequate and sufficient in kind and amount with respect to actual sales commitments as of the date hereof and anticipated sales commitments, in light of historic rates of inventory turnover. Except as shown on Schedules

4.9A and 4.9B, there is not, with respect to such Partner's accounts receivable, any known existing default or any receivable that such Partner does not reasonably expect to collect within six months of the actual date of Closing, except as would not, individually or in the aggregate, have a Material
Adverse Effect on the Partnership. Attached hereto as Schedules 4.9A and 4.9B are schedules of aged accounts receivable of the FMC Defense Business and the Harsco Defense Business, respectively. On the actual date of Closing, each Parent will submit to the Partnership an updated list of aged receivables being transferred to the Partnership.

          4.10 Contracts, Etc.
Set forth on Schedule 4.10 are lists of all contracts, agreements, licenses and commitments relating to its Defense Business which: (a) provide for the sale or other disposition of products or services to customers of, or for the purchase of raw materials, products or services from suppliers to, such Defense Business (excluding consulting contracts, sales representative agreements, marketing agreements and lobbying agreements), other than contracts, agreements, licenses and commitments which individually (i) do not involve future payments or receipts of more than $1,000,000 or (ii) permit cancellation by either
Parent or any Defense Affiliate thereof upon 90 or fewer days' notice without any liability, penalty or premium in excess of $100,000; (b) provide the terms and conditions pursuant to which distributors, distributor branches, service dealers and direct dealers (foreign and domestic) provide Defense
Business products, service and parts to end user customers or relating to the compensation of or termination of arrangements with such persons or entities by either Defense Business; (c) set forth the terms of any material subcontracts, joint ventures, teaming arrangements, collective bargaining agreements, leases, employment, confidentiality or non-competition agreements, related party transactions or arrangements, guarantees, debt instruments, off-sets with foreign governments or intellectual property agreements;
(d) are otherwise material to the business, operations, financial condition or prospects of the Partnership; or (e) provide for the procurement by either Parent of consulting, sales representative, marketing or lobbying services, regardless of the amount involved in each such contract. The list of Contracts set forth on Schedule 4.10 shall indicate those Contracts for which a novation agreement or consent to assignment of contract may be required and shall be separated into the following categories: (i) government contracts; (ii) consulting contracts; (iii) sales representative contracts; (iv) lobbying contracts; (v) supply, services, and vendor contracts; and (vi) other contracts. True and complete copies (or originals, if available) of all Contracts that are listed on
Schedule 4.10 shall be made available, as requested, to the other Parent for review as soon as practically possible. There are no known liabilities in excess of $100,000 in the aggregate with regard to all classified U.S. Government contracts to which such Partner is a party. Each contract providing for the provision of products and services to customers by either Parent shall be designated as either an Active Contract or an Inactive Contract on Schedule 4.10. Except as set forth in Schedule 4.10, to its Knowledge, there is not, with respect to the Contracts, any existing default, or an event of default, or event which with due notice or lapse of time or both would constitute a default or an event of default, on the part of FMC or Harsco, as the case may be, or the other party thereto, except such defaults, events of default and other events which would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership. Except as disclosed in Schedule 4.10
(or as not required to be disclosed), no other contract exists which would bind the Partnership or which would restrict the ability of the Partnership to consummate the transactions contemplated hereby or engage in any business within its Scope of Activity.

          4.11 Legal Matters.
Except as set forth on Schedule 4.11 and except for provisions in any contract with the U.S. Government that permit the U.S. Government to terminate such contract for its convenience, neither Parent nor any Subsidiary thereof is subject to any Governmental
Rule, Private Action or contract or agreement that may have a Material Adverse Effect on the Partnership. There are no material legal impediments to the operation of such business activity within the Scope of Activity in the ordinary course. Except as set forth in Schedule
4.11, there is no governmental or private litigation, arbitration or other proceeding or investigation by any Governmental Authority pending or, to the Knowledge of such Parent, threatened against such Parent or any Subsidiary thereof that would materially and adversely affect the Assets or Contracts (including their transfer to or use by the Partnership), the Liabilities or the continued operation of such Assets or Contracts by the Partnership in the manner in which they have been operated by each of the Parents to date or have a Material Adverse Effect on the Partnership.
Further, except as set forth on Schedule 4.11, there currently exist no judgments unsatisfied against either Parent or any of its Affiliates in connection with its Defense Business, nor any consent decree or injunction to which it is subject. Except as set forth in Schedule 4.11, neither FMC nor Harsco is aware of any unfair labor practice on its part or any acts or omissions on its part which are reasonably expected to constitute an unfair labor practice under the National Labor Relations Act.

          4.12 Liabilities. Except
for liabilities of the types and in the amounts set forth on the Pro Forma

Balance Sheet or the Final Closing Balance Sheet and liabilities otherwise disclosed on Schedule 4.12 or on any other Schedule to this Agreement, there are no liabilities or obligations of any kind (absolute, accrued, contingent or otherwise), including, but not limited to, liabilities or obligations relating to or arising out of the operation of either Defense
Business, that are reasonably expected, individually or in the aggregate, to have a Material Adverse
Effect on such Parent's Defense Business or the Partnership.

          4.13 No Broker's or Finder's Fees. Neither Parent nor any Subsidiary has incurred any liability for any broker's or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby which will, directly or indirectly, become the responsibility of, or be borne by, the Partnership or the other Parent or any Affiliate thereof.

          4.14 Financial Information. Attached hereto as Schedule 4.14A or 4.14B, as the case may be, is such Partner's good faith estimate at the time of preparation thereof, based on reasonable assumptions, of the projected
September 30, 1993 balance sheets (each a "Pro Forma
Balance Sheet") of its Defense Business, except as noted therein. Each Pro Forma Balance Sheet has been prepared in accordance with GAAP and such Parent's historical accounting procedures with respect to its Defense Business, except as noted therein.

          4.15 Events Subsequent to December 31, 1992.
Except as indicated in Schedule 4.15 with respect to it, from and after December 31, 1992, neither
Parent, with respect to its Defense Business, has:
(i) suffered or experienced any material adverse change in its financial condition, Assets, Liabilities, business, results of operations, net worth or prospects, other than changes in the ordinary course of business, none of which (individually or in the aggregate) has been materially adverse to its financial condition, Assets, Liabilities, business, results of operation, net worth or prospects; (ii) suffered any damage, destruction or loss, whether or not covered by insurance, which adversely affects its properties,

Assets or business in any material respect;
(iii) made or granted any increase in the compensation payable or to become payable to any employees, or any increase in any bonus, insurance, pension or other employee benefit arrangement to, for or with any such employees, other than in the ordinary course of business or terminated, given notice of termination to or received notice of the resignation of any key employee; (iv) mortgaged, pledged, hypothecated or otherwise encumbered any of its material assets; (v) sold, licensed or transferred, or agreed to sell, license or transfer, any of its assets, other than in the ordinary course of business; (vi) sold or transferred, or agreed to sell or transfer, any material patents, trademarks, trade names, copyrights, licenses, rights to special processes or other intangible assets previously used in its operations; (vii) agreed to any material amendment to or termination of a Contract, or entered into, accelerated, terminated or modified any Contract, lease, sublease, rental agreement or license, in any such case involving more than $1,000,000; (viii) incurred any new commitment
(through negotiations or otherwise) or liability to any labor organization; (ix) entered or agreed to enter into any agreement or arrangement granting preemptive rights, preferential rights or rights of first refusal with respect to its Assets;
(x) delayed or postponed beyond its normal and usual practice the payment of any accounts payable and other liabilities; (xi) canceled, compromised, waived, settled or released outside of the ordinary course of business any right or claim (or series of related rights and claims) involving more than $1,000,000; or (xii) entered into any other material transaction other than in the ordinary course of business as theretofore conducted.

          4.16  Consents.  No consent,
authorization, order or approval of, or filing or registration with, any Governmental Authority is required for or in connection with the consummation by each Parent of the transactions contemplated hereby, except for: (i) those that have been obtained, (ii) the Novation Agreement, (iii) circumstances where the failure to obtain such consent, authorization, order or approval would not have a Material Adverse Effect on such Parent's
Defense Business or the Partnership and (iv) those set forth in Schedule 4.16.

          4.17 Notice of Governmental Authorization and Compliance With Laws. Since
January 1, 1988, except as set forth on Schedule
4.17, with respect to its Assets and its Defense
Business, it has not received any written notification of any asserted present or past failure to comply in any material respect with any applicable laws, regulations or other requirements of any Governmental Authority having jurisdiction over it, except for such noncompliance as would reasonably be expected not to have a Material
Adverse Effect on such Parent's Defense Business or the Partnership. With respect to its Assets and its Defense Business, it has obtained all material permits, certificates, licenses, approvals and other authorizations (other than pursuant to the Novation
Agreement) required in connection with its present operations, none of which will lapse, expire, terminate, be revoked or rescinded or otherwise become lost or unavailable to the Partnership by reason of the transactions contemplated by this Agreement. To the best of its Knowledge, the Assets and the Defense Business have been operated in compliance in all material respects with all terms and conditions of any and all material permits, licenses and authorizations. Since January 1, 1988, except as set forth on Schedule 4.17, there has been no (a) criminal proceeding (whether regarding a felony or misdemeanor offense) threatened in writing or commenced with respect to its Defense Business, however resolved, (b) suspension or debarment proceeding threatened in writing or commenced by any Governmental Authority, (c) civil proceeding under the False Claims Act, as amended, commenced with respect to its Defense Business, however resolved, or (d) claim made or threatened in writing by any Governmental Authority under the Truth in Negotiations Act or under the Foreign Corrupt
Practices Act of 1977, each as amended.

          4.18 Government Contracts. Except as set forth in
 Schedule 4.18, it has not received, with respect to its Assets, notice of any default under or notice of any violation of the terms of any government contract which relates to its Defense Business, either directly or as a subcontractor, consultant or otherwise. Except for routine audits in the ordinary course of business and as set forth in Schedule 4.18, it is not participating in any investigation by any Governmental Authority relating to its government contracts, billings, claims or business practices that could lead to criminal or civil penalties, and, to its Knowledge, it is not the subject of any such investigation relating to its Defense Business.
Except as set forth in Schedule 4.18, since January
1, 1983 it has not been and is not debarred or suspended by any Governmental Authority from bidding for or obtaining any government contract (including as a result of any listing proceeding under 40
C.F.R. Part 15), and no such proceeding is pending, or to its Knowledge, threatened, which could result in the debarment or suspension of it or any part of its Defense Business.

          4.19 Capital Stock and Equity Interests of
Defense Affiliates and Defense Subsidiaries. Schedule 4.19 sets forth for each Defense Affiliate and Defense
Subsidiary, as applicable, the amount of its authorized capital stock, the amount of its outstanding capital stock, the record owners of its outstanding capital stock, or the record owners of its partnership interests and such record owners' percentage ownership. All the outstanding shares of capital stock of each Defense Affiliate and Defense
Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.19, the shares of capital stock or partnership interests of any Defense
Affiliate or Defense Subsidiary have not been issued in violation of, and none of such shares of capital stock or partnership interests is subject to, any preemptive or subscription rights. Except as set forth on Schedule 4.19, there are no shares of capital stock or other equity securities or partnership interests of any Defense Affiliate or Defense Subsidiary outstanding. Except as set forth on Schedule 4.19, there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement or any other
Operative Document) pursuant to which the Partnership is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of any Defense
Affiliate or Defense Subsidiary, and there are not any equity securities of any Defense Affiliate or Defense Subsidiary reserved for issuance for any purpose. Except as set forth on Schedule 4.19, each Parent directly or through one or more wholly-owned subsidiaries has
        PAGE 30

good and valid title to all the outstanding shares of capital stock or partnership interests of each Defense Subsidiary, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions whatsoever, and all outstanding shares of capital stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as set forth on
Schedule 4.19, neither Defense Business directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other entity.

          4.20 Intellectual Property Rights.

          4.20.1  The Transferred Intellectual
Property Rights, Licensed Intellectual Property and
Licensed Third Party Rights comprise all of the intellectual property rights necessary for the operation of its Defense Business as currently conducted or proposed to be conducted; it owns, possesses with the right to use or has a valid and enforceable license with respect thereto free and clear of all liens, security interests, encumbrances and other restrictions and no claim by any third party contesting the validity, enforceability, use, possession or ownership of any of the Transferred
Intellectual Property Rights or Licensed
Intellectual Property is currently outstanding or known to be threatened.

          4.20.2  Schedule 4.20 sets forth a
complete and correct list of its Statutory Rights and Marks constituting Transferred Intellectual
Property Rights and Licensed Intellectual Property and all licenses or other agreements (including teaming agreements) to which it is a party relating to Licensed Third Party Rights and/or Transferred
Intellectual Property Rights or Licensed
Intellectual Property.  The Transferred Intellectual
Property Rights will be transferred and/or assigned to the Partnership at the Closing.

          4.20.3  The loss or expiration of any
Statutory Right or Mark or related group of Statutory Rights or Marks would not have a Material
Adverse Effect and no such loss or expiration is threatened, pending or reasonably foreseeable;
neither Parent (or any of its Defense Affiliates) has received any notice of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of its Data Rights, Statutory Rights, Marks or Licensed Third Party Rights (including, without limitation, any demand or request that such Parent or its Defense Affiliates license any rights from a third party).

          4.20.4  The transactions contemplated by
this Agreement will have no material adverse impact on the right, title and interest in the Transferred
Intellectual Property Rights or Licensed
Intellectual Property or the licenses and other agreements relating to the Licensed Third Party
Rights. It has taken the necessary action to maintain and protect the Statutory Rights and Marks prior to Closing.

          4.21 Employee Benefits and Contracts. With respect to employee benefit programs and contracts applicable to Plan Participants or other persons:

          4.21.1  Except as set forth on Schedule
4.21.1, neither Parent, with respect to its Defense
Business, maintains, contributes to or is a party to any (i) nonqualified deferred compensation, bonus or retirement plans or arrangements, (ii) qualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of ERISA),
(iii) employee welfare benefit plans (as defined in Section 3(1) of ERISA) or fringe benefit plans or programs, (iv) invention and disclosure agreements and secrecy agreements, or (v) employment contracts, letters of employment, competition agreements, compensation, commission, bonus, fee or profit sharing agreements or stock purchase agreements.
Unless stated otherwise, when used in this Section
4.21, the terms "Pension Plan" and "Welfare Plan" refer to such respective pension and welfare plans of Harsco and FMC as listed on Schedule 4.21.1.

          4.21.2  Neither Parent, with respect to
its Defense Business, within the last five years, has contributed to any multiemployer pension plan
(as defined in Section 3(37) of ERISA).  Neither
Parent, with respect to its Defense Business, is aware of any circumstances which would or could subject it or any successor to withdrawal liability pursuant to the Multiemployer Pension Plan
Amendments Act.

          4.21.3  Neither Parent, with respect to
its Defense Business, maintains or contributes to any plan which provides health, accident or death benefits to former employees, their spouses or dependents, other than in accordance with Section
4980B of the Code or as disclosed on Schedule
4.21.1.

          4.21.4  To each Parent's Knowledge, each
Pension Plan and Welfare Plan (and related trust and insurance contract) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and Federal securities laws; and, with the exception of the Nonqualified Plans listed on Schedule 4.21.1 and identified as such, the Pension Plans meet the requirements of "qualified plans" under Section
401(a) of the Code, each trust related thereto has been determined to be exempt from tax pursuant to section 501(a) of the Code, each such Pension Plan has received a favorable determination letter from the Internal Revenue Service, and neither FMC nor Harsco is aware of any event that has occurred since the date of such determination, including changes in laws or regulations or modifications to such Pension
Plans, that would adversely affect such
qualification or tax exempt status with respect to their respective Pension Plans.

          4.21.5  To each Parent's Knowledge, all
required reports and descriptions (including, but not limited to, Form 5500 Annual Reports, Summary
Annual Reports, PBGC-1s and Summary Plan
Descriptions) with respect to each Pension Plan and Welfare Plan have been properly filed with the appropriate Governmental Authority and/or distributed to participants or other interested parties, and each of FMC and Harsco has complied with the requirements of Section 4980B of the Code.

          4.21.6  With respect to each Pension Plan,
all contributions which are due (including all employer contributions and employee salary reduction contributions) have been paid to such Pension Plan and benefits which are payable from such Pension
Plan have been paid or adequate provision therefore has been made. With respect to each Welfare Plan, all premiums, contributions or other payments and all benefits which are due have been paid.

          4.21.7  No Pension Plan has been
completely or partially terminated nor has it been the subject of a "reportable event" as that term is defined in Section 4043 of ERISA as to which notices would be required to be filed with the PBGC; and no proceeding by the PBGC to terminate any such Pension
Plan has been instituted or threatened. To its Knowledge, neither FMC nor Harsco has incurred any liability to the PBGC, the IRS, the Department of Labor, any multiemployer plan or otherwise with respect to any Pension Plan or Welfare Plan currently or previously maintained by members of their respective controlled group or their affiliated service group of companies (as defined in Sections 414(b) and (c) and (m) of the Code, the "Controlled Group")that has not been satisfied in full, and no condition exists under any Pension Plan or Welfare Plan that presents a material risk to either FMC or Harsco or any member of FMC's or Harsco's respective Controlled Group of incurring such a liability, other than liability for premiums due the PBGC.

          4.21.8  The Accumulated Benefit Obligation
(as defined in Statement of Financial Accounting
Standards No. 87 as to (i), (ii), (iii) and (iv) below) and the Accumulated Postretirement Benefit
Obligation (as defined in Statement of Accounting
Standards No. 106 as to (v) and (vi) below) as of December 31, 1993 associated with Plan Participants under the (i) Qualified Pension Plans maintained by FMC is estimated to be $154,472,000 using FMC's actuarial assumptions shown on Schedule 4.21.8, and the corresponding Fair Market Value of assets
(determined in accordance with Section 5.9.5.2 is estimated to be $216,118,000; (ii) Qualified Pension
Plans maintained by Harsco is estimated to be $34,700,000 using Harsco's actuarial assumptions shown on Schedule 4.21.8, and the corresponding Fair
Market Value of assets (determined in accordance with Section 5.9.5.2 is estimated to be $44,783,000;
(iii) Nonqualified Plans maintained by FMC is estimated to be $1,375,000 using FMC's actuarial assumptions shown on Schedule 4.21.8, and the corresponding Fair Market Value of assets
(determined in accordance with Section 5.9.8) is estimated to be $0; (iv) Postretirement Benefit
Plans maintained by FMC is estimated to be $60,858,000 using FMC's actuarial assumptions shown on Schedule 4.21.8, and the corresponding Fair
Market Value of assets (determined in accordance with Section 5.9.7) is estimated to be $20,795,000;
and (v) Postretirement

Benefit Plans maintained by Harsco is estimated to be $4,330,000, using Harsco's actuarial assumptions shown on Schedule 4.21.8, and the corresponding Fair
Market Value of assets (determined in accordance with Section 5.9.7) is estimated to be $0. The assets of each Pension Plan described in clauses (i) and (ii) above will on the actual date of Closing exceed the respective Accumulated Benefit Obligation
(as defined in Statement of Financial Accounting
Standards No. 87) under such plan.

          4.21.9  With respect to each Pension Plan
and each Welfare Plan, (i) there have been no known prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) there has not been asserted against any fiduciary (as defined in Section 3(21) of ERISA) or any disqualified person (as defined in Section 4975 of the Code) any claim for liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration of the plan or the investment of the assets of such plan, and (iii) no actions, investigations, suits, claims or any similar matters (other than routine claims for benefits) are pending or threatened against such plan or its respective sponsor, and neither FMC nor Harsco has Knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          4.21.10  With respect to each Pension Plan
and each Welfare Plan, each of FMC and Harsco has furnished to the other true and complete copies of
(i) the most recent plan documents, summary plan descriptions and summaries of material modifications, (ii) the most recent determination letter received from the Internal Revenue Service, where applicable, (iii) the most recent Form 5500
Annual Report, actuarial valuation report, and accountant's opinion where applicable, (iv) any related trust agreements, insurance contracts or other funding agreements which implement such plans and (v) Part VII of the most recent CASB Disclosure
Statement.

          4.21.11  Except as set forth on Schedule
4.21.11 or otherwise disclosed in writing on January
24, 1994, (i) there are no employee benefit cost disallowances pending or threatened by any agency of the U.S. Government and neither FMC nor Harsco has Knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such
         PAGE 35

actions and (ii) all employee benefit costs have been properly determined and, with respect to Qualified Pension Plans, funded in a timely manner in accordance with any applicable CAS or FAR and any such determination is consistent with the CASB
Disclosure Statement and established practices of FMC or Harsco.

          4.22 Bargaining Agents22 Bargaining
Agents. Schedule 4.22 lists each bargaining agent representing or purporting to represent any Transferred Employees (whether or not recognized by such Parent as the recognized collective bargaining agent) and each collective bargaining agreement currently applicable to any Transferred Employee to which such Parent is a party, and such Parent has furnished to the other Parent and to the Partnership true and complete copies of each such agreement.

          4.23 Impact of Transaction. To its Knowledge, except as contemplated by this Agreement, no Transferred
Employee of such Parent will become entitled to any compensation, bonus, retirement, severance, job security or similar benefit or enhanced benefit solely as a result of the transactions contemplated by this Agreement, including the transfer of Transferred Employees hereunder.

          4.24 Employment Contracts and Benefits. Except as set forth on Schedule 4.24, neither such Parent nor its directors, officers, shareholders or employees has made any binding commitments, promises or representations, including in connection with any "effects bargaining" required by Section 8(a)(5) of the National Labor Relations Act, to the employees of its Defense Business with respect to any change in the terms and conditions of employment, either before or after the Closing.

          4.25 Labor Controversies; Affirmative Action.
There are no controversies, pending or threatened, between such Parent and any employees or any employee benefit plan which may have a Material
Adverse Effect on such Parent's Defense Business and, to such Parent's Knowledge, no action has been taken, or has failed to have been taken, which would provide a reasonable basis for such a controversy. To its Knowledge, such Parent has complied in all material respects with all laws relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, occupational safety and health, affirmative action and the payment of vacations, retirement, social security and similar taxes or benefits with respect to their respective Defense
Businesses. Such Parent has no Knowledge of any activities or proceedings of any labor union (or representatives of labor unions) to organize any unorganized employees of its Defense Business, or of any work stoppages, or threats thereof, by or with respect to those employees. During the twelve month period preceding the date of this Agreement, there has not been any significant labor dispute involving employees of its Defense Business except as listed in Schedule 4.25. Such Parent does not have has any affirmative action plans and is not operating under any compliance commitments with any equal employment opportunity governmental agency or bureau with respect to its Defense Business, except those listed on Schedule 4.25.

          4.26 Disclosure.  The
representations and warranties contained in this Article IV, and all written information given by it or any of its Affiliates to another party pursuant to the terms of this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

          4.27 Operation of Schedule Disclosures. To the extent that an item is disclosed on one of the Schedules hereto, and the applicability of such item to another Schedule is reasonably apparent by reference to the provisions of this Agreement and/or such other Schedule, such item shall be deemed to be incorporated into such other Schedule and disclosed thereon.

          4.28 Post-employment Benefits. Harsco's obligations with respect to its Defense Business for post-employment benefits, as defined in SFAS 112 but as modified below, on the actual date of Closing will not exceed $2 million in the aggregate and FMC's obligations with respect to its Defense Business for post-employment benefits, as defined in SFAS 112 but as modified below, will not exceed $3 million. For purposes of this Section 4.28, obligations for post-employment benefits as defined in SFAS 112 exclude severance and salary continuation benefits and exclude workers' compensation benefits and obligations; provided, however, that, as to FMC, such severance and salary continuation benefits satisfy the following conditions: (i) FMC has currently on reserve approximately $525,000 for severance and salary continuation benefits with respect to its Armament Systems Division and such reserve will be reflected in FMC's Final Closing
Balance Sheet and (ii) substantially all severance and salary continuation benefits that do not constitute Consolidation Costs with respect to the Ground Systems Division's Bradley contract are, to
FMC's knowledge, reimbursable by the U.S.
Government.

                           ARTICLE V

          SECTION 5.0  COVENANTS

          5.1 Covenants of Parents. Each Parent covenants to the other Parent, on behalf of itself and its Defense Affiliates, that:

          5.1.1  Conduct of Businesses.  Until the Closing:

               5.1.1.1  Ordinary Course.  It shall carry on, or
cause to be carried on, its normal and usual activities and business in connection with the design, development, manufacture, marketing, sale, maintenance and support of FMC Assets or Harsco Assets, as the case may be, in the usual, regular and ordinary course and, except in connection with any reversal of reserves which will not be reflected on the Final
Closing Balance Sheets, shall refrain from taking any action to accelerate the receipt of revenues or the recognition of income beyond its usual, regular and ordinary practices as engaged in prior to September 30, 1993; use, or cause to be used, efforts no less diligent than heretofore conducted to preserve intact the activities of its Defense
Business; use all reasonable efforts to keep available the services of present officers and key employees employed in its Defense Business; and use all reasonable efforts to preserve relationships with customers, suppliers and others having business dealings with such Business consistent with its obligations hereunder. It shall not engage in (i) any activities outside the ordinary course of the its Defense Business, including, but not limited to, the acquisition of, merger with or into or consolidation with another business operating in the defense industry and (ii) any activity described in
Section 4.15 above.

               5.1.1.2 Access to Information. It shall provide the other Parent, as reasonably requested, financial information relating to its Assets and Liabilities and will provide the other Parent with reasonable opportunities to physically inspect its books and records and principal properties and facilities, to review permits and licenses, correspondence and other documents issued by or submitted to any Governmental Authority, including any agency with jurisdiction relative to Environmental Requirements, and to interview and obtain information from current employees, provided that such inspection and information relate primarily to its Defense
Business.

               5.1.1.3 Advice of Changes. It shall promptly notify the other Parent of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on the Partnership, or which would result in any material inaccuracy in any representation or warranty at Closing.

               5.1.1.4 Revisions to Contracts. In the event that it or its Subsidiaries enters into contracts in the ordinary course of business after the Signing Date and prior to Closing and such contracts are of the type which would have constituted Contracts if held by such Parent (or any Defense Affiliate or Defense Subsidi ary) on the Signing Date, Schedule 4.10 will be amended on or prior to the actual date of Closing to include such contracts as Contracts. In addition, such Schedules shall be amended to delete Contracts completed or terminated after the Signing Date in the ordinary course of business in connection with the business. If there are any contracts which are to be added to Schedule 4.10 pursuant to this Section, it shall use reasonable efforts to cause such additional contracts to be freely transferable to its appropriate Defense
Affiliate and then to the Partnership.

          5.1.2 Other Agreements. Prior to or at the Closing, it will enter into, or cause its Defense Subsidiaries that will be parties to any Operative Document to enter into, the other Operative Documents.

          5.1.3 Planning Information. Subject to any restrictions set forth in this Agreement or in the Partnership Agreement, it recognizes the need for on-going communication with the Partnership. Therefore, from time to time in its sole discretion, it intends to disclose to the Partnership planning and product trend information which may be relevant and reasonably necessary to the Scope of Activity of the Partnership.

          5.1.4 Taxes; Charges; Laws. It shall, and shall cause its Defense Subsidiaries that are parties to Operative
Documents to (i) unless being contested by appropriate proceedings, promptly pay all applicable
Taxes and other governmental charges allocable and taxable to it or them under applicable federal, foreign, state and local tax laws, which relate to the business of the Partnership; (ii) report, subject to any obligations of notification and consultation set forth in the Partnership Agreement, its allocable share of income, loss or other
Partnership items consistent with the manner in which such items are reported by the Partnership to such Partner on Federal Form 1065, Schedule K-1, or disclose any inconsistency in the treatment of such items on its Federal income Tax returns; (iii) use all reasonable efforts to comply with all Governmental Rules; (iv) preserve and keep, free of charge, all books, papers and records, which relate to the Assets and Liabilities contributed by such Parent or its Partner to the Partnership (which
Parent or Partner shall provide access to the Partnership to such books and records as reasonably requested by the Partnership); and (v) cooperate with and provide such information to the Partnership, as reasonably requested by the Partnership.

          5.1.5   Liens. Prior to the
Closing, it shall not create or otherwise allow any Lien to attach to or otherwise to affect any of its Assets or Contracts to be transferred by it or its Subsidiaries, except Permitted Liens and those otherwise permitted or required pursuant to the Operative Documents.

          5.1.6 No Solicitation. Except as permitted under Section 5.1.1.1, prior to the Closing or the earlier termination of this Agreement, none of the Parents and their Affiliates will, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals, offers or other indications of interest from any Person relating to any acquisition, purchase, new joint venture or other extraordinary transaction involving the disposition of either Defense Business or participate in any negotiations or other discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist, participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

          5.1.7 Environmental Permits, Licenses and Other Authorizations. Prior to or after Closing, each Parent shall, at its own cost, use all reasonable efforts to arrange transfer or reissuance, as necessary and appropriate, of any permits, licenses and other authorizations issued pursuant to Environmental Requirements with respect to the Real Property and other Assets transferred to the Partnership by such Parent. Such Parent shall use all reasonable efforts to complete such transfer or reissuance in a manner which maximizes the operational flexibility of the Partnership and minimizes ongoing capital and operating costs and other burdens. In the event such transfer or reissuance could, in the judgment of such Parent, result in material impediments to ongoing operations, in material capital or operating costs to the Partnership or in the existence of any Burdensome Governmental Condition, such Parent shall so notify the other Parent promptly.

          5.2  Transfer and Deliveries at Closing;
Deferrals of Transfer and Assumption.

          5.2.1 Transfer and Deliveries. At or before the Closing, FMC shall transfer or cause to be transferred to the Partnership and Harsco shall transfer or cause to be transferred to the Partnership, their respective
Assets, Liabilities, Active Contracts and, subject to Sections 5.3.2 and 6.1(c), Inactive Contracts.
Such transfers shall be pursuant to the applicable
Operative Documents and other duly executed deeds, assignments of leases, bills of sale and other documents of transfer, in form and substance reasonably satisfactory to the other Parent.
Without limiting the foregoing, deeds conveying
Owned Property shall, pursuant to Section 3.20 above, be limited warranty deeds containing covenants of warranty of title against the claims of all persons claiming by, through or under the grantor but not claiming otherwise.

          5.2.2   Deferrals.
Notwithstanding any other provision in any Operative
Document, the transfer of any Assets and Contracts and the assumption of related Liabilities for which a Consent is required shall be deferred until such Consent is legally obtained pursuant to the procedures set forth in Section 5.11.

          5.3  Further Assurance.

          5.3.1  Pre-Closing. Prior
to Closing, each party shall take all reasonable actions necessary to obtain (and shall cooperate with the others in obtaining) any Governmental
Action (including preliminary arrangements to obtain the Novation Agreement) or Private Action (including
Consents, but subject to Section 5.11) required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement, except that it shall not be required to accept any Burdensome Governmental Condition.

          5.3.2  Post-Closing.
From and after Closing, except as otherwise provided herein or in the other Operative Documents, each party shall, at its own cost, do, execute and perform all such other acts, deeds and documents as the other parties or the Partnership may from time to time reasonably require in order to consummate the transactions contemplated by this Agreement, including using its best efforts to enter into the Novation Agreement as soon as practicable following the Closing (provided, that no party shall be required to novate any Inactive Contract if the conditions of such novation would, in the judgment of such party, impose an unacceptable financial burden on such party).

          5.4  Parent Undertaking as to Partner Obligations.
  Each Parent agrees with the other
Parent that it shall take no action which would interfere with the full and faithful performance or observance by such Parent's Affiliates of all covenants, conditions, representations, warranties and agreements under the Operative Documents to which such Parent's Affiliates are parties. Each
Parent will exercise, and will cause its affiliate
Partner to exercise, good faith, fairness and integrity either in connection with, or in the conduct of, the business and affairs of the Partnership.

          5.5  Transfer of or Liens on Ownership Interests of Partners.

          5.5.1  General Rule. For
so long as the Partnership Agreement (or any successor agreement or agreements) is in effect, a Parent may not transfer or subject to any Liens
(other than Permitted Liens), or suffer to exist any such Liens on, all or any part of its ownership interest in any of its Affiliates which is a Partner or all or any part of the partnership interest held by such Parent or its Partner, as applicable, except with the consent of the other Parent (which may be withheld in its sole discretion) or as otherwise permitted by this Agreement, the Partnership
Agreement or the Registration Rights Agreement, and any attempt to do so shall be void.

          5.5.2 Intra-Parent Exception. Without being deemed to have violated Section 5.5.1, a Parent may, upon 30 days' prior written notice to the other Parent, transfer all, but not less than all, of its ownership interest in the Partnership held by the Partner or by it, as applicable, or in any Affiliate which is a Partner to another corporation (i) incorporated in a domestic jurisdiction and (ii) 100% directly or indirectly owned by such Parent, provided that such transfer does not have a Material Adverse Effect on the Partnership, and provided further that such Parent shall not thereafter transfer or permit to be transferred the stock of such transferee corporation to a third party, except as otherwise permitted under this Agreement, the Partnership Agreement or the Registration Rights Agreement. In no event shall the transferring Parent or Partner be relieved of any obligations for which such transferring
Parent or Partner would otherwise be liable hereunder in the absence of such a transfer.

          5.6 Public Announcements. No party shall, without the consent of the other Parent prior to the actual date of Closing, issue any press release or make any written public announcement with respect to this Agreement and the transactions contemplated hereby, except as may be required by Governmental Rule (and, if so required, such party shall give such Parent a reasonable opportunity to comment thereon). For purposes of the foregoing, no periodic report filed with the U.S. Securities and Exchange Commission shall be deemed to be a public announcement. After the actual date of Closing, each Parent shall use reasonable endeavors to coordinate the dissemination of material public information concerning the Partnership and its business.

          5.7  Certain Taxes. The
Partnership will pay up to $400,000 per Parent in any Transfer Taxes payable in connection with the formation of the Partnership with respect to the Assets and Liabilities transferred by either Parent to its Partner and by either Parent or its Partner to the Partnership. The Partnership will not assume or pay any other Taxes of a Parent or its Partner except to the extent such Taxes are accrued on such Parent's Final Closing Balance Sheet or otherwise provided for in the Partnership Agreement.

          5.8  Confidential Information.  No employee of the
Partnership or employee made available to the Partnership while remaining an employee of a Parent or an Affiliate shall be obligated to reveal confidential or proprietary information belonging to either Parent (or either Parent's Affiliates) without the consent of such Parent. All secrecy agreements between Harsco and employees of Harsco who, as of the Closing Date, will become Transferred
Employees and all secrecy agreements between FMC and employees of FMC who, as of the Closing Date, will become Transferred Employees will, if necessary and to the extent feasible, be amended by the actual date of Closing so as to protect the confidentiality of information relating to the businesses of Harsco, FMC and the Partnership. Each Parent will use all reasonable efforts to cause any such agreement necessary to be entered into in order to protect such information to be entered into by the actual date of Closing.

          Subject to the Intellectual Property
Agreements, Harsco shall, and shall cause its Affiliates, directors, officers, employees, advisors and agents to, keep all proprietary or confidential information in its possession from and after the Closing which in any way relates to the business or properties of the Partnership confidential and not use any such information which is proprietary in nature for any commercial purpose other than as is required to monitor its investment in the Partnership, to familiarize any prospective purchaser of all or any portion of Harsco L.P.'s partnership interest in the Partnership upon such prospective purchaser's signing a form of confidentiality agreement reasonably acceptable to the Partnership, in connection with the preparation of Harsco's periodic reports filed with the SEC or in the defense or prosecution of litigation (so long as Harsco uses reasonable efforts to obtain a protective court order relating to such information); provided, however, that (i) this covenant shall not apply to any information which
(A) is or shall come into the public domain other than by reason of a breach of this Section 5.8, (B) becomes available on a non-confidential basis from a source that, to the Knowledge of Harsco, is not bound by a confidentiality agreement protecting such information, (C) is or was independently developed by Harsco without violating this Section 5.8 or other
         PAGE 45

confidentiality agreement which, to the Knowledge of Harsco, protects such information, (D) is required to be disclosed to a Governmental Authority under any applicable Governmental Rule or (E) is disseminated to the public in the manner contemplated by Section 5.6; and (ii) the right of any prospective purchaser of all or any portion of Harsco L.P.'s partnership interest in the Partnership which competes with the Partnership or any of its Subsidiaries in any material way within the Scope of Activity to receive (and the right of Harsco to provide), upon, after or prior to such purchase of such interest, any proprietary or confidential information required to be provided or made available pursuant to the terms of this Agreement or the Partnership Agreement shall be subject to such prospective purchaser's signing of a separate form of confidentiality agreement, which shall be reasonably satisfactory to the Partnership and which shall contain appropriate restrictions on disclosure of competitively sensitive information to such prospective purchaser (which will permit disclosure of such information to an independent third party agent of such prospective purchaser in lieu of such prospective purchaser to permit such agent to evaluate and monitor the investment characteristics of the Partnership).

     5.9  Employee and Employee Benefits Matters.

     5.9.1 Offers of Employment. Upon consummation of the Closing and effective as of the Closing Date, the Partnership will make employment available to all people listed on Schedule 5.9.1 (which Schedule shall be updated by each Parent on the first day of every month between the Signing Date and the actual date of Closing and delivered to the other Parent promptly thereafter). Schedule 5.9.1 shall include those people employed by FMC in the FMC Defense Business and those people employed by Harsco in the Harsco
Defense Business, but shall exclude any employee of either Parent with the consent of the other Parent.
FMC or Harsco may with the consent of the other list additional people on Schedule 5.9.1. All people listed on Schedule 5.9.1 who accept employment with the Partnership will be deemed the "Transferred
Employees." The Transferred Employees shall include all employees on approved leaves of absence, including those on long-term or short-term disability
        PAGE 46

or on lay-off, and Schedule 5.9.1 shall identify those employees on leave of absence, disability or lay-off. Unless otherwise provided in this Agreement or otherwise agreed by the Parents prior to the Closing, the Partnership will make employment available to the Transferred Employees at the salaries and other compensation, with the benefits
(excluding the stock option and long term incentive plans described in Sections 5.9.14 and 5.9.15), and subject to the terms of all contracts (including collective bargaining agreements) applicable to them, and under the employment practices and policies applicable to them, agreed to or provided or adopted by the respective Parent immediately prior to the Closing Date; provided, however, that this provision is not intended to create any contractual right to employment or to any term of employment for any Transferred Employee, except as otherwise expressly provided in applicable collective bargaining agreements. Notwithstanding the foregoing, the unwillingness of any collective bargaining representative to concur in the applicability of the terms of any collective bargaining agreement to any Transferred Employees after the Closing shall not be construed as a failure by either Parent to fulfill its obligations under this Section 5.9.1. After the Closing Date, the Partnership shall have the same rights as the respective Parent would have had, should employment of Transferred Employees have continued with the Parent, to change or terminate such salaries and compensation, benefits, contracts and employment practices and policies and all employees of the Partnership, whether employed pursuant to this provision or otherwise, will be employed at will by the Partnership.

          5.9.2 Transition Benefit Plans. The Partnership shall establish and administer certain benefit plans for the Transferred Employees and other Plan
Participants. The Partnership intends to adopt competitive compensation plans for its executive and senior management personnel to replace the stock option plans and long term incentive plans
(described in Sections 5.9.14 and 5.9.15) which shall not form a part of the Transition Plans described herein. Subject to the preceding sentence and Section 5.9.1 hereof, as of the Closing Date, the Partnership shall, to the extent permitted by applicable law, establish or adopt, and assume obligations under, the same benefit plans for the Transferred Employees and other Plan Participants which their respective
Parent maintained for and applied to them immediately prior to the Closing Date ("Transition
Benefit Plans"), each of such plans to be identified on Schedule 4.21.1. Such obligations shall include, without limitation, obligations which a Parent may have relating or attributable to periods of service prior to the Closing Date (but excluding severance obligations for employees who terminated prior to the Closing Date), but only if such obligations are reflected on the Final Closing Balance Sheet of the Parent or are not so reflected and would be considered obligations for post-employment benefits
(other than pre-closing workers' compensation obligations described in Section 5.15) of the type described in SFAS 112. For purposes of this entire
Section 5.9 and Section 6.3, where any such reflected item represents the Parent's estimate of its obligation, such Parent shall have no further liability with respect to such obligation once it is assumed by the Partnership; provided, however, that the estimate was based upon reasonable actuarial assumptions consistent where applicable with those set forth on Schedule 4.21.8 and calculated in recognition of all material facts. Harsco and FMC shall each transfer to the Transition Benefit Plans, as hereinafter described, assets to fund certain obligations assumed by the Partnership under the Transition Benefit Plans. Unless otherwise indicated herein, the Transition Benefit Plans shall, to the extent permitted by applicable law, credit Transferred Employees and other Plan
Participants with years of service with FMC or Harsco, as the case may be, and with predecessor employers to the extent recognized by FMC or Harsco, as the case may be, for the purpose of vesting, accrual of benefits and meeting eligibility or other service requirements. All employees, other than the Transferred Employees, hired by the Partnership following the Closing Date and prior to the Partnership's establishment of the Partnership
Benefit Plans described in Section 5.9.3 will be eligible for coverage under the Transition Benefit
Plans applicable to employees at the location of the employment of such new hires.

          5.9.3 Partnership Benefit Plans. The Partnership shall use its reasonable best efforts to adopt, on or before July 1, 1994, benefit plans ("Partnership
Benefit Plans") which shall be effective as of the Closing Date or as soon as practicable thereafter in the discretion of the Partnership. Subject to the Partnership's right to change or terminate the Transition Benefit Plans, as described in Section
5.9.1 hereof, the Partnership Benefit Plans shall replace the Transition Benefit Plans in any reasonable manner deemed appropriate by the Partnership; provided, however, that the
Partnership, in establishing the Partnership Benefit
Plans, shall not cause any Plan Participant to lose or be denied any vested benefit, right or feature with respect to benefits accrued under any Transition Benefit Plan which is the successor to a Pension Plan (as defined in Section 4.21.1). The
Partnership shall establish one or more Qualified
Pension Plans for all employees not covered under a collective bargaining agreement ("Partnership
Nonunion Pension Plans") and such Partnership
Nonunion Pension Plans shall provide comparable levels of future benefit accruals for all covered employees, making no distinction with respect to any such employee on the basis of his or her former employment, except as otherwise required by applicable law. The preceding sentence shall be interpreted in a manner consistent with any applicable example in Schedule 5.9.3 which provides for future benefit accruals based on past and future benefit service. The Partnership shall fund all of the Partnership Nonunion Pension Plans in accordance with reasonably similar funding policies and fund earnings assumptions, except to the extent different policies or assumptions may be necessitated by government contract cost reimbursement considerations; provided, however, that such plans shall be merged into one Partnership Nonunion
Pension Plan at such time as the Partnership decides that such a merger will not result in a material disadvantage to the Partnership or its Parents.

          5.9.4  Development of Partnership Benefit
Plans and Policies. As soon as practicable after the Closing Date, the Parents shall use reasonable efforts to provide the Partnership with such information as may reasonably be required in connection with the Partnership's development or implementation of the Partnership Benefit Plans, employment practices and policies. The Parents shall make available to the Partnership their human resources staffs and other employees, agents and representatives to assist in such planning, development and implementation. The Partnership shall take into consideration the differences in benefit structures and policies of each of the Parents and shall endeavor to reconcile those differences, wherever possible, including the offering of Harsco stock as an ongoing investment option under 401(k) plans; provided, however, that no additional purchases of Harsco stock shall be made under the Transition Benefit Plans or the Partnership Benefit Plans unless a favorable interpretive letter ruling is obtained from the Department of Labor to the effect that Harsco stock is not an employer security or is a qualifying employer security with respect to such plans or unless an opinion is received from legal counsel selected by the Partnership indicating that such purchases would not be a prohibited transaction.
Where appropriate or required to fulfill the terms of this Agreement, FMC, Harsco and the Partnership shall each make such filings and submissions in connection with the Partnership Benefit Plans to the appropriate governmental agencies.

          5.9.5 Qualified Pension Plans. As described herein, each of FMC and Harsco shall transfer all Qualified
Pension Plan assets and obligations associated with its Defense Business to the appropriate Transition
Benefit Plans designated by the Partnership, which assets shall be invested in the FMC Master Trust.
The Partnership shall take all necessary action to ensure that each such Transition Benefit Plan satisfies the applicable provisions of the Code.
Assets segregated pursuant to Section 401(h) of the Code are not considered as Qualified Pension Plan assets for purposes of this Section 5.9.5.

               5.9.5.1  Transfer of Obligations.
Obligations associated with the accrued benefits of each Plan Participant in any Qualified Pension Plan maintained by FMC or Harsco in connection with its respective Defense Business shall be assumed by a Transition Benefit Plan designated by the Partnership, and assets with respect to such obligations shall be transferred in accordance with the provisions hereunder.

               5.9.5.2  Amount of Pension Assets to
be Transferred. Qualified Pension Plan assets associated with the accrued benefit obligations transferred to a Transition Benefit Plan pursuant to
Section 5.9.5.1 shall be transferred to the FMC

Master Trust, which shall form a part of such Transition Benefit Plan. If an entire Qualified
Pension Plan of FMC or Harsco is adopted by the Partnership as a Transition Benefit Plan, then all assets associated with such Qualified Pension Plan shall likewise be transferred to the FMC Master
Trust with respect to such Transition Benefit Plan.
If a portion of a Qualified Pension Plan of FMC or Harsco is adopted by the Partnership as a Transition
Benefit Plan, the amount of assets to be transferred shall be determined in accordance with, and shall equal the minimum amount necessary to satisfy, the applicable provisions of CAS 413 and any other CAS and FAR provisions which the government may deem applicable; provided, however, that if the requirements of Code section 414(l) require that a greater amount of assets be transferred, then such greater amount shall be transferred. With regard to the Harsco Employees Pension Plan, FMC and Harsco agree that based on the information provided to both parties prior to the Closing, the amount of assets allocated to the Harsco Defense Business under the applicable provisions of CAS 413 is estimated to be approximately $22,000,000 and such amount of assets, when transferred, will be in excess of the amount required under Code section 414(l); provided, however, that such agreement shall not alter the responsibility of the Harsco Employees Pension Plan to transfer any additional amount which, pursuant to a final non-appealable decision, may be required under Code section 414(l).

               5.9.5.3  Investment of Pension
Assets. FMC and Harsco intend that assets transferred with respect to the Transition Benefit
Plans designated by the Partnership in accordance with Section 5.9.5.2 shall be commingled for investment purposes in the FMC Master Trust;
however, separate accounting shall be maintained within the FMC Master Trust for all such Transition
Benefit Plans. Such separate accounting shall also apply to any Partnership Benefit Plan which replaces a Transition Benefit Plan.

               5.9.5.4  Initial Asset Transfers.  As
of the Closing Date, FMC and Harsco shall cause the trustees of their respective Qualified Pension Plans to take the following steps:

               (i)    All assets associated with the
          following plans shall continue to be held under the FMC Master Trust, and the sponsorship of such plans shall be transferred from FMC to the Partnership:
          Retirement Plan for Hourly Employees of
          FMC Corporation, San Jose, California;
          Retirement Plan for Hourly Employees of
          FMC Corporation, Steel Products Divisions,
          Anniston, Alabama; FMC Corporation
          Northern Ordnance Division Pension Plan
          for Hourly Employees; and FMC Corporation
          Northern Ordnance Division Pension Plan
          for Certain Employees.

              (ii)    In conjunction with the change
          of sponsorship of the portion of the plan allocable to the obligations to FMC
          Transferred Employees under the FMC
          Corporation Salaried Employees' Retirement
          Plan, FMC shall cause the trustee of the FMC Corporation Salaried Employees'
          Retirement Plan to continue to hold in
          cash or in securities with a readily
          determinable market value an amount equal to $74,851,000 in the FMC Master Trust with respect to such portion of such plan.
          An additional amount, if necessary, shall be allocated to such portion at a later time as described below.

             (iii)    All assets associated with the
          Bowen-McLaughlin-York Hourly Employees
          Pension Plan shall be transferred to the FMC Master Trust, and sponsorship of such Plan shall be transferred from Harsco to the Partnership. Such assets shall be in the form of cash or securities with a readily determinable market value.

              (iv)    In conjunction with the transfer of
          pension obligations from the Harsco Employees
          Pension Plan to a Transition Benefit Plan designated by the Partnership, Harsco shall cause the trustee of such Plan to transfer to the FMC Master Trust in cash or in securities with a readily determinable market value an amount equal to $21,889,000 with respect to the Harsco Employees Pension Plan. An additional amount, if necessary, shall be transferred at a later time as described below.

          5.9.5.5  Follow-up Asset Transfers.  As
soon as practical after the Closing Date, but in no event later than six months after said Closing Date, FMC and Harsco shall complete the asset transfers described in Sections 5.9.5.4(ii) and 5.9.5.4(iv) above with regard to the FMC Corporation Salaried
Employees' Retirement Plan and the Harsco Employees
Pension Plan. The parties shall determine the difference, if any, between (A) the assets which should have been Transferred as of the Closing Date pursuant to Section 5.9.5.2 and (B) the amounts that were transferred on the Closing Date pursuant to Sections 5.9.5.4(ii) and 5.9.5.4(iv). FMC and
Harsco will cause such difference to be transferred in the same manner described in Section 5.9.5.4 or, if the amount transferred exceeded the amount which should have been transferred, FMC and Harsco shall cause such difference to be returned to the transferror that transferred an excess amount;
provided that the amount so transferred shall reflect an adjustment for any interim benefit payments as appropriate and shall include interest from the Closing Date to the date of the final transfer at the 90-day Treasury Bill rate on the auction date immediately preceding the Closing Date.

          5.9.5.6  Verification.  FMC and Harsco
each agrees to provide an actuary designated by the other party with all information necessary to verify the calculations required by this Section 5.9.

          5.9.6  401(k) Plans.  The
Partnership shall establish, as one of its Partnership Benefit Plans, a 401(k) Plan which shall be a qualified plan under Section 401(a) of the Code
("Partnership 401(k) Plan"). As soon as practicable after the establishment of the Partnership 401(k)
Plan, subject to the receipt of all appropriate
Governmental Actions, FMC and Harsco respectively shall cause the trustee of its 401(k) Plan(s) to transfer to a Partnership Master Trust established in connection with the Partnership 401(k) Plan (i) the number of shares of FMC or Harsco stock held under its 401(k) Plan for Plan Participants and (ii) cash, cash equivalents or other securities with a readily determinable market value such that the total of (i) and (ii) shall equal the Fair Market
Value of the assets of the respective FMC and Harsco
401(k) Plans representing the account balances of Plan Participants as of the date such assets are transferred. The Partnership 401(k) Plan shall provide or arrange for the proper procedures to continue the status of "securities of the employer corporation" of the FMC and Harsco stock transferred hereunder so as to preserve certain tax advantages to Plan Participants when such stock is distributed to them. Subject to Section 5.9.4, the Partnership
401(k) Plan shall also allow Plan Participants the right to invest their before- and after-tax contributions in any investment option offered under the plan (including FMC or Harsco stock), and to have their Partnership matching contributions (which shall be made in cash) invested in FMC or Harsco stock, to the extent such rights are in accordance with applicable law.

          5.9.7  Postretirement Benefit and Other Plans.
As described herein, FMC and Harsco shall transfer all Postretirement Benefit Plan assets and obligations associated with Plan Participants to the Partnership. FMC and Harsco plan assets segregated pursuant to Section 401(h) of the Code are considered Postretirement Benefit Plan assets for purposes of this Section 5.9.7.

               5.9.7.1  Transfer of Obligations.
Obligations associated with each Plan Participant in any Postretirement Benefit Plan maintained by FMC or Harsco in connection with its respective Defense
Business shall be assumed by the Partnership, but only to the extent such obligations are reflected on FMC's or Harsco's Final Closing Balance Sheet, as applicable.

               5.9.7.2  Postretirement Benefit Plan
Assets Segregated under Code Section 401(h). All assets accumulated pursuant to Section 401(h) of the Code under Postretirement Benefit Plans sponsored by
FMC or Harsco that are attributable to Plan
Participants shall be transferred to the FMC Master
Trust; provided that such amounts shall be accounted for separately. If the amount of such assets attributable to Plan Participants has not been separately accounted for historically, FMC and Harsco will agree on a reasonable allocation basis.

               5.9.7.3  Postretirement Benefit Plan
and Other Trusts Described in Code Section 501(c)(9) to be Transferred in their Entirety. All trusts described in Section 501(c)(9) of the Code under Postretirement Benefit Plans or other plans sponsored by FMC or Harsco maintained solely for the benefit of Plan Participants shall be transferred to a trustee designated by the Partnership on the Closing
Date.

               5.9.7.4  Postretirement Benefit Plan
and Other Trusts Described in Code Section 501(c)(9) not to be Transferred in their Entirety. The portion of the assets held in trusts described in
Section 501(c)(9) of the Code that are attributable to Plan Participants under Postretirement Benefit
Plans or other plans sponsored by FMC or Harsco that also cover individuals other than Plan Participants shall be transferred to a trustee designated by the Partnership on the Closing Date. If the amount of such assets attributable to Plan Participants has not been separately accounted for historically, FMC and Harsco will agree on a reasonable allocation basis.

          5.9.8 Nonqualified Plans. FMC and Harsco shall transfer to the Partnership all obligations with respect to Plan
Participants under Nonqualified Plans maintained by FMC or Harsco in connection with its respective
Defense Business, but only to the extent such obligations are reflected on FMC's or Harsco's Final
Closing Balance Sheet, as applicable.  FMC and
Harsco shall transfer to the Partnership any assets associated with such Nonqualified Plans.

          5.9.9 Other Benefit Plans. FMC and Harsco shall transfer to the Partnership all obligations with respect to Plan
Participants under all other benefit plans not described in Sections 5.9.5 - 5.9.8 hereof maintained by FMC or Harsco in connection with its respective Defense Business, but only to the extent such obligations are reflected on FMC's or Harsco's
Final Closing Balance Sheet, as applicable, or are not so reflected and would be considered obligations for post employment benefits (other than pre-closing workers' compensation obligations described in
Section 5.15) of the type described in SFAS 112.
FMC and Harsco shall transfer to the Partnership any assets associated with such other benefit plans.

          5.9.10  Collective Bargaining Agreements.
The Partnership shall expressly recognize any collective bargaining representative recognized by
FMC or Harsco as of the Closing Date for those units that include Transferred Employees and shall expressly assume any and all of FMC's and Harsco's obligations under any collective bargaining agreements existing on the Closing Date with respect to the Transferred Employees; provided, however, that neither FMC nor Harsco shall have any liability after the actual date of Closing for any claims by any such collective bargaining representative arising as a result of the consummation of the transactions contemplated hereby.

          5.9.11  No Rights.  Except
with respect to any assumed collective bargaining agreements, nothing herein expressed or implied shall confer upon any of the employees of the Partners or their Affiliates or legal representatives thereof, any rights or remedies, including, without limitation, any right to employment or continued employment for any specified period of any nature or kind whatsoever or to any specific kind or level of compensation or benefit under or by reason of this Agreement.

          5.9.12  FICA.  The standard
procedure established in Section 4 of Revenue
Procedure 84-77, 1984-2 C.B. 753, relating to employment tax returns and statements shall be adopted by FMC, Harsco and the Partnership for Transferred Employees. In timely fashion, FMC and
Harsco will furnish the Partnership with information they have which the Partnership needs to comply with this procedure. The Partnership, as to each Parent, will be the "successor employer" for FICA/FUTA purposes.

          5.9.13  NSD Decree.  The
Partnership shall be bound by the terms of the Settlement Agreement and Consent Decree entered into by FMC with respect to its Naval Systems Division in the so-called Smith/Cappellupo litigation, Civil
Action Nos. 4-85-1239, 4-86-945, and 4-89-1044 in
the United States District Court for the District of
Minnesota.

          5.9.14 Stock Option Plans. The Partnership shall not assume any responsibility or obligation to any former employee of either Parent with respect to stock options held by any such employees, including, without limitation, options which may terminate or expire as a consequence of leaving the employment of such Parent and becoming an employee of the Partnership.

          5.9.15  Long-term Incentive Compensation.
The Partnership shall not assume any responsibility or obligation to any former employee of either
Parent with respect to any long-term incentive compensation or multi-year cash bonus.

          5.10 Lack of Consents.
To the extent that it is either legally or factually impossible or impracticable for one party to assign or otherwise transfer either a Contract or any Asset to the Partnership, such transferring party hereby undertakes to otherwise provide the Partnership with a substantially similar economic benefit, which, in the case of Assets, shall require the transferring party to contribute in lieu of the Asset additional cash in an amount equal to the net Book Value of such Asset and, in the case of Contracts, shall require the transferring party to comply with the provisions of Section 5.11.

          5.11 Third Party Consent Procedures11
Third Party Consent Procedures. To the extent that any rights under any Contract (other than a Contract with the U.S. Government to be novated pursuant to the terms of the Novation Agreement) to be assigned under the Operative Documents may not be assigned without the consent of another Person which such Person will not provide, this Agreement shall not constitute an agreement to assign such Contract if such assignment would constitute a breach thereof or be unlawful or impracticable. Such Contracts are referred to herein as the "Restricted Contracts."
The Partner with an obligation to transfer a Restricted Contract (the "Transferring Partner") shall take the following actions with respect thereto:

          5.11.1  At the Partnership's request, such
Partner shall, with the cooperation of the Partnership, take the actions described in Schedule
5.11 to obtain all required Consents to all Restricted Contracts as soon as practical after the execution and delivery hereof and shall promptly notify the Partnership as such consents are received. Upon receipt of such Consents, such Restricted Contracts shall be deemed assigned to the Partnership on the Closing Date, regardless of whether any subcontracting arrangement has been entered into pursuant to Section 5.11.2 below. If a subcontracting arrangement has been entered into with respect to a Restricted Contract for which a Consent to assignment is received, such subcontracting arrangement shall, unless otherwise agreed between the Partners, terminate automatically without further action by the Partner or the Partnership.

          5.11.2  As soon as practical after the
Closing, a Transferring Partner shall enter into a subcontracting relationship with the Partnership with respect to each of such Partner's Restricted
Contracts for which the required Consent to assignment has not been received and which do not, by their terms, require consent to subcontracting.
Such subcontracting arrangements shall provide for terms which will reasonably achieve for the Partnership the economic benefit which it would have achieved through an assignment of such Restricted
Contract. As between the Transferring Partner and the Partnership, the Restricted Contract shall be treated to the maximum extent possible as if it had been assigned to the Partnership, i.e., all terms and conditions, including price, of such Restricted
Contracts shall be binding on the Partnership, and the Partnership shall bear any liabilities arising from events occurring after the Closing Date thereunder, and with respect to such Restricted
Contracts, all revenues invoiceable for work performed after the Closing Date shall be for the account of the Partnership and the risk of shall be borne solely by the Partnership. The Partnership and the Transferring Partner shall cooperate and use all reasonable efforts to achieve the above-described results. In addition, the Partnership agrees that if, as a condition to securing the Consent to the assignment of any Contract, a Parent is required to guarantee the performance by the Partnership of any obligation under that Contract, the Partnership shall indemnify and defend such Parent against, and hold such Parent harmless from, any liability with respect to the failure by the Partnership, for whatever reason, to perform any such obligation. At the Closing, each Partner shall advise the Partnership in writing as to such Partner's Restricted Contracts and the steps which each Partner proposes to take with respect thereto.
Notwithstanding the foregoing provisions of this
Section 5.11.2 relating to subcontracting arrangements, unless objected to by the other

Partner, a Partner may propose to become subject to the terms of this Section 5.11.2 with respect to any or all of such Restricted Contracts and to dispense with any further subcontracting arrangements with respect to each such designated Restricted
Contracts, so long as such Partner fully complies with the obligations on its part set forth herein with respect to such Restricted Contracts.

          5.11.3  If any Restricted Contract also
requires a Consent of a third party to the valid subcontracting of all rights and obligations of the Transferring Partner thereunder and if a Consent to assignment has been refused by such third party, then after the Closing, the Transferring Partner shall, with the cooperation of the Partnership, take the actions described on Schedule 5.11 to obtain all such Consents to subcontracting as soon as practical after the Closing and shall promptly notify the Partnership upon receipt of such Consent. If such Consent is so received, the Restricted Contract shall be subcontracted by the Transferring Partner to the Partnership as contemplated by Section 5.11.2 above.

          5.11.4 In the event that a Transferring
Partner is unable to secure any required Consent to assignment or subcontracting with respect to a Restricted Contract, the Parent of the Transferring
Partner and the Partnership shall negotiate and enter into such agreements as are necessary so that as closely as possible the result will be to reasonably provide the equivalent economic benefit which the Partnership would have enjoyed had such Restricted Contract been assigned to the Partnership. In order to effect this, such agreements may call for the Transferring Partner to contract with the Partnership for the provision of personnel and/or services of the Partnership. It is expected that all benefits and obligations under such Restricted Contract which would have been transferred to the Partnership (including, without limitation, the obligation to perform all work and services required under such Restricted Contract and to provide all materials, equipment and products required pursuant to such contracts), shall be assumed and performed by the Partnership. The
Partnership shall provide the personnel to perform the work and services under such Restricted Contract to the Transferring Partner, and the Partnership shall receive all revenues paid to the Transferring
Partner by such customers as
consideration for the provision of the Partnership's personnel.

          5.12 Dissolution. Neither Parent shall, or shall allow its Subsidiaries to, petition any court for the involuntary dissolution of the Partnership in the event that any party to the Operative Documents defaults on its obligations under an Operative
Document, and the remedies for any such default shall be solely those set forth in the Partnership
Agreement, or other Operative Document, as the case may be.

          5.13 Santa Clara Properties.  Notwithstanding that
FMC is expressly not transferring to the Partnership its title to and ownership interest in the Santa Clara Properties, FMC shall lease the Santa Clara Properties to the Partnership for the Partnership's exclusive use, on the terms set forth in the Lease Agreement, attached hereto as Exhibit G. To the extent that the Fair
Market Value (excluding any costs relating to the remediation of any FMC Environmental Liability
Event) of the Santa Clara Properties to FMC at the termination of the Lease Agreement shall have increased from the Fair Market Value (excluding any costs relating to the remediation of any FMC
Environmental Liability Event) of such properties to FMC as of the Closing Date as a result of capital improvements made thereon by the Partnership, FMC shall, upon the termination of the Lease Agreement, reimburse the Partnership for the unamortized, unrecovered and unrecoverable cost to the Partnership of such capital improvements (to the extent such costs have not been otherwise recovered by the Partnership through insurance proceeds).
Upon termination of the Lease Agreement, the Partnership shall indemnify FMC and hold FMC harmless from and against any unpaid taxes relating to such properties which the Partnership is obligated to pay under the Lease Agreement and which accrued during the lease term. As used in this
Section 5.13, "capital improvements" shall not include any expenditure, however characterized elsewhere, regarding environmental matters, it being the parties' intention that their respective rights and obligations regarding environmental expenditures be governed solely by Sections 5.22 and 6.2 below.

          5.14 Buyback of Accounts Receivable.14
Buyback of Accounts Receivable. In the event that any account receivable (including all VLS
Receivables, the due dates of which are set forth on
Schedule 5.14) assigned to the Partnership by either
Parent is not fully paid within ninety (90) days after its due date, the Parent that assigned such account receivable covenants and agrees promptly to repurchase such account receivable for cash, and the Partnership shall, upon the request of the repurchasing Parent, act as the Parent's agent for collection of the repurchased receivable. Neither
Parent will contribute at Closing any receivable that is more than 90 days past due.

          5.15 Pre-Closing Workers' Compensation. Except as provided in the following paragraph, it is agreed that subsequent to the Closing each Parent will be responsible for, and will reimburse the Partnership with respect to, all payments made by the Partnership to any of such Parent's former employees for workers' compensation relating to pre-Closing occurrences. These obligations on the part of FMC and Harsco to make such payments shall continue for as long as any such payments become due to any former employee of either Parent. With respect to any workers' compensation claim based upon conditions arising out of facts and circumstances occurring both before and after the Closing, the obligations of FMC or Harsco, as the case may be, shall be determined in accordance with applicable
Governmental Rules governing the apportionment of responsibility for workers' compensation between predecessor and successor employers.

          5.16 Slow-Moving Inventory. The Partnership shall use reasonable efforts to use all Assets contributed at the Closing which are Slow-Moving Inventory (as identified on Schedule 5.16 hereto) in the ordinary course of the Partnership's business. All such Slow-Moving
Inventory that is held by the Partnership on the second anniversary of the Closing Date shall as soon thereafter as practicable be disposed of by the Partnership. At such time, the Parent that contributed such Slow-Moving Inventory will make a payment to the Partnership equal to the excess, if any, of the book value of such Slow-Moving
Inventory, as reflected on the applicable Final
Closing Balance Sheet, over the sum of any reserve on such Final

Closing Balance Sheet which was applicable to such Slow-Moving Inventory and any amounts realized upon disposition of such Slow-Moving Inventory.

          5.17 Consultant and Audit Costs. Whether or not the transaction contemplated hereby shall be consummated, FMC shall bear 60% and Harsco shall bear 40% of (i) the costs, not to exceed $1,700,000, of the study performed prior to December 31, 1993 in connection with the combination of the FMC Defense
Business and the Harsco Defense Business by Booz,
Allen & Hamilton and (ii) the costs for the audits referred to in the last sentence of Section 5.3 of the Partnership Agreement, not to exceed $400,000 in the case of the FMC audit and $70,000 in the case of the Harsco audit. If either party's audit costs exceed the amount above stated, such party shall be responsible for such excess.

          5.18 Post-Closing Cash Advances. After the Closing Date and prior to the second anniversary of the Closing Date, FMC and Harsco agree to make to the Partnership at any time and from time to time, upon 3 Business
Days' notice, such cash advances, pro rata in accordance with their respective Share Percentages, as the Managing General Partner deems necessary or advisable to meet the Partnership's short-term cash requirements; provided, however, that (i) such cash advances be in the aggregate amount of not less than $1,000,000, (ii) in no event shall the aggregate amount of such advances outstanding at any time from any Parent exceed $12,000,000 in the case of FMC and $8,000,000 in the case of Harsco, (iii) in no event shall such cash advances be used to finance business activities outside the Scope of Activity and (iv) in no event shall such cash advances be available to the Partnership until the credit facility described in the following sentence is exhausted or otherwise unavailable in accordance with its terms. In addition, from and after the Closing Date, FMC agrees to make to the Partnership at any time and from time to time, upon 3 Business Days' notice, such cash advances as the Managing General Partner deems necessary or advisable to meet the Partnership's short-term cash requirements;
provided, however, that such cash advances shall not at any one time exceed an amount equal to the difference between (i) the aggregate amount of VLS
Receivables and (ii) the aggregate amount, if any, of such VLS Receivables that have at such time been collected by the Partnership or repurchased by FMC in accordance with the terms of this Agreement. As such accounts receivable are collected or repurchased, the Partnership shall promptly repay to FMC the portion, if any, of such cash advances which exceeds the aggregate amount of such accounts receivable that have at such time not been collected or repurchased in accordance with the terms of this Agreement, and such amounts repaid shall not be subject to reborrowing. Such advances will be evidenced by a senior promissory note maturing on the second anniversary of the Closing Date (or, in the case of advances pursuant to the immediately preceding sentence, as and when the VLS Receivables are repurchased or collected) and bearing interest at a floating rate (to be recalculated monthly) equal to the one year LIBOR in effect on the first Business
Day of such month plus 100 basis points and may be repaid (pro rata in the case of advances pursuant to the first sentence of this Section) at any time
(subject to reborrowing) without penalty or premium.
The Parents acknowledge that these facilities are intended to be available to provide for short-term working capital and are not intended to provide a two-year financing source. The Partnership shall repay any cash advance made pursuant to this Section
5.18 before it makes any voluntary or optional prepayment on any other debt outstanding.

          5.19 Responsibility for Inactive Contracts. Upon the final close-out or other settlement and any interim settlements with the U.S. Government of any Partner's Inactive Contract (which settlement shall be subject to the approval of such Partner), (i) if such settlement requires a payment by the Partnership to the U.S. Government, the Parent which contributed such Inactive Contract to the Partnership shall promptly deliver to the Partnership an amount in cash equal to the amount of such payment or (ii) if such settlement results in a payment from the U.S. Government to the Partnership, the Partnership shall promptly deliver to the Parent which contributed such Inactive Contract an amount in cash equal to such payment. The Partnership shall be responsible for the administration of the settlement of such Inactive Contracts.

          5.20 Accounts Receivable. Except in respect of accounts receivable (i) withheld from the Partnership pursuant to Section 2.1.3 or Section 2.1.4 (and not subsequently assigned to the Partnership pursuant to
Section 2.3.3), (ii) transferred to a Parent pursuant to Section 2.3.3 and (iii) withheld or repurchased from the Partnership by a Parent pursuant to Section 5.14, each Parent shall promptly forward or cause to be forwarded to the Partnership any and all proceeds from accounts receivable relating to its Defense Business that are received by such Parent after the Closing Date and that were outstanding as of the Closing Date. With respect to accounts receivable (i) withheld from the Partnership pursuant to Section 2.1.3 or 2.1.4 (and not subsequently assigned to the Partnership pursuant to Section 2.3.3), (ii) transferred to a Parent pursuant to Section 2.3.3 and (iii) withheld or repurchased from the Partnership by a Parent pursuant to Section 5.14, the Partnership shall promptly forward to the appropriate Parent any and all proceeds relating to such accounts receivable received by the Partnership after the Closing Date.

          5.21 Responsibility for Pre-Closing
Letters of Credit, Etc. The parties hereto agree that any letter of credit, performance bond or bid bond relating to any Active Contract that is issued by either Parent prior to the Closing Date shall be the responsibility of the Partnership after the Closing Date and shall be assumed by the Partnership on the Closing Date. The Partnership agrees to reimburse the appropriate Parent in cash within three Business Days for any draw or claim against any such letter of credit, performance bond or bid bond made on or after the Closing Date.

          5.22 Environmental Matters.

          5.22.1  Payments by Parents to Account for
Losses Resulting from Remedial Expenditures. The parties believe that each of them, with respect to its Defense
Business as conducted prior to the Closing, and the Partnership, with respect to its business conducted after the Closing, is legally entitled to include all Remedial Expenditures in its pricing under customer contracts arising in such business.
However, in the event that circumstances result in an inability on the part of the Partnership to obtain inclusion of such Remedial Expenditures in the ordinary course of business in conjunction with the incurrence of such Remedial Expenditures, the parties agree that a mechanism should exist to limit the degree to which returns otherwise payable to either Parent from the operations of the Partnership would be impaired as a result of the Partnership's inability at any point in time to obtain such inclusion with respect to the other Parent's prior conduct of its Defense Business. In furtherance of the foregoing, each Parent agrees that:

               (i)  in the event that an
     Environmental Realization Status Report
     delivered pursuant to Section 5.22.3.1 shows that, during the relevant Fiscal Quarter, the Partnership has incurred any FMC Unrealized
     Remedial Expenditures or Harsco Unrealized
     Remedial Expenditures (including as a result of any FRA determination during such Fiscal
     Quarter), then a special allocation (an
     "Environmental Special Allocation") of such incurrences shall be made in accordance with
     Section 4.3(c)(vi) of the Partnership Agreement to the Partner of the Parent to which such Unrealized Remedial Expenditures relate in an amount equal to 100% of such Unrealized
     Remedial Expenditures;

              (ii)  in the event that an
     Environmental Realization Status Report
     delivered pursuant to 5.22.3.1 shows that, during the relevant Fiscal Quarter, the Partnership has Realized (including as a result of any FRA determination during such Fiscal
     Quarter) FMC Qualifying Realized Remedial

     Expenditures or Harsco Qualifying Realized
     Remedial Expenditures which were previously reported under Section 5.22.3.1 as Unrealized
     Remedial Expenditures, then an Environmental
     Special Allocation of such Realization shall be made in accordance with Section 4.3(c)(iv) and
     (v) of the Partnership Agreement to the Partner of the Parent to which such Realized Remedial
     Expenditure relates in an amount equal to 100% of such Realized Remedial Expenditure.

          5.22.2  Presumptions Regarding
Environmental Liability Events.

          5.22.2.1  It shall be conclusively
presumed for purposes of this Section 5.22 that all environmental matters set forth on Schedule 5.22.2 are FMC Environmental Liability Events or Harsco
Environmental Liability Events as indicated on such Schedule.

          5.22.2.2  There shall be a rebuttable
presumption, for purposes of this Section 5.22, that any Environmental Liability Event not set forth on
Schedule 5.22.2 and pertaining either to the past conduct by FMC of its Defense Business or to the ownership, operation or use of any facility or property now or previously owned, operated or used in FMC's Defense Business is an FMC Environmental
Liability Event.

          5.22.2.3  There shall be a rebuttable
presumption, for purposes of this Section 5.22, that any Environmental Liability Event (i) not set forth on Schedule 5.22.2, (ii) pertaining either to the past conduct by Harsco of its Defense Business or the ownership, operation or use of any facility or property now or previously owned, operated or used in Harsco's Defense Business and (iii) discovered and reported in writing to the Advisory Committee on or before the first to occur of the fifth anniversary of the Closing Date or the date on which FMC purchases Harsco's ownership interest in the Partnership under its call option pursuant to
Section 7.2(a) of the Partnership Agreement is a Harsco Environmental Liability Event. Any
Environmental Liability Event pertaining to the ownership, operation or use of any facility or property now or previously owned, operated or used in Harsco's Defense Business which is not subject to the conclusive presumption established by Section 5.22.2.1 or the rebuttable presumption established by the preceding sentence of this Section 5.22.2.3 (including any Environmental
Liability Event discovered and reported in writing to the Advisory Committee after the date on which FMC purchases Harsco's ownership interest in the Partnership under its call option pursuant to
Section 7.2(a) of the Partnership Agreement) shall not be presumed to be a Harsco Environmental
Liability Event.

          5.22.2.4  If the Partnership believes any
environmental matter, which is not subject either to a conclusive or a rebuttable presumption, to be a Harsco Environmental Liability Event, the
Partnership shall provide Harsco with a reasonably detailed written notice setting forth the facts and circumstances pertaining to such matter, the reasons leading the Partnership to conclude that such environmental matter constitutes a Harsco
Environmental Liability Event and the data relied upon by the Partnership in reaching such conclusion.
The Partnership shall promptly provide any additional information related to such environmental matter as Harsco may reasonably request. Within sixty (60) days after receipt of such notification and information, Harsco shall notify the Partnership in writing whether Harsco agrees with the Partnership's conclusion or disagrees in whole or in part with such conclusion. If Harsco disagrees in whole or in part with the Partnership's conclusion, Harsco shall set forth in its notification the reasons for its conclusion and any data relied upon by Harsco in reaching such conclusion.

          5.22.2.5  Any rebuttable presumption under
Section 5.22.2.2 or 5.22.2.3 can be rebutted on the basis of clear and convincing evidence to the contrary in a judicial proceeding culminating in a final, non-appealable order (unless otherwise resolved by the parties). Until any such rebuttable presumption has been so rebutted, the Environmental
Liability Event that is subject to such presumption shall be treated, for purposes of this Section 5.22, as an FMC Environmental Liability Event or a Harsco
Environmental Liability Event, as appropriate.

          5.22.3  Quarterly Status Reports; Realization Efforts.

          5.22.3.1  On or before the 30th day after
the end of each Fiscal Quarter, the Partnership shall send to each Parent an "Environmental
Realization Status Report."  The Environmental
Realization Status Report shall set forth, in reasonable detail, all Remedial Expenditures (i) planned, (ii) accrued as a liability or (iii) expended, in each case during such Fiscal Quarter.
Such Environmental Realization Status Report shall also set forth in reasonable detail all Realizations of Remedial Expenditures during such Fiscal Quarter.
For purposes of such Environmental Realization
Status Reports, a planned Remedial Expenditure shall be any such expenditure included in the forward pricing with respect to any contract with a vendee.

          5.22.3.2  The Partnership shall diligently
pursue its right to cost inclusion under customer contracts and to reimbursement from all other
Persons (except the Parents, the Partners and the directors, officers and employees of each of them) having liability under applicable law (whether pursuant to CERCLA or otherwise) with respect to all Qualifying Remedial Expenditures, in each case together with any legally available interest thereon. The Partnership shall have sole control and management authority over any claim, litigation or other proceeding or matter covered by the preceding sentence or the Partnership indemnification set forth in Section 6.2, including the right to negotiate and enter into settlements with interested Persons with respect thereto and to defend or prosecute with counsel of its selection any claim, litigation or other proceeding with respect thereto; provided, however, that the Partnership shall not enter into any such settlement which would give rise to Qualifying Remedial
Expenditures without the prior consent of the Parent to which such Qualifying Remedial Expenditures relate (which will not be unreasonably withheld or delayed).

          5.22.4  Recordkeeping; Resolution of
Amount of Realization.

          5.22.4.1  The Partnership shall maintain,
and make available to each Parent for inspection as reasonably requested, books and records which present in reasonable detail (i) information pertaining to the past conduct by each Parent of its Defense Business (including forward pricing rates) and the
       PAGE 68

ownership, operation or use by each such Parent of any facility or property now or previously owned, operated or used in its Defense Business, as such information would bear on any determination of whether a Remedial Expenditure is a Qualifying
Remedial Expenditure, a Realized Remedial
Expenditure or an Unrealized Remedial Expenditure;
(ii) all relevant supporting data in connection with contract-based claims or requests for reimbursement of Remedial Expenditures; and (iii) all U.S.
Government and other customer reports, letters, requests for information or other pertinent information submitted to the Partnership by the U.S.
Government and other customers regarding the Partnership's inclusion of Remedial Expenditures in its contract pricing. In addition, the Partnership shall establish not less frequently than annually and periodically submit to the DOD forward pricing rates with respect to its costs, including Remedial
Expenditures to be incurred by the Partnership, which costs shall be identified in sufficient detail to permit the Partnership to calculate FMC
Qualifying Remedial Expenditures, Harsco Qualifying
Remedial Expenditures and other Remedial
Expenditures.  Subject to applicable Governmental
Rules, such forward pricing rates, as they relate to Remedial Expenditures, will be determined on the basis of the Partnership's best judgment as to the Remedial Expenditures the Partnership will incur and the volume of business the Partnership will transact during the relevant period. These forward pricing rates will also be used (and appropriate records shall be maintained by the Partnership) to identify
Realized Remedial Expenditures attributable to contracts with commercial customers (including Major
SPD Contracts) which are not subject to government accounting and auditing procedures.

          5.22.4.2  The Partnership shall maintain,
and make available quarterly to each Parent for inspection, a memo account (and sub-accounts for each of FMC, Harsco and the Partnership) reflecting all Remedial Expenditure costs and Realizations (the
"Remedial Costs Account") to which shall be charged or credited, as applicable, the following: (i) all environmental reserves for Remedial Expenditures reflected on the Final Closing Balance Sheets of FMC and Harsco, which reserves shall be allocated as a credit to the Parent that contributed the reserve;
(ii) all receipts from vendees of either Parent or the Partnership (including commercial customers as contemplated by Section 5.22.4.1 above) attributable to the Realization of Remedial Expenditures pursuant to Existing Contracts, which receipts shall be allocated as a credit to the Parent that contributed the Existing Contracts; (iii) all receipts from vendees of either Parent or the Partnership
(including commercial customers as contemplated by Section 5.22.4.1 above) attributable to the Realization of Remedial Expenditures pursuant to New
Contracts, which receipts shall be allocated as a credit among FMC, Harsco and the Partnership sub-accounts in accordance with Section 5.22.4.3 below;
(iv) receipts, if any, from such vendees attributable to the Realization by the Partnership of FMC Qualifying Remedial Expenditures or Harsco
Qualifying Remedial Expenditures by means other than the Realization thereof under procurement contracts between the Partnership and its vendees, and all receipts from sources other than vendees, which receipts shall be allocated as a credit to the sub-account of FMC or Harsco, as the case may be, and all such receipts attributable to post-Closing
Environmental Liability Events, which receipts shall be allocated as a credit to the Partnership; (v) all FMC Qualifying Remedial Expenditures or Harsco
Qualifying Remedial Expenditures incurred by the Partnership (including, for this purpose, Remedial
Expenditures that are reflected in reserves assumed by the Partnership), which Qualifying Remedial
Expenditures shall be allocated as a charge to the sub-account of FMC or Harsco, as the case may be, and all other Remedial Expenditures attributable to post-Closing Environmental Liability Events, which
Remedial Expenditures shall be allocated as a charge to the sub-account of the Partnership; (vi) all Environmental Special Allocations under Section
4.3(c)(vi) of the Partnership Agreement to each Parent's Partner of Unrealized Remedial
Expenditures, which Environmental Special
Allocations shall be reflected as a charge to the sub-account of the Parent to which such allocations were made; (vii) all Environmental Special
Allocations under Section 4.3(c)(iv) and (v) of the Partnership Agreement to each Parent's Partner of
Realizations of Remedial Expenditures previously reported under Section 5.22.3.1 as Unrealized
Remedial Expenditures, which Environmental Special
Allocations shall be reflected as a credit in the sub-account of the Parent to which such allocations were made; (viii) any special capital contributions made by a Parent to the Partnership pursuant to
Section 5.22.5, which capital
contribution shall be reflected as a credit in the sub-account of such Parent; (ix) any adjustment calculated as a result of a rebuttal of a presumption with respect to a presumed Qualifying
Remedial Expenditure, which adjustment shall be reflected as a credit to the sub-account of the Parent that rebutted the presumption; (x) any special distribution made by the Partnership to a Parent's Partner pursuant to Section 6.4 of the Partnership Agreement, which distribution shall be reflected as a charge in the sub-account of such Parent; (xi) any payment under Section 6.2 in respect of Qualifying Remedial Expenditures shall be reflected as a charge to the sub-account of the Parent with respect to which such payment is made;
(xii) Major Contract FRAs, which shall be allocated as a credit or a charge to the sub-account of the Partnership, FMC and Harsco in accordance with
Section 5.22.4.4 below; (xiii) any Environmental
Cash Flow Loan made by a Parent to the Partnership pursuant to Annex B, which loan shall be reflected as a credit in the sub-account of such Parent; and
(xiv) any repayment of an Environmental Cash Flow
Loan to a Partner pursuant to Annex B, which repayment shall be reflected as a charge in the sub-account of such Parent.

          5.22.4.3  With respect to each Fiscal
Quarter of the Partnership in which receipts from vendees under New Contracts attributable to Realization of Remedial Expenditures are received, such receipts shall be allocated among the Parents and the Partnership in proportion to the actual expenditures by the Partnership for Remedial
Expenditures attributable to FMC, Harsco or the Partnership since the inception of the Partnership on a cumulative basis. By way of example, if 50% of the Remedial Expenditures of the Partnership in its first Fiscal Quarter were expended with respect to FMC Environmental Liability Events, 25% with respect to Harsco Environmental Liability Events and 25% with respect to post-Closing Environmental Liability
Events, all receipts representing Realizations from vendees under New Contracts of Remedial Expenditures in that Fiscal Quarter would be allocated 50% to the FMC sub-account, 25% to the Harsco sub-account and 25% to the Partnership sub-account. In each subsequent Fiscal Quarter of the Partnership, these percentages will be recomputed on a cumulative basis of actual expenditures since the Closing Date, and all Realizations from vendees of Remedial
Expenditures during such Fiscal Quarter will be allocated to the three sub-accounts in accordance with the then applicable cumulative percentage factors.

          5.22.4.4  The amount of Realization of
Remedial Expenditures from purchasers of goods and services from the Partnership shall be determined as follows: (i) with respect to each production contract other than a Major Contract, and each other contract other than a Major Contract, regardless of amount, the amount of Realization of Remedial
Expenditures shall be the amount provided for Remedial Expenditures in the contract price based upon the Parent's or Partnership's forward pricing rate used in such bid or proposal as determined in accordance with Section 5.22.4.1 and shall be allocated to the appropriate sub-account of the Remedial Costs Account proportionately as each unit of production or other deliverable is paid for by the vendee as provided in Section 5.22.4.3 above, and no further adjustment shall be made with respect to any such contract, irrespective of any payments made to or by the vendee in connection with contract close-out; (ii) with respect to each Major Contract, the Tentative Remedial Expenditure Realization shall be the Remedial Expenditure amount included in the data used by the Partnership in its forward pricing rate to establish the contract price as determined in accordance with Section 5.22.4.1 and the Tentative Remedial Expenditure Realization shall be allocated to the appropriate sub-account of the Remedial Costs Account proportionately as each unit of production or other deliverable is paid for by the vendee as provided in Section 5.22.4.3 above.
The Tentative Remedial Expenditure Realizations with respect to each Major Contract shall be adjusted to reconcile any previously recorded Realization with a revised Realization calculated in accordance with the following methodology:

          A "Normative Fee" is hereby established
for each category of Major Contracts as follows:

                          Normative Fee

Major Contract Category
                           GSD/CSD ASD
                               SPD

 Competitive Contract (U.S., FMS and direct foreign)
                                                  8%
                                                  7%
                                                  7%
 Sole source negotiated contract (U.S. and FMS)
                                                 12%
                                                 10%
                                                 10%
 Direct foreign sole source contract
                                                 15%
                                                 15%
																																		15%

The Actual Fee (determined in the manner provided below) shall be compared to the Normative Fee. If the Actual Fee exceeds or is less than the Normative
Fee applicable to the Major Contract, then the Tentative Remedial Expenditure Realization shall be adjusted as follows (such adjustment being referred to hereinafter as the Final Remedial Adjustment or "FRA"):

                        ARER = AF x TRER
                                  NF

where     ARER =    Adjusted Remedial Expenditure
                    Realization;

          AF   =    Actual Fee;

          TRER =    Tentative Remedial Expenditure
                    Realization; and

          NF   =    Normative Fee;

provided, that no such adjustment shall cause the final adjusted Remedial Expenditure Realization to be less than zero or more than 200% of the tentative
Remedial Expenditure Realization.

          For purposes of the foregoing
calculations, the "Contract Price" shall be the total revenues payable to the Partnership under the Major Contract, the "Actual Cost" of performing the Major Contract shall be the total costs incurred by the Partnership in the performance of the Major
Contract, including all direct costs and a fully allocated portion of the Partnership's general and administrative and other indirect costs, in each case determined in accordance with government contract accounting policies and procedures applicable to the Partnership and the "Actual Fee" shall be determined as follows:

               Actual Fee = Contract Price - 1
                              Actual Cost

The following examples are intended to be illustrative:

          Assume the Contract Price is $108, the
          Normative Fee is 8% and the tentative
          Remedial Expenditure recognition is $4.

          (1)  If the Actual Cost of performing the
               Major Contract is $102, TRER shall be
               adjusted to $2.94.
               (i.e., ARER = (((108/102) - 1)/.08) x
               4 = $2.94.)

          (2)  If the Actual Cost of performing the
               Major Contract is $98, TRER shall be
               increased to $5.10.
               (i.e., ARER = (((108/98) - 1)/.08) x
               4 = $5.10.)

          (3)  If the Actual Cost of performing the
               Major Contract is $100, there is no
               adjustment.
               (i.e., ARER = (((108/100) - 1)/.08) x
               4 = $4.00.)

          The Partnership shall make a FRA
determination with respect to a Major Contract within ninety days after the end of the Fiscal Year in which the last deliverable under such contract has been received by the customer or the billing has been sent to the customer with respect to such last deliverable, whichever is later, and shall include the results of such determination in the next
Environmental Realization Status Report delivered to the Parents pursuant to Section 5.22.3.1.

          5.22.5    Contributions to Capital.  The
provisions hereof and of the Partnership Agreement providing for Environmental Special Allocations are based upon the Partnership's anticipated levels of Qualifying

Remedial Expenditures and Realizations. In order to protect the Partnership against extraordinary cash flow disruptions, the Parents agree that, in the event that the Cumulative Remedial Balance of FMC at any time exceeds $10,000,000 or the Cumulative
Remedial Balance of Harsco at any time exceeds
$6,666,667, then such Parent shall promptly contribute or cause its Partner to contribute to the capital of the Partnership an amount in cash equal to such excess; provided, however, that during any period in which there shall be outstanding any cash advances to the Partnership pursuant to the first sentence of Section 5.18, then FMC shall make such contribution to the capital of the Partnership at any time that its Cumulative Remedial Balance exceeds $5,000,000 and Harsco shall make such contribution to the capital of the Partnership at any time that its Cumulative Remedial Balance exceeds $3,333,333.

          The parties intend that the obligation to make contributions to capital pursuant to this
Section 5.22.5 shall be recognized as a contractual obligation treated as an account receivable included as an asset (matched as to the current or long term status of the related liability) in the financial statements prepared by the Partnership and reported on by the Accountants to the extent that the Partnership determines that it is required by GAAP to accrue for Remedial Expenditures. Each Parent agrees that it shall take such steps as may be reasonably required by the Accountants, including as to the Managing General Partner obtaining a standby letter of credit with rights of enforcement vested in the Limited Partner (as long as the Limited
Partner has a 20% or greater Share Percentage) and as to the Limited Partner obtaining a standby letter of credit with rights of enforcement vested in the Managing General Partner (provided that all such rights of enforcement are available only to the extent required to make contributions to capital under this Section 5.22.5), to support the contractual obligation set forth in this Section
5.22.5 and to permit the recognition by the Partnership of this contractual obligation as set forth above.

          For GAAP purposes, accrued Qualifying
Remedial Expenditures will be specially allocated to the earnings share of the responsible Partner.

          5.22.6  Monitoring by Harsco.  Harsco
shall have the right to inspect, sample and monitor at the premises formerly utilized by the Harsco
Defense Business at all reasonable times and without unreasonable interference with the Partnership's operations for a period of five years following the Closing Date or the date on which FMC purchases

Harsco's ownership interest in the Partnership under its call option pursuant to Section 7.2(a) of the Partnership Agreement, whichever is the first to occur. The Partnership shall promptly undertake and diligently pursue to conclusion such further environmental studies with respect to the premises formerly utilized by the Harsco Defense Business as Harsco may specify; provided, however that (i) except as required by law or by any Governmental
Authority, the Partnership shall not be obligated to proceed with any aspect of such further studies at a time and place which would unreasonably interfere with the Partnership's conduct of its business and
(ii) such obligation shall not limit the Partnership's right to undertake such environmental studies of such premises as the Partnership shall determine.

          5.22.7  Examples.  Attached hereto as
Schedule 5.22.7 are examples intended to illustrate the manner in which the foregoing provisions of this
Section 5.22 would operate in practice. In the event of any discrepancy, or conflict in interpretation, between Schedule 5.22.7 and the provisions of this Agreement and the Partnership
Agreement, the provisions of Schedule 5.22.7 shall control.

          In the event of any of (i) the
incorporation of the Partnership pursuant to the Registration Rights Agreement, (ii) the acquisition by FMC of the entire interest of Harsco L.P. in the Partnership as a result of the exercise by FMC of its right of first refusal pursuant to Section
7.1(a) of the Partnership Agreement, (iii) the closing pursuant to the exercise by FMC of the call option pursuant to Section 7.2(a) of the Partnership
Agreement, (iv) the closing pursuant to the exercise by Harsco L.P. of the put option pursuant to Section
7.2(b) of the Partnership Agreement, (v) the sale by Harsco L.P. of its entire interest in the Partnership as a result of and in conjunction with the sale by FMC of its entire interest in the Partnership pursuant to Section 7.1(a) of the Partnership Agreement or (vi) the sale by Harsco
L.P. of its entire interest in the Partnership in a private sale pursuant to Section 7.1(a) of the Partnership Agreement, the parties hereto shall be subject to the terms of Annex B hereto.

          5.23 Goodyear Litigation.

          5.23.1    The Partnership agrees to perform
after the Closing under the terms of the contract that is the subject of the Goodyear Litigation. FMC shall continue to prosecute the Goodyear Litigation, at its own expense, with counsel of its choice, and shall, on a quarterly basis, reimburse the Partnership for any and all legal and other expenses incurred by the Partnership in connection with such litigation. FMC shall indemnify the Partnership against, and shall hold it harmless from, any Loss as incurred (payable promptly upon request), for or on account of or arising from or in connection with or otherwise with respect to the Goodyear
Litigation. The Partnership will provide assistance to FMC in connection with the Goodyear Litigation in the manner, and subject to the terms and conditions, set forth in Section 5.8 of the Partnership
Agreement.

          5.23.2    In the event that a resolution
of the Goodyear Litigation (whether by settlement agreement or judicial determination) determines that the price to be paid to The Goodyear Tire & Rubber
Company ("Goodyear") under such contract is lower than the price set forth in the provisional agreement under which Goodyear and FMC are currently operating, the parties hereto agree that the amount to be repaid by Goodyear under such contract shall be remitted to FMC and not to the Partnership. In the event that such resolution determines that the price to be paid to Goodyear under such contract is higher than the price set forth in such provisional agreement, FMC, and not the Partnership, shall be responsible for remitting to Goodyear an amount equal to such excess. The parties agree that, to the extent that notwithstanding the above any remittances referred to in the preceding two sentences are made by or to the Partnership, such remittances shall be deemed to have been made to or by the Partnership as agent for FMC, and the benefits and burdens of such remittances shall at all times remain with FMC.


                           ARTICLE VI

          SECTION 6.0  INDEMNITIES.

          6.1  General1  General.  Subject to this
Article, each Parent shall indemnify the other
Parent, such other Parent's Partner, the Partnership and their officers, directors and employees
(collectively the "Indemnified Parties") against, and shall hold them harmless from, any Loss as incurred (payable promptly upon request), for or on account of or arising from or in connection with or otherwise with respect to any (a) breach on the part of the indemnifying party or any of its Affiliates of any surviving representation or warranty contained in any Operative Document, (b) breach on the part of the indemnifying party or any of its Affiliates of any covenant contained in this

Agreement requiring performance after the Closing
Date, (c) Excluded Liability or any other liability of such Parent or any of its Affiliates other than its Defense Affiliates not expressly assumed by the Partnership under any of the Operative Documents,
(d) liability of any Defense Affiliate of such indemnifying party listed on Schedule B to Annex A hereto that is not taken into account in determining the amount by which such indemnifying party's investment in such Defense Affiliate is recorded on such indemnifying party's Final Closing Balance
Sheet or (e) accrued pre-Closing Liabilities of the types set forth for such Parent on its Final Closing
Balance Sheet (excluding those Liabilities of the types set forth on Schedule 6.1) in excess of the amount reflected for such Liabilities on such Parent's Final Closing Balance Sheet, provided no
Parent or its Partner shall recover any amount for any diminution in value of its interest in the Partnership to the extent that the Partnership is entitled to be indemnified and obtains full indemnification for the underlying Loss.

          Indemnification under clauses (a) and (e) of this Section 6.1 shall be unavailable to any Indemnified Party until all amounts to which such Indemnified Party is entitled exceed $1 million in the aggregate, whereupon only the amount of such excess shall be available. Indemnification shall be unavailable with respect to any claim for a breach of a representation or warranty made in any applicable agreement between the parties hereto and their Affiliates, as of a date on or prior to Closing, if the claim is made or notice of possible claim of reasonable specificity is received after the survival period for such representation or warranty set forth in Section 7.12.

          6.2  Liability for Environmental Matters.

          Pursuant to the Assumption Agreement
referred to in Section 2.1.6, the Partnership shall assume all liabilities and obligations relating to Environmental Liability Events. Subject to Section
6.1, the Partnership shall be solely responsible for post-Closing compliance with Environmental and
Safety Requirements applicable to its operations and facilities. Subject to the procedures, limitations and qualifications set forth in Sections 6.5, 6.6,
6.7 and 6.8, the Partnership shall indemnify and defend each Parent, such Parent's Partner, and their officers, directors and employees against, and hold them harmless from, any Loss as incurred (payable promptly upon request) for or on account of or arising from or in connection with or otherwise with respect to any Environmental Liability Event, whenever arising or caused, but only to the extent that such Loss, or any portion thereof, is not paid by such Parent's insurers under general liability insurance policies (or any other applicable insurance policy). Notwithstanding anything to the contrary in this Section 6.2, each Parent shall be obligated to seek payment under its general liability policies only for all such Losses and shall retain any liability or obligation relating to Environmental Liability Events to the extent necessary to maintain its right to pursue and obtain payment under its general liability policies. The
Partnership shall be entitled to receive all sums reimbursed to, Realized by or otherwise paid to each Parent under its general liability policies (or any other applicable insurance policy) for costs incurred by the Partnership in connection with Environmental Liability Events pursuant to this
Section 6.2, less the cost of collection (including attorneys' and consultants' fees). It is acknowledged by the parties that the inclusion of costs incurred in connection with Environmental
Liability Events in pricing customer contracts are
(i) in advance of potential Realization from a Parent's general liability insurers, (ii) not in lieu of such Realization and (iii) not designed to permit double payment for costs to the Partnership or either Parent. This Section 6.2 is not intended to limit, reduce, define or otherwise restrict either Parent's rights to recovery under its general liability policies in connection with Environmental
Liability Events.

          6.3  Indemnification for Pension, Retiree
Medical and Other Employee Benefits. Subject to the procedures and limitations set forth in Sections
6.5, 6.6, 6.7 and 6.8, each Parent agrees to indemnify and defend the Indemnified Parties against, and hold them harmless from, any Loss for or on account of or arising from or in connection with or otherwise with respect to any liability relating to a pension benefit plan, retiree medical benefit plan or any other employee benefit plan caused by or attributable to employment service with or the funding of such plans by the Parent prior to the Closing Date, and not as part of this transaction, either (i) funded through the transfer of assets or (ii) assumed by the Partnership as an unfunded liability either (A) reflected on the Parent's Final Closing Balance Sheet or (B) not so reflected if such liability is an obligation for post employment benefits (other than pre-closing workers' compensation) of the type described in SFAS
112; provided, however, that no such indemnity shall apply to any pension, retiree medical or other employee benefit provided for in a

Partnership benefit plan to the extent that such plan confers different or greater benefits than the predecessor plans of either Parent (it being understood that neither Parent assumes any responsibility for any Partnership benefit attributable to pre-Closing employment service in an amount greater than such Parent would have been responsible for under the terms of its pre-Closing benefit plans); and provided further that (i) FMC shall indemnify the Indemnified Parties to the extent that the proviso in Section 4.28 above is inaccurate and (ii) Harsco shall indemnify the Indemnified Parties to the extent that the representation in Section 4.21.11 is inaccurate with respect to Harsco, disregarding the information disclosed pursuant to the exception to such Section
4.21.11.  Each such Parent further agrees to
indemnify and defend the Indemnified Parties against, and hold them harmless from, any Loss on account of any final non-appealable decision that the transfer (or failure to transfer) of pension assets from such Parent's Qualified Pension Plan to the Qualified Pension Plan of the Partnership as described in Section 5.9.5 does not comply with applicable Governmental Rules. In such event, the legally-required amount of additional assets shall be transferred to the appropriate Qualified Pension
Plan of the Partnership, increased by the actuarial rate of earnings from the period since the Closing
Date. In addition, and subject to the foregoing procedures and limitations, FMC agrees to indemnify and defend Harsco or the Partnership, as applicable, and to hold it harmless, for any Loss for or on account of or arising from or in connection with or otherwise with respect to any liability relating to
(a) benefit reductions continued through the Partnership's adoption and implementation of a retiree medical benefit plan which continues certain benefit reductions, with respect to former FMC employees, initiated by FMC in 1993 (including, without limitation, an employer cost limitation scheduled to take effect in 1996) and (b) the Partnership's being part of the "controlled group" which includes FMC or under "common control" with FMC as those terms are defined or used in ERISA and/or the Code. Notwithstanding the foregoing provisions of Section 6.3, no Parent or its Partner shall recover any amount for any diminution in value of its interest in the Partnership to the extent that the Partnership is entitled to be indemnified and obtains full indemnification for the underlying
Loss.

          6.4  Indemnification for Demolition Costs.
FMC shall indemnify the Partnership against, hold it harmless from, and promptly reimburse it with respect to any and all liability for costs and expenses relating to, arising out of or incurred in connection with the demolition of any buildings located on the Santa
Clara Properties ("Demolition Costs"), but only to the extent that such Demolition Costs were not incurred in furtherance of a valid business purpose of the Partnership.

          6.5  Procedures.  With
respect to any indemnification under this Article VI in respect of, arising out of or involving a claim made by any Person against an Indemnified Party (the
"Third Party Claim"), such Indemnified Party must notify the indemnifying party of the Third Party
Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third
Party Claim; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Thereafter, the Indemnified
Party shall deliver to the indemnifying party, within ten (10) Business Days after the Indemnified
Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          6.6  Defense of Third Party Claims.  If a
Third Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party, if (a) such counsel is not reasonably objected to by the Indemnified Party within five days of the Indemnified Party's having knowledge of such counsel's identity and (b) the indemnifying party first admits in writing that the claim is of the kind that is covered by this Article. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party elects to assume the defense of a Third Party Claim, the Indemnified Party shall (a) cooperate in all reasonable respects with the indemnifying party in connection with such defense and
(b) not admit any liability with respect to, or settle, compromise or discharge ("Settle"), such Third Party
Claim without the indemnifying party's prior written consent. If the indemnifying party assumes the defense of any Third Party Claim, the Indemnified Party shall be entitled to observe such defense with its own counsel at its own expense.

If the indemnifying party does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including Settling such claim or litigation after giving reasonable notice to the indemnifying party of the terms of such settlement, and the indemnifying party shall promptly, upon request of the Indemnified Party, advance funds to the Indemnified Party in the amount of any legal and other expenses reasonably incurred by the Indemnified Party in connection with investigating, defending or settling any such Third
Party Claim unless there is a bona fide question of whether the claim in question is one requiring the indemnifying party in fact to indemnify the other.
However, the indemnifying party shall not be entitled to assume the defense of any Third Party
Claim if the Third Party Claim seeks an order, injunction or other specific equitable relief or specific relief for other than money damages against the Indemnified Party; but in its defense of such Third Party Claim, the Indemnified Party shall neither Settle any portion thereof that seeks money damages without the indemnifying party's prior written consent, which shall not be unreasonably withheld, nor Settle any other portion thereof that seeks a remedy against the Indemnified Party without such prior written consent.

          6.7  Indemnification Payments.

          (a)  Indemnification payments under this
Article VI shall be reduced by (i) any insurance payments or judgments against or settlements with third parties that have been recovered by the Indemnified
Party and (ii) any Tax Benefits.  For purposes of this
Section 6.7, "Tax Benefits" shall mean the present value of any tax benefits available to the Indemnified
Party (or any consolidated, combined or unitary group of which it is a member) under federal, state, local or foreign Tax law attributable to any indemnified loss, liability, claim, damage, or expense. For purposes of determining Tax Benefits (i) present value shall be determined using a discount rate equal to the appropriate Applicable Federal Rate under Section 1274 of the Code in effect for the month in which the indemnification payment is made, (ii) all deductions and losses shall be determined on the assumption that all such items are useable at the maximum Federal marginal income Tax rate applicable to a corporation under Section 11 of the Code in effect for the taxable year in which such deduction or loss may be claimed, plus 5 percentage points, and (iii) no benefit shall be taken into account for any item that increases the basis of property not subject to depreciation or amortization. If the Indemnified

Party is the Partnership, no Tax Benefit shall be taken into account to the extent that any Tax loss or deduction attributable to any indemnified loss, liability, claim, damage, or expense is allocated to the indemnifying Parent or its Partner under Sections 4.3(c)(iii) and 4.4 of the Partnership
Agreement.

          (b)  The indemnifying party shall
indemnify the Indemnified Party (and the other
Parent if the Indemnified Party is the Partnership) against any Taxes imposed on any payment under this
Article VI (including any payment pursuant to this sentence).

          (c)  The Indemnified Party shall make
repayments to the indemnifying party with respect to indemnification payments received by the Indemnified
Party pursuant to this Article VI hereof but only to the extent that the Indemnified Party has received
(A) any insurance payments or the proceeds of judgments against or settlements with third parties
("Recovery Items") or (B) Tax Benefits not taken into account pursuant to Section 6.7(a). The repayments hereunder shall not exceed the excess, if any, of the sum of the indemnification payments, the Recovery Items received by the Indemnified Party and such Tax Benefits, over the liability imposed on the Indemnified Party. For purposes of such calculation, Recovery Items shall not be taken into account to the extent that Recovery Items have been allocated or distributed to the indemnifying party or its affiliate pursuant to Article IV or Article
VI of the Partnership Agreement, or otherwise.  Tax
Benefits shall be calculated by taking into account any tax liability associated with the receipt of any indemnification payments or Recovery Items. Tax
Benefits shall not include any item that increases the basis of property not subject to depreciation or amortization. Repayments, if any, under this
Section 6.7(c) shall be made promptly after the Indemnified Party's receipt of a Recovery Item and, in the case of Tax Benefits, promptly after the closing of the period of limitations on assessments with respect to the Indemnified Party's taxable year to which the Tax Benefits pertain. Such repayment with respect to Tax Benefits shall bear interest at the rate of twelve month LIBOR prevailing on the repayment date, plus 100 basis points, for the period between the filing date of the Indemnified
Party's federal income tax return on which such Tax
Benefits are claimed and the date of the repayment.

          6.8  Limitations and Exclusions8
Limitations and Exclusions. All losses, damages, claims and expenses subject to indemnification under this Article VI shall be limited to actual, direct damages, losses, expense, or costs. ALL
CONSEQUENTIAL AND PUNITIVE DAMAGES ARE HEREBY
EXCLUDED.

          Third party claims subject to
indemnification shall not be deemed to be consequential or punitive damages but shall be considered actual damages once liquidated and the subject of a court enforced judgment, provided that the indemnifying party has been offered a reasonable opportunity to defend such third party claim.

          6.9 Liability of Partnership. Any liability of the Partnership under any Operative Document to any party hereto shall be the sole obligation of the Partnership and shall be explicitly nonrecourse to FMC, Harsco, Harsco L.P. and the Affiliates (other than the Partnership) of each of them.

                          ARTICLE VII

          SECTION 7.0  MISCELLANEOUS.

          7.1  Notices. All notices,
demands and other communications required or permitted by the terms of this Agreement to be given to any Person shall be in writing, and shall be given by personal delivery, by mail or overnight courier or by electronic means of communication.
Any such item shall deemed effective (i) five
Business Days after being deposited in the mails, certified or registered, with appropriate postage prepaid and return receipt requested, (ii) when received, if delivered by hand or courier or overnight service that provides for a signed receipt upon delivery or (iii) when received, in the form of a telex, telegram or telecopy. Such item shall be directed to the address, telex number or telecopy number of such Person set forth in Schedule 7.1 to this Agreement, or at such other address, telex number or telecopy number as such Person shall designate by like notice to the other parties.

          7.2  Severability.  In case any one or
more of the provisions contained in this Agreement or any Annex or Exhibit hereto shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, all other provisions of this Agreement or any Annex or Exhibit hereto shall nevertheless remain in full force and effect, but if the economic or legal substance of the transactions contemplated hereby is affected in a manner materially adverse to either party as a result of the determination that a provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement and, if appropriate the Annexes and Exhibits hereto, so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          7.3  Entire Agreement; Amendment and
Waiver; Remedie sAssignment. This Agreement, together with the other Operative Documents and other documents referred to herein, constitutes the entire agreement of the parties hereto or thereto with respect to the subject matter hereof or thereof and supersedes all prior written and oral agreements
(including the parties' letter of understanding dated November 23, 1992) and understandings with respect to such subject matter. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by a document in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No failure or delay of any party hereto in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, neither party hereto may assign this Agreement without the prior written consent of the other party.

          7.4  Limitations.  IN ANY
ACTION FOR DAMAGES OR ENFORCEMENT RELATING TO THIS
AGREEMENT, NO PARTY HERETO SHALL BE ENTITLED TO
CONSEQUENTIAL OR PUNITIVE DAMAGES, BUT THE
PREVAILING PARTY IN ANY SUCH PROCEEDING SHALL BE
ENTITLED TO RECEIVE ALL OF ITS COSTS AND EXPENSES
(INCLUDING REASONABLE COUNSEL FEES).  THIS PROVISION
IS INTENDED EXCLUSIVELY FOR THE BENEFIT OF THE
PARTIES HERETO AND SHALL NOT BE CONSTRUED TO GIVE
RISE TO ANY THIRD PARTY BENEFICIARY RIGHTS.

          Third party claims subject to
indemnification shall not be deemed to be consequential or punitive damages but shall be considered actual damages once liquidated and the subject of a court enforced judgment, provided that the indemnifying party has been offered a reasonable opportunity to defend such third party claim.


          7.5 Table of Contents; Headings. The table of contents and headings of the articles, sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

          7.6  Parties in Interest; Limitation
on Rights of Others. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their successors and assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein. No assignment or transfer of this Agreement or a party's interest in the Partnership or its Partner shall relieve such party from its obligations hereunder or under any other Operative
Document.

          7.7 Binding Effect.
Although the parties intend that each of the Partnership and Harsco L.P. shall duly authorize, execute and deliver this Agreement upon its formation on or before the Closing Date, this Agreement shall be binding upon the Parents when executed and delivered by each Parent.

          7.8  Governing Law. This
Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          7.9 Jurisdiction; Court Proceedings. Any suit, action or proceeding against any party hereto arising out of or relating to this Agreement or under any other
Operative Document, any transaction contemplated hereby or any judgment entered by any court in respect of any such suit, action or proceeding may be brought in any Federal or State court located in the state of the principal place of business of the Partnership or such other district as may contain the Partnership's principal place of business, and each party hereto hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each such party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the delivery of such process by mail, at its address for process provided for in Schedule
8.1 to this Agreement, and no such service shall be effective until such delivery is made. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or State court located in any state which contains the Partnership's principal place of business, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          7.10 Termination. This
Agreement may be terminated at any time before
Closing:

               (a)  by consent of both Parents;

               (b)  by either Parent if there has
been a material breach of any representation, warranty, covenant or agreement on the part of the other Parent or its Affiliates set forth in this Agreement and material to the transactions contemplated hereby and, if it is susceptible of cure, it is not cured within 10 days after written notice to such Parent; or

               (c)  by either Parent if the Closing
has not occurred by February 1, 1994, subject to
Section 2.2 hereof.

          7.11 Expenses.  Except as
otherwise stated herein, each party shall bear its own expenses incurred prior to Closing in connection herewith.

          7.12 Survival.  All of
the representations and warranties of the parties contained in this Agreement shall survive until the close of business on March 31, 1996, regardless of whether such party continues to hold an ownership interest in the Partnership or any corporate successor (other than Section 4.8, which shall survive indefinitely). All of the indemnities and covenants of the parties contained in this Agreement shall, unless otherwise provided herein, survive indefinitely or for the period set forth in any applicable statute of limitations; provided, however, that upon the purchase of Harsco's interest in the Partnership under the call provided for in
Section 7.2 of the Partnership Agreement, the indemnity set forth in Section 6.1(a) and, in the event of a Change in Control of FMC, the covenants set forth in Sections 5.6 and 5.12 on the part of Harsco shall be extinguished.

          7.13 Advice of Legal Counsel. Each party hereto acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This
Agreement shall not be construed against any party hereto by reason of the drafting or preparation thereof.

          7.14 Noncompetition. Each Parent agrees that, until such time as the Share Percentage of such Parent's Partner (or equivalent common equity interest in any corporate successor to the Partnership) falls below 20% and for an additional period of three (3) years thereafter, it will not engage, directly or indirectly, anywhere in the world in any line of business within the Scope of Activity; provided, however, that (i) Harsco shall be entitled to continue to engage in the development, manufacture, retrofit, installation, repair, overhaul, engineer, design, service, sale and marketing of wheeled trucks (whether armed or unarmed), trailers, busses, armor and armor kits for sale to the military and other customers and (ii) either Parent shall be entitled to continue to engage in the development, manufacture, retrofit, installation, repair, overhaul, engineer, design, service, sale and marketing of any component part or subsystem of military vehicle systems or weapon stations which are similar to classes of products or services that primarily are commercially sold by such Parent for non-military uses. If any court of competent jurisdiction shall finally hold that the time, territory or any other provision set forth in this Section 7.14 constitutes an unreasonable restriction, such provision shall not be rendered void, but shall apply as to such time, territory or to such other extent as such court may determine constitutes a reasonable restriction under the circumstances involved. Each Parent acknowledges that the restrictions contained in this Section 7.14 are reasonable and necessary to protect the legitimate interests of the Parents and the Partnership and that any breach by either Parent of any provision hereof will result in irreparable injury to the Partnership. Each Parent acknowledges that, in addition to all remedies available at law, the Partnership or a Parent shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all losses and damages, including consequential damages, arising from such breach. Any Parent and any of its Affiliates may engage in other business ventures and dealings within or without the Partnership's Scope of Activity, except to the extent that such ventures and dealings are prohibited by this Section 7.14.

          IN WITNESS WHEREOF, this Agreement has
been executed and delivered as of the date first above written.


FMC CORPORATION


By:

Its:



HARSCO CORPORATION


By:

Its:



HARSCO DEFENSE HOLDING, INC.


By:

Its:



With respect only to the obligations of it expressly set forth herein:

UNITED DEFENSE, L.P.

By:  FMC CORPORATION
     its general partner


By:
Its:

       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION PARTNERSHIP AGREEMENT
DOCUMENT TYPE 2
COUNT 75

                                                        EXHIBIT I















                     PARTNERSHIP AGREEMENT

                          BY AND AMONG

                        FMC CORPORATION,

                  HARSCO DEFENSE HOLDING, INC.

                              AND

                      UNITED DEFENSE, L.P.

                  DATED AS OF JANUARY 1, 1994

                       TABLE OF CONTENTS

                                                             Page

ARTICLE I    DEFINITIONS                                        5
    1.1      Definitions                                        5

ARTICLE II   ORGANIZATION                                       6
    2.1      Formation and Term of the Partnership              6
    2.2      Scope of Activity                                  7
    2.3      Property Ownership                                 7
    2.4      Business Dealings with the Partnership             7
    2.5      Confidential Information                           7
    2.6      Powers                                             8

ARTICLE III  GOVERNANCE AND ADMINISTRATION                      9
    3.1      Matters Requiring the Consent of the Limited
             Partner                                            9
    3.2      Reports to the Limited Partner                    13
    3.3      Restrictions on Partners                          14
    3.4      Managing General Partner                          14
    3.5      The Advisory Committee                            16
    3.6      Officers                                          20
    3.7      Insurance                                         22
    3.8      Employee and Officer Confidentiality
             Agreements 																																				   22
    3.9      Consolidation Costs                               22
    3.10     Other Business                                    23
    3.11     Revolving Credit                                  23
    3.12     Dispute Resolution on A Services                  24

ARTICLE IV   CONTRIBUTIONS, CAPITAL ACCOUNTS, ALLOCATIONS      26
    4.1      Capital Accounts                                  26
    4.2      Partnership Profits and Losses                    29
    4.3      Allocation of Profits and Losses                  32
    4.4      Allocation of Taxable Income and Loss             36
    4.5      Additional Capital Contributions                  38
    4.6      Loss Limitation and Special Allocation            39
    4.7      No Interest                                       41
    4.8      No Withdrawal                                     41
    4.9      Loans From Partners                               41
    4.10     Loans to Partners                                 41
    4.11     No Deficit Capital Account Make-Up
              Obligation.  																																		  41

ARTICLE V    FISCAL MATTERS                                    41
    5.1      Fiscal Years and Fiscal Quarters                  41

    5.2      Location of Books of Account                      41
    5.3      Books and Records                                 42
    5.4      Annual Financial Statements                       42
    5.5      Interim Financial Statements and Other
             Information                                       43
    5.6      Estimated Tax Information                         44
    5.7      Tax Return Information                            44
    5.8      Inspection of Facilities and Records;
             Partnership Assistance                            44
    5.9      Principal Accounting Procedures                   45
    5.10     1993 Parent Financial Statements                  47
    5.11     Retention of Certain Items                        47
    5.12     Responsibilities of Accountants                   47
    5.13     State Income Taxes.                               48

ARTICLE VI   DISTRIBUTIONS                                     49
    6.1      Distribution of Limited Partner Allocation        49
    6.2      Environmental Carrying Cost Distributions         50
    6.3      Tax Distributions                                 50
    6.4      Special Distributions                             51
    6.5      Additional Cash Distributions                     51

ARTICLE VII  TRANSFER OF INTERESTS                             53
    7.1      Private Sale                                      53
    7.2      Put and Call Options                              56
    7.3      Additional Matters                                59

ARTICLE VIII INDEMNIFICATION                                   61
    8.1      Indemnification of Partners                       61
    8.2      Indemnification by Partners                       63
    8.3      Insurance                                         63
    8.4      Contract Right                                    63

ARTICLE IX   DISSOLUTION; WITHDRAWAL                           63
    9.1      Causes of Dissolution                             63
    9.2      Dissolution by Agreement                          64
    9.3      Winding Up                                        64
    9.4      Distribution Upon Liquidation                     64
    9.5      Withdrawal Prohibited                             65

ARTICLE X    CERTAIN TAX MATTERS                               65
    10.1     Taxation as a Partnership                         65
    10.2     Election to Adjust Tax Basis                      66
    10.3     Partners' Share of Excess Nonrecourse
             Liabilities                                       66
    10.4     Organizational Expenses                           66
    10.5     Withholding and Certain Other Taxes               66
    10.6     Books, Records and Cooperation                    67

    10.7     Tax Elections                                     67
    10.8     Tax Matters Partner                               67
    10.      Amendment to Code or Treasury Regulations         68

ARTICLE XI   NOTICE                                            68
    11.1     Manner of Giving Notice                           68
    11.2     Addresses                                         69

ARTICLE XII  MISCELLANEOUS                                     70
    12.1     Amendment                                         70
    12.2     Applicable Law                                    70
    12.3     Further Assurances                                70
    12.4     Headings                                          70
    12.5     Section Numbers                                   71
    12.6     Parties Bound                                     71
    12.7     Severability                                      71
    12.8     Waiver                                            71
    12.9     Entire Agreement                                  71
    12.10    Advice of Legal Counsel                           71
    12.11    Dispute Resolution                                72
    12.12    Parties in Interest; Limitation on Rights of
               Others                                          72
    12.13    Counterparts                                      73
    12.14    Jurisdiction, Court Proceedings                   73
    12.15    Waiver of Rights of Partition and
              Dissolution                                      74
    12.16    Determination of Fair Market Value                74

Schedule 3.2 Reports to the Limited Partner                    56

Schedule 4.1 Determination of Initial Capital Accounts         57

Schedule 5.9 Accounting Methods, Tax Elections and
             Tax Depreciation Methods                          58

Exhibit A    Insurance Coverages                               59

Exhibit B    Form of Confidentiality Agreement for
             Officers and Advisory Committee Members           60

Exhibit C    Form of Confidentiality Agreement for
             Prospective Employees                             61

Exhibit D    Form of Senior Promissory Note                    62

     THIS PARTNERSHIP AGREEMENT is entered into as of January 1, 1994 by and among FMC Corporation, a
Delaware corporation ("Managing General Partner"),
Harsco Defense Holding, Inc., a Delaware corporation
("Limited Partner"), which is a direct wholly-owned subsidiary of Harsco Corporation, a Delaware corporation ("Harsco"), and United Defense, L.P., a
Delaware limited partnership ("the Partnership"). Each of Managing General Partner and Limited Partner is sometimes referred to herein as "Partner," and collectively they are sometimes referred to as "Partners" or "Parties."

     WHEREAS, the Managing General Partner and Harsco have entered into a Participation Agreement dated as of January 1, 1994, as amended from time to time in accordance with its terms (the "Participation
Agreement"), setting forth certain representations and warranties, conditions and agreements dealing with their relationships and certain relationships of their Affiliates and Subsidiaries and the establishment and operation of this Partnership;

     NOW, THEREFORE, in consideration of the mutual covenants, and subject to the terms and conditions, contained herein, the Partners hereby form and create the Partnership under and pursuant to the Delaware
Revised Uniform Limited Partnership Act, as amended or its successor, Title 6, Chapter 17 of the Civil Code of the State of Delaware, for the purposes and upon the terms, provisions and conditions as hereinafter set forth.

                           ARTICLE I

                          DEFINITIONS

     1.1  Definitions    Except as otherwise defined
herein, terms used herein in capitalized form shall have the meanings attributed to them in Annex A to this Partnership Agreement.

                           ARTICLE II

                          ORGANIZATION

     2.1  Formation and Term of the Partnership.

          (a)  Formation; Compliance.  As of the date
hereof, the Partners enter into and form the Partnership as a limited partnership under the laws of the State of Delaware. The Partnership shall promptly file with the appropriate Governmental Authorities all documents in connection with the formation and operation of the Partnership as may be required or appropriate under the laws of the State of Delaware
(including, but not limited to, the Delaware Revised
Uniform Limited Partnership Act) or any other jurisdiction in which the Partnership proposes to carry on business. The Partnership shall provide to each Partner upon request a copy of each such document as filed.

          (b)  Business Names.  The activities and
business of the Partnership shall be conducted under the name United Defense, L.P. The Partnership may also do business under other names agreed to by both of the Partners. If required by an applicable Governmental
Rule, (i) the Partnership shall cause appropriate partnership certificates or fictitious business name certificates to be filed with the appropriate
Governmental Authorities and (ii) the Managing General
Partner shall as expeditiously as reasonably possible register the Partnership to do business as a foreign limited partnership in all appropriate jurisdictions.

          (c)  Principal Office.  The "Principal
Office" of the Partnership shall be in or around
Arlington, Virginia. Other offices may be established, and the location of any office of the Partnership
(including the Principal Office) may be changed by the Managing General Partner or, if other than the Principal Office, by the CEO, at any time and from time to time.
       PAGE 7

          (d)  Partnership Term.  The term of the
Partnership shall commence as of the date hereof and shall continue until dissolved as hereinafter provided in Article IX hereof.

     2.2 Scope of Activity. The "Scope of Activity" of the Partnership shall be to engage in the development, manufacture, retrofit, installation, overhaul, repair, engineering, design, service, sale and marketing of any military vehicle system (excluding trucks and busses) or weapon station, including any component part or subsystem thereof.

     2.3 Property Ownership. Except as provided in the Operative Documents or any other contract to which the Partnership is or becomes a party, (i) all assets and property, whether real, personal or mixed, tangible or intangible, including contractual rights, owned or possessed by the Partnership shall be held or possessed in the name of the Partnership, (ii) all such assets, property and rights shall be deemed to be owned or possessed by the Partnership as an entity and
(iii) none of the Partners individually shall have any separate ownership in such assets, property or rights.

     2.4  Business Dealings with the Partnership.
Subject to any approvals required pursuant to Sections
3.1 or 3.3 and subject to Section 3.4(b) hereof, whichever may apply, a Partner or any Affiliate thereof may enter into contracts or agreements with the Partnership on an arms-length and commercially reasonable basis and derive and retain profits therefrom. Subject to the requirements of Section 3.1 hereof, the validity of any such contract, agreement, transaction or dealing or any payment or profit related thereto or derived therefrom shall not be affected by any relationship between the Partnership and such Partner or any of its Affiliates.

     2.5  Confidential Information.  No member of the
Advisory Committee, employee of the Partnership or employee made available to the Partnership by a Partner or an Affiliate of such Partner shall be obligated to reveal confidential or proprietary information belonging to either Partner, or either Partner's
Affiliate, without the consent of such Partner or Partner's Affiliate.

     2.6  Powers.  Subject to and modified by the
terms, conditions and stipulations provided in Sections
3.1 and 3.3 below and any other terms, conditions and stipulations of this Agreement, the Participation
Agreement or any other Operative Document, as applicable, the Partnership may exercise all of the powers and privileges granted by this Agreement and by law, together with any other powers incidental thereto, including, but not limited to, the power and privilege to:

          (a) Receive by contribution, purchase, lease or otherwise acquire, employ, use or otherwise deal in and with real or personal property, or any interest therein, wherever situated, and subject to the terms of this Agreement, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated;

          (b)  Appoint such managers, employees and
agents as deemed appropriate and pay or otherwise provide for them suitable compensation;

          (c)  Participate with others in any
transaction, undertaking or arrangement which the Partnership by itself would have the power to conduct within the Scope of Activity, whether or not such participation involves sharing or delegation of control of such activity with or to others;

          (d)  Make contracts, including contracts of
guaranty and suretyship, incur liabilities, borrow money, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage, pledge or other encumbrance of all or part of its property, franchises and income;

          (e)  Lend money for Partnership purposes,
invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested;

          (f)  Sue and be sued in all courts and
participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceedings, in its Partnership name;

          (g)  Establish and carry out employment
policies, including, but not limited to, policies regarding hours of work, vacation, discipline and termination, and pension, profit sharing, retirement, benefit, incentive and compensation plans and trusts;

          (h) Establish and maintain a risk management program (including insurance) for (i) all assets and properties of the Partnership, (ii) all potential legal liabilities arising out of Partnership activities,
(iii) all statutory responsibilities regarding employees, and (iv) any other possible exposures of the Partnership;

          (i)  Execute and deliver the Operative
Documents to which it is to be a party;

          (j)  Adopt: (i) forms of agreements and
employment policies with respect to the protection of confidential information and (ii) business plans; and

          (k)  Exercise such additional powers and
privileges as are otherwise permitted to be exercised by the Delaware Revised Uniform Limited Partnership
Act.


                          ARTICLE III

                 GOVERNANCE AND ADMINISTRATION

     3.1  Matters Requiring the Consent of the Limited
Partner. The following is a list of actions which may not be taken by the Partnership without the written consent of the Limited Partner, so long as the Limited
Partner's Share Percentage is at least 20%:

          (a)  Subject to Section 12.1, any changes to
or amendments of this Agreement; or in the event of the incorporation of the Partnership pursuant to Section 2 of the Registration Rights Agreement, the adoption of the initial certificate of incorporation and by-laws of the successor corporation and any subsequent amendments to its certificate of incorporation and by-laws;

          (b)  (i) Except as otherwise expressly
permitted by this Agreement, the Registration Rights
Agreement or any other Operative Document, the voluntary winding up, dissolution or liquidation of the Partnership, the filing of a petition in bankruptcy, or for the reorganization or rehabilitation under the Federal bankruptcy law or any state law, for the relief of debtors, consenting to an order for relief entered against it under any Federal bankruptcy law or otherwise consenting to having the Partnership adjudicated bankrupt or insolvent, the making of an assignment for the benefit of creditors or the suffering beyond 90 days of the appointment of a receiver, trustee or custodian for a substantial portion of its business or properties by virtue of an allegation of insolvency, (ii) any similar action under any foreign law or (iii) the decision not to oppose any filing or petition which seeks to have the Partnership declared bankrupt or insolvent under any such law;

          (c) The sale of all or a substantial part of the assets of the Partnership;

          (d)  The making of any distribution to a
Partner by the Partnership in contravention of Article
VI hereof, or any repurchase, redemption or acquisition of the equity of the Partnership not in proportion to the Partners' respective Share Percentages;

          (e)  The entry by the Partnership into any
business activity outside the Scope of Activity, except that the Partnership shall be entitled to engage in the business of developing, manufacturing, retrofitting, overhauling, repairing, engineering, designing, servicing, selling and marketing of forgings, castings and fabrications for commercial customers as such business is engaged in by the FMC Defense Business immediately prior to the Closing Date and as such business may be subsequently modified, extended or developed by the Partnership so long as such modification, extension or development is financed solely with internally generated funds and does not occasion a capital call;

          (f)  The replacement of the Accountants for
the Partnership;

          (g)  (i) The issuance of additional general
Partnership interests to any Person other than the Managing General Partner pursuant to Section 4.5 or clause (ii) below and (ii) the issuance for cash of additional limited or general Partnership interests unless the Partnership shall first have offered to sell to each holder of Partnership interests, on the same terms (which terms shall be reasonably determined by the Managing General Partner), a percentage portion of such newly issued limited Partnership interests (or general Partnership interests if offered to the Managing General Partner) equal to such holder's Share
Percentage;

          (h)  Any dilution of the Limited Partner's
Share Percentage below 20%;

          (i)  Any change in the name of the
Partnership;

          (j) Any Related Party Transaction consisting of (i) the provision of management services for value
(other than management services covered by Section 4(b) of the Management Services Agreement) by the Managing
General Partner or any of its Affiliates to the Partnership; (ii) all sales of products or services
(other than services covered by clause (i) above) by the Managing General Partner or any of its Affiliates to the Partnership in any Fiscal Year in excess of an aggregate of $500,000; or (iii) the purchase of products by the Managing General Partner or any of its Affiliates from the Partnership or the entry into any other agreements between the Partnership and the Managing General Partner or any of its Affiliates which, in any such case, involves the payment of money or the assumption or release of any reasonably estimable liability that individually exceeds $100,000 or collectively in any Fiscal Year exceeds $1,000,000 in the aggregate. The "A Services" performed pursuant to Section 4(a) of the Management Services Agreement by
FMC and its Affiliates will be subject to the annual consent of the Limited Partner under this Section
3.1(j), which annual consent has been given with respect to Fiscal Year 1994. Such annual consent shall constitute the Limited Partner's consent with respect to such A Services. If the Limited Partner's consent is not obtained with respect to any such A Services to be obtained from FMC in any Fiscal Year subsequent to the Fiscal Year ended December 31, 1994, no such A
Services shall be provided unless and until an arbitration proceeding pursuant to Section 3.12 shall have been concluded; provided, however, that any such nonapproved A Services may continue to be provided only to the extent permitted by Section 4(d) of the Management Services Agreement. Thereafter any such A
Services shall be provided only if the Arbitrator has determined that Harsco's consent to the provision of such services was unreasonably withheld. All Related
Party Transactions shall be generally consistent with normal commercial practices by providers of similar products and services in arm's-length transactions and all sales of products and services pursuant to clause
(ii) above shall be consistent with the normal profit margins of the Managing General Partner or its Affiliates. The parties hereby agree that (i) any subcontract between the Partnership and FMC's Corporate
Technology Center providing for work which relates to any Partnership engineering contract or other contract which requires the submission of certified cost or pricing data, (ii) any cash advances made to the Partnership pursuant to Section 5.18 of the Participation Agreement, (iii) any transaction that is limited to a direct pass-through of amounts billed by an unaffiliated third party and (iv) any capital contributed to the Partnership pursuant to Section 4.5 of this Agreement or Sections 2.1.3, 2.1.4, 2.1.5 or
2.3.3 or Article VI of the Participation Agreement shall not constitute Related Party Transactions for purposes of this Section 3.1(j).

          (k)  Determining the share of Profits and
Losses under Section 4.3(c)(vii); and

          (l)  Any amendment to the Lease Agreement.

          Whenever the Managing General Partner wishes to propose any action by the Partnership requiring the consent of the Limited Partner, the Managing General
Partner shall provide such a proposal to the Designated
Representative of the Limited Partner not less than ten
Business Days in advance of the proposed implementation of such proposal. The proposal shall be in writing and shall set forth, in reasonable detail, the reasons for the proposed action, the anticipated consequences thereof and any appropriate background information needed by the Limited Partner to evaluate the proposal.
If the Limited Partner reasonably concludes that additional information is needed in order to reach its conclusion, the Designated Representative of the Limited Partner shall so advise the Managing General
Partner, in a writing specifying in reasonable detail the requested additional information, within ten
Business Days after receipt of the Proposal and the Managing General Partner shall provide the requested information as expeditiously as reasonably possible.
If no request is made for additional information, the Limited Partner through its Designated Representative shall advise the Managing General Partner in writing whether the consent is given within ten Business Days after receipt of the proposal. If additional information is requested, the Designated Representative of the Limited Partner shall respond within ten
Business Days after receipt of the requested information. Nothing herein shall require the Managing
General Partner to provide information that cannot be obtained with reasonable effort.

          Because the breach by the Managing General
Partner of any of its obligations under this Section
3.1 would cause irreparable harm to the Limited Partner that would be difficult to quantify and would not be compensable by damages alone and because the Limited
Partner would not have entered into this agreement in the absence of Section 3.1, the Managing General
Partner expressly agrees that the Limited Partner will have the right to enforce Section 3.1 by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies the Limited
Partner may have with respect to the breach of any provision of Section 3.1 by the Managing General
Partner.  The reference to specific performance in this
Section is not a waiver of either party's rights to seek equitable relief for breaches of other sections of this Agreement.

     3.2  Reports to the Limited Partner.  The
Partnership shall deliver to the Limited Partner on a timely basis such information as is reasonably requested by the Limited Partner in order to fulfill financial reporting and other legal requirements, in addition to that information listed on Schedule 3.2.

     3.3  Restrictions on Partners.  Except as
specified in this Agreement, neither Partner may, without the written consent of the other Partner:

          (a)  make any agreement with any third party
on behalf of or otherwise purport to bind the other
Partner or do any act in contravention of this Agreement; or

          (b)  release a Partner from any obligation
under this Agreement or, to the extent it relates to the Partnership, any Operative Document.

     3.4  Managing General Partner.

          (a)  The Managing General Partner will act as
Managing General Partner of the Partnership.  The
Managing General Partner shall have the right to exercise, on behalf of the Partnership, all the powers not requiring the consent of the Limited Partner pursuant to Section 3.1 above. Subject to the provisions of this Agreement, the Managing General
Partner shall have the sole power and authority to represent and to act for the Partnership and to bind the Partnership with respect to Partnership property and affairs. Without limiting the foregoing, the Managing General Partner, acting through those of its officers, employees and agents as it shall designate in writing from time to time, shall, in addition to the officers of the Partnership, have the authority to certify claims against the U.S. Government on behalf of UDS for purposes of Section 6(c) of the Contract
Dispute Act, 41 U.S.C.  605(c), as amended.  The
Limited Partner will take no part in the control, management, direction or operation of the affairs of the Partnership and will have no power to bind the Partnership. The Limited Partner will not be personally liable for any obligations of the Partnership and will have no obligation to make contributions to the Partnership in excess of those specified in this Agreement or Articles II, and VI and
Section 5.22.5 of Article V of the Participation
Agreement except to the extent set forth under the laws of the State of Delaware.

          (b)  The Managing General Partner shall at
all times act in a fiduciary manner with respect to the Partnership and the Partners, shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall exercise good faith and integrity in all aspects of its handling of the affairs of the Partnership; provided, however, that, except as expressly provided in the Management
Services Agreement, in no event shall the Managing
General Partner have any liability to the Partnership or any other Partner for simple negligence in an action for an alleged breach of the duty of care. The
Managing General Partner shall not employ, or allow any other Person to employ, such funds or assets, in any manner except in any manner which the Managing General
Partner reasonably believes in good faith to be in or not opposed to the best interests of the Partnership.
Notwithstanding any Delaware judicial precedent to the contrary and without in any way limiting its rights under Delaware law, the Limited Partner shall be entitled to bring an action against the Managing
General Partner, its Affiliates or the directors, officers or employees of any of them in the right of the Partnership under Section 17-1001 of the Delaware
Corporation Law or any other applicable provision of Delaware law to recover a judgment in the Partnership's favor if the Managing General Partner has refused to bring the action within ninety (90) days after the receipt by the Partnership of the Limited Partner's demand that such action be commenced.

          (c)  Except as caused by actions which are
otherwise expressly contemplated by this Agreement, the Registration Rights Agreement or any other Operative
Document, while conducting the business of the Partnership, the Managing General Partner will use all reasonable efforts not to act in any manner which will
(i) cause the termination of the Partnership for federal income tax purposes or (ii) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation.

          (d)  The Managing General Partner shall use
reasonable efforts to cause to be prepared and timely filed with appropriate Governmental Authorities all material reports required to be filed with such entities under then current applicable laws, rules and regulations and to cause such reports to be prepared on substantially the accounting or reporting basis required by such Governmental Authorities. Upon request, the Managing General Partner shall promptly provide the Limited Partner with a copy of any such report.

          (e)  The Managing General Partner shall use
reasonable efforts to take all actions reasonably required by the Limited Partner and necessary, appropri ate or desirable for the continuation of the Partnership's valid organization and existence as a limited partnership affording limited liability to the Limited Partner under the laws of the State of Delaware. The Managing General Partner shall not be responsible or liable for any action taken by the Limited Partner that is deemed to be or interpreted as an action on behalf of the Partnership or involving participation in the control or management of the Partnership's business.

     3.5  The Advisory Committee.

          (a)  General.  To facilitate the exercise by
the Managing General Partner of its powers and responsibilities under this Agreement, the Partnership shall have a committee, comprised of ten individuals designated in the manner described below (the "Advisory
Committee" or "Committee"), which will consider and discuss any or all matters regarding the direction and control of the Partnership.

          (b)  Members, etc.  The Managing General
Partner shall designate six members of the Advisory
Committee and the Limited Partner shall designate four members of the Advisory Committee. Upon any adjustment of the Share Percentages, the number of members of the Advisory Committee designated by each Partner shall, if necessary, also be adjusted so that such number shall be the whole number closest to one-tenth of such Partner's Share Percentage; provided, that, if the Share Percentages are whole numbers ending in five, then the General Partner shall round its Share
Percentage to the next highest multiple of ten, and the Limited Partner shall round its Share Percentage to the next lowest multiple of ten, to determine their respective numbers of Designees. Each such Designee shall serve at the pleasure of the Partner which designated such Designee. Each Partner may appoint one or more alternate Designees to replace at any meeting of the Committee any of its Designees who may be disqualified or absent. Each Partner shall bear the cost incurred by its Designees in their capacities as such, and no Committee member or alternate shall be entitled to compensation from the Partnership for serving in such capacity. Subject to applicable
Governmental Rules, each member of the Advisory
Committee shall be entitled to review classified information of the Partnership.

          (c)  Initial Committee Members.  The initial
Committee Designees are:

              (i)   for the Managing General Partner:

                         Robert N. Burt
                         Larry D. Brady
                         Francis A. Riddick
                         Randy S. Ellis
                         Edward C. Meyer
                         Robert L. Day

             (ii)   for the Limited Partner:

                         Leonard A. Campanaro
                         Derek C. Hathaway
                         Barrett W. Taussig
                         Robert L. Kirk
       PAGE 18

          (d)  Changes to Members.  Each Partner shall
notify the Partnership and the other Partner of any change to the business address and business telephone and telecopy numbers of each Designee designated by such Partner. Each Partner shall promptly notify the Partnership and the other Partner of any change in such Partner's Designees to the Committee which notice shall include the name of the Designee being replaced with a new Designee and the name, address, telephone and telecopy numbers for the such new Designee. Each
Partner's Designees to the Committee shall remain in effect until the Partner making such appointment notifies the Partnership and the other Partner of a change in such appointment in accordance with (b) above or such Designee notifies the Partnership of his or her resignation as a member of the Committee.

          (e)  Meetings, etc.  Meetings of the Advisory
Committee shall be held at the Principal Offices of the Partnership or at such other place as may be determined by the Advisory Committee. Regular meetings of the Advisory Committee shall be held six times per year
(including within a reasonable period of time after the end of each Fiscal Quarter) until the second anniversary of the Closing Date and four times per year thereafter on such dates and at such times as shall be determined by the Advisory Committee. Special meetings of the Advisory Committee may be called by the CEO or either Partner for any reason on at least (i) five
Business Days' prior written notice by U.S. first class mail, (ii) three Business Days' actual telephonic notice to each Designee personally for a meeting other than a telephonic meeting or (iii) 36 hours' prior written or telephonic notice for a telephonic meeting.
The actions taken by the Advisory Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after such meeting, the Designee as to whom it was improperly noticed, if any, signs, (i) a written waiver of notice, (ii) a consent to the holding of such meeting or (iii) an approval of the minutes thereof. A meeting of the Advisory Committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard simultaneously by all other participants and each can speak to all others.
       PAGE 19

          (f)  Meeting Rules.  The Managing General
Partner shall prepare and provide to the Limited
Partner a proposed agenda not less than ten Business
Days before each regularly scheduled meeting of the Advisory Committee. Upon the written request of the Limited Partner made at least five Business Days before a regularly scheduled meeting of the Advisory
Committee, the proposed agenda shall be expanded to include any additional agenda items suggested by the Limited Partner. At each regular meeting of the Advisory Committee, officers of the Partnership shall update the Committee with respect to financial and operational matters and the status of all material claims and indemnification matters. Such officers shall also report on such other matters as may be reasonably requested by the Limited Partner. The
Advisory Committee may establish reasonable rules and regulations to (i) require the Partnership to call meetings and perform other administrative duties, (ii) place reasonable limits on the number and participation of observers and to require such observers to observe confidentiality obligations and (iii) otherwise provide for the keeping of minutes.

          (g)  Discussion of Matters Requiring the
Limited Partner's Consent. At the request of either the Managing General Partner or the Limited Partner, any proposed action by the Partnership requiring the consent of the Limited Partner may be considered and discussed at a regular or special meeting of the Advisory Committee, but no such action may be taken without the consent of the Limited Partner.

          (h)  Dispute Resolution.  At the request of
either the Managing General Partner or the Limited
Partner, the Advisory Committee shall attempt in good faith to resolve any dispute between such Partners
(other than matters covered by Sections 3.1 or 3.12 hereof) before either such party may invoke the dispute resolution mechanism set forth in Section 12.11. If the Advisory Committee does not resolve the dispute to the satisfaction of both parties within 60 days after the Advisory Committee receives notice of such dispute, then either party may invoke the dispute resolution mechanism set forth in Section 12.11.
       PAGE 20

          (i) Notwithstanding anything to the contrary herein provided, the Advisory Committee shall have no responsibility or authority to manage the affairs of the Partnership.

     3.6  Officers.

          (a)  General.  The officers of the
Partnership shall be a Chief Executive Officer
(sometimes referred to as the "CEO") and such other officers as may be set forth in this Agreement or any other Operative Document or determined by the Managing
General Partner from time to time to be necessary or advisable for the conduct of the business and affairs of the Partnership. All officers of the Partnership shall be appointed by the Managing General Partner and shall be subject to removal with or without cause by the Managing General Partner. Any individual may hold more than one office. All officers of the Partnership shall (i) report to the Chief Executive Officer, who shall report to the Managing General Partner, (ii) have the powers and duties set forth in this Section 3.6 or as otherwise prescribed by the Managing General Partner or, in the case of officers other than the CEO, the CEO and (iii) serve for the term designated by this Agreement or the Managing General Partner, subject to removal as provided above.

          (b)  Chief Executive Officer.  The initial
Chief Executive Officer shall be Thomas W. Rabaut.
Subsequent CEOs shall be selected by the Managing
General Partner.  Subject to the powers of the Managing
General Partner and the provisions of Section 3.1 hereof, he or she shall be in the general and active charge of the entire business, affairs and property of the Partnership, shall be its chief policy making officer and have control over its officers, agents and employees; and shall see that all orders and resolutions of the Managing General Partner or the Partners are carried into effect, including compliance with the terms and conditions of any consent by the Limited Partner pursuant to Section 3.1. Subject to
Sections 3.1 and 3.3 above, he or she may execute bonds, mortgages and other contracts within the powers set forth in Section 2.6 above or as delegated by the Managing General Partner, as appropriate, except where
       PAGE 21

required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Managing
General Partner or the CEO to some other officer or agent of the Partnership. The Chief Executive Officer may vote or execute written consents with respect to the capital stock of each Subsidiary of the Partnership in accordance with this Agreement.

          (c)  Chief Financial Officer.  The Chief
Financial Officer shall be selected by the CEO, subject to the approval of the Managing General Partner. The
Chief Financial Officer of the Partnership shall, under the direction of the Managing General Partner and the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the office of treasurer. The Chief Financial
Officer shall have such other powers and perform such other duties as may be prescribed by the Chief
Executive Officer or the Managing General Partner or as may be provided in this Agreement.

          (d) Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents shall act with all of the powers and be subject to all the restrictions as authorized by the CEO and approved by the Managing General Partner. The vice-presidents shall also perform such other duties and have such other powers as the Managing General Partner, the Chief
Executive Officer or this Agreement may, from time to time, prescribe.

          (e)  The Secretary.  The Secretary shall
attend all meetings of the Advisory Committee and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief
Executive Officer's supervision, the Secretary shall give, or cause to be given, all notices required to be given by the Partnership under this Agreement; shall have such powers and perform such duties as the Managing General Partner, the Chief Executive Officer or this Agreement may, from time to time, prescribe.

          (f)  Other Officers and Agents.  Officers,
assistant officers and agents, if any, other than those whose duties are provided for in this Agreement, shall have
       PAGE 22

such authority and perform such duties as may from time to time be prescribed by the CEO or the Managing
General Partner.

     3.7  Insurance.  The Partnership's initial
insurance coverages shall be substantially as set forth in Exhibit A hereto. The Partnership may change any such coverages in any manner (and may self-insure as the Managing General Partner reasonably determines) and may maintain insurance coverages against such other liabilities and risks associated with the conduct by the Partnership of its operations and in such amounts as are generally maintained by companies engaged in a business similar to that of the Partnership.

     3.8  Employee and Officer Confidentiality
Agreements. Each officer of the Partnership and each member of the Advisory Committee, upon assuming office, shall enter into a confidentiality agreement in the form of Exhibit B hereto. Each Partner shall assign to the Partnership, if assignable, any confidentiality agreements with its employees who accept employment by the Partnership. Each prospective employee of the Partnership not otherwise bound by a confidentiality agreement, whose job exposes such employee to confidential information shall, upon accepting employment by the Partnership, enter into a confidentiality agreement in the form of Exhibit C hereto.

     3.9  Consolidation Costs.  No material
Consolidation Cost shall be incurred, and no commitment for the incurrence of a material Consolidation Cost shall be entered into, by the Partnership unless the Managing General Partner shall have made a good faith determination and reported in writing to the Limited
Partner that:

               (i)  a projection of the cost savings to
be achieved as a result of the
          incurrence of the Consolidation Cost in
          question reflects that such
           Consolidation Cost will be offset
       PAGE 23

          by cost savings which will be realized by the Partnership in the twenty-four month period following the incurrence of such
          Consolidation Cost; or

              (ii)  the Partnership has entered into an
          Advance Agreement with the DOD (or any agency or department thereof) which permits future recognition or recovery of the Consolidation
          Cost in question as an allowable cost or retention by the Partnership of at least equivalent future cost savings resulting from the consolidation; or

             (iii)  such Consolidation Cost can be
          recognized or recovered as an allowable cost under one or more of the Partnership's customer contracts; or

              (iv)  such Consolidation Cost can be
          offset, recognized or recovered through a combination of the sources referred to in clauses (i) through (iii) above.

          3.10 Other Business. Each Partner's interest in the business endeavor of the other Partner is limited to its interest in the Partnership, and, except as provided in Section 7.14 of the Participation
Agreement, no Partner's future business activities are restricted. Accordingly, in addition to the business of the Partnership, each Partner may, subject to
Section 7.14 of the Participation Agreement, invest or engage in any other business activity for which it is lawfully organized.

          3.11 Revolving Credit.  Notwithstanding
anything in Section 5.18 of the Participation
Agreement, the Partnership will use reasonable efforts to establish an independent revolving line of credit sufficient to meet the liquidity requirements of the Partnership as soon as practicable after the Closing
Date (it being understood that the obligations of the Partnership under such line of credit shall be nonrecourse to the Managing General Partner).

          3.12 Dispute Resolution on A Services. In the event that the Managing General Partner believes that the Limited Partner has unreasonably withheld its consent to the Partnership's procurement of A Services from the Managing General Partner in any Fiscal Year subsequent to the Fiscal Year ending December 31, 1994, then, in lieu of the dispute mechanism set forth in
Section 12.11, the following provision shall apply.
The Managing General Partner may commence arbitration hereunder within forty (40) Business Days after the Managing General Partner's receipt of written notice of the Limited Partner's withholding of its consent to the Partnership's procurement of A Services from the Managing General Partner for the given year by delivering to the Limited Partner a notice of arbitration (a "Notice of Arbitration"), and any failure by the Managing General Partner to commence an arbitration within such period shall constitute an absolute bar to the commencement of any such arbitration proceeding and a waiver of all claims relating to the reasonableness of such withholding of consent. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any dispute and any other matters required to be included therein by the Rules and Commentary for Non-
Administered Arbitration of Business Disputes, as in effect from time to time (the "Rules"), of the Center for Public Resources, Inc. ("CPR"). A partner of Ernst
& Young or Price Waterhouse, whichever is not the Accountants, to be selected by such accounting firm and not by either Partner, shall be the arbitrator (the
"Arbitrator"); provided, however, that, in the event that the Arbitrator for any reason withdraws or is disqualified from serving in that capacity and cannot be replaced by another qualified partner of such accounting firm because of such accounting firm's withdrawal or disqualification, CPR shall select as a substitute Arbitrator a person who is or has been actively employed in an executive or managerial capacity in the private-sector defense industry or with an independent public accounting firm having expertise in that area.

           The Arbitrator will determine the allocation of the costs and expenses of arbitration (except for fees and expenses of legal counsel, if any, selected by a party, which shall be borne by such party) as well as the resolution of any dispute governed by this Section
3.12. The arbitration shall be conducted in Arlington, Virginia under the Rules, except as modified by the agreement of all of the parties to this Agreement. In any arbitration under this Section 3.12, there shall be a rebuttable presumption that the withholding of consent by the Limited Partner to the Partnership's procurement of A Services from the General Managing
Partner was reasonable, and the Managing General
Partner shall have the burden of rebutting that rebuttable presumption by a preponderance of the evidence. The pendency of any arbitration under this
Section 3.12 shall not in any way relieve the Managing
General Partner or the Partnership of the obligation to discontinue, within the transition periods set forth on Schedule A to the Management Services Agreement, the provision of any A Service or Services not consented to by the Limited Partner.

          Evidentiary hearings, if any, shall not
exceed 3 Business Days. The Arbitrator shall conduct the arbitration so that a final result, determination, finding or judgment (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 50 Business Days after the receipt by the Limited Partner of the Notice of Arbitration nor later than 10 Business Days following the completion of all other aspects of the arbitration.

          The Final Determination shall be signed by the Arbitrator, and shall be limited to a decision that the withholding by the Limited Partner of its consent to the Partnership's procurement of A Services from FMC for the given year was either reasonable or unreasonable. In the event that the Final
Determination states that the Limited Partner's consent was unreasonably withheld, the Managing General Partner may provide such A Services on the terms originally proposed by it. The Final Determination shall be final and binding on all parties (but shall have no bearing upon any withholding of consent by the Limited Partner in or with respect to any subsequent year), and there shall be no appeal or reexamination of the Final
Determination, except as provided in Sections 10 and 11 of the Federal Arbitration Act, 9 U.S.C. 1 et seq.
Either Partner may enforce any Final Determination in any state or federal court having jurisdiction over the dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

                           ARTICLE IV

          CONTRIBUTIONS, CAPITAL ACCOUNTS, ALLOCATIONS

     Except as otherwise provided in this Article IV, the provisions of this Article IV relate solely to allocations of income, gain, loss, deduction, and credit for Federal income tax purposes and to the maintenance of capital accounts for purposes of Section
704(b) of the Code and corresponding Treasury
Regulations (and do not relate to accounts maintained for GAAP or other purposes).

     4.1 Capital Accounts. (a) The Partnership shall maintain a capital account ("Capital Account") for each Partner. The Managing General Partner agrees to contribute capital to the Partnership as provided in
Article II of the Participation Agreement.  The Limited
Partner agrees to contribute capital to the Partnership as provided in Article II of the Participation
Agreement. The Partners agree that, based on their arm's-length negotiations (i) the Fair Market Value of the contribution agreed to be made by the Managing
General Partner is $138,600,000 and (ii) the Fair
Market Value of the contribution agreed to be made by the Limited Partner is $92,400,000. The Partners have agreed that the Fair Market Value of the contribution of the Managing General Partner shall be allocated among the FMC Assets, the FMC Liabilities and cash in the manner prescribed on Schedule 4.1 and that the Fair
Market Value of the contribution of the Limited Partner shall be allocated among the Harsco Assets, the Harsco
Liabilities and cash in the manner prescribed on
Schedule 4.1.

          (b) After giving effect to the contributions and distributions described in Section 4.1(a), the Capital Accounts shall be

               (i)  increased by:

               (A)  any amount of cash transferred to
          the Partnership by such Partner as a capital contribution;

               (B)  the Fair Market Value (determined
          in accordance with Section 12.16 below) of any property (other than cash) transferred to the Partnership by the Partner as a capital contribution (net of liabilities secured by such property); and

               (C)  the amount of any Profits allocated
          to such Partner pursuant to Section 4.3; and

              (ii)   decreased by:

               (A)  the amount of cash distributed to
          the Partner by the Partnership pursuant to this Agreement;

               (B)  the Fair Market Value (determined
          in accordance with Section 12.16 below) of any property (other than cash) distributed to the Partner by the Partnership pursuant to this Agreement (net of liabilities secured by such property); and

               (C)  the amount of any Losses allocated
          to such Partner pursuant to Section 4.3.

          (c)  Any indemnification payment made by a
Partner or a Parent of the Partner to the Partnership pursuant to Article VI of the Participation Agreement shall be treated as cash transferred to the Partnership by such Partner as a capital contribution.

          (d)  (i)  Subject to the provisions of clause
(ii) of this Section 4.1(d), the Managing General
Partner may cause the Capital Accounts to be increased or decreased in accordance with Treasury Regulations

Section 1.704-1(b)(2)(iv)(f) based on the Fair Market
Value of the Partnership's property (determined in accordance with Section 12.16 below).

              (ii)  In the case of a Significant Event,
the Managing General Partner shall cause the Capital
Accounts to be increased or decreased in accordance with Treasury Regulations Section 1.704(b)(2)(iv)(f) based on the Fair Market Value of the Partnership's property (determined in accordance with Section 12.16 below). For purposes of this Section 4.1(d), the term
"Significant Event" means the contribution by a new or existing Partner of more than $10 million in the form of money or property to the Partnership in exchange for a Partnership interest or the distribution by the Partnership of more than $10 million in the form of money or property to a Partner in exchange for a Partnership interest.

             (iii)  Any adjustments to Capital Accounts
pursuant to this Section 4.1(d) shall reflect the manner in which any income, gain, loss or deduction inherent in such property would have been allocated to the Partners if such property had been sold at such time in a taxable transaction at Fair Market Value.

          (e)  A transferee of a Partnership Interest
shall succeed to that portion of the Capital Account of the transferor relating to the Partnership Interest transferred to the extent provided in Treasury
Regulation Section 1.704-1(b)(2)(iv)(1). However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership properties shall, except for purposes of distributions made pursuant to Article VI, be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership
Interest) and deemed recontributed by such Partners and transferees in reconstitution of the Partnership.

          (f)  The amount of any reserve for contract
closeouts shall, for purposes of this Section 4.1, be treated as a liability with a Fair Market Value equal to the amount of such reserve.

          (g) The amount of any environmental reserves contributed by a Partner shall, for purposes of this
Section 4.1, be treated as a liability with a Fair
Market Value equal to the amount of such reserve.

          (h)  The provisions of this Agreement
relating to Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b)(2)(iv).
With respect to the treatment of liabilities under Treasury Regulation Section 1.704-1(b)(2)(iv), the amount of any liability shall be its Fair Market Value.

          (i)  Any distribution or transfer required by
Section 6.3 hereof shall be treated as cash transferred to the Partner by the Partnership as a distribution.

     4.2  Partnership Profits and Losses2
Partnership Profits and Losses.

          (a)  "Profits" shall mean items of
Partnership income and gain determined according to
Section 4.2(b).  "Losses" shall mean items of
Partnership loss and deduction determined according to
Section 4.2(b).

          (b)  For purposes of computing the amount,
character and source of any item of income, gain, deduction, loss, credit and basis included in Profits or Losses, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes; provided that:

           (i)   Depreciation,  amortization  and  cost
recovery  shall  be calculated using the  Partnership's
method  for  Federal  income  tax  purposes;  provided,
however,  that  if  an asset has a  zero  adjusted  tax
basis,  the  Partnership  shall  select  a  method   of
depreciation, amortization or cost recovery recommended by the Accountants as a method which will not dispropo rtionately advantage or disadvantage either Partner.
Any deductions for depreciation, cost recovery or amortization attributable to property contributed to the Partnership by a Partner shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Fair Market Value (determined in accordance with Section 12.16 below) of such property at such time. If Capital Accounts are restated pursuant to Section 4.1(d), subsequent deductions for depreciation, cost recovery or amortization attributable to property owned by the Partnership at the time of the restatement shall be determined as if the adjusted basis of such property on the date of such restatement were equal to the Fair Market Value of such property at such time.

         (ii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined as if the adjusted basis of such property as of the date of such disposition were equal in amount to the Partnership's Carrying
     Value with respect to such property as of such date.

        (iii) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for Federal income tax purposes pursuant to
     Section 50(c) of the Code (or any analogous provisions), the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional item of depreciation or cost recovery deduction in the year such property is placed in service. Any restoration of such basis pursuant to Section 50(a) (or any analogous provisions) of the Code shall be allocated in the same manner as the deemed deduction was allocated.

         (iv)  All fees and other expenses incurred by
     the Partnership to promote the sale of (or to sell) a Partnership interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as an item of deduction and shall be allocated pursuant to Section 4.3.

          (v)  Except as otherwise provided in Treasury
     Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership.

         (vi)  Items of income and gain exempt from
     Federal income tax shall be included as items of income and gain.

        (vii)  Partnership expenditures that are not
     deductible for Federal income tax purposes and are not chargeable to capital and any losses on Partnership property sold to a related person that are disallowed for Federal income tax purposes shall be treated as items of loss or deduction.

       (viii)  If Partnership property is distributed
     to a Partner, such property shall be treated as if it were first sold for an amount equal to its Fair
     Market Value (determined in accordance with Section 12.16 below). Any income, gain, loss or deduction resulting from such deemed sale shall be allocated to the Partners pursuant to Section 4.3.

         (ix) To the extent that any payment described in Section 4.1(c) relates to a loss, liability, claim, damage or expense for which a Partner or the Partner's Parent makes, has made or is obligated to make an Indemnification Payment to the Partnership under Article VI of the Participation Agreement that does not otherwise result in an item of loss or deduction or capitalized basis or cost to be allocated under
     Section 4.3(c)(iii), such payment shall be treated as an item of loss or deduction under Section
     4.2(b)(vii) at the time it is made.

          (x)  Losses shall not include any items of
     loss or deduction which result from the
     satisfaction of a liability (including any contributed environmental reserves) that reduced a Partner's Capital Account under Section 4.1 except to the extent that the amount of such items exceeds such reduction.

          (xi) Any Qualifying Remedial Expenditure of the Partnership which has not been charged against any environmental reserves (which reserves were contributed by a Partner to the Partnership as part of its Initial
Capital Contribution) shall be treated as an item of loss or deduction in
       PAGE 32

     computing Losses in accordance with the preceding provisions of this Section 4.2(b).
     Notwithstanding the foregoing, to the extent that a Qualifying Remedial Expenditure results in the capitalization of an asset for Federal Income Tax purposes, then the amount which shall be treated as an item of loss or deduction in computing
     Losses pursuant to this Section 4.2(b)(xi) shall be equal to the amount of depreciation, amortization or other basis recovery which is allowed or allowable for such Fiscal Year with respect to such asset.

        (xii)  The amount of Realization of Qualifying
     Remedial Expenditures (as determined under Section
     5.22.4.4(i) of the Participation Agreement) shall be treated as an item of income in computing
     Profits in accordance with the preceding provisions of this Section 4.2(b).

       (xiii)  An amount equal to the TRER on each
     Major Contract shall be treated as an item of income in computing Profits in accordance with the preceding provisions of this Section 4.2(b).

     4.3 Allocation of Profits and Losses3 Allocation of Profits and Losses.

          (a) Except as otherwise provided herein, the Profits of the Partnership for each Fiscal Year shall be allocated as follows:

          (i) First, to the Limited Partner, an amount equal to the sum of (x) the lesser of the Limited
Partner Allocation or the Profits of the Partnership for such Fiscal Year plus (y) the Carryover Amount. In the case of a Fiscal Year (other than Fiscal Year 1994) consisting of less than 365 days, the dollar amount specified in the preceding sentence shall be equal to the product of the Limited Partner Allocation times a fraction, the numerator of which is the number of days in the Fiscal Year and the denominator of which is 365.
For purposes of this Section 4.3(a)(i), the term
"Carryover Amount" shall be the sum of (x) the amount, if any, by which the aggregate amount of Profits allocated to the Limited Partner for all prior Fiscal
Years under this Section 4.3(a)(i) is less than the
       PAGE 33

     aggregate amount of Profits that would have been allocated to the Limited Partner had the Profits of the Partnership in each fiscal period been equal to or greater than the Limited Partner
     Allocation for such fiscal period plus (y) interest on such amount for the period of time beginning on the last day of the earliest prior
     Fiscal Year for which the Carryover Amount allocated in the present Fiscal Year could not be allocated because of insufficient Profits and ending on the last day of the Fiscal Year for which the Carryover Amount is allocated, such interest to be calculated at rate of twelve month
     LIBOR prevailing on the first day of such period of time plus 100 basis points; provided, however, that in calculating such product the dollar amount specified in this sentence for any short Fiscal
     Year shall be equal to the product of the Limited
     Partner Allocation times a fraction, the numerator of which is the number of days in the Fiscal Year and the denominator of which is 365.
     Notwithstanding the foregoing provisions of this clause (i) or any other provision of the Operative
     Documents, the Limited Partner shall not be entitled to any further allocations under this clause (i) or otherwise in respect of the Limited
     Partner Allocation (except to the extent of any remaining Carryover Amounts) with respect to any period in which FMC or its permitted successor in interest is not entitled, whether due to termination, resignation or replacement as
     Managing General Partner, breach or any other cause, to receive its Annual Fee under Section
     4(b) of the Management Services Agreement. In the event that the Limited Partner is entitled to a distribution of Limited Partner Allocation Late
     Payment Interest under Section 6.1 hereof, then the allocation of Profits under this Section
     4.3(i) shall be increased by an amount equal to the amount of such Limited Partner Allocation Late
     Payment Interest.

          (ii) Second, to the Limited Partner and the Managing General Partner, an amount equal to the sum of
(x) the product of (1) the quotient of (A) such Partner's Share Percentage and (B) 1 minus such
Partner's Share Percentage and (2) the other
       PAGE 34

     Parent's respective CRB Carrying Costs for such
     Fiscal Year and (y) the CRBCC Carryover Amount, pro rata based on each Partner's percentage of the aggregate amount allowable to both Partners. For purposes of this Section 4.3(a)(ii), the term
     "CRBCC Carryover Amount" shall be the amount, if any, by which the aggregate amount of Profits allocated to either Partner for all prior Fiscal
     Years under this Section 4.3(a)(ii) is less than the aggregate amount of Profits that would have been allocated to such Partner had the Profits of the Partnership in each fiscal period been equal to or greater than the sum of the Limited Partner
     Allocation and all CRB Carrying Costs allocable hereunder for such fiscal period.

        (iii) Third, the balance of the Profits to the Partners in proportion to the Share Percentages in effect for the Fiscal Year, as adjusted from time to time, in which such Profits are recognized.

          (b) Except as otherwise provided herein, the Losses of the Partnership for each Fiscal Year shall be allocated to the Partners in proportion to the Share
Percentages in effect for the Fiscal Year, as adjusted from time to time, in which such Losses are recognized.

          (c)  The following special allocations shall
          be made:

          (i)  If, and to the extent that, any Partner
     is deemed to receive a distribution or recognize income (or is denied a deduction) as a result of any transaction between such Partner and the Partnership pursuant to Sections 1272-1274,
     Section 7872, Section 83, Section 61, Section 446 or Section 482 or 483 of the Code, or any other similar rule now or hereafter in effect, any corresponding resulting loss or deduction of the Partnership shall be allocated to the Partner who was charged with such income if, and to the extent, that such allocation is necessary to avoid consequences that were not anticipated by the parties at the time of the transaction.
       PAGE 35

         (ii)  Items of loss or deduction attributable
     to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury
     Regulation Section 1.704-2(i). If there is a net decrease in partnership minimum gain (determined pursuant to Treasury Regulation Section 1.704-
     2(d)) or partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-
     2(i)(3)) during any calendar year, each Partner shall be allocated items of income and gain for amounts and of such character to the extent required by Treasury Regulation Section 1.704-2(f) and (i)(4), respectively. This Section 4.3(c)(ii) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f) and (i).

               Allocations made pursuant to this
     Section 4.3(c)(ii) shall be made before any other allocation of Partnership items is made pursuant to this Section 4.3(c). To the extent possible without violating the provisions or purposes of Code Section 704 or the Treasury Regulations thereunder, the Partnership's subsequent income, gains, losses, deductions and credits shall be allocated so as to achieve as nearly as possible the results that would have been achieved if this
     Section 4.3(c)(ii) were not in this Agreement.

        (iii) Any item of deduction or loss (including items treated as an item of loss or deduction under Section 4.2(b) (vii) and Section 4.2(b)(ix) and including any basis or cost recovery or other reduction of income) attributable to a loss, liability, claim, damage or expense for which a Partner or a Parent of a Partner makes, has made or is obligated to make an indemnification payment to the Partnership under Article VI of the Participation Agreement shall be allocated to, and reduce the Capital Account of, such Partner to the extent of the indemnification payment or obligation.
       PAGE 36

         (iv)  An amount equal to the Realization
     described in Section 4.2(b)(xii) shall be allocated to, and increase the Capital Account of, the Partner of the Parent to which such Realization relates.

          (v)  An amount equal to each Partner's share
     of the TRER (as determined under Section
     5.22.4.4(ii) of the Participation Agreement and treated as an item of income under Section
     4.2(b)(xii) hereof) shall be allocated to and increase the Capital Account of the Partner of the Parent to which such amount relates.

         (vi)  Any Qualifying Remedial Expenditure
     which has been treated as an item of loss or deduction in computing Losses under Section
     4.2(b)(xi) shall be allocated to, and decrease the Capital Account of, the Partner of the Parent to which such Qualifying Remedial Expenditure relates. If an amount of any Qualifying Remedial
     Expenditure has not been so charged against the aforesaid environmental reserves and at the time of liquidation of the Partnership under Section
     9.4 such amount has not been treated as an item of loss or deduction under Section 4.2(b)(xi) but is carried on the Partnership's tax books as an asset, such asset shall be deemed to be distributed in liquidation to and reduce the Capital Account of the Partner of the Parent to which such Qualifying Remedial Expenditure relates and shall be valued at no less than its adjusted tax basis for such purposes.

        (vii)  In determining the share of Profits and
     Losses allocated to a Partner whose interest varies during any Fiscal Year, the parties hereby agree to use the pro rata method described in Treasury Regulations Section 1.706-1(c)(2)(ii), except to the extent a different method is agreed to in accordance with Section 3.1(k) above.

     4.4  Allocation of Taxable Income and Loss4
Allocation of Taxable Income and Loss.

          (a)  (i)  Except as otherwise provided
          herein, the amount, character and source of all
       PAGE 37

     items of taxable income, gain, loss, deduction, credit and basis for each Fiscal Year shall be allocated for tax purposes to the Partners in accordance with the allocation of any such item as provided in Section 4.3.

              (ii)  Notwithstanding any other provision
     of this Agreement, any item of taxable income, loss or deduction resulting from any Qualified
     Remedial Expenditure which reduced any contributed environmental reserve shall be specifically allocated to the Partner who contributed such reserve.

          (b)  (i)  As required by Section 704(c) of
     the Code, in the case of property contributed to the Partnership by a Partner as a capital contribution, items of income, gain, loss and deduction attributable thereto shall be allocated among the Partners for Federal income tax purposes in a manner that takes into account the variation between the Fair Market Value (determined in accordance with Schedule 4.1) of such property and its adjusted tax basis at the time of contribution.

              (ii)  To the extent not otherwise subject
     to the provisions of clause (i) of this Section
     4.4(b), any item of income attributable to a decrement in any LIFO reserve or to a difference between the amount allocated to inventory pursuant to Schedule 4.1 and the tax basis of such inventory at the time of contribution shall be allocated to the Partner that contributed such inventory to the Partnership.

             (iii)  If Capital Accounts are adjusted
     pursuant to Section 4.1(d), items of income, gain, loss and deduction attributable thereto shall be allocated among the Partners for Federal income tax purposes in a manner that takes into account the variation between the Fair Market Value (deter mined in accordance with Section 12.16 below) of such property and its adjusted tax basis at the time of such adjustment.
       PAGE 38

          (c)  Except to the extent attributable to
Partner nonrecourse debt, tax credits shall be allocated according to the Partners' Share Percentages for the Fiscal Year in which the credits arise. Tax credits attributable to Partner nonrecourse debt shall be allocated to the Partner who bears the economic risk of loss for such nonrecourse financing. Any recapture of such tax credits shall be allocated pro rata to those Partners who were allocated the original credits based on their relative shares of such original credits.

          (d)  All items of income, gain, loss,
deduction, credit and basis allocation recognized by the Partnership for Federal income tax purposes and allocated in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted, as necessary or appropriate, to take into account those adjustments permitted by Sections 734 and 743 of the Code.

          (e)  Allocations under this Section 4.4 are
for tax purposes only and shall not be taken into account in determining Capital Accounts.

     4.5  Additional Capital Contributions5  Additional
Capital Contributions. Except as otherwise provided in this Agreement and in Sections 2.3.3 or 5.22.5 or
Article VI of the Participation Agreement, neither
Partner shall have any obligation to make any additional capital contribution to the Partnership. In the event that the Managing General Partner requests additional capital contributions from the Partners to meet the Partnership's anticipated cash requirements, investment opportunities within the Scope of Activity and other cash requirements (as deemed necessary or advisable by the Managing General Partner), the Partners may, at their option, make cash contributions to the Partnership in proportion to their Share
Percentages. If any Partner declines to make such a contribution within 40 Business Days (or 20 Business
Days for the Limited Partner if the capital contribution requested is less than $2 million and for the Managing General Partner if the capital contribution requested is less than $5 million) of the
       PAGE 39

Managing General Partner's request, the other Partner may elect to make such declining Partner's additional capital contribution (or any portion thereof). In the event that a Partner declines to make such a contribution, and regardless of whether or to what extent the contributing Partner elects to make additional capital contributions requested from the declining Partner, the contributing Partner may, at its option, treat its entire additional capital contribution as either (i) a senior unsecured loan to the Partnership bearing interest at 100 basis points
(1.0%) above the U.S. Treasury rate then applicable to the term of repayment (which shall be determined by the contributing Partner) or (ii) an equity contribution to the Partnership. In the event that such contributing
Partner elects to treat such additional capital contribution as an equity contribution to the Partnership, then (i) the Partnership shall promptly determine, at its expense, the Appraised Value of the Partnership in the manner prescribed in Section 7.2(c) below, (ii) the contributing Partner's Share Percentage will be increased such that its Share Percentage after such contribution will equal (a) the sum of (x) the amount of such contribution plus (y) the product of its Share Percentage prior to such contribution and the Appraised Value of the Partnership prior to such contribution divided by (b) the sum of (x) the Appraised Value of the Partnership prior to such contribution plus (y) the amount of such contribution and (iii) each non-contributing Partner's Share
Percentage will be reduced (subject to the limitation contained in Section 3.1(h) above) such that (A) its Share Percentage after such contribution will be in the same relative proportion to the total Share Percentages of all non-contributing Partners and (B) the total of all Partners' Share Percentages will equal 100%.

     4.6  Loss Limitation and Special Allocation6 Loss
Limitation and Special Allocation.

          (a) No allocation of Losses shall be made to the Limited Partner if such allocation will cause or increase an Adjusted Capital Account Deficit with respect to such Limited Partner taking into account the adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),
       PAGE 40

(5) and (6).  Any losses not allocated to the Limited
Partner under this Section 4.6(a) shall be allocated to the Managing General Partner and to its Reallocated
Loss Account. In the event a Limited Partner unexpectedly receives any such adjustments, allocations or distributions described in said Treasury Regulations that cause or increase an Adjusted Capital Account
Deficit with respect to the Limited Partner, items of Partnership income and gain shall be specially allocated to such Limited Partner in amounts and manner sufficient to eliminate the Adjusted Capital Account
Deficit as quickly as possible. To the extent such items of Partnership income and gain are specially allocated to the Limited Partner pursuant to the preceding sentence, subject to the provisions of the first sentence of this section 4.6(a), subsequent allocations to the Managing General Partner shall be made so as to put the Managing General Partner and the Limited Partner in the same position they would have been in had such allocation to the Limited Partner not been made. For purposes of this Section 4.6(a), "Adjusted Capital Account Deficit" means with respect to a Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Fiscal Year, after crediting to such Capital Account any amount such Limited Partner is deemed to be obligated to restore under the Treasury
Regulations and debiting to such Capital Accounts the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
(5) and (6).

          (b)  Notwithstanding any other provision of
this Agreement, to the extent there is outstanding at any time a Reallocated Loss Amount, then an amount of Adjusted Profits of the Partnership shall be allocated to the Managing General Partner in an amount equal to its Reallocated Loss Amount. No allocation of Adjusted
Profits shall be made to the Limited Partner until such time as the Reallocated Loss Account (including any Losses allocated to the Managing General Partner pursuant to Section 4.6(a) covering the current Fiscal
Year) is reduced to zero.  For purposes of this Section
4.6(b), "Adjusted Profits" means with respect to a Fiscal Year the excess of any of the Profits of the Partnership for such Fiscal Year determined according to Section 4.2(b) over the amount allocated to the Limited Partner pursuant to Section 4.3(a)(i) and (ii).
       PAGE 41

     4.7 No Interest. No interest shall be payable to the Partners on the balances in their Capital Accounts or otherwise in respect of the capital of the Partnership.

     4.8 No Withdrawal. No Partner shall be entitled to withdraw any part of its capital contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Article VI and
Article IX and in Section 2.3.3 of the Participation
Agreement.

     4.9 Loans From Partners. Loans by a Partner to the Partnership shall not be considered capital contributions.

     4.10 Loans to Partners10 Loans to Partners.  The
Partnership shall not make loans to Partners or Affiliates of Partners.

     4.11 No Deficit Capital Account Make-Up
Obligation.11  No Deficit Capital Account Make-Up
Obligation. Except as may otherwise be required by Delaware law, in no event shall a Partner be obligated to contribute capital at any time, including upon dissolution, to the Partnership for the purpose of eliminating a negative balance in its Capital Account.


                           ARTICLE V

                         FISCAL MATTERS

     5.1  Fiscal Years and Fiscal Quarters.  The Fiscal
Year of the Partnership shall end on December 31 of each year and the Fiscal Quarters shall be the calendar quarters ending March 31, June 30, September 30 and
December 31. The Partnership's first Fiscal Year shall end December 31, 1994.

     5.2 Location of Books of Account. The books of account for the Partnership shall be kept and maintained at the Principal Office or at such other place as the Managing General Partner shall determine.
       PAGE 42

     5.3 Books and Records. For financial reporting purposes (and not for purposes of maintaining Capital
Accounts or determining taxable income or loss), the books of account shall be maintained on an accrual basis in accordance with GAAP, consistently applied except as otherwise permitted by Section 5.9, with reference to all Partnership transactions. The books and records shall include the designation and identification of any property in which the Partnership owns an interest; such records shall also include, but shall not be limited to, the ownership of property
(real, personal, and mixed). The Partnership shall keep full and complete books of account, which shall be maintained in a manner that provides sufficient assurance that transactions of the Partnership are recorded so as to comply with all applicable laws and to permit (a) the preparation of the Partnership's financial statements in accordance with GAAP; (b) the Partners to account for their interests in the Partnership in accordance with GAAP; and (c) the Partners to facilitate compliance with the public reporting obligations of their respective Parents. For financial reporting purposes, allocations of items described in Section 4.4(b) shall be consistent with the allocations made for tax purposes. Each Partner shall prepare and provide to the other Partner such audited financial statements relating to pre-Closing periods as reasonably requested by the other Partner in order to facilitate the compliance by such Partner's
Parent with the financial statement filing requirements, as applicable, of Regulation S-X, 17
C.F.R.  210.3-05 et seq.

     5.4 Annual Financial Statements. As soon as practicable following the end of each Fiscal Year and the review and approval of the Accountants referred to below (but not later than 16 Business Days after the end of such Fiscal Year), the Partnership shall prepare and deliver to each Partner such financial data as may be reasonably requested by such Partner for use in preparation of annual earnings releases, which data shall have been (or have been derived from) data that has been reviewed and approved by the Accountants as reflecting all necessary year-end audit adjustments.
Following the completion and audit of the Partnership's annual audited financial statements in the normal course (but not later than 30 Business Days after the
       PAGE 43

end of such Fiscal Year), or on such other date as may be agreed upon by the parties hereto in the event of any change in any Parent's earnings reporting require ments, the Partnership shall prepare and deliver to each Partner and the members of the Advisory Committee, a balance sheet of the Partnership as of the end of such Fiscal Year and the related statements of operations, changes in Partners' equity and cash flow of the Partnership for such Fiscal Year, together with appropriate notes to such financial statements, and a balance sheet as of the end of such prior Fiscal Years and related statements for such number of additional fiscal years as may be reasonably requested by a Partner in order for such Partner to comply with Regulation S-X, 17 C.F.R. 210.3-09 et seq. These statements shall reflect all of the Partnership's expenses and contingent liabilities as if the Partnership were a stand-alone entity consistent with GAAP. These financial statements shall also comply with the other relevant provisions of Regulation S-X, 17 C.F.R. 210, and shall be audited and reported on by the Accountants. At the same time, the Partnership shall deliver (at its expense) to each Partner a report indicating a reasonable estimate of such Partner's share of all items of income, gain, loss, deduction and credit of the Partnership for such Fiscal Year and any other financial information related to the Partnership which is reasonably requested by either Partner for Federal, national, state, local or foreign income or franchise tax purposes or for financial reporting purposes.

     5.5  Interim Financial Statements and Other
Information5   Interim Financial Statements and Other
Information. As soon as practicable following the end of each month (and in any event, with respect to each month other than the last month of the Partnership's
Fiscal Year, not later than the 8th Business Day after the end of each such month during the Partnership's first Fiscal year or the 6th Business Day after the end of each such month during each subsequent Fiscal Year), the Partnership shall prepare and deliver to each Partner such financial data as may be reasonably requested by such Partner for use in preparation of internal monthly financial statements and quarterly earnings releases and whatever regularly prepared reports the Partnership delivers to the
       PAGE 44

Managing General Partner at such time as such reports are delivered to the Managing General Partner. Such financial information and reports shall reflect all adjustments necessary to a fair presentation, all of which adjustments shall be of a normal, recurring nature, except as indicated otherwise.

     5.6 Estimated Tax Information. The Partnership shall prepare and deliver to each Partner such information and at such times as reasonably requested by either Partner to aid it in meeting its obligation to make returns of estimated Taxes to Federal, national, state, local and foreign income taxing jurisdictions.

     5.7 Tax Return Information. The Partnership shall prepare and deliver to each Partner such information and at such times as reasonably requested by either Partner to aid it in meeting its obligation to make returns of Taxes to Federal, state, local and foreign income taxing jurisdictions. Notwithstanding the foregoing, the Partnership shall prepare and deliver to each Partner its copy of Form K-1 for each taxable year of the Partnership on or before July 15 next following the end of such taxable year.

     5.8  Inspection of Facilities and Records;
Partnership Assistance. Each Partner shall have the right in a reasonable manner at all reasonable times during usual business hours to inspect the facilities of the Partnership and to examine all books of account, files, records and databases of the Partnership, whether in written form or contained on computer tapes or disks. Such right may be exercised through any agent, employee or representative of such Partner designated by it or by an independent public accountant
(subject to any confidentiality assurances that the Partnership may reasonably request). The Partner conducting such examination or inspection shall bear all costs and expenses incurred in connection therewith. The Partnership and the Partners agree (a) to retain all books and records which are relevant to
(i) the determination of the Tax liabilities pertinent to the Assets and the Partners relating to any pre-
Closing Tax period until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any
       PAGE 45

taxing authority and (ii) the support for the items reflected on each Partner's Final Closing Balance Sheet until the third anniversary of the Closing Date and (b) to give the other parties reasonable written notice prior to destroying or discarding any such books and records and, if any of the other parties so requests, the Partnership or the Partner, as the case may be, shall allow the other party to take possession of such books and records.

     Upon the reasonable request by either Partner, the Partnership will promptly assist such Partner and its Parent in the prosecution or defense of any claim, audit or investigation or proceeding by or against any Governmental Authority or any vendee of the Defense
Business of such Partner. Such assistance shall be provided by the Partnership employee or employees best qualified to provide the requested assistance expeditiously; provided, however, that (i) such assistance does not unreasonably disrupt the conduct of the Partnership's operations and (ii) the Partnership shall incur no monetary liability to such Parent or its Partner in connection with the provision of such assistance. Such assistance shall include, without limitation, to the extent reasonably practicable, extracting from the files and records of the Partnership all information relevant to the matter, consultation concerning such matter, testimony, if necessary, in any proceeding relating to such matter and assistance with the preparation of any pleadings or other submissions with respect to such matter. Such requesting Partner shall reimburse the Partnership for its out-of-pocket expenses and, to the extent not allowable under any customer contracts, its administrative costs incurred in connection with such request.

          5.9  Principal Accounting Procedures9
Principal Accounting Procedures.

          The Principal Accounting Procedures to be elected, adopted and followed by the Partnership for purposes of determining the amount and timing of items of Partnership income, gain, loss, deduction and credit for purposes of U.S. federal income taxation and for purposes of financial reporting as of the Closing Date are set forth on Schedule 5.9 annexed hereto. No
       PAGE 46

change in any such Principal Accounting Procedure shall be made without the approval of the Limited Partner, so long as the Limited Partner's Share Percentage is at least 20 percent, unless such change (i) is required by law, (ii) is required to comply with GAAP or (iii) is not material. Any such approval shall be deemed given by the Limited Partner if such Limited Partner does not notify the Partnership in writing of an objection to such change within 45 days of its receipt of notice of such change. For these purposes, a change is not material only if:

          (A)  such change would not have resulted in
     the amount of either the Partnership's net earnings or sales, as applicable, for the prior
     Fiscal Year differing by more than 3 percent or $1,000,000 (whichever is greater) from the actual amount of the Partnership's net earnings or sales for such Fiscal Year;

          (B)  such change would not have resulted in
     the amount of any Partner's Capital Account as of the end of the prior Fiscal Year differing by more than 3 percent or $1,000,000 (whichever is greater) from the actual amount of the Partner's
     Capital Account as of such time (provided that this paragraph (B) shall be applied as if there were no allocations or distributions to the Limited Partner with respect to its Limited
     Partner Allocation);

          (C)  such change would not have resulted in
     the amount of the Partnership's total assets or total liabilities as of the end of the prior
     Fiscal Year differing by more than 3 percent or $1,000,000 (whichever is greater) from the actual amount of the Partnership's total assets or total liabilities as of such time;

          (D)  such change would not have resulted in
(1) the percentage of an item of Partnership income, gain, loss, deduction or credit reported as a separate line item on the Partnership's Form K-1 for the prior
Fiscal Year and allocated to a Partner differing by more than 3 percent or $1,000,000 (whichever is greater) from the actual amount of the percentage of such item that was
       PAGE 47

     allocable to such Partner or (2) the receipt by a Partner of a percentage of the amount of cash that would have been distributable to the Partners by the Partnership in the prior Fiscal Year differing by more than 3 percent from the percentage of cash actually distributed to such Partner (provided that this paragraph (D) shall be applied as if there were no allocations or distributions to the Limited Partner with respect to its Limited
     Partner Allocation);

          (E) such change does not require the consent of the Commissioner of Internal Revenue; and

          (F)  in the event the Partnership becomes a
     registrant, such change will not require the filing of a preferability letter (of the type described in Item 601(b)(18) of Regulation S-K) with the SEC.

          5.10 1993 Parent Financial Statements.  The
Partnership shall assist and cooperate, as reasonably requested by each Parent and at no cost to such Parent, in such Parent's preparation of its audited financial statements as of and for the year ended December 31, 1993.

          5.11 Retention of Certain Items. Any item of income or gain or any item of deduction or loss attributable to the final determination of (a) all reserves with respect to contracts which have been completed as of the date of Closing and (b) reserves that are not transferred (but that are maintained by the Partners pursuant to the Principal Accounting
Procedures) with respect to contracts which have not been completed as of the date of Closing shall not be treated as a Partnership item but shall be retained by the Partner who maintained the reserve. This provision shall not apply to allocations provided by Section
4.4(b).

          5.12 Responsibilities of Accountants. The parties agree that the Accountants shall, in accordance with their usual and customary practices (including practices as to materiality judgments, negative assurances and reliance on officer certification),
       PAGE 48

provide accounting and related services to the Partnership which include the following on an annual basis (except as provided in (d) below):

          (a) reviewing the Partnership's U.S. Federal and foreign income tax return and schedules, confirming that all elections have been properly made in accordance with this Agreement and the Participation Agreement and signing such returns as paid preparer;

          (b)  verifying that each Partner's Capital
     Account has been properly maintained and that the Partners' Capital Account balances as of the close of the Fiscal Year are correctly stated in accordance with this Agreement and the Participation Agreement;

          (c) verifying that tax allocations have been made in accordance with Section 4.4 of the Partnership Agreement;

          (d)  confirming (on the basis of a limited
     review) that the quarterly "split" of income or loss for book purposes in accordance with GAAP and for U.S. Federal income tax purposes, including the amount, character and source of all items of income, gain, loss, deduction, credit and basis, are allocated between the Partners in compliance with this Agreement and the Participation
     Agreement;

          (e)  confirming that the accounting policies
     and methods of accounting used for book purposes in accordance with GAAP and for U.S. Federal income tax purposes are in compliance with this Agreement and the Participation Agreement; and

          (f)  verifying that distributions of cash or
     property to the Partners have been made in compliance with this Agreement and the Participation Agreement.

          5.13  State Income Taxes.
          (a)  The Partnership shall pay the State and
local Income Taxes, if any, attributable to the taxable income of the Partnership whether such Income Taxes
       PAGE 49

are imposed on the Partnership or on a Partner or the Partners under applicable tax law. Notwithstanding the foregoing, the Partnership shall undertake to obtain an Advance Agreement from the DOD regarding the recoverability of State Income Taxes paid by the Partners. In the event that the Partnership obtains such an Advance Agreement, then the Partnership shall no longer be obligated to pay on behalf of the Partners any State Income Taxes.

          (b)  The Partners shall be required to
provide such information as the Partnership shall reasonably require in order to comply with the requirements of the Defense Contract Audit Agency regarding the recoverability of State Income Taxes paid by the Partnership on behalf of the Partners. Each of the Partners shall provide the Partnership with reasonable access to such books and records of such Partner as are required to meet the requirements of the Defense Contract Audit Agency.

          (c)  Notwithstanding any other provision of
this Agreement, the Partnership shall not be required to make a payment of State Income Taxes on behalf of a Partner if the making of such payment by the Partnership would result in the Partnership's being treated as making a tax distribution (under Section
6.3(c) hereof) on behalf of such Partner in an amount greater than the product of (i) such Partner's positive taxable income (as determined in accordance with Section 6.3(a) hereof) multiplied by (ii) the maximum
Federal marginal income tax rate under Section 11 of the Code in effect for such Fiscal Year, plus five percentage points.

                           ARTICLE VI

                         DISTRIBUTIONS

     A distribution to a Partner or Partners under this
Article VI shall be made in the same order of priority as the order in which it is set forth below. Thus, a distribution identified in a Section with a lower number shall be made in full before any portion of a distribution identified in a Section with a higher number is made.

     6.1  Distribution of Limited Partner Allocation.
Subject to applicable law, the Partnership shall distribute to the Limited Partner, on or before the 15th day of the third month after the end of the Fiscal
Year, an amount of cash equal to the Profits of the Partnership allocable to the Limited Partner under
       PAGE 50

Section 4.3(a)(i) for such Fiscal Year in respect of its Limited Partner Allocation. The Partnership shall make quarterly estimated distributions of such amount during the Partnership's Fiscal Year (taking into account any prior distributions under this Section for such Fiscal Year). Distributions with respect to the Limited Partner Allocation, including quarterly estimated distributions with respect thereto, shall bear interest at the rate of one year LIBOR prevailing on the date the distribution is payable plus 100 basis points for the period between the date the distribution is payable and the date of the payment of the distribution ("Limited Partner Allocation Late Payment
Interest"). The Limited Partner shall promptly return to the Partnership, on or before the 15th day of the third month after the end of the Fiscal Year, any amount distributed hereunder on an estimated basis to the extent that the total of such amounts exceeds the amount of Profits allocable to the Limited Partner under Section 4.3(a)(i).

     6.2  Environmental Carrying Cost Distributions.
Subject to applicable law, the Partnership shall distribute to the Limited Partner or the Managing
General Partner, as the case may be, on or before the last Business Day of the third month after the end of each Fiscal Year, an amount of cash equal to the Profits of the Partnership allocable to such Partner under Section 4.3(a)(ii) for such Fiscal Year.

     6.3  Tax Distributions.

          (a)  Subject to applicable law, the
Partnership shall make a tax distribution to each Partner on or before the date on which Federal income tax payments are due with respect to the Fiscal Year.
A Partner's tax distribution for any particular Fiscal
Year shall be equal to the product of (i) the Partner's positive taxable income from the Partnership for the Fiscal Year (excluding the items allocated by Sections
4.3(a)(i), 4.3(a)(ii), 4.3(c)(iv), 4.3(c)(v),
4.3(c)(vi), 4.4(a)(ii), 4.4(b) and 4.6) and (ii) the
maximum Federal marginal income tax rate applicable to a corporation under Section 11 of the Code in effect for the Fiscal Year, plus five percentage points.

          (b)  The Partnership shall make estimated
distributions under the principles of (a) above during the Fiscal Year on or before the dates on which Federal estimated income tax payments must be made by the Partners. Such estimated tax distributions shall reduce a Partner's required tax distribution under (a) above and shall be returned to the Partnership on or
       PAGE 51

before the date on which Federal income tax payments are due with respect to the Fiscal Year to the extent in excess of a Partner's required tax distribution under (a) above.

          (c) To the extent that the Partnership makes payments on behalf of a Partner pursuant to Section
5.13 hereof, such payments shall for purposes of this
Section 6.3 be treated as a tax distribution and therefore reduce such Partner's required tax distribution under Section 6.3(a) hereof.

     6.4 Special Distributions. Subject to applicable law, the Partnership shall, within 30 Business Days after the close of a Fiscal Quarter, distribute in cash to each Partner the lesser of (i) the amount that such Partner's Cumulative Remedial Balance would otherwise be reduced below zero at the end of such Fiscal Quarter or (ii) the amount by which the cumulative amount of all special contributions made by the Partner (or its Parent) pursuant to Section 5.22.5 of the Participation
Agreement exceeds the amount of all distributions previously made to such Partner pursuant to this
Section 6.4.

     6.5 Additional Cash Distributions. Subject to applicable law and to (a) and (b) below, at least annually the Partnership shall distribute to the Partners in proportion to their respective allocations of Profits under Section 4.3(a)(iii) all cash not reasonably required for (i) payment of any distribution required by Sections 6.1, 6.2, 6.3 and 6.4 and (ii) the operation of its business, including planned capital projects and other cash requirements. All such distributions shall be made by the fifteenth Business
Day following the end of the Fiscal Year.

          (a)  For each of the periods ending on the
last day of the fourth full calendar quarter and the eighth full calendar quarter commencing on or after the Closing Date, the Partnership shall distribute at least annually to the Partners in proportion to their respec tive allocations of Profits under Section 4.3(a)(iii) an amount of cash (determined as of the end of each of such periods) which, when added to the amount of all tax distributions under Section 6.3 made or anticipated to be made in respect of such period, is equal to not less than 70% and not more than 120% of the Partner ship's Modified Taxable Income for that period.
"Modified Taxable Income" shall mean the Partnership's cumulative taxable income (excluding the items allocated by Sections 4.3(a)(i), 4.3(a)(ii),
4.3(c)(iv), 4.3(c)(v), 4.3(c)(vi), 4.4(a)(ii), 4.4(b)
       PAGE 52

and 4.6) for such period, as estimated by the Partnership. During such period, the Managing General
Partner shall review at least quarterly the Partnership's cash resources and anticipated requirements and may (but shall not be obligated to) make distributions under this Section more frequently than annually. The following example is intended to be illustrative only:

          If the Modified Taxable Income for a given
          Fiscal Year is $100 and the aggregate amount of special distributions made pursuant to
          Section 6.4 is $20, then the amounts to be distributed for such annual period to the Partners under this Section 6.5(a) are:

          at least 70%, and not more than 120%, of ($100)-($20) = $80 in the aggregate

                               or

          at least $22.40 and not more than $38.40 to Harsco L.P. and at least $33.60 and not more than $57.60 to FMC.

          (b)  The Managing General Partner may
withhold from distributions pursuant to this Section
6.5 that amount of cash deemed by the Managing General
Partner to be necessary or advisable to meet the Partnership's existing cash requirements and investment opportunities; provided, however, that the Managing
General Partner shall not withhold from distribution cash to fund investment opportunities or capital investments (other than Permitted Capital Investments) unless (i) in the case of cash withheld prior to 24 months after the Closing Date, 120% of the Partnership's Modified Taxable Income shall have been distributed to the Partners pursuant to this Section
6.5; (ii) the amount of cash withheld in respect of any Fiscal Year in excess of $20 million does not exceed an additional $20 million (measured on December 31 in each of the first two Fiscal Years and on the last Business
Day of each Fiscal Quarter in each subsequent Fiscal
Year); and (iii) that any withholding of cash for such purposes shall only be in such amounts as are necessary for specifically identified investment opportunities anticipated within the following twelve months and reported to the Advisory Committee. For purposes of this Section 6.5(b), investment opportunities and capital investments refer to the type of out-of-pocket expenditures by the Partnership that would be reflected in the consolidated statement of cash flows as cash required by investing activities in the Partnership's
       PAGE 53

regularly prepared financial statements, excluding changes in the investment account reflecting earnings or losses during the period for affiliated companies for that period. The provisions of this Section 6.5(b) are limited to the withholding from distribution of cash balances of the Partnership and shall not be construed to restrict, or require any consent or approval of the Limited Partner not otherwise required by Section 3.1 of this Agreement for, any capital expenditure or investment of the Partnership or any financing thereof from a source other than cash balances of the Partnership, whether by capital calls, third-party borrowings or otherwise.

                          ARTICLE VII

                     TRANSFER OF INTERESTS

     7.1  Private Sale.

          (a)  At any time more than 25 months after
the Closing Date, either Partner may sell or otherwise dispose of its ownership interest in the Partnership, or any portion thereof which represents a Share
Percentage of at least 10%, to a single, unaffiliated third party; provided, that (i) any such sale or disposition by the Limited Partner shall include a ratable share of the Limited Partner Allocation and the allocation to the Limited Partner of the other Parent's respective CRB Carrying Costs and shall be subject to the Managing General Partner's right of first refusal, as described in Section 7.1(b) below, to purchase such interest at a price the same as that at which the Limited Partner proposes to make such sale or disposition to a third party and (ii) prior to the time that 30% of the equity of the Partnership (including the common equity of any corporate successor thereto) is publicly held, any such sale or disposition by the Managing General Partner shall be subject to the Limited Partner's right to include in such sale or disposition a percentage of its ownership interest in the Partnership equal to that percentage of the Managing General Partner's ownership interest in the Partnership which the Managing General Partner wishes to sell or dispose of (provided that the Limited
Partner shall make such reasonable representations, warranties and covenants, and provide such indemnifications with respect thereto, to a single, non-affiliated third party purchaser and otherwise abide by such terms as the Managing General Partner makes or is subject to in such a sale or disposition, and provided, further, that if the Limited Partner is not entitled to or does not elect to include in such
       PAGE 54

sale the Limited Partner's entire ownership interest in the Partnership, the Limited Partner shall not be required to sell all or any part of its Limited Partner
Allocation and the Managing General Partner shall not be obligated to require the purchaser to purchase all or any part of such Limited Partner Allocation). The parties acknowledge that in the event FMC sells its entire ownership interest in the Partnership, FMC shall no longer be entitled to receive any portion of the Annual Fee under the Management Services Agreement. In the event that either Partner sells or otherwise disposes of its ownership interest in the Partnership in one or more related transactions in which such Partner and/or its Affiliates also sells assets other than such Partnership interest to the same purchaser or agrees to provide services, the portion of such consideration to be received by such selling Partner and/or its Affiliates allocable to such Partnership interest only shall be as mutually agreed by both
Partners (or, if no agreement is reached, shall be deemed to be the Appraised Value as set forth in
Section 7.2(c) below, subject to a right to cancel in the manner provided in Section 7.2(d)). Except as otherwise expressly provided above or in the Participation Agreement or Registration Rights
Agreement, neither Partner may, directly or indirectly, transfer or subject to any Lien all or any part of its ownership interest in the Partnership. This Section
7.1(a) shall not apply to any sale of either Partner's ownership interest or any part thereof to an underwriter in contemplation of a public offering pursuant to the Registration Rights Agreement.

          (b)  Prior to making any sale or disposition
subject to Section 7.1(a)(i), the Limited Partner will give written notice (the "Sale Notice") to the Managing
General Partner. The Sale Notice will disclose in reasonable detail the identity of the prospective purchaser, the amount of its ownership interest to be sold and the terms and conditions of the proposed sale or disposition. The Managing General Partner may elect to purchase the amount of the Limited Partner's ownership interest proposed to be sold upon the same terms and conditions as those set forth in the Sale
Notice by delivering a written notice of such election to the Limited Partner prior to the thirtieth day following the date the Sale Notice is given to the Managing General Partner (the "Authorization Date");
provided, however, that if the terms and conditions set forth in the Sale Notice provide for other than all cash payment, the Managing General Partner may exercise its election by paying in cash the Fair Market Value of the non-cash consideration; provided, further, that the Managing General Partner can pay in a security having
       PAGE 55

equivalent terms (including covenants, representations and warranties, rating (if any) by a nationally recognized rating agency and equivalent value) if part of the consideration set forth in the Sale Notice was such a security. If the Managing General Partner elects not to purchase the ownership interest specified in the Sale Notice, the Limited Partner may sell the ownership interest specified in the Sale Notice at a price and on terms no more favorable to the purchaser thereof than specified in the Sale Notice upon the earlier to occur of (i) the date on which the Managing
General Partner notifies the Limited Partner of its election not to purchase such ownership interest and
(ii) the Authorization Date. If the sale of the Limited Partner's ownership interest as contemplated in such Sale Notice is not thereafter consummated within 180 days of the Authorization Date, then the Limited
Partner's ownership interest shall again be subject to the provisions of this Section 7.1(b) in connection with any subsequent proposed sale.

          (c)  Prior to making any sale or disposition
subject to Section 7.1(a)(ii), the Managing General
Partner will give a Sale Notice to the Limited Partner.
The Managing General Partner Sale Notice will disclose in reasonable detail the identity of the prospective purchaser, the amount of its ownership interest to be sold and the terms and conditions of the proposed sale or disposition. The Limited Partner may elect to sell the amount of the Limited Partner's ownership interest permitted to be sold pursuant to Section 7.1(a)(ii) upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Managing General Partner prior to the thirtieth day following the date the Sale Notice is given to the Limited Partner (the "Authorization
Date"). If the Limited Partner so delivers such notice of election and the sale of the Managing General
Partner's ownership interest as contemplated in such Sale Notice is not thereafter consummated within 180 days of the Authorization Date, then the Managing
General Partner's ownership interest shall, subject to the terms of Section 7.1(a)(ii), again be subject to the provisions of this Section 7.1(c) in connection with any subsequent proposed sale.

          (d)  The Managing General Partner shall be
entitled to assign its right of first refusal pursuant to Section 7.1(a)(i) above to the Partnership or to an Affiliate of the Managing General Partner, and such assignee shall be entitled to all of the rights and subject to all of the obligations set forth in this
Article VII with respect to such right of first refusal; provided, however, that the Parent of the
       PAGE 56

Managing General Partner shall be jointly and severally liable for the payment of the purchase price.

          (e)  The Managing General Partner shall take
all actions necessary to cause any Person who acquires an ownership interest from the Limited Partner to be admitted promptly as a limited partner of the Partnership.

     7.2  Put and Call Options.

          (a)  Call Option.  At any time more than 25
months after the Closing Date, the Managing General
Partner shall have the option to purchase, or cause the Partnership to purchase, for cash, upon 60 days' prior written notice to the Limited Partner (which may be delivered at any time on or after the sixtieth day preceding the 25-month anniversary of the Closing
Date), the Limited Partner's entire ownership interest in the Partnership for a price equal to the sum of (x) the product of 110% of the Appraised Value of the Partnership, determined in accordance with Section
7.2(c) below, multiplied by the Limited Partner's Share
Percentage plus (y) the Capitalized Limited Partner
Allocation; provided, however, that (i) the Managing
General Partner may exercise such call option at any time following a Change in Control of Harsco or the Limited Partner, irrespective of the 25-month period referred to above, and (ii) in the event of such a Change in Control of Harsco or the Limited Partner, the price shall be the sum of (x) 100% of the Appraised
Value of the Partnership multiplied by the Limited
Partner's Share Percentage plus (y) the Capitalized
Limited Partner Allocation; and provided, further, that if the Limited Partner has delivered a Sale Notice in respect of 100% of its ownership interest in the Partnership to the Managing General Partner under
Section 7.1(b) prior to notification by the Managing
General Partner with respect to this Section 7.2(a), then the Managing General Partner may only exercise such call option at the higher of the amount to be paid under this Section 7.2(a) or the amount to be paid under Section 7.1(b).

          (b) Limited Partner Put Option. At any time more than 25 months after the Closing Date, the Limited
Partner shall have the option to require the Partnership to purchase, upon 60 days' prior written notice to the Partnership (which may be delivered at any time on or after the sixtieth day preceding the 25-month anniversary of the Closing Date), the Limited
Partner's entire ownership interest in the Partnership for a price equal to the sum of (x) the product of 95% of the Appraised Value of the Partnership, determined
       PAGE 57

in accordance with Section 7.2(c) below, multiplied by the Limited Partner's Share Percentage plus (y) the
Capitalized Limited Partner Allocation; provided, however, that (i) the put option may be exercised at any time following a Change in Control of the Managing
General Partner, irrespective of the 25-month period referred to above and (ii) in the event of such a Change in Control of the Managing General Partner, the price shall be equal to the sum of (x) 100% of the Appraised Value of the Partnership multiplied by the Limited Partner's Share Percentage and (y) the
Capitalized Limited Partner Allocation; provided, further, that if the Managing General Partner has delivered a Sale Notice in respect of 100% of its ownership interest in the Partnership to the Limited
Partner under Section 7.1(c) prior to notification by the Limited Partner with respect to this Section
7.2(b), then the Limited Partner may only exercise such put option at the lower of the amount to be paid under this Section 7.2(b) or the amount to be paid under
Section 7.1(c).  The full purchase price payable by the
Partnership will be paid by means of a senior unsecured note without any right of set-off by the Partnership.
Such note shall be in substantially the form and contain substantially the terms of the form of note annexed hereto as Exhibit D.

          (c)  Appraised Value.  In order to determine
the Appraised Value of any Partner's ownership interest in the Partnership, each Partner shall, within 15 days, select a nationally recognized investment bank which is regularly engaged in the financial valuation of businesses and their securities, and those two investment banking firms shall, within 15 days after the engagement of the last to be engaged of such investment banks, in turn select a third nationally recognized investment bank which is regularly engaged in the financial valuation of businesses and their
       PAGE 58

securities. Each of the three investment banks shall independently estimate the fully distributed public equity trading value of the Partnership, employing customary investment banking valuation methodologies, including as appropriate (i) analysis of average public trading values of comparable companies over the preceding six months adjusted for all relevant differences between the Partnership and the respective comparable companies, (ii) comparable block sale transactions or comparable acquisition transactions without giving recognition to any control premium or illiquidity discount and (iii) a discounted cash flow analysis of the Partnership. Under each methodology, the investment bank will assume (i) the income from the Partnership will be taxed at corporate income tax rates, (ii) a reasonable capital structure for comparable businesses, with debt at current market rates as of the date of the valuation, (iii) the public has access to and knowledge of the Partnership's long range plan, forecast, future prospects and all other information provided to the investment banks for the purpose of this valuation and (iv) that each Partner's
Cumulative Remedial Balance has been funded in accordance with Annex B to the Participation Agreement.
Each of the methodologies will take into account the value of any non-operating assets and liabilities of the Partnership, provisions of this Partnership
Agreement and other Operative Documents requiring special allocations or distributions (including, in the case of the Limited Partner Allocation, treatment of the Limited Partner Allocation as a recurring operating expense), the future prospects of the Partnership and the comparable companies used in the valuation and indemnities to the Partnership. The investment banks will conduct a due diligence review with each Parent as well as with the Partnership and will consider each party's input concerning the Partnership's long-range plan, forecast and future prospects. Each of the three investment banks shall report its determination to the Partners within thirty days of its engagement. The three estimates shall be averaged, and the estimate that deviates furthest from the average shall be ignored. The average of the remaining two estimates shall be the "Appraised Value" of the Partnership.

          (d) Option to Cancel. At any time within 10 days after the determination of the Appraised Value, a Partner exercising its put or call option, as the case may be, may cancel the exercise of such option, in which case such canceling Partner shall pay, or reimburse the Partnership for, the cost of determining the Appraised Value (including the fees of all valuation firms). In the event that the put or call option is not canceled, each Partner shall pay the fees
       PAGE 59

of the valuation firm selected by it, and the Partnership shall pay the fees of the third firm and all other expenses of the appraisal determination process.

          (e)  The Managing General Partner shall be
entitled to assign its call option pursuant to (a) above to the Partnership or to an Affiliate of the Managing General Partner, and the Limited Partner shall be entitled to assign its put option pursuant to (b) above to an Affiliate of the Limited Partner (in connection with the Limited Partner's assignment of its Partnership interest to its Affiliate) and such assignee shall be entitled to all of the rights and subject to all of the obligations set forth in this
Article VII with respect to such call or put option.

          (f)  The put option provided in (b) above
shall not be exercisable (i) after the occurrence of any event that triggers the dissolution of the Partnership under Article IX or (ii) while the Partnership is in the process of winding-up under
Section 9.3 or distributing its assets under Article
IX.

          (g)  In the event that the Partnership
purchases the Limited Partner's ownership interest pursuant to Section 7.2(a) or Section 7.2(b), the Limited Partner shall make such customary representations and warranties to the Partnership as to title to the ownership interest purchased and freedom of such ownership interest from liens or claims of third parties as the purchaser shall reasonably request.

     7.3  Additional Matters.

          (a)  Accruals and Carryovers of the CRB and
the Limited Partner Allocation. In the event of (i) the exercise by the Limited Partner of the put option,
(ii) the exercise by the Managing General Partner of the call option, (iii) the incorporation of the Partnership pursuant to the Registration Rights
Agreement, (iv) the sale by the Limited Partner of its entire interest in the Partnership as a result of and in conjunction with the sale by the Managing General
Partner of its entire interest in the Partnership pursuant to Section 7.1(a) above, (v) the sale by the Limited Partner of its entire interest in the Partnership in a private sale pursuant to Section
7.1(a) above or (vi) the acquisition by the Managing
General Partner of the entire interest of the Limited
Partner in the Partnership as a result of the exercise by the Managing General Partner of its right of first
       PAGE 60

refusal pursuant to Section 7.1(a) above, the Partnership will pay, in cash, on the date of the transfer of the Limited Partner's ownership interest in the Partnership or the date of incorporation of the Partnership, as the case may be, (A) to the Limited
Partner amounts equal to the aggregate amount on such date of (1) any accrual of the Limited Partner
Allocation, (2) any Carryover Amount of the Limited
Partner Allocation, (3) any accrual of the CRB Carrying
Costs payable to the Limited Partner and (4) any CRBCC
Carryover Amount payable to the Limited Partner and (B) to the Managing General Partner amounts equal to the aggregate amount on such date of (1) any accrual of the CRB Carrying Costs payable to the Managing General
Partner and (2) any CRBCC Carryover Amount payable to the Managing General Partner. All such payments shall be made on the applicable payment date irrespective of the Partnership's cash position or any limitations on the Partnership's obligations to make distributions to a Partner or Partners. To the extent that any amounts referred to in clause (A) or (B) above are not determinable on the applicable payment date, they shall be payable to the applicable Partner as soon as such amounts can be determined (but no later than 30
Business Days after the applicable payment date) with interest at the rate of one year LIBOR at the applicable payment date plus 100 basis points from the applicable payment date through the date such payment is made.

          (b)  Tax and Additional Cash Distributions.
Following any of the events described in Section
7.3(a)(i) through (vi) above, the Partnership shall continue to be obligated to make all tax distributions and additional cash distributions to the Limited
Partner to which it is entitled under (i) Section 6.3 determined in accordance with Section 4.3(c)(vii) hereof, if applicable, and (ii) with respect to the first eight full Fiscal Quarters commencing on or after the Closing Date, Section 6.5 hereof through the date of the transfer of the Limited Partner's ownership interest in the Partnership or the date of incorporation of the Partnership, as the case may be.

          (c)  Annex B.  Following the occurrence of
any of the events described in Section 7.3(a)(i) through (vi) above, but subject to Section 7.3(b) above, the provisions of Annex B to the Participation
Agreement shall control, notwithstanding any provisions in Article IV or VI hereof to the contrary.
       PAGE 61

                          ARTICLE VIII

                        INDEMNIFICATION

     8.1  Indemnification of Partners.

          (a)  The Partnership shall indemnify any
Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Partnership) by reason of the fact that such Person is or was the Managing General
Partner or the Limited Partner of the Partnership (but only if, in the case of the Managing General Partner, any resulting liability was not caused by conduct that would give rise to liability under Section 3.4(b) as determined initially by the Managing General Partner on behalf of the Partnership or thereafter in a judicial proceeding culminating in a final, non-appealable order
(unless otherwise resolved by the parties)), is or was a director or officer of the Managing General Partner or the Limited Partner or an officer of the Partnership or a member of the Advisory Committee or is or was serving at the request of the Partnership as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise
(in each case if acting within the scope of such Person's authority), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person (other than the Managing
General Partner, whose conduct shall be subject to indemnification hereunder only to the extent that such conduct would not give rise to liability under Section
3.4(b) as determined by agreement between the Partners or in a judicial proceeding culminating in a final, non-appealable order) acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful. Except as provided in Article VI of the Participation Agreement, the foregoing indemnity shall
       PAGE 62

include, but not be limited to, any Losses for or on account of or arising from or in connection with or otherwise with respect to (i) any Liability assumed by the Partnership under any of the Operative Documents and (ii) the conduct of the business of the Partnership after the Closing and any liability of the Partnership incurred in connection therewith.

          (b)  The Partnership shall indemnify any
Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Partnership to procure a judgment in its favor by reason of the fact that such Person is or was the Managing General Partner or the Limited Partner of the Partnership, is or was a director or officer of the Managing General Partner or the Limited Partner or an officer of the Partnership or a member of the Advisory Committee, or is or was serving at the request of the Partnership as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person (other than the Managing General
Partner, whose conduct shall be subject to indemnification hereunder only to the extent that such conduct would not give rise to liability under Section
3.4(b) as determined initially by the Managing General
Partner on behalf of the Partnership or thereafter in a judicial proceeding culminating in a final, non-appealable order (unless otherwise resolved by the parties)) acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Partnership and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Partnership unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c)  The Partnership shall pay the expenses
(including attorneys' fees) incurred by any Person described in Section 8.1(a) or 8.1(b) in advance of the final disposition of the action, suit or proceeding to which such Person is a party upon receipt of an undertaking by or on behalf of such Person to repay such amount (plus interest equal to one year LIBOR plus
       PAGE 63

100 basis points) if it shall ultimately be determined that such Person is not entitled to be indemnified by the Partnership.

     8.2 Indemnification by Partners. Each Partner shall indemnify and hold the other Partner, each officer of the Partnership and the Partnership and each member of the Advisory Committee harmless, from and against any loss, cost, liability and expense arising out of or in any way connected with any action, commitment, contract, covenant or undertaking of such Partner for and on behalf of the Partnership which was not within the scope of its authority hereunder or which required the approval of the Limited Partner but for which no such approval was obtained. Each Partner further agrees that it will indemnify the Partnership and the other Partner against any and all damages to which the Partnership or the other Partner may be or become subject arising or resulting from the breach by such Partner of Sections 3.1 or 3.3 herein. Any obligations pursuant to this Section 8.2 shall survive
(i) any termination, dissolution, winding up or liquidation of the Partnership and (ii) any direct or indirect transfer or disposition by a Partner
(including such indemnifying Partner) of its Partnership interest.

     8.3 Insurance. The Partnership may, to the full extent permitted by law, purchase and maintain insurance against any liability that may be asserted against any Person entitled to indemnity hereunder.

     8.4  Contract Right.  The indemnification
provisions set forth in this Article VIII, including
Section 8.1(c), shall be a contract right. The rights set forth in this Article VIII and the indemnification provisions of the Participation Agreement shall not be construed cumulatively.

                           ARTICLE IX

                    DISSOLUTION; WITHDRAWAL

     9.1 Causes of Dissolution. The Partnership shall be dissolved upon any of the following conditions:

          (a) Mutual Consent. The mutual agreement of the Partners that the Partnership should be dissolved in accordance with Section 9.2 below; or

          (b)  Governmental Action.  The issuance by
any court of competent jurisdiction or Governmental
Authority of a final decree or order, which cannot be appealed and which (i) directs the Partnership to
       PAGE 64

dissolve; (ii) requires any Partner or any Affiliate of a Partner to withdraw from the Partnership or otherwise divest itself of its interest in the Partnership; or
(iii) declares that the Partnership has been dissolved.

     9.2 Dissolution by Agreement. If the Partners decide to dissolve and liquidate the Partnership, the Partners shall proceed as promptly as practicable to wind up the affairs of the Partnership and distribute the assets thereof in accordance with Section 9.4(b) and applicable law, but the business and assets of the Partnership shall be liquidated in an orderly and businesslike manner, and a final accounting shall be made by the Partnership. The Accountants shall review the final accounting and shall render their opinion with respect thereto.

     9.3 Winding Up. Dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs, but the Partnership shall not terminate until the assets of the Partnership shall have been distributed as provided herein. The business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement until the Partnership is terminated as aforesaid. Upon dissolution, the Managing General
Partner shall satisfy the liabilities and liquidate the assets of the Partnership and apply and distribute the net proceeds thereof as provided in Section 9.4 below.

     9.4  Distribution Upon Liquidation

          (a)  Procedure.  The Partnership shall cause
to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution and shall furnish a copy of such statement to each Partner. The assets which the Managing General
Partner determines should be liquidated shall be divested in a commercially reasonable manner to avoid undue loss. The affairs of the Partnership shall then be wound up and the proceeds of the Partnership distributed as follows: the Managing General Partner shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves may be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Managing
General Partner may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth in subsection (b) of this Section 9.4.
       PAGE 65


          (b) Distributions. After providing for such liabilities and such reserves, the Managing General
Partner, subject to the applicable provisions of Sections 3.1 and 4.3(c)(vi) hereof, shall cause the remaining net assets of the Partnership to be distributed to the Partners, pro rata in proportion to their respective positive Capital Account balances as determined after giving effect to all allocations under this Agreement. For purposes of effecting such distributions the Partnership assets shall be valued at their then Fair Market Value as determined by the Managing General Partner.

     9.5 Withdrawal Prohibited. Except pursuant to a written agreement between the Partners or pursuant to the other Operative Documents or except as set forth in
Article VII above, neither Partner may withdraw from the Partnership without the consent of the other
Partner or effect or cause a termination or dissolution of the Partnership.

                           ARTICLE X

                      CERTAIN TAX MATTERS

     10.1 Taxation as a Partnership.

          (a) The Partners intend that the Partnership be treated as a limited partnership for Federal, state, local and foreign tax purposes and (i) shall take all reasonable action, including the amendment of this Agreement and the execution of other documents, as may be required to qualify for and receive treatment as a partnership for Federal tax purposes and (ii) shall take no position for any purpose that is inconsistent with the position that the Partnership is taxed as a Partnership for Federal income tax purposes.

          (b)  No election shall be made by the
Partnership or any Partner for the Partnership to be excluded from the application of Subchapter K, Chapter
1 of Subtitle A of the Code or any similar provisions of state tax laws.

          (c) Each Partner shall either (i) report its taxable income, gain or loss in a manner consistent with Schedule K-1 (or any successor schedule or form) as issued by the Partnership or (ii) disclose such inconsistency on its Federal income Tax returns and notify the other Partner of the inconsistency.
       PAGE 66


     10.2 Election to Adjust Tax Basis  The Managing
General Partner may, but shall not be required to, cause the Partnership to make an election or to revoke any such election previously made under section 754 of the Code to adjust the basis of Partnership property under sections 734 and 743 of the Code; provided that, if the Limited Partner, while its Share Percentage is at least 20% (measured immediately prior to the transfer described herein), transfers all or substan tially all of its interest to a Person admitted as a partner pursuant to Article VII, the Managing General
Partner shall make such election at the written request of the Limited Partner.

     10.3 Partners' Share of Excess Nonrecourse Liabilities.
For purposes of Section 752 of the Code, the Partners shall share excess nonrecourse liabilities under Treasury
Regulation Section 1.752-3(a)(3) in proportion to their Share
Percentages.

     10.4 Organizational Expenses. The Partnership shall elect to amortize any organizational expenses pursuant to Section 709(b) of the Code.

     10.5 Withholding and Certain Other Taxes.

          (a)  Notwithstanding any other provision of
this Agreement, if the Partnership is or may be obligated to pay any amount to a governmental taxing authority (or otherwise make a payment) because of the status of a Partner or otherwise attributable to such Partner (including, without limitation, Federal withholding taxes, state personal property or personal property replacement taxes and state unincorporated business taxes), the Managing General Partner is authorized to take any action that it reasonably determines to be necessary or appropriate to cause the Partnership to comply with any such requirements, including, in the event that the Limited Partner fails to make any such payment attributable to it, to cause the Partnership to make such payment and treat such payment as a distribution to the Limited Partner in an amount equal to such payment.

          (b)  Any obligations pursuant to this Section
10.5 shall survive (i) any termination, dissolution, winding up or liquidation of the Partnership and (ii) any transfer or disposition by a Partner of its Partnership interest.
       PAGE 67

     10.6 Books, Records and Cooperation. Each Partner shall preserve and keep, free of charge, all books, papers, and records (including, but not limited to, tax records) ("Records") which relate to the Assets and Liabilities contributed by such Partner to the Partnership. Each Partner shall provide access to the Partnership and the other Partner to such Records as reasonably requested by the Partnership or the other
Partner and cooperate with and provide information to the Partnership and the other Partner as reasonably requested by the Partnership or the other Partner. If either Partner disposes of its interest in the Partnership, such Partner shall retain and not destroy, and share with the Partnership upon its request, all Records which relate (i) primarily to the Assets and Liabilities previously contributed by such Partner to the Partnership and (ii) to any fiscal years for which federal income tax returns have not been closed. These obligations shall remain in full force and effect irrespective of whether either Partner disposes of its interest in the Partnership.

     10.7 Tax Elections. Except as otherwise provided in this Agreement, all other elections by the Partnership for federal, state and local income and franchise tax purposes shall be determined by the Managing General Partner except where law provides that the election shall be made by the Partners. Unless the Managing General Partner shall determine, in its best judgment, that another election shall be in the best interest of the Partnership and the Partners, the Managing General Partner shall make those elections which best defer recognition of taxable income, accelerate claiming of deductions and maximize tax credits. The federal and state income tax returns shall be filed only after the Partners have had at least fifteen Business Days to review such returns.
The Partners will communicate their comments on such returns directly to the Managing General Partner.

     10.8 Tax Matters Partner. Each Partner does hereby appoint and designate initially the Managing
General Partner as "Tax Matters Partner" of the
Partnership as such term is defined under the Code but shall otherwise be considered to have retained such rights (and obligations, if any) as are provided for under the Code with respect to any examination, proposed adjustment or proceeding relating to Partnership items. The Tax Matters Partner shall notify the other Partners, within ten Business Days after it receives notice from the IRS, of all administrative proceedings with respect to an examination of, or proposed adjustments to Partnership items. Any Partner (other than the Tax Matters
       PAGE 68

Partner) may notify the Tax Matters Partner of such Partner's intention to represent itself, or to cause independent tax counsel or accountants to represent it, in connection with any such examination, proceeding or proposed adjustment. In the event that a Partner
(other than the Tax Matters Partner) notifies the Tax
Matters Partner of its intention to represent itself, or to cause independent tax counsel or accountants to represent it, in connection with any such examination, proceeding or proposed adjustment, the Tax Matters
Partner agrees, upon request, to supply such Partner and its tax counsel or accountants, as the case may be, with copies of all written communications received by the Tax Matters Partner with respect thereto, together with such other information as may be reasonably re quested in connection herewith. The Tax Matters
Partner further agrees, in the event of such separate representation, to cooperate with the Partner and its tax counsel or accountants, as the case may be, in connection with such separate representation, to the extent reasonably practicable. In addition to the foregoing, the Tax Matters Partner shall notify the Limited Partner prior to submitting a request for administrative adjustment on behalf of the Partnership.

     10.9 Amendment to Code or Treasury Regulations.
If any section of the Code or Treasury Regulations referred to in this Agreement is amended after December
31, 1993, the Managing General Partner and the Limited
Partner agree, at the request of either party, to discuss in good faith whether any amendment to this Agreement is desirable.

                           ARTICLE XI

                             NOTICE

     11.1 Manner of Giving Notice. Whenever notice is required to be given pursuant to this Agreement, it shall be by letter, or facsimile electronic transmission receipt of which is confirmed by telephone by the addressee, or by overnight air courier sent to the Partners or the Partnership at the addresses set forth below and, except as otherwise provided herein, shall be deemed to be given when sent or transmitted.
       PAGE 69


     11.2 Addresses. The addresses of the Partners for purposes of notice shall be as follows:

          For the Managing General Partner:

               FMC Corporation
               200 East Randolph Drive
               Chicago, IL  60601
               Attn:  Corporate Secretary

          For the Limited Partner:

               Harsco Defense Holding, Inc.
               P.O. Box 8888
               Camp Hill, PA  17011
               Attn:  President

The address of the Partnership for purposes of notice shall be as follows:

               United Defense, L.P.
               1525 Wilson Boulevard, Suite 700
               Arlington, VA  22209
               Attn:  Chief Executive Officer

     Any Person whose address is listed in this Section
11.2 may change its address at any time by giving written notice, as provided herein, to the other
Persons listed herein.


       PAGE 70

                          ARTICLE XII

                         MISCELLANEOUS

     12.1 Amendment. This Agreement may be amended or modified by the Partners only by a written instrument executed by both Partners. The Limited Partner hereby agrees that it will not unreasonably withhold or delay its consent to any amendment proposed by the Managing
General Partner to permit the entry of (i) one or more new limited partners, each with an initial investment of at least $10,000,000, upon the Limited Partner's or Managing General Partner's election not to exercise preemptive rights under Section 3.1(g) and (ii) any new limited partner that is acquiring its interest in the Partnership for consideration other than cash. For purposes of the foregoing, it is understood that the Limited Partner may withhold its consent based on the value of the consideration to be received only in the event that (x) the new limited partner is acquiring its interest in the Partnership for consideration other than cash and (y) the Fair Market Value of such consideration is less than the Fair Market Value of the interest in the Partnership being acquired in exchange therefor, in each case as determined under Section
12.16 below.

     12.2 Applicable Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     12.3 Further Assurances. Each of the Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary more fully to effectuate this Agreement and the Partnership created hereby and to carry on the business of the Partnership in accordance with this Agreement.

     12.4 Headings. The headings used in this Agreement are for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.
       PAGE 71


     12.5 Section Numbers. Unless otherwise indicated, reference to Section numbers are to Sections of this Agreement.

     12.6 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns where permitted by law.

     12.7 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, all other provisions of the Agreement shall nevertheless remain in full force and effect, but if the economic or legal substance of the transactions contemplated hereby is affected in a manner materially adverse to either party as a result of the determination that a provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     12.8  Waiver.  No waiver by any Partner
of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Partner from, performance of any other provision, condition or requirement herein; nor deemed to be a waiver of, or in any manner release the other Partner from, future performance of the same provision, condition or requirement; nor shall any delay or omission by any Partner to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     12.9 Entire Agreement.  This Agreement, the
Participation Agreement and the other Operative
Documents constitute the entire agreement between the Partners concerning the subject matter hereof or thereof and supersede any prior understanding or written or oral agreements respecting the subject matter of this Agreement or such documents.

     12.10     Advice of Legal Counsel.  Each Partner
acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.
       PAGE 72

This Agreement shall not be construed against either
Partner or any of its Affiliates or Subsidiaries by reason of the drafting or preparation thereof.

     12.11 Dispute Resolution.  Subject to Sections
3.5(h) and 3.12, either Parent shall have the right, at any time after good faith efforts have failed to resolve a dispute as to any matter governed by this Agreement or the Participation Agreement, to request a review of such matter by the chief executive officers of each Parent ("CEO Review"). Either Parent shall exercise its right to request a CEO Review by furnishing written notice to the Partnership and the other Parent identifying the matter in dispute and setting forth the positions of the parties with respect thereto. The chief executive officers of the two
Parents shall meet within 30 days of the date on which such notice is received and shall engage in good faith efforts to resolve the dispute. Within 15 days of such meeting, the chief executive officers shall provide notice to the Partnership stating whether they have been able to resolve the dispute and, if so, full details with respect to such resolution. Any such resolution shall be binding on the Partnership, the Partners and the Parents. If the chief executive officers are unable to resolve the dispute within the time limit set forth above, either party shall be free to seek judicial relief by appropriate proceedings.

     12.12 Parties in Interest; Limitation on Rights of Others. Subject to the other provisions of this Section, the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their successors and permitted assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein. This Agreement is not assignable in whole or in part by the Limited Partner or the Managing General Partner unless assigned in connection with the assignment of a Share Percentage in excess of 20% (in the case of the Limited Partner) or 30% (in the case of the Managing General Partner) of the aggregate Share Percentages in the Partnership and, if applicable, in accordance with the Managing General
Partner's right of first refusal set forth in Section
7.1(b) above or pursuant to the terms of Section 7.2(e) above. Any such assignment by the Managing General
Partner shall not include an assignment of the Annual
Fee payable under the Management Services Agreement unless the assignee becomes the Managing General
       PAGE 73

Partner.  No assignee of any portion of the Managing
General Partner's interest shall be entitled to become the Managing General Partner unless such assignee acquires a greater ownership interest in the Partnership than is then held by Harsco L.P. Notwith standing the foregoing, in the event that the Limited
Partner assigns to a third party, in accordance with the terms of this Agreement, any portion of its ownership interest in the Partnership, such assignment shall be subject to, and entitled to the benefits of, the continued application of the terms of Sections
7.1(a)(i), 7.1(c) and 7.2, and such third party shall be entitled to all of the rights and subject to all of the obligations of the Limited Partner therein set forth; provided, however, that (i) such third party shall only be entitled to be assigned the consent rights set forth in Section 3.1(a) in the event that it holds a Share Percentage in excess of 20% of the aggregate Share Percentages (in which event the assignor shall not have and may not, directly or indirectly, exercise any such consent rights) and (ii) such third party shall only be entitled to exercise the right set forth in Annex A to agree to the amount of the Limited Partner Allocation (without the consent or approval of any other partner or holder of a Partnership interest) in the event that it holds a Share Percentage in excess of 20% of the aggregate
Share Percentages (in which event the assignor shall not have and may not, directly or indirectly, exercise any such right). No assignment or transfer of this Agreement or a party's interest in the Partnership or its Partner shall relieve such party from its obligations hereunder or under any other Operative
Document.

     12.13 Counterparts. This Agreement and any written consents required to be executed by both
Partners hereunder may be executed by the Partners in separate counterparts, each of which when so executed and delivered shall be an original, but all such coun terparts shall together constitute but one and the same document.

     12.14     Jurisdiction, Court Proceedings.  Any
suit, action or proceeding against any party hereto arising out of or relating to this Agreement or any other Operative Document, any transaction contemplated hereby or any judgment entered by any court in respect of any such suit, action or proceeding may be brought in any Federal or State court located in the Northern
District of Virginia or such other district as may contain the Partnership's principal place of business, and each party hereto hereby submits to the
       PAGE 74

jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each such party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the delivery of such process by mail, at its address set forth in Article XI, and no such service shall be effective until such delivery is made. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or State court in the Northern District of Virginia (or such other district which contains the Partnership's principal place of business), and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     12.15 Waiver of Rights of Partition and
           Dissolution. Each Partner waives all rights it may have at any time to maintain any action for partition or sale of any Partnership assets as now or hereafter permitted under applicable law. Each Partner waives its rights to seek a court decree of dissolution or to seek the appointment of a court receiver for the Partnership as now or hereafter permitted under applicable law.

     12.16 Determination of Fair Market Value. Except as provided in Section 4.1, the Managing General Partner shall determine the Fair Market Value of any property or liability where such Fair Market Value is relevant for purposes of this Agreement (including, without limitation, any determination of the Fair Market Value of property acquired by the Partnership in exchange for the issuance of a partnership interest). If the Limited Partner objects in writing to the Managing General Partner's determination of Fair Market Value within 15 Business Days of receiving notice from the Managing General Partner of such valuation and the Limited Partner and the Managing
General Partner are unable to agree on the Fair Market
Value of the property or liability within 30 days of the date of the Limited Partner's objection, the Fair Market
Value of the property or liability shall be determined by an independent appraiser mutually acceptable to the Partners (with the costs of such determination to be borne by the Partnership). Notwithstanding the foregoing sentence, in the event that Fair Market Value is determined pursuant to Section 12.1 and the Limited
Partner objects in writing to such determination within 15
Business Days of receiving notice of such valuation, such Fair Market Value shall be redetermined by either Ernst &
Young or Price Waterhouse, whichever is not the Accountants, which shall be required to make a valuation within 30 days of its retention.
       PAGE 75


     IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of the Partners by their respective authorized representatives all as of the day and year first above written.



     FMC CORPORATION

By:  _____________________________

Its: _____________________________


     HARSCO DEFENSE HOLDING, INC.

By:  _____________________________

Its: _____________________________


     UNITED DEFENSE, L.P.

By:  FMC Corporation
     Its General Partner


     By:  __________________________

     Its: __________________________

       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION ANNEX A DEFINITIONS
         RELATING TO THE PARTNERSHIP AGREEMENT
DOCUMENT TYPE 2
COUNT 35

       PAGE 1

                            ANNEX A




DEFINITIONS RELATING TO THE PARTNERSHIP AGREEMENT

                             among

                        FMC CORPORATION,

                  HARSCO DEFENSE HOLDING, INC.

                              and

                      UNITED DEFENSE, L.P.

                  Dated as of January 1, 1994



                              AND



                  THE PARTICIPATION AGREEMENT

                             among

                        FMC CORPORATION,
                      HARSCO CORPORATION,
                  HARSCO DEFENSE HOLDING, INC.
                              and
                      UNITED DEFENSE, L.P.

                  Dated as of January 1, 1994


       PAGE 2



          "$" denominates U.S. Dollars.

          "401(k) Plan" means a defined contribution plan as defined in Section 3(34) of ERISA that is qualified under Section 401(a) of the Code and that meets the requirements of Section 401(k) of the Code.

          "Accountants" means a nationally-recognized independent certified public accounting firm mutually agreed to by the Partners for the Partnership. Unless otherwise agreed by the Partners, the Accountants for the Partnership shall be either Ernst & Young or Price
Waterhouse, as determined by the Partnership on or before February 28, 1994. With respect to FNSS, the term "Accountants" shall refer to Arthur Andersen &
Co.  In any other foreign jurisdiction, the term
"Accountants" for purposes of Section 5.12 of the Partnership Agreement shall refer to the nationally recognized independent certified public accounting firm selected by the Partnership to represent it in such foreign jurisdiction.

          "Active Contract" means those Contracts
which provide for the delivery of products or the rendering of services by a Parent and with respect to which the final product has not yet been delivered or the final service has not yet been rendered.

          "Adjusted Capital Account Deficit" has the meaning set forth in Section 4.6(a) of the Partnership
Agreement.

          "Adjusted Profits" has the meaning set forth in Section 4.6(b) of the Partnership Agreement.

          "Advance Agreement" means a written
agreement entered into between UD and a contracting officer or administrative contracting officer of the U.S. Federal government that specifies the allowability, reasonableness and allocability of certain special or unusual contract costs incurred by UD after the date of the Agreement.

          "Advisory Committee" has the meaning set forth in Section 3.5(a) of the Partnership Agreement.

           "Affiliate" of any Person means  any  other
Person directly or indirectly controlling (within the meaning of Rule 12b-2 under the Securities Exchange
Act  of  1934, as amended, as in effect on the Closing
Date),  directly or indirectly controlled by or  under
       PAGE 3

direct or indirect common control with such Person, but such term does not, as to FMC or Harsco, include the Partnership or any Affiliate of the Partnership which is directly or indirectly controlled by the Partnership.

          "Appraised Value" has the meaning set forth in Section 7.2(c) of the Partnership Agreement.


          "Arbitrator"  has the meaning set forth in
Section 3.12 of the Partnership Agreement.

          "Assets" means the FMC Assets, and the
Harsco Assets, or any of them, depending on the context.

          "Assignment" means an assignment of a
Contract to the Partnership which assignment is reasonably acceptable to the Parents and, in the case of Contracts with a Governmental Authority, acceptable to the Governmental Authority.

          "Assumption Agreement" means an assumption agreement, substantially in the form of Exhibit B to the Participation Agreement.

          "Authorization Date" has the meaning set forth in Section 7.1(b) of the Partnership Agreement.

          "Average Limited Partner Allocation" means an amount equal to the arithmetic average of the Limited Partner Allocation, without regard to whether there has been any allocation or payment of such Limited Partner Allocation under the terms of the Partnership Agreement, for the three Fiscal Years immediately preceding the calculation of the Capitalized Limited Partner Allocation.

          "Book Value" of an Asset or Liability means, as of any particular date, the value at which the Asset or Liability is reflected on the books and records of the appropriate entity, computed under the accrual method of accounting in accordance with GAAP and the Principal Accounting Procedures and, except to the extent otherwise required by the reserve policies reflected in the Principal Accounting Procedures or as set forth on Schedule 2.3.1, on an accounting basis consistent with the principles used in the preparation of the appropriate Pro Forma Balance Sheet.
       PAGE 4


          "Burdensome Governmental Condition" to a transaction shall be deemed to exist when a court of competent jurisdiction or any Governmental Authority acting within its regulatory authority has issued an order, injunction or preliminary injunction against the Partnership, any Partner, any party or any Affiliate of any party which would prohibit the transaction or which would compel the applicable
Person to dispose of or hold separate a material portion of its business or assets as a result of such transaction.

          "Business Day" means a day other than a
Saturday, Sunday or other day on which banks are required or authorized to be closed in Arlington, Virginia.

          "Capital Account" has the meaning set forth in Section 4.1(a) of the Partnership Agreement.

          "Capital Contribution" means a contribution to the capital of the Partnership in cash or property as required or permitted by the Partnership Agreement.

          "Capitalized Limited Partner Allocation" means the product of (x) the Earnings Multiple, (y) the Average Limited Partner Allocation and (z) one (1) minus the then current Tax Rate. In the event that any put or call by a Partner is exercised before three years of data are available, then the data for all Fiscal Quarters completed since the inception of the Partnership shall be used to determine the Earnings
Multiple and Average Limited Partner Allocation.
Notwithstanding the foregoing or any other provision of the Operative Documents, the Capitalized Limited
Partner Allocation shall be equal to zero in the event that, immediately after giving effect to the transaction in connection with which the Capitalized
Limited Partner Allocation is being determined, the Managing General Partner or its permitted successor in interest will not be entitled, whether due to termination, resignation or replacement as Managing
General Partner, breach or any other cause, to receive its Annual Fee under Section 4(b) of the Management
Services Agreement.

           "Carrying Value" means (a) with respect to property contributed to the Partnership by or for the account of a Partner, the Fair Market Value of such property at contribution, reduced (but not below zero) by all depreciation, amortization and cost recovery
       PAGE 5

deductions charged to the Partners' Capital Accounts pursuant to Article IV of the Partnership Agreement with respect to such property and increased by all post-contribution improvements to such property, (b) if Capital Accounts are restated pursuant to Section
4.1(d) of the Partnership Agreement, with respect to property owned by the Partnership at the time of the restatement, the Fair Market Value of such property at the time of the restatement, reduced (but not below zero) by all subsequent depreciation, amortization and cost recovery deductions charged to the Partners'
Capital Accounts pursuant to Article IV of the Partnership Agreement with respect to such property and increased by all post-restatement improvements to such property and (c) with respect to any other property, the adjusted basis of such property for Federal income tax purposes, as of the time of determination.

          "Carryover Amount" has the meaning set forth in Section 4.3(a)(i) of the Partnership Agreement.

          "CAS" means Cost Accounting Standards as promulgated by the Cost Accounting Standards Board.

          "CEO" has the meaning set forth in Section
3.6(a) of the Partnership Agreement.

          "CEO Review" has the meaning set forth in
Section 12.11 of the Partnership Agreement.

          "CERCLA" means the Comprehensive
Environmental Response, Compensation and Liability
Act, 42 U.S.C. Section 9601, et seq.

          "Change in Control" shall be deemed to have occurred with respect to a Person at such time as (1) a "person" or "group" (within the meaning of Sections
13(d) and 14(d)(2) of the Securities Exchange Act of
1934, as amended (the "1934 Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of shares representing more than fifty percent (50%) of the then outstanding common stock of the Parent; or (2) the Person consolidates into or merges with any other Person pursuant to a transaction that results in the stockholders of the Person immedi ately preceding the effectiveness of such transaction owning, directly or indirectly, immediately after the effectiveness of the transaction, less than fifty percent (50%) of the outstanding voting stock of such new or surviving corporation.

       PAGE 6

          "Close" has the meaning set forth in Section
3.0 of the Participation Agreement.

          "Closing" means the closing of the
transactions described in Section 2 of the Participation Agreement.

          "Closing Date" means January 1, 1994,
subject to Section 2.2 of the Participation Agreement.

          "Closing Party" has the meaning set forth in
Section 3.0 of the Participation Agreement.

          "Code" means the Internal Revenue Code of
1986, as amended and effective as of December 31, 1993.

          "Common Excluded Assets" means those assets set forth as common excluded assets on Schedule A annexed hereto.

          "Competitive Contract" means, in the case of a contract with the U.S. government (including any FMS contract), any contract which does not require the submission of certified cost or pricing data.

          "Condition Party" has the meaning set forth in Section 3.1 of the Participation Agreement.

          "Confidentiality Agreement" means the
confidentiality agreement dated January 16, 1992 and amended July 27, 1992 between FMC and Harsco which is attached as Exhibit C to the Participation Agreement.

          "Consent" means a consent, reasonably
acceptable to the Parents, from a counterparty (other than the Parents) to a Contract transferred by a Parent to a Partner or the Partnership.

          "Consolidation Costs" means out-of-pocket costs that would not have been incurred after the Closing Date but for the combination of the FMC
Defense Business and the Harsco Defense Business, including, without limitation, costs incurred in connection with (i) severance payments; (ii) land preparation; (iii) relocation of equipment and tooling; (iv) re-layout of facilities; (v) standardization of computer-aided-design and computer-aided-manufacturing techniques and processes; (vi) construction of an oval test track; (vii) work transfer; (viii) retraining of employees; (ix) relocation of employees; (x) purchasing and systems
       PAGE 7

conversions; and (xi) sale or other disposal of redundant plant, equipment, tooling and other property
(including any losses thereby incurred); but excluding transfer taxes and other transaction costs incident to the combination.

          "Contract Price" has the meaning set forth in Section 5.22.4.4 of the Participation Agreement.

          "Contracts" means FMC Contracts or Harsco
Contracts.

          "Controlled Group" has the meaning set forth in Section 4.21.7 of the Participation Agreement.

          "CPR"  has the meaning set forth in Section
3.12 of the Partnership Agreement.

          "CRB Carrying Costs" of a Partner or its Parent for any Fiscal Quarter means the product of (i)
2.5% and (ii) the average of the relevant Partner's
Cumulative Remedial Balances as of the beginning and as of the end of such Fiscal Quarter. In the case of a Fiscal Quarter consisting of less than 3 calendar months, the "CRB Carrying Costs" of a Partner or its Parent for such short Fiscal Quarter means (a) the product of (i) 2.5%, (ii) the average of the relevant
Partner's Cumulative Remedial Balances as of the beginning and as of the end of such Fiscal Quarter and
(iii) a fraction the numerator of which is the number of days in such short Fiscal Quarter and the denominator of which is the number of days in the calendar quarter of which the short Fiscal Quarter is a part.

          "CRBCC Carryover Amount" has the meaning set forth in Section 4.3(a) of the Partnership Agreement.

          "Cumulative Remedial Balance" of a Partner or its Parent means the cumulative amount since formation of the Partnership of all charges (net of all credits) to the relevant Partner's Remedial Cost
Account in excess of the amount of the environmental reserves for Remedial Expenditures reflected on such Partner's Final Closing Balance Sheet; provided that charges and credits to such Remedial Cost Account under clauses (i), (vi) and (vii) of Section 5.22.4.2 of the Participation Agreement shall be ignored for this purpose.

          "Data Rights" means unregistered copyrights and trade secrets and confidential information and knowledge possessed by each Parent as of the Closing
        PAGE 8

Date, including, but not limited to, ideas, inventions, blueprints, know-how, formulae, manufacturing and production processes and techniques, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, business and marketing plans and customer and supplier lists.

          "Debt" of any Person as used in Sections 4.2 and 4.5 of the Participation Agreement means (a) obligations of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables), (d) obligations of such Person as lessee under capital leases, (e) Debt of another secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (f)
Debt of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is the economic equivalent of a guarantee.

          "Defense Affiliate" means, as to FMC, any Affiliate operating in the FMC Defense Business and, as to Harsco, any Affiliate operating in the Harsco
Defense Business, which Affiliates are listed on Schedule B annexed hereto.

          "Defense Business" means the FMC Defense
Business or the Harsco Defense Business.

          "Defense Subsidiary" means, as to FMC, any Subsidiary operating in the FMC Defense Business and, as to Harsco, any Subsidiary operating in the Harsco
Defense Business, which Subsidiaries are listed on Schedule B annexed hereto. Such term shall not include, as to FMC or Harsco, the Partnership.

          "Defense Systems Group" means the Ground
Systems, Armament Systems, Steel Products and Defense
Systems International Divisions of FMC's Defense
Systems Group, including FMC's investment in and contractual relations with FNSS, but specifically excluding the properties set forth as FMC Excluded
Assets or Common Excluded Assets on Schedule A annexed hereto.

          "Demolition Costs" has the meaning set forth in Section 6.4 of the Participation Agreement.

        PAGE 9


          "Designated Representative" means Barrett W.
Taussig, or any successor designated by Harsco L.P.

          "Designee" means any of a Partner's
designated representatives to the Advisory Committee, as provided in Section 3.5(b) of the Partnership
Agreement.

          "DOD" means the U.S. Department of Defense.

          "DOJ" means the U.S. Department of Justice.

          "Earnings Multiple" means the quotient
obtained by dividing the Appraised Value of the Partnership by the arithmetic average of the annual after-tax income of the Partnership determined in accordance with GAAP (as reduced by the Limited
Partner Allocation) for the three Fiscal Years immediately preceding the calculation of the Capitalized Limited Partner Allocation (as determined from the Partnership's regularly prepared financial statements, but assuming that the Partnership paid corporate tax on such income at a rate equal to the Tax Rate for each such Fiscal Year), provided that the Earnings Multiple shall never be less than 5 nor more than 15.

          "Environmental Requirements" means all civil and criminal federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all common law, and any currently effective judicial and administrative orders, permits and licenses (and conditions of the same) and determinations binding on the FMC Defense Business, the Harsco Defense Business, the FMC Assets, or the Harsco Assets, which provisions, common law, permits, licenses and orders and determinations concern public health and safety, worker health and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances but excluding any of the foregoing to the extent relating to worker safety, all as may be amended or superseded from time to time.

          "Environmental Liability Event" means any of the following: (a) the Release (as hereinafter defined) of any Hazardous Substance at, from or onto
        PAGE 10

any property or facility at any time owned, operated or used by either Defense Business or the Partnership,
(b) the offsite treatment, storage, disposal, handling, disposition or Release of any Hazardous
Substance generated, handled or in any fashion originating from or at any property or facility at any time owned, operated or used by, or otherwise in connection with, either Defense Business or the business of the Partnership or (c) any failure by either Parent, with respect to its Defense Business, or by the Partnership to comply with applicable
Environmental Requirements (as such Environmental
Requirements are constituted prior to the Closing
Date).

          "Environmental Realization Status Report" has the meaning set forth in Section 5.22.3.1 of the Participation Agreement.

          "Environmental Special Allocation" has the meaning set forth in Section 5.22.1 of the Participation Agreement.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

          "Excluded Assets" means the FMC Excluded
Assets and the Harsco Excluded Assets.

          "Excluded Liabilities" means, in connection with each Defense Business:

          (i)  all liabilities relating to Income
     Taxes of either Parent or any of its Affiliates;

         (ii)  all liabilities relating to Taxes,
     other than Income Taxes, to the extent not accrued on the Final Closing Balance Sheet;

        (iii)  all liabilities for borrowed money as
     of the Closing Date other than FMC Liabilities relating to FNSS;

         (iv)  all liabilities relating to claims with
     respect to government contracts, whether asserted or unasserted by the government, arising prior to the Closing Date to the extent not accrued on the Final Closing Balance Sheet;

      (v)  all liabilities relating to "holdback
      reserves," "management contingency reserves" and
      "sales reserves" for all Inactive Contracts, and
              PAGE 11

     all "holdback reserves" (except for those relating to fixed-price incentive fee Contracts), on Active Contracts;

         (vi)  all liabilities relating to any claims
     for pre-Closing breaches of contract or
     violations of Governmental Rules, to the extent not accrued on the Final Closing Balance Sheet;
     provided, however, that liabilities that are Remedial Expenditures shall be assumed to the extent provided in the Operative Documents;

        (vii)  all liabilities not set forth on or
     identified on an exhibit to the Final Closing
     Balance Sheet or on any Schedule to the
     Participation Agreement, in each case listing liabilities to be assumed by the Partnership, other than the liabilities set forth in clause
     (viii)(B), (xi) and (xii) of the definition of FMC Liabilities and the liabilities set forth in clauses (viii), (x) and (xi) of the definition of Harsco Liabilities;

       (viii)  all liabilities for pre-Closing
     workers' compensation (subject to Section 5.15 of the Participation Agreement) and, to the extent not accrued on the Final Closing Balance Sheet, pre-Closing general and product liability occurrences; and

         (ix)  all liabilities resulting from an
     Excluded Asset or any other Asset not acquired by the Partnership.

          "Existing Contract" means any contract
entered into by either Parent prior to the Closing.

          "Fair Market Value" means the price a
willing buyer would pay a willing seller in an arm's-length transaction, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts. As applied to a liability, Fair
Market Value means the price a buyer would demand in exchange for assuming the liability from the seller.

          "FAR" means the Federal Acquisition
Regulation, 48 C.F.R. Chapter 1, as promulgated by the
U.S. government.

          "Final Closing Balance Sheet" has the
meaning set forth in Section 2.3.2 of the Participation Agreement.

          "Fiscal Quarter" has the meaning set forth in Section 5.1 of the Partnership Agreement.

          "Fiscal Year" means a calendar year for the Partnership (as set forth in Section 5.1 of the Partnership Agreement).

          "FMC" means FMC Corporation, a Delaware
corporation.

          "FMC Assets" means (a) $14,800,000 in cash and (b) all of the right, title and interest that FMC possesses in and to the following assets exclusively used or intended for exclusive use in the business of its Defense Systems Group:

          (i)  all inventories of raw materials,
     packaging materials, work in process, consigned goods and finished goods (including warehoused inventories and inventories covered by purchase orders), including any such inventories acquired after the date hereof but excluding any such inventories sold or otherwise disposed of after the date hereof in the ordinary course of business consistent with past practices;

         (ii)  all supplies, furniture, fixtures,
     machinery, equipment, vehicles and other fixed assets;

        (iii)  all FMC Contracts;

         (iv)  all Transferred Intellectual Property
     Rights;

          (v)  the Real Property listed or described
     on Schedule 4.8.2A to the Participation
     Agreement;

         (vi)  all accounts, notes and other
     receivables;

        (vii)  any permits or licenses issued by any
     Governmental Authority;

       (viii)  all stock or other debt or equity
     interests (including partnership interests) in the FMC Defense Affiliates set forth on Schedule
     B annexed hereto; and

         (ix)  all other tangible or intangible
     assets.

The FMC Assets shall not include the FMC Excluded
Assets or the Common Excluded Assets.

          "FMC Capital Account Value" has the meaning set forth in Schedule 4.1 to the Partnership
Agreement.

          "FMC Contracts" means all contracts (other than Restricted Contracts), indentures, agreements, commitments, purchase orders, letters of credit, guarantees, foreign exchange contracts, commodity hedges, leases and other legally binding arrangements, whether oral or written, entered into in connection with the FMC Defense Business.

          "FMC Defense Business" means the entire
business and operations of the Defense Systems Group, as conducted on the date hereof.

          "FMC Environmental Liability Event" means any Environmental Liability Event relating to or arising out of the conduct by FMC prior to the Closing
Date of its Defense Business or the ownership, operation or use by FMC or any of its Affiliates prior to the Closing Date of any facility or property now or previously owned, operated or used in its Defense
Business.

          "FMC Excluded Assets" means those assets of FMC set forth on Schedule A annexed hereto.

          "FMC Liabilities" means the following
liabilities and obligations of FMC arising out of the operations of the FMC Defense Business or the ownership, operation or use of the FMC Assets (whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or arising before the Closing Date):

          (i)  all liabilities to vendors and other
     creditors for goods purchased or services received on open account;

         (ii)  amounts received from customers as
     advance payments to be applied to the related receivable when a sale is recorded at time of shipment or completion of service;

        (iii)  amounts withheld from employees'
     compensation for Federal, state or local taxes and for other payroll deductions;

         (iv)  sundry accounts payable;

          (v)  amounts accrued for salaries, wages,
     commission and other remuneration earned by employees;

         (vi)  commissions earned by salesmen, dealers
     or other agents who are not employees;

        (vii)  all liabilities relating to accrued
     Taxes, other than Income Taxes, including but not limited to Taxes assessed against real and personal property based on the valuation of such property as determined by the laws of the state or local taxing authority;

       (viii)  (A) accruals for FMC's cost of Federal,
     state or local taxes on payroll that are not an Excluded Liability and (B) all liabilities for other employee benefits to the extent provided in
     Section 5.9 of the Participation Agreement, but excluding workers compensation liabilities to the extent provided in Section 5.15 of the Participation Agreement;

         (ix)  accruals for royalties payable in
     accordance with terms of royalty agreements;
     legal and professional fees for services rendered; insurance premiums (excluding workers' compensation and general and product liability coverages); policy and warranty claims and product and service liabilities, but excluding pre-Closing products liability or general liability occurrences (except to the extent, but not in excess of, any amount reserved for and reflected on FMC's Final Closing Balance Sheet);
     and miscellaneous expenses;

          (x)  all liabilities associated with FMC's
     ownership of or interest in the Defense
     Affiliates of FMC set forth on Schedule B annexed hereto;

         (xi)  all liabilities and obligations
     associated with any FMC Environmental Liability
     Event; and

        (xii)  obligations under FMC Contracts
     remaining unperformed on the Closing Date.

The FMC Liabilities shall not include any Excluded
Liability.
        PAGE 15


          "FMC Master Trust" means the Master Trust established by the Master Trust Agreement between FMC
Corporation and Bankers Trust Company dated January 1,
1976 implementing the pension benefit plans of FMC and its Subsidiaries and Affiliates.

          "FMC Qualifying Remedial Expenditure" means any Remedial Expenditure to the extent arising out of any FMC Environmental Liability Event.

          "FMS" means Foreign Military Sales.

          "FNSS" means FMC-Nurol Savunma Sanayii A.S., a Turkish corporation.

          "FRA" means the final remedial adjustment as described in Section 5.22.4.4 of the Participation
Agreement.

          "FTC" means the U.S. Federal Trade
Commission.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Goodyear" has the meaning set forth in
Section 5.23 of the Participation Agreement.

          "Goodyear Litigation" means the litigation styled as FMC Corporation v. The Goodyear Tire &
Rubber Company (N.D. Ala., Eastern Div., Civil Action
No. CV-90-H-01018E), including all appeals therefrom and all settlements thereof.

          "Governmental Actions" means all
authorizations, orders, consents, approvals, waivers, exceptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, by or in respect of, any Governmental
Authorities.

          "Governmental Authority" means any national, federal, state, local or foreign governmental Person, authority or agency, court, regulatory commission, stock exchange or other body and any arbitrator having jurisdiction over the matter; provided, that any arbitrators within this definition shall include only arbitrators having the right to issue a binding order or decision in such matter.
        PAGE 16


          "Governmental Rule" means any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court, arbitrator or other judicial or quasi-judicial tribunal, other than an ex-parte or temporary order if either party takes prompt action to set aside such action and such temporary order does not become final.

          "Harsco" means Harsco Corporation, a
Delaware corporation.

          "Harsco Assets" means (a) $5,200,000 in cash and (b) all of the right, title and interest that Harsco possesses in and to the following assets exclusively used or intended for exclusive use in the business of its BMY-Combat Systems Division:

          (i)  all inventories (net of progress
     payments) of raw materials, packaging materials, work in process, consigned goods and finished goods (including warehoused inventories and inventories covered by purchase orders), including any such inventories acquired after the date hereof but excluding any such inventories sold or otherwise disposed of after the date hereof in the ordinary course of business consistent with past practices;

         (ii)  all supplies, furniture, fixtures,
     machinery, equipment, vehicles and other fixed assets;

        (iii)  all Harsco Contracts;

         (iv)  all Transferred Intellectual Property
     Rights;

          (v)  the Real Property listed or described
     on Schedule 4.8.2B to the Participation
     Agreement;

         (vi)  all accounts, notes and other
     receivables;

        (vii)  any permits or licenses issued by any
     Governmental Authority; and

       (viii)  all other tangible and intangible
     assets.

        PAGE 17

The Harsco Assets shall not include the Harsco
Excluded Assets or the Common Excluded Assets.

          "Harsco Capital Account Value" has the
meaning set forth in Schedule 4.1 to the Partnership
Agreement.

          "Harsco Contracts" means all contracts
(other than Restricted Contracts), indentures, agreements, commitments, purchase orders, letters of credit, guarantees, foreign exchange contracts, commodity hedges, leases and other legally binding arrangements, whether oral or written, entered into in connection with the Harsco Defense Business.

          "Harsco Defense Business" means the entire business and operations of Harsco's BMY-Combat Systems
Division, whose principal address is Wolf Church Road, York, Pennsylvania 17404, as conducted on the date hereof.

          "Harsco Environmental Liability Event" means any Environmental Liability Event relating to or arising out of the conduct by Harsco prior to the Closing Date of its Defense Business or the ownership, operation or use by Harsco or any of its Affiliates prior to the Closing Date of any facility or property now or previously owned, operated or used in its Defense Business.

          "Harsco Excluded Assets" means those assets of Harsco set forth on Schedule A annexed hereto.

          "Harsco L.P." means Harsco Defense Holding,
Inc., a Delaware corporation which is to be the Harsco limited partner of the Partnership and which is directly and wholly-owned by Harsco.

          "Harsco Liabilities" means the following liabilities and obligations of Harsco arising out of the operations of the Harsco Defense Business or the ownership, operation or use of the Harsco Assets
(whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or arising before the Closing
Date):

          (i)  all liabilities to vendors and other
     creditors for goods purchased or services received on open account;
        PAGE 18


         (ii)  amounts received from customers as
     advance payments to be applied to the related receivable when a sale is recorded at time of shipment or completion of service;

        (iii)  amounts withheld from employees'
     compensation for Federal, state or local taxes and for other payroll deductions;

         (iv)  sundry accounts payable;

          (v)  amounts accrued for salaries, wages,
     commission and other remuneration earned by employees;

         (vi)  commissions earned by salesmen,
     dealers, or other agents who are not employees;

        (vii)  all liabilities relating to accrued
     Taxes, other than Income Taxes, including but not limited to Taxes assessed against real and personal property based on the valuation of such property as determined by the laws of the state or local taxing authority;

       (viii)  (A) accruals for Harsco's cost of
     Federal, state or local taxes on payroll that are not an Excluded Liability and (B) all liabilities for other employee benefits to the extent provided in Section 5.9 of the Participation
     Agreement, but excluding workers compensation liabilities to the extent provided in Section
     5.15 of the Participation Agreement;

         (ix)  accruals for royalties payable in
     accordance with terms of royalty agreements;
     legal and professional fees for services rendered; insurance premiums (excluding workers' compensation and general and products liability coverages); policy and warranty claims and product and service liabilities, but excluding pre-Closing products liability or general liability occurrences (except to the extent, but not in excess of, any amount reserved for and reflected on Harsco's Final Closing Balance
     Sheet); and miscellaneous expenses;

          (x)  all liabilities and obligations
     associated with any Harsco Environmental
     Liability Event; and

        PAGE 19


         (xi)  obligations under Harsco Contracts
     remaining unperformed on the Closing Date.

The Harsco Liabilities shall not include any Excluded
Liability.

          "Harsco Qualifying Remedial Expenditure" means any Remedial Expenditure to the extent arising out of any Harsco Environmental Liability Event.

          "Hazardous Substance" means any material, substance or waste that poses or causes, or is alleged to pose or cause, any damage to property or personal injury, including death, or any threat to the environment, including without limitation those substances defined, listed, designated, or classified as hazardous, toxic, radioactive, or dangerous or otherwise regulated or governed under any Environmental Requirements, including without limitation any hazardous substance for purposes of CERCLA, any hazardous waste for purposes of RCRA, any petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, polychlorinated biphenyls, asbestos, heat, noise, microwave, odor, radioactive material or any substance that has been identified as a carcinogen or reproductive toxin under the Safe Drinking Water and Toxic Enforcement Act of 1986 of the State of
California.

          "Inactive Contract" means those Contracts which provide for the delivery of products or the rendering of contract-defined deliverable services, excluding warranties, by a Parent and with respect to which the final product has been delivered and the final service has been rendered prior to the Closing
Date.

          "Income Taxes" means Taxes measured by or based on income, and franchise, capital stock or net worth Taxes.

          "Indemnified Parties" has the meaning set forth in Section 6.1 of the Participation Agreement.

          "Initial Capital Contribution" of each of FMC and Harsco L.P. means the aggregate transfers by or on behalf of FMC or Harsco L.P., as applicable, pursuant to Sections 2.1.3, 2.1.4 and 2.1.5 of the Participation Agreement, as adjusted pursuant to
Section 2.3.3 thereof.
        PAGE 20


          "Intellectual Property Agreements" means the agreements to be entered into between FMC and the Partnership and between Harsco and the Partnership on or prior to the Closing Date, substantially in the forms of Exhibits F-1 and F-2 to the Participation
Agreement.

          "IRS" means the U.S. Internal Revenue
Service.

          "Knowledge" means the actual knowledge of the individuals listed on Schedule C.1 hereto in the case of FMC and the individuals listed on Schedule C.2 hereto in the case of Harsco, in each case after reasonable investigation unless otherwise expressly specified.

          "Lease Agreement" means the agreement to be entered into between FMC and the Partnership on or prior to the Closing Date, substantially in the form of Exhibit G to the Participation Agreement.

          "Leased Property" has the meaning set forth in Section 4.8.2 of the Participation Agreement.

          "Liabilities" means FMC Liabilities or
Harsco Liabilities.

          "LIBOR" means the applicable London
Interbank Offered Rate as set forth in The Wall Street
Journal.

          "Licensed Intellectual Property" means, with respect to each Parent, Data Rights, Statutory Rights and Marks used or intended for use, but not exclusively, in its Defense Business that will be licensed to the Partnership under the Intellectual
Property Agreements.

          "Licensed Third Party Rights" means, as to each Parent, copyrights and trade secrets and confidential information and knowledge and letters patent, utility models, inventor's certificates, registered copyrights, registered mask works and applications therefor under which such Parent has been granted license or other rights by a third party.

          "Lien" means any lien, mortgage,
encumbrance, pledge, charge, lease restriction, easement, servitude, right of others or security interest of any kind, including any thereof arising
        PAGE 21

under conditional sales or other title retention agreements.

          "Limited Non-Exclusive Licenses" means the licenses to be entered into between FMC and the Partnership and between Harsco and the Partnership on or prior to the Closing Date.

          "Limited Partner" has the meaning set forth in the preface to the Partnership Agreement.

          "Limited Partner Allocation" shall be an amount equal to $13,300,000 in the first Fiscal Year of the Partnership, and in each subsequent Fiscal Year of the Partnership shall equal the amount agreed to by FMC and the Limited Partner (so long as the Limited
Partner's Share Percentage is at least 20%) or any other third party assignee from the Limited Partner who was assigned a Share Percentage in excess of 20% of the aggregate Share Percentages (which agreement shall not require the consent or approval of any other partner or holder of an interest of the Partnership) prior to the beginning of such Fiscal Year. If no such agreement is reached, then the Limited Partner
Allocation shall equal the prior year's Limited
Partner Allocation (as the same may have previously been adjusted by agreement and/or for inflation), as further adjusted for inflation by the percentage increase (or decrease) in the Producer Price Index for Finished Goods (unadjusted index) for such prior
Fiscal Year.

          "Limited Partner Allocation Late Payment
Interest" has the meaning set forth in Section 6.1 of the Partnership Agreement.

          "Loss" means any loss, liability, claim, damage or expense (including reasonable legal fees and expenses).

          "Major ASD Contract" means any New Contract
(excluding any engineering contract) that provides for the production of products which are of the type currently produced by FMC's Armament Systems Division and that has a Contract Price, after giving effect to the exercise of any options which are exercised under such New Contract, of at least $50,000,000.

          "Major Contract" means any Major ASD
Contract, Major GSD/CSD Contract or Major SPD
Contract.

        PAGE 22

          "Major GSD/CSD Contract" means any New
Contract (excluding any engineering contract) that provides for the production of products which are of the type currently produced by FMC's Ground Systems
Division or the Harsco Defense Business and that has a Contract Price, after giving effect to the exercise of any options which are exercised under such New
Contract, of at least $50,000,000.

          "Major SPD Contract" means any New Contract
(excluding any engineering contract) that provides for the production of products which are of the type currently produced by FMC's Steel Products Division and that has a Contract Price, after giving effect to the exercise of any options which are exercised under such New Contract, of at least $50,000,000.

          "Management Services Agreement" means the agreement to be entered into between FMC and the Partnership on or prior to the Closing Date substantially in the form of Exhibit H to the Participation Agreement.

          "Managing General Partner" has the meaning set forth in the preface to the Partnership Agreement.

          "Marks" means, with respect to each Parent, registered and unregistered trademarks, tradenames, service marks, trade dress, logos and applications for registration thereof, all right, title and interest in which is owned by such Parent as of the Closing Date.

          "Material Adverse Effect" means: (a) with respect to either Parent's Defense Business, a material adverse effect on (i) the financial condition, results of operation, properties, business or prospects of such Parent's Defense Business, (ii) the Partnership's ability to conduct such Parent's
Defense Business or (iii) the ability of such Parent or any of its Affiliates to perform any of its material obligations under any Operative Document; and
(b) with respect to the Partnership, a material adverse effect on (i) the financial condition, results of operation, properties, business or prospects of the Partnership, (ii) the Partnership's ability to conduct its business or (iii) the ability of the Partnership to perform any of its material obligations under any Operative Document.

          "Modified Taxable Income" has the meaning set forth in Section 6.5(a) of the Partnership
Agreement.

        PAGE 23

          "Net Book Value" means, with respect to each Parent, the Book Value of its Assets which are of the types reflected on the Pro Forma Balance Sheet minus the Book Value of its Liabilities which are of the types reflected on the Pro Forma Balance Sheet.

          "Net Working Capital" means the excess of current assets over current liabilities.

          "New Contract" means (i) any contract that was entered into by the Partnership after the Closing
Date and (ii) that portion of any Existing Contract which relates to any increase in the quantity of deliverables subsequent to the Closing beyond the quantity (including priced options thereunder) formerly specified in such Existing Contract, which increase involves an increase in the contract price of at least $50 million.

          "Nonqualified Plan" means a plan described in Section 3(34) or 3(35) of ERISA that is not qualified under Section 401(a) of the Code.

          "Normative Fee" has the meaning specified in
Section 5.22.4.4 of the Participation Agreement.

          "Notice of Arbitration" has the meaning set forth in Section 3.12 of the Partnership Agreement.

          "Novation Agreement" means the novation
agreement, substantially consistent with the standard form of novation agreement set forth in the Federal
Acquisition Regulation, 48 C.F.R.  42.12, among FMC,
Harsco, the Partnership and the U.S. Government.

          "Operative Documents" means the Assignments, the Assumption Agreements, the Consents, the Intellectual Property Agreements, the Lease Agreement, the Sublease and Assignment of Option to Purchase
Aiken, South Carolina Facilities, the Limited Non-
Exclusive Licenses, the Management Services Agreement, the Novation Agreement, the Partnership Agreement, the
Registration Rights Agreement, the Participation
Agreement and any other agreements that the parties mutually agree in writing to treat as Operative
Documents.

          "Owned Property" has the meaning set forth in Section 4.8.2 of the Participation Agreement.
        PAGE 24


          "Parent" means FMC or Harsco, as appropriate given the context of the Participation Agreement. For purposes of the Operative Documents, FMC shall be deemed to be the Parent of the FMC Partner.

          "Participation Agreement" means the
Participation Agreement dated as of January 1, 1994 by and between FMC, Harsco, Harsco L.P. and the Partnership as amended from time to time in accordance with its terms.

          "Partner" means FMC (in the case of FMC) or Harsco L.P. (in the case of Harsco). For purposes of the Operative Documents, FMC shall be deemed to be the Partner of FMC.

          "Partners" means FMC and Harsco L.P.

          "Partnership" means United Defense, L.P., the Delaware limited partnership formed in accordance with the Partnership Agreement.

          "Partnership 401(k) Plan" has the meaning set forth in Section 5.9.6 of the Participation
Agreement.

          "Partnership Agreement" means the Delaware limited partnership agreement to be entered into by and among the Partners and the Partnership on or before the Closing Date and substantially in the form of Exhibit I of the Participation Agreement.

          "Partnership Benefit Plans" has the meaning set forth in Section 5.9.3 of the Participation
Agreement.

          "Partnership Master Trust" means the
Partnership Master Trust described in Section 5.9.6 of the Participation Agreement.

          "Partnership Nonunion Pension Plan" has the meaning set forth in Section 5.9.3 of the Participation Agreement.

          "PBGC" means the Pension Benefit Guaranty
Corporation.

          "Permitted Capital Investments" means
capital investments for (i) new equipment and equipment upgrades and replacements for existing lines of business; (ii) plant and equipment for existing or new programs at or adjoining existing Partnership
        PAGE 25


facilities that are within the Partnership's Scope of Activity or carried on by SPD not primarily for commercial purposes; and (iii) research and development for programs within the Partnership's
Scope of Activity.

          "Permitted Liens" means (a) the rights and interests of the Partnership, any Parent or its Affiliates as provided in the Operative Documents, (b)
Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings and (c) materialmen's, mechanics', workers', repairmen's, employees' or other Liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any part of the relevant asset, title thereto or any interest therein and shall not interfere with the use or disposition thereof.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or
Governmental Authority.

          "Plan Participant" means, as the context requires, (a) a Transferred Employee who, on the Closing Date, participated under the terms of on the applicable plan, (b) a former employee who terminated employment before the Closing Date but as of the Closing Date had not incurred a break in service sufficient under the terms of the applicable plan to eliminate such former employee's right to prior service credit with respect to such plan or (c) a former employee (including the spouse or other dependent of a former employee) who terminated employment before the Closing Date but as of the Closing Date had rights to a benefit under the terms of the applicable plan; provided, however, that, in the case of (b) or (c), in order to be a Plan
Participant such former employee, when terminating employment with FMC or Harsco, must have been employed in the Defense Business of FMC or Harsco.

          "Postretirement Benefit Plan" means an
employee welfare benefit plan as defined in Section
3(1) of ERISA that provides benefits to retired employees and their dependents.

        PAGE 26

          "Preliminary Closing Balance Sheet" has the meaning set forth in Section 2.3.1 of the Participation Agreement.

          "Principal Accounting Procedures" means
those accounting procedures described in Section 5.9 of the Partnership Agreement.

          "Principal Office" of the Partnership has the meaning set forth in Section 2.1(c) of the Partnership Agreement.

          "Private Actions" means all authorizations, consents, approvals, waivers, exceptions, variances, franchises, permissions, permits and licenses of (a)
Persons other than Governmental Authorities and (b)
Governmental Authorities acting in private capacities.

          "Profits" or "Losses" has the meaning set forth in Section 4.2(a) of the Partnership Agreement.

          "Pro Forma Balance Sheet" has the meaning set forth in Section 4.14 of the Participation
Agreement.

          "Qualified Pension Plan" means a defined benefit plan as described in Section 3(35) of ERISA that is qualified under Section 401(a) of the Code.

          "Qualifying Remedial Expenditure" means any
Remedial Expenditure to the extent arising out of any FMC Environmental Liability Event or Harsco
Environmental Liability Event, as the case may be.

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.

          "Real Property" means the Owned Property and the Leased Property.

          "Realization" includes, with respect to each Major Contract, the Remedial Expenditures amount included in the forward pricing rate used by the Partnership to establish the contract price as adjusted as provided in Section 5.22.4.4 of the Participation Agreement and, with respect to each production contract other than a Major Contract and each other contract, regardless of amount, the Remedial Expenditures amount included in the forward pricing rate used by the Partnership to establish the contract price. In addition, any amount reflected as a credit to FMC or Harsco in accordance with Section
5.22.4.2 of the Participation Agreement (including
        PAGE 27

under clause (i) therein, but excluding clauses (vii) and (viii) therein) shall be deemed to be a Realization.

          "Realize" means to obtain a Realization.

          "Realized Remedial Expenditure" means any
Remedial Expenditure (i) which has been (or is deemed to have been under Section 5.22.4 of the Participation
Agreement) Realized pursuant to customer contracts or any other source (it being understood that Remedial
Expenditures may be offset by such Realizations for purposes of the Operative Documents, irrespective of whether or not such Remedial Expenditures relate to the circumstances giving rise to such Realizations),
(ii) as to which any related rebuttable presumption under Section 5.22.2.2 or 5.22.2.3 has been rebutted or (iii) which has been charged against the environmental reserves referred to in clause (i) of
Section 5.22.4.2 (it being understood that Remedial
Expenditures may be offset by such reserves for purposes of the Operative Documents, irrespective of whether or not such Remedial Expenditures relate to the historical basis for the creation of such reserves). The Parents acknowledge that the Partnership may have Realizations prior to such time as the Partnership incurs the related Remedial
Expenditures.  FMC Realized Remedial Expenditure and
Harsco Realized Remedial Expenditure have corollary meanings.

          "Reallocated Loss Account" means the account into which Losses, which, but for the application of
Section 4.6(a) of the Partnership Agreement, would have been allocated to the Limited Partner.

          "Reallocated Loss Amount" means the quotient of (i) the amount of Losses allocated to the Managing
General Partner's Reallocated Loss Account pursuant to
Section 4.6(a) of the Partnership Agreement divided by
(ii) 1 minus the Managing General Partner's Share
Percentage. The Reallocated Loss Amount shall be as adjusted from time to time as provided in Section
4.6(b) of the Partnership Agreement.

          "Records" has the meaning set forth in
Section 10.6 of the Partnership Agreement.

          "Recovery Items" has the meaning set forth in Section 6.7(d) of the Participation Agreement.
        PAGE 28


          "Registration Rights Agreement" means the agreement between FMC and Harsco L.P. to be entered into on or before the Closing Date substantially in the form of Exhibit J of the Participation Agreement.

          "Related Party Transaction" means any
transaction between the Partnership and any Partner or any Affiliate of any Partner.

          "Release" means "release" as such term is defined for purposes of CERCLA.

          "Remedial Costs Account" has the meaning set forth in Section 5.22.4.2 of the Participation
Agreement.

          "Remedial Expenditure" means any expenditure by the Partnership with respect to any Environmental
Liability Event either for (i) the treatment, containment or removal of contaminated soil or groundwater or the disposal of removed material
(including such activity as conducted in connection with a corrective action pursuant to RCRA or a removal or remedial action pursuant to CERCLA), (ii) corrective or remedial action to cure a failure by either Parent or the Partnership, with respect to its Defense Business, prior to the Closing Date, to comply with applicable Environmental Requirements (as such Environmental Requirements are constituted prior to the Closing Date) and any governmental fines, penalties or other sanctions, whether civil or criminal, to the extent arising from such failure or
(iii) legal and administrative proceedings against Persons other than either Parent regarding the nature and extent of the Partnership's or such other Persons' legal and financial responsibility for matters described in (i) and (ii) herein.

          "Restricted Contracts" has the meaning set forth in Section 5.11 of the Participation Agreement.

          "Rules" has the meaning set forth in Section
3.12 of the Partnership Agreement.

          "Sale Notice" has the meaning set forth in
Section 7.1(b) of the Partnership Agreement.

          "Santa Clara Properties" means the following properties owned by FMC in Santa Clara County, California, used by and recorded on the financial statements of the FMC Defense Business, and leased by
        PAGE 29


FMC to the Partnership pursuant to the terms of the Lease Agreement:

          (i)  333 W. Brokaw Road, Santa Clara,
               California;
         (ii)  328 W. Brokaw Road, Santa Clara,
               California;
        (iii)  333 W. Julian Street, San Jose,
               California (except for that certain
               parcel thereof that is leased from
               Southern Pacific Railway and not owned
               by FMC); and
         (iv)  1107, 1115 and 1125 Coleman Avenue, San
               Jose, California.

          "Scope of Activity" has the meaning set
forth in Section  2.2 of the Partnership Agreement.

          "SEC" means the U.S. Securities and Exchange
Commission.

          "Settle" has the meaning set forth in
Section 6.6 of the Participation Agreement.

          "Share Percentage" means 60% as to FMC and 40% as to Harsco L.P., as adjusted from time to time pursuant to Section 4.5 of the Partnership Agreement.

          "Significant Event" has the meaning set
forth in Section 4.1(d) of the Partnership Agreement.

          "Signing Date" means the date on which the Participation Agreement is executed.

          "Slow-Moving Inventory" means the inventory set forth on Schedule 5.16 to the Participation
Agreement. This definition excludes inventory charged or allocated to cost-type contracts. Inventory charged or allocated to cost-type contracts is owned by the Government and therefore outside the scope of Slow-Moving Inventory. The gross level of Slow-Moving
Inventory will be reduced but not completely offset by reserves on the Preliminary Closing Balance Sheet.

          "SPD" means the Steel Products Division of FMC.

          "Statutory Rights" means, with respect to each Parent, (i) letters patent, utility models, inventor's certificates, registered copyrights, registered mask works, (ii) applications for any of the foregoing and rights which may issue on such
        PAGE 30

applications and (iii) any reissues, continuations, continuations-in-part, extensions, divisions, reexaminations or renewals of the foregoing, in which such Parent owns all or a part of the right, title and interest as of the Closing Date.

          "Subsidiary" of any Person means a
corporation, partnership, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person; provided that such corporation, partnership, company or other entity shall be deemed to be a Subsidiary only so long as such ownership exists.

          "Target Net Asset Value" means (i) in the case of FMC, $138,600,000, including $14,800,000 of cash and (ii) in the case of Harsco L.P., $29,600,000, including $5,200,000 of cash.

          "Tax Benefits" has the meaning set forth in
Section 6.7(a) of the Participation Agreement.

          "Taxes" means any and all governmental or quasi-governmental fees (including license, filing and registration fees), taxes (including income, gross receipts, franchise, sales, use and property (real or personal, tangible or intangible), interest equalization and stamp taxes, assessments, levies, imposts, duties, charges, withholdings or other taxes of any kind or nature whatsoever, together with any and all penalties, fines or interest thereon.

          "Tax Matters Partner" has the meaning set forth in Section 10.8 of the Partnership Agreement.

          "Tax Rate" means an amount equal to the
maximum Federal marginal income tax rate applicable to a corporation under Section 11 of the Code in effect for the relevant Fiscal Year plus five percentage points.

          "Tentative Remedial Expenditure Realization" or "TRER" means the Remedial Expenditure amount determined in accordance with clause (ii) of Section
5.22.4.4 of the Participation Agreement.
        PAGE 31


          "Third Party Claim" has the meaning set
forth in Section 6.5 of the Participation Agreement.

          "Transfer Taxes" means any sales, use,
recording, deed, value added, stamp, documentary or other transfer Taxes.

          "Transferred Contract" means a contract
entered into by a Parent or an Affiliate thereof transferred to the Partnership in accordance with the Participation Agreement.

          "Transferred Employee" has the meaning set forth in Section 5.9.1 of the Participation Agreement.

          "Transferred Intellectual Property Rights" means, with respect to each Parent, Data Rights, Statutory Rights and Marks (together with goodwill associated therewith) exclusively used or intended for exclusive use in its Defense Business, along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past and future infringements or misappropriations thereof), and the right to sue for damages and injunctive relief.

          "Transferring Partner" has the meaning set forth in Section 5.11 of the Participation Agreement.

          "Transition Benefit Plans" has the meaning set forth in Section 5.9.2 of the Participation
Agreement.

          "Treasury Regulations" means the income tax regulations promulgated under the Code and effective as of December 31, 1993.

          "UD" means United Defense, L.P., the
Delaware limited partnership formed in accordance with the Partnership Agreement.

          "Unrealized Remedial Expenditure" means any
Qualifying Remedial Expenditure which is not a Realized Remedial Expenditure. FMC Unrealized
Remedial Expenditure and Harsco Unrealized Remedial
Expenditure have corollary meanings.

          "VLS Receivables" means any unbilled account receivable relating to FMC's VLS contract included in the FMC Assets which will not become due until after the Closing.
        PAGE 32


                           Schedule A

                        Excluded Assets

FMC Excluded Assets:

     Rights to damages or other recoveries arising from the following litigation: FMC Corporation v.
     The Goodyear Tire & Rubber Company (N.D. Ala.,
     Eastern Div., Civil Action No. CV-90-H-01018E), subject to Section 5.23 of the Participation
     Agreement; ASBCA Case No. 39546; and FMC
     Corporation v. Liberty Mutual Insurance Co. et al., subject to Section 6.2 of the Participation
     Agreement.

     Cash and cash equivalents in excess of
     $14,800,000

     The Minneapolis Tech Center

     Any rights in the trade name or trademark "FMC," subject to the Limited License Agreement, dated the date hereof, between FMC and the Partnership

     The Santa Clara Properties (except as the Lease
     Agreement provides for their lease to the Partnership)

Harsco Excluded Assets:

     Cash and cash equivalents in excess of $5,200,000

     Any rights in the trade name or trademark
     "Harsco" or, subject to the Limited License
     Agreement, dated the date hereof, between Harsco and the Partnership, "BMY"

     The contracts set forth in Article I of the Non-
     Transfer and Indemnification Agreement

Common Excluded Assets:

     Intellectual property rights (including patents, marks, know-how and rights and licenses thereto and interests therein), other than Transferred
     Intellectual Property Rights, to the extent, if any, applicable to The Field (as defined in the Intellectual Property Agreements).

        PAGE 33



     Credits and claims for refunds with respect to Taxes related to periods prior to the Closing

     Policies, manuals, financial statements and other material not relating exclusively to the contributed Assets or Business

     Items prepaid or for which charges were deferred, to the extent the benefit of such items will not accrue to the Partnership

     Insurance policies and contracts and claims thereunder relating to periods prior to Closing
     (subject to Article VI of the Participation
     Agreement)

     Licenses, permits and other assets not
     transferable by law

     Intra-company accounts receivable and payable

     Claims against and recoveries from third parties arising out of acts or omissions (in the case of Active Contracts, only if a claim has been asserted in writing) prior to the Closing except to the extent included in the Final Closing
     Balance Sheets or as may be provided otherwise in any of the Operative Documents

     Any receivable referred to in Section 5.14 of the Participation Agreement
        PAGE 34



                           Schedule B

          Defense Affiliates and Defense Subsidiaries;
 Defense Affiliate Stock and Equity Interests Transferred by FMC


FMC

1. FMC-Nurol Savunma Sanayii A.S., a Turkish corporation

     Armored Vehicle Technologies Associated, a partnership of FMC and General Dynamics Land
     Systems, Inc.

     G&F, a partnership of FMC and General Motors
     Corporation

     FMC Arabia Ltd., a Saudi Arabian limited liability company







Harsco

1.   Harsco Defense Holding, Inc.

        PAGE 35

                          Schedule C.1

FMC

Robert N. Burt
Larry D. Brady
Arthur D. Lyons
William H. Schumann, III
Randy S. Ellis
Thomas W. Rabaut
David I. Kolovat
Eugene M. McCluskey
Robert L. Day
Francis A. Riddick, III
Robert N. Sankovich
Francis Raborn

                          Schedule C.2

Harsco

Malcolm W. Gambill
Derek C. Hathaway
Barrett W. Taussig
Paul C. Coppock
Leonard A. Campanaro
Warren A. Weisel
Salvatore D. Fazzolari
Richard C. Hawkins
Daniel J. Sharp
Richard E. Clemens
Stuart J. Levey



FMC

1. FMC-Nurol Savunma Sanayii A.S., a Turkish corporation

     Armored Vehicle Technologies Associated, a partnership of FMC and General Dynamics Land
     Systems, Inc.

     G&F, a partnership of FMC and General Motors
     Corporation

     FMC Arabia Ltd., a Saudi Arabian limited liability company

Harsco

1.   Harsco Defense Holding, Inc.

        PAGE 36


                          Schedule C.1

FMC

Robert N. Burt
Larry D. Brady
Arthur D. Lyons
William H. Schumann, III
Randy S. Ellis
Thomas W. Rabaut
David I. Kolovat
Eugene M. McCluskey
Robert L. Day
Francis A. Riddick, III
Robert N. Sankovich
Francis Raborn

                          Schedule C.2

Harsco

Malcolm W. Gambill
Derek C. Hathaway
Barrett W. Taussig
Paul C. Coppock
Leonard A. Campanaro
Warren A. Weisel
Salvatore D. Fazzolari
Richard C. Hawkins
Daniel J. Sharp
Richard E. Clemens
Stuart J. Levey

       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION REGISTRATION RIGHTS AGREEMENT
DOCUMENT TYPE 2
COUNT 27
       PAGE 1


                                         Exhibit J










                 REGISTRATION RIGHTS AGREEMENT


                             among



                        FMC CORPORATION,


                  HARSCO DEFENSE HOLDING, INC.


                              and


                      UNITED DEFENSE, L.P.




                  Dated as of January 1, 1994





       PAGE 2



                 REGISTRATION RIGHTS AGREEMENT


          THIS AGREEMENT is made as of January 1,
1994, by and among FMC Corporation, a Delaware corporation ("FMC"), Harsco Defense Holding, Inc., a Delaware corporation ("Harsco L.P.") and United
Defense, L.P., a Delaware limited partnership
("UD").

          FMC and Harsco L.P. desire to form UD
pursuant to the terms of a Partnership Agreement, dated as of the date hereof, by and among FMC, Harsco L.P. and UD (the "Partnership Agreement").
The execution and delivery of this Agreement is a condition to the obligations of FMC, Harsco
Corporation, a Delaware corporation ("Harsco") and Harsco L.P. under the Participation Agreement dated as of the date hereof (the "Participation
Agreement"), to which this Agreement is attached as Exhibit J.

          NOW, THEREFORE, in consideration of the
mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


          1.   Certain Definitions.

          Unless otherwise defined below,
capitalized terms used herein will have the meanings set forth in Annex A to the Participation
Agreement.

          "Demand Registration" has the meaning
set forth in Section 3(a).

          "Included Securities" has the meaning
set forth in Section 3(a).

          "IPO" has the meaning set forth in
Section 4(e).

          "Net Public Price" has the meaning set
forth in Section 3(c).

          "Piggyback Registration" has the meaning set forth in Section 4(a).
       PAGE 3


          "Public Price" has the meaning set forth in Section 3(c).

          "Registrable Securities" means all
shares of UD's common stock, issued to FMC or Harsco L.P. (i) upon the incorporation of UD pursuant to Section 2 hereof and (ii) as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above. As to any particular
Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 144A under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable
Securities on any given date whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise within six months of such date, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Registration Expenses" has the meaning
set forth in Section 7(a).

          "Requesting Party" has the meaning set
forth in Section 2(a).

          "Securities Act" means the Securities
Act of 1933, as amended.

          "Total Common Equity Value" has the
meaning set forth in Section 2(b).

          2.   Incorporation of UD.

          (a)  At any time after the eighteen-
month anniversary of the Closing Date, either FMC or Harsco L.P. (the "Requesting Partner") may request in a written notice to the non-requesting
Partner and UD that UD be incorporated or organized as a corporation in the State of Delaware. UD will thereafter make all filings required and take all other reasonable steps to effect such incorporation under
       PAGE 4


the Delaware General Corporation Law; provided that (i) such incorporation is subject to UD's receipt of all required government approvals
(including any approval required by the Hart-Scott-
Rodino Antitrust Improvements Act of 1976, as amended, but excluding any novation agreement that is required between UD and the U.S. Government) and any third-party consent which if not received would have a Material Adverse Effect on UD, which the parties hereto agree to use their reasonable best efforts to obtain and (ii) the effectiveness of such incorporation need not take place until immediately prior to the effectiveness of a registration statement (or, if required by the SEC as a condition to such effectiveness, the day prior to the anticipated effectiveness of such registration statement) pursuant to a request for registration under Section 3(a) below by a Requesting Partner. Effective as of the date of such incorporation, shares of common stock in the new corporation will be issued to each of FMC and Harsco L.P. in proportion to their respective
Share Percentages immediately prior to incorpora tion.

          (b)  Upon the effectiveness of the
incorporation of UD, the parties will continue to be governed, to the fullest extent possible (but subject to the stockholders' agreement referred to below), by the terms of the Participation
Agreement and all rights and obligations thereunder (including those relating to indemnifi cation) will remain in full force and effect.
Effective as of the date of such incorporation,
(i) the Limited Partner Allocation to be distributed by UD in accordance with Section 6.1 of the Partnership Agreement shall be terminated and (ii) the incorporated UD shall authorize and issue to Harsco L.P. all of the shares of a series of preferred stock having the terms outlined on Annex A hereto and having an aggregate par value determined by calculating the Capitalized Limited
Partner Allocation as of the date of issuance of the preferred stock; provided that, for purposes of determining the Earnings Multiple in connection therewith, the "Total Common Equity Value" shall be used in lieu of the Appraised Value, where
Total Common Equity Value equals the product of
(i) the gross public offering price per share of the UD common stock being sold in the offering and
(ii) the number of shares of UD common stock issued to the partners of UD upon its incorporation pursuant to this Agreement. In connection with the incorporation
       PAGE 5


of UD, the parties hereto will, pursuant to
Section 3.1(a) of the Partnership Agreement, negotiate in good faith to adopt an appropriate certificate of incorporation and by-laws and to enter into (i) all amendments to the Operative
Documents necessary to effect the conversion of UD from a partnership to a corporation and otherwise to give effect to the provisions contemplated by the Operative Documents after such incorporation and (ii) a stockholders' agreement having the terms outlined on Annex B hereto. In addition, the actions contemplated by Section 7.3 of the Partnership Agreement will be taken upon incorporation of UD.

          3.   Demand Registrations.

          (a)  Requests for Registration.  Each
Partner may request a total of two registrations under the Securities Act, in which UD will pay all Registration Expenses, of all or a part of its Registrable Securities on Form S-1 or other form permitted by the rules of the SEC, to be effective at any time after the twenty-five month anniversary of the Closing Date, upon at least 90 days' (180 days' in the case of an initial public offering) prior notice; provided, that any such request must be in writing and delivered to UD and must specify such number of Registrable Securities as is reasonably anticipated by the Requesting
Partner to yield a minimum aggregate price to public of $50,000,000, unless such request relates to all of the Registrable Securities then held by the Requesting Partner. Within five (5) Business
Days after receipt of such request, UD will give written notice of such requested registration to all other holders of Registrable Securities. UD will include in such registration (i) the number of Registrable Securities requested to be included by the Requesting Partner (the "Included
Securities") and (ii) that number of Registrable
Securities, held by other holders who have delivered to UD (within ten (10) Business Days after receipt of UD's notice) a written request for inclusion, which the lead managing underwriter advises UD in writing does not exceed the number that can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Partner. A registration requested pursuant to this Section 3(a) is referred to herein as a "Demand Registration," and the Registrable Securities
       PAGE 6


registered thereby will be offered and sold to the public in an underwritten offering.

          (b)  Selection of Underwriters.  At the
time of requesting a Demand Registration, the
Requesting Partner will select the lead managing
underwriter of such Demand Registration from among
the following three investment banking firms:  (1)
Morgan Stanley & Co. Incorporated, (2) Salomon
Brothers Inc and (3) Goldman, Sachs & Co. UD may then select one or two nationally recognized investment banking firms to act as co-manager of such Demand Registration.

          (c)  Determination of Public Price.  In
connection with any Demand Registration by Harsco
L.P., and prior to the filing of any registration statement, UD will select a nationally recognized investment banking firm from among the co-managers selected by UD which, together with the lead managing underwriter, will promptly select a third nationally recognized investment banking firm.
Each of the three firms will provide to UD, within thirty (30) days of its engagement, a good faith estimate of the initial public market voting listed common equity offering value of the Included Securities (or, if applicable, the partnership interests that are intended to be Included Securities). The three estimates will be averaged, and the estimate that deviates from the average by the greatest amount will be ignored, and the average of the two remaining values will be the "Public Price." The Public Price less the actual proposed underwriting discount (which shall be comparable to that charged by the proposed managing underwriter in similar offerings) will be the "Net Public Price."

          (d)  Right of First Refusal.
Notwithstanding the foregoing, FMC (or any of its Affiliates) may, in its discretion at any time after Harsco L.P. has given notice of any of its Demand Registrations but before the filing of the registration statement relating to such Demand
Registration with the SEC, purchase all of the Included Securities (or, in the event that UD is not yet a corporation, then all of the partnership interests to be included in the public offering to which such Demand Registration applies) pursuant to such Demand Registration at a purchase price in cash equal to the Net Public Price; provided, however,
       PAGE 7


that FMC (or any of its Affiliates) shall not be entitled to purchase any such Included Securities
(or corresponding partnership interests) if, within three (3) Business Days after receipt of notice from FMC (or one of its Affiliates) of its intent to exercise its right of first refusal pursuant to this sentence, Harsco L.P. withdraws its request for Demand Registration. In addition, if a registration statement is filed pursuant to a Demand Registration initiated by Harsco L.P. and
Harsco L.P. intends to sell the Included
Securities for an aggregate price (net of underwriting commissions) equal to less than 90% of the Net Public Price, Harsco L.P. will so promptly notify FMC and FMC will have the right to purchase, within two (2) Business Days after receiving such notice, all of the Included
Securities for an aggregate price in cash equal to that set forth in such notice. In the event that FMC (or any of its Affiliates) exercises its right of first refusal to purchase, and does so purchase, Included Securities of Harsco L.P.
pursuant to this Section 3(d), UD will pay all Registration Expenses applicable to the Included
Securities, all reasonable expenses customarily paid out of the underwriter's discount, with such reasonable expenses not to exceed $100,000 and any fees of underwriters which Harsco L.P. is obligated to pay, not to exceed $250,000.

          (e)  Restrictions on Demand
Registrations. UD may postpone for up to three months the filing or the effectiveness of a registration statement for the Demand Registration if UD determines in good faith that such filing or effectiveness of a registration statement (i) would have a material adverse effect on any current proposal or plan by UD or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business), any merger, consolidation, tender offer or similar material transaction, any financing or any other material transaction or (ii) would require public disclosure of information, the public disclosure of which would materially and adversely affect UD's business or financial position; provided that in such event, the Requesting Partner will be entitled to withdraw its request for such Demand Registration and, if such request is withdrawn, such Demand
Registration will not count as a permitted Demand
Registration hereunder and UD will pay all Registration Expenses in connection with such withdrawn registration. In the event that the
       PAGE 8


Requesting Partner withdraws its request for a Demand Registration other than as provided in the foregoing sentence, such Requesting Partner may elect either to treat such withdrawn registration as a permitted Demand Registration or to pay all Registration Expenses and other expenses
(including any fees and expenses of underwriters) in connection with such withdrawn registration.

          (f)  Other Registration Rights.  Except
as provided in this Agreement, UD will not grant to any Person the right to request UD to register any equity securities of UD, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least eighty percent
(80%) of the Registrable Securities; provided that UD may grant rights to other Persons to request UD to register any equity securities of UD, or any securities convertible or exchangeable into or exercisable for such securities, on a basis which is pari passu with (or less favorable than) rights given to holders of Registrable Securities hereunder, including with respect to priorities under Sections 3(a), 4(c) and 4(d), so long as it complies with the provisions of the Shareholder
Agreement described in Section 4 of Annex A to this Agreement and Section 3.1(g) of the Partnership Agreement, whichever is applicable, or in the event that UD issues such securities in a transaction that does not require compliance with any of such Sections.

          4.   Piggyback Registrations.

          (a)  Right to Piggyback.  Whenever UD
proposes to register any of its equity securities under the Securities Act (otherwise than on Form S-
4, Form S-8 or any successor form), including pursuant to a Demand Registration by FMC or Harsco
L.P., UD will give prompt written notice (in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration (a
"Piggyback Registration") and, subject to the provisions of Sections 4(c), 4(d) and 4(e) below, will include in such registration all Registrable
Securities with respect to which UD has received written requests for inclusion therein within
       PAGE 9


ten (10) Business Days after the receipt of UD's notice.

          (b)  Piggyback Expenses.  The
Registration Expenses of the holders of
Registrable Securities will be paid by UD in all Piggyback Registrations.

          (c)  Priority on Primary Registrations.
If a Piggyback Registration is an underwritten primary registration on behalf of UD, and the lead managing underwriter advises UD in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to UD, then UD will include in such registration (i) first, the securities UD proposes to sell, (ii) second (but subject to Section 3(f)), the Registrable
Securities requested to be included in such registration by FMC and Harsco L.P., pro rata on the basis of the number of shares owned by each and (iii) third, other securities requested to be included in such registration, pro rata on the basis of the number of shares owned by the holders thereof.

          (d)  Priority on Secondary
Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of UD's securities (including a holder of Registrable Securities), and the managing underwriter advises UD in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, then UD will include in such registration (i) first (but subject to Section 3(f)), the Registrable Securities requested to be included in such registration by FMC and Harsco L.P., pro rata on the basis of the number of shares owned by each and (ii) second, other securities requested to be included in such registration, pro rata on the basis of the number of shares owned by the holders thereof.

          (e)  Other Registrations.  If UD has
previously received a request for a Demand
Registration pursuant to Section 3 to file a registration statement or has filed a registration statement with respect to Registrable Securities pursuant to Section 3, and if such request for Demand Registration or previous registration has not been
       PAGE 10


withdrawn or abandoned, UD will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days (or, in the case of the initial public offering by UD (the "IPO"), one hundred eighty (180) days) has elapsed from the effective date of such previous registration unless the managing underwriters of the previous registered public offering otherwise agree in writing.

          5.   Holdback Agreements.

          (a)  Each holder of Registrable
Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 or Rule 144A under the Securities Act) of equity securities of UD, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the 90-day period (or, in the case of the IPO, 180-day period) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which
Registrable Securities are (or could have been) included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b)  UD agrees not to effect any public
sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty
(30) days prior to and during the 90-day period
(or, in the case of the IPO, 180-day period) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

          6.   Registration Procedures.  Whenever
any Requesting Partner has requested that any Registrable Securities be registered pursuant to this Agreement, UD will, subject to the provisions of this Agreement,
       PAGE 11


use its reasonable best efforts to effect the registration and the sale of such Registrable
Securities in accordance with the intended method of disposition thereof, and pursuant thereto UD will as expeditiously as reasonably possible:

          (a)  prepare and file with the SEC a
registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, UD will furnish to the counsel selected by the Requesting Partner and the counsel selected by the lead managing underwriter copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

          (b)  (1) prepare and file with the SEC
such amendments and supplements to such
registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than nine months and (2) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c)  furnish to each seller of
Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable
Securities owned by such seller;

          (d)  use its reasonable best efforts to
register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable
Securities owned by such seller (provided that UD will not be required to (i) qualify generally to do business in any
       PAGE 12


jurisdiction where it would not otherwise be required to qualify but for this Section,
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e)  notify each seller of such
Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such seller, UD will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f)  use its reasonable best efforts to
cause all such Registrable Securities to be listed on each securities exchange on which similar secu rities issued by UD are then listed and, if not so listed, to become listed on either (as UD determines) a national securities exchange or the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" or, failing that, to secure NASDAQ authorization for such Registrable
Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g)  provide a transfer agent and
registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h)  enter into such customary
agreements (including underwriting agreements in customary form consistent with this Agreement) and take all such
       PAGE 13


other actions customary for such offerings as the Requesting Partner or the underwriters reasonably request in order to expedite or facilitate the disposition of the UD securities being sold
(including, without limitation, effecting a stock split or a combination of shares);

          (i)  use its reasonable best efforts to
make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney retained by any such seller or underwriter, an executed copy of (i) an opinion of counsel for UD addressed to such seller and such underwriter and (ii) a "comfort" letter from the independent public accountants who have reported on UD's financial statements included or incorporated by reference in such registration statement addressed to such seller and such underwriter, covering substantially the same matters with respect to such registration statement, and the prospectus included therein (including, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements), as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountants' comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as such seller or such underwriter may reasonably request;

          (j)  otherwise use its reasonable best
efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practica ble, an earnings statement covering the period of at least twelve months beginning with the first day of UD's first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
       PAGE 14


          (k)  permit any holder of Registrable
Securities which holder is or might be deemed to be an underwriter or a controlling person of UD, to participate in the preparation of such registration or comparable statement;

          (l)  in the event of the issuance of any
stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order; and

          (m)  use its reasonable best efforts to
cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

          If any such registration or comparable
statement refers to any holder by name or otherwise as the holder of any securities of UD and if such holder is or might be deemed to be a controlling person of UD, such holder will have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to UD in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of UD's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of UD, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar
Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder will furnish to UD an opinion of counsel to such effect, which opinion of counsel will be reason ably satisfactory to UD. In the event of a Demand
Registration under this Agreement, the Requesting
Party will furnish any information, execute any customary agreements (including a customary underwriting agreement) and take any other action in connection with such Demand Registration that is
       PAGE 15


reasonably requested by UD or the managing underwriter of such Demand Registration.

          7.   Registration Expenses.

          (a)  All expenses incident to UD's
performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for UD and of all independent certified public accountants and of other Persons retained by UD
(all such expenses being herein called
"Registration Expenses"), will be borne by UD, except as provided in this Agreement. In addition, UD will pay its internal expenses
(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by UD are then listed or on the NASD automated quotation system. Holders of Registrable Securities included in any proposed public offering will in any event pay all fees and expenses of counsel and underwriters retained by them, except as otherwise provided in Section 3(d) above.

          (b)  Except as provided in Sections
3(a), 3(d), 3(e), 4(b) or 7(a) above, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration
Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          8.   Indemnification.

          (a)  UD agrees to indemnify, to the
extent permitted by law, each holder of
Registrable Securities included in a registration under the terms of this Agreement, its officers and directors and each Person who controls such holder (within the meaning of Section 15 of the Securities Act) and its officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based on
       PAGE 16


any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and will reimburse each such holder, its officers and directors and each Person who controls such holder
(within the meaning of Section 15 of the Securities Act) and its officers and directors for any legal and other expenses reasonably incurred by them in connection with investigating, defending or settling any such losses, claims, damages, liabilities and expenses, except insofar as the same arise out of or are based on any untrue statement or omission contained in any information furnished in writing to UD by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after UD has furnished such holder with a sufficient number of copies of the same. In connection with an under written offering, UD will indemnify such underwrit ers, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) and its officers and directors to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b)  In connection with any registration
statement in which a holder of Registrable
Securities is participating, each such holder will furnish to UD in writing such information and affidavits as UD reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, agrees to indemnify UD, its directors and officers and each Person who controls UD (within the meaning of Section 15 of the Securities Act) and its officers and directors against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then
       PAGE 17


existing, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that the obligation to indemnify pursuant to this
Section 8(b) will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c)  Any Person entitled to
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party unless in such indemnified party's reasonable judgment representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any event, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent
(which consent will not be unreasonably withheld).
An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d)  The indemnification provided for
under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.
UD also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event UD's indemnification is unavailable for any reason.

          9.   Participation in Underwritten
Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's
       PAGE 18


securities on the basis provided in any
underwriting arrangements approved by the Person or Persons initiating such registration and
(b) completes and executes all questionnaires, powers of attorney, indemnities, customary underwriting agreements and other documents required under the terms of such underwriting arrangements for persons in comparable positions.

          10.  Rule 144.  For so long as either
Partner holds any Registrable Securities, UD will use its reasonable best efforts to (i) make and keep adequate current public information (within the meaning of Rule 144(c) under the Securities
Act) with respect to UD available at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by UD for an offering of securities to the general public; (ii) file with the SEC in a timely manner all reports and other documents required of UD under the Securities Act and the Securities Exchange Act of 1934 at any time after it has become subject to such reporting requirements; and (iii) upon request by either
Partner, deliver to such Partner a written statement as to whether it has complied with the requirements referred to in (i) and (ii) above.

          11.  Miscellaneous.

          (a)  No Inconsistent Agreements.  UD
will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b)  Remedies.  Any Person having rights
under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may apply to any court of law or equity of competent jurisdiction for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (c)  Amendments and Waivers.  No term or
provision of this Agreement may be amended or waived unless in writing signed by the party against which such amendment or waiver is sought to be enforced, provided that Harsco L.P. will not unreasonably withhold or delay its consent to any such amendment or waiver proposed by FMC in order to effect the granting of registration rights to a third party in a transaction which complies with Section 3(f) hereof.

          (d)  Successors and Assigns.  All
covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any permitted subsequent holder of Registrable Securities. No sale of Registrable Securities hereunder will relieve the holder of its obligations under this Agreement or under any other Operative Document. The right of Harsco L.P. to request incorporation of UD pursuant to Section 2(a) may not be assigned, directly or indirectly, unless in connection with the assignment of a Share Percentage in excess of 20%.

          (e)  Severability.  Whenever possible,
each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (f)  Counterparts.  This Agreement may
be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (g)  Descriptive Headings.  The
descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (h)  Governing Law.  This Agreement will
be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          (i)  Liability of UD.  Any liability
under this Agreement of UD to Harsco L.P. or to any underwriter or other Person retained by Harsco
L.P. or to any Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act) arising out of the transactions contemplated hereby shall be the sole obligation of UD and shall be explicitly nonrecourse to FMC, Harsco, Harsco L.P. and the Affiliates (other than
UD) of each of them.

          (j)  Notices.  Any notice provided for
in this Agreement will be in writing and will be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to UD, FMC and Harsco L.P. at the addresses set forth below and to any subsequent holder of UD securities subject to this Agreement at such address as indicated by UD's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

          To UD:

          United Defense, L.P.
          1525 Wilson Boulevard
          Suite 700
          Arlington, VA  22209
          Attn:  Chief Executive Officer
          Telephone:     (703) 312-6100
          Telecopy:      (703) 312-6111

          To FMC:

          FMC Corporation
          200 East Randolph Drive
          Chicago, IL  60601
          Attn:  Corporate Secretary
          Telephone:  (312) 861-5923
          Telecopy:   (312) 861-7127

     with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601
          Attn:  Michael G. Timmers
          Telephone:  (312) 861-2224
          Telecopy:   (312) 861-2200


          To Harsco L.P.:

          Harsco Defense Holding, Inc.
          P.O. Box 8888
          Camp Hill, PA  17011
          Attn:  President (with a copy to the
          General Counsel)
          Telephone:  (717) 763-6406
          Telecopy:   (717) 763-6402

          IN WITNESS WHEREOF, the parties have
executed this Agreement as of the date first written above.


                         UNITED DEFENSE, L.P.

                         By:  FMC CORPORATION,
                              a Delaware
                              corporation,
                              Its Managing General
                              Partner

									                By____________________
                         Its___________________



                         FMC CORPORATION


By______________________________________


Its_____________________________________



                         HARSCO DEFENSE HOLDING,
INC.


By______________________________________


Its_____________________________________

                            ANNEX A


                Terms of Senior Preferred Stock


Designation

     Senior Preferred Stock, par value $100 per share

Dividend Rights

     Equal to Limited Partner Allocation, subject to annual adjustment

     Payable quarterly

     Cumulative, whether or not earned

     Preferential: no dividends may be paid on any other capital stock and no other distribution may be made while any accumulated dividend is unpaid

     No stock may be acquired for value while any accumulated dividend is unpaid and no capital stock pari passu with or junior to the Senior
     Preferred may be acquired for value while any Senior Preferred is outstanding

Redemption

     Redeemable at par plus accumulated dividends

     Must be redeemed before any other capital
     stock is redeemed or      acquired for value
     by issuer

     At any time while shares of Senior Preferred are outstanding, UD has the right, at its option, to call for redemption any or all shares of the Senior Preferred for an amount equal to their par value plus accrued but unpaid dividends. Upon any sale of shares of UD common stock by Harsco L.P.
to an unrelated third party (including the initial public offering), UD shall be required to call for redemption (for the amount set forth in the preceding sentence) that number of shares of Senior Preferred held by
       PAGE 24


     Harsco L.P. which bears the same proportion to the total number of shares of Senior
     Preferred issued to Harsco L.P. upon
     incorporation of UD pursuant to the
     Registration Rights Agreement as the number of shares of common stock sold by Harsco L.P.
     bears to the total number of shares of common stock issued to Harsco L.P. upon such incorporation

Voting Rights

     If UD defaults in the timely and full payment of any quarterly dividend on the Senior
     Preferred Stock, then the amount of each of the next three monthly payments of Annual
     Fees to be paid to FMC under the Management
     Services Agreement shall be reduced by an amount equal to one twelfth of the difference between the Annual Fee in effect and $5,000,000, multiplied by the fraction, the numerator of which is the amount of the quarterly dividend paid and the denominator of which is the amount of the dividend payable

     If UD (i) defaults in the timely and full payment of a total of four quarterly dividends on the Senior Preferred Stock and
     (ii) has failed to reduce the monthly
     payments of Annual Fees to FMC (as provided for above) for each such default in the timely and full payment of quarterly dividends, then until all arrearages of all accumulated dividends have been paid, the Senior Preferred voting separately, as a single class, shall have the sole right to elect a majority of the full board of directors of UD

     When all arrearages are paid, the Senior
     Preferred right to vote, if any, shall
     terminate and the terms of directors elected by the Senior Preferred shall expire

     Any vacancy in the office of any director elected by the Senior Preferred shall be filled by the Senior Preferred
       PAGE 25



Consents Required from Senior Preferred

     Creation of any class of capital stock
     ranking pari passu with or senior to the Senior Preferred with respect to either payment of dividends or distributions or in the event of voluntary or involuntary liquidation, dissolution or winding up

     Amendment or alteration of or change in the powers, preferences or special rights of the Senior Preferred

     Merger into or consolidation with any other entity or disposition of all or substantially all of UD's assets

Liquidation

     Senior Preferred entitled to receive out of assets of UD cash in an amount equal to par value plus all accumulated dividends before any payment or distribution shall be made on any other capital stock


       PAGE 26



                            ANNEX B


                Terms of Stockholders' Agreement


 1.  Parties:  UD, FMC and Harsco L.P.

 *2. Board representation: FMC agrees to vote for four Harsco L.P.-nominated directors if
     Harsco L.P. has maintained a Share Percentage of 40%. Upon any adjustment of the Share
     Percentages, FMC agrees to vote for the
     number of Harsco L.P.-nominated directors closest to one-tenth of Harsco L.P.'s Share
     Percentage, provided that if Harsco L.P.'s
     Share Percentage is a whole number ending in five, then FMC agrees to vote for the number of such directors closest to one-tenth of such Share Percentage rounded down to the next lowest multiple of ten. For purposes of this item 2, in the event that UD has been incorporated, "Share Percentage" means
     Harsco's percentage ownership of UD's
     outstanding common stock. The provisions of this item 2 shall be proportionately adjusted in the event that the Board of UD has a number of directors which is more or less than ten.

*3. Corporate governance provisions substantially the same as in Section 3.1 of the Partnership
     Agreement (other than Section 3.1(k))

*4. Harsco L.P. to have preemptive right with re spect to issuances of common stock for cash
     (except employee stock options for up to 5% of the total outstanding number of shares of common stock of UD)

 5. Prohibition on transfer of Harsco L.P. stock except pursuant to underwritten registered offering (subject to FMC right of first refusal) as provided in Registration Rights
     Agreement or private sale (subject to FMC right of first refusal) as provided in Partnership Agreement.

 6. Put/call provisions in Harsco L.P. stock substantially the same as in Section 7.2 of the Partnership Agreement.
       PAGE 27



 7. UD assumes all of Partnership's rights and obligations under the Partnership Agreement and Participation Agreement, including indemnification provisions.

* These terminate at such time as Harsco L.P.'s ownership of UD common stock is less than 20% of total UD outstanding common stock. Stock issued or issuable pursuant to employee stock options is ignored for purposes of determining Harsco L.P.'s percentage ownership of UD stock.
       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION MANAGEMENT SERVICES AGREEMENT
DOCUMENT TYPE 2
COUNT 13
       PAGE 1

                                        Exhibit H









                 MANAGEMENT SERVICES AGREEMENT


                            between



                        FMC CORPORATION


                              and


                      UNITED DEFENSE, L.P.




                  Dated as of January 1, 1994

          MANAGEMENT SERVICES AGREEMENT dated as of January 1, 1994 between FMC CORPORATION, a Delaware corporation ("FMC"), and United Defense, L.P., a
Delaware limited partnership ("UDLP").

          FMC and UDLP have entered into a
Participation Agreement dated as of January 1, 1994
(the "Participation Agreement") with Harsco
Corporation ("Harsco") and Harsco Defense Holding,
Inc., providing for, among other things, the contribution to UDLP of certain assets and liabilities related to each party's defense business on the terms and subject to the conditions set forth therein. The entering into of this management services agreement is a condition to the Closing of the transactions contemplated by the Participation Agreement. All terms used but not otherwise defined herein shall have the meanings set forth for such terms in Annex A to the Participation Agreement.

          Accordingly, the parties hereto hereby
agree as follows:

          SECTION 1.  Definitions.  For the
purposes of this Agreement, the following terms shall have the following meanings:

          "A Services" shall mean the services
described in the Schedule of A Services.

          "Annual Fee" shall have the meaning set
forth in Section 4(b) below.

          "B Services" shall mean the services
described in the Schedule of B Services.

          "Business" shall mean the business of
UDLP.

          "Loss" shall have the meaning set forth
in Section 8 below.

          "Schedule of A Services" shall mean the
Schedule of Services attached hereto as Schedule A.

          "Schedule of B Services" shall mean the
Schedule of Services attached hereto as Schedule B.

          "Services" shall mean the A Services and the B Services.


          SECTION 2.  Services.  FMC shall provide
to UDLP and its affiliates the Services for use in connection with the Business, on the terms and subject to the conditions set forth in this Agreement.

          SECTION 3.   Use and Resale.  The
Services shall be used only by UDLP and its affiliates (including accountants and other advisers to UDLP and its affiliates) solely in connection with the operation of the Business and UDLP shall not resell, license the use of or otherwise permit the use by others of any Service provided hereunder except in the ordinary course of business consistent with past practice in the conduct of the FMC Defense Business.

          SECTION 4.  Pricing; Invoicing; Payments.

          (a)  A Services.  FMC shall provide the A
Services reasonably required and requested by UDLP for the Fiscal Year ended December 31, 1994 to UDLP at the prices set forth opposite such Services on Schedule A hereto. The types and amounts of A
Services and the prices therefor in each Fiscal
Year subsequent to the Fiscal Year ended December
31, 1994 shall be agreed upon by FMC and UDLP prior to the beginning of such Fiscal Year (with the consent of Harsco as required under the Partnership
Agreement which consent shall not be unreasonably withheld). UDLP shall pay for such services within 30 days of receipt of each periodic invoice.
Within 30 days following the submission of each invoice, FMC shall provide to Harsco information setting forth in reasonable detail the quantities, prices and descriptions of A Services covered by such invoice and such further supporting data as may be reasonably requested by Harsco.

          As soon as reasonably practicable and in any event no later than August 1, 1994, FMC shall cause its Employee Service Center to issue all employee checks and all communications to employees on forms bearing the name United Defense, L.P.
which make no reference to FMC, except as contemplated by the Limited Non-Exclusive License, dated as of the date hereof, by and between UDLP and FMC.

          (b)  B Services.  FMC shall provide the B
Services to UDLP at an amount equal to $23,000,000 for the Fiscal Year ended December 31, 1994 (the
"Annual Fee"). The Annual Fee for such services in each Fiscal Year subsequent to the Fiscal Year ended December 31, 1994 shall be agreed upon by FMC and UDLP prior to the beginning of such Fiscal Year
(with the written approval of Harsco). If no such agreement is reached, then the Annual Fee for such Fiscal Year shall be equal to the actual Annual Fee for the prior Fiscal Year (as the same may have previously been adjusted by agreement and/or for inflation), as further adjusted for inflation by the percentage increase (or decrease) in the Producer Price Index for Finished Goods (unadjusted index) for such prior Fiscal Year. UDLP shall pay such amount based on simple monthly proration of such Fiscal Year's Annual Fee prior to the tenth day of each month. In the event that the B
Services are provided for a partial Fiscal Year, such amount shall be paid based on simple monthly or daily proration of such Fiscal Year's Annual
Fee; provided, however, that FMC shall be entitled to the full twelve month Annual Fee with respect to Fiscal Year 1994. The B Services do not include services of the type described on the Schedule of B
Services which are provided by third parties on a project or consulting basis.

          (c)  Quality of Services.  Each of the A
Services and B Services provided to UDLP by FMC hereunder will be provided in a prompt, efficient and workmanlike manner with properly functioning equipment, where applicable. FMC will take reasonable steps to ensure that its employees and agents who are authorized to provide such services have been trained appropriately and are proficient in the performance of their functions. No A
Services will be provided to UDLP except at its request.

          (d)  Transitions With Respect to
Discontinued A Services. Commencing in 1994, UDLP shall provide to Harsco, no later than November 1 of each year, a listing of the types of A Services proposed to be purchased from FMC in the following year, the unit prices of each of such A Services and the amounts budgeted for the purchase of each category of A Services to be procured from FMC in such year. On or before December 1 of each year
Harsco shall either consent in writing to the procurement of such services at the stated prices and budgeted annual expenditures, or shall advise UDLP of Harsco's withholding of such consent in whole or in part.
In the event that Harsco does not provide its written consent to the procurement by UDLP from FMC of any category or categories of A Services, UDLP shall arrange for the provision of such services by UDLP or an independent third party, to the extent required, as soon as reasonably possible and in no event later than the transition period set forth, with respect to such service, in Schedule A annexed hereto (except as may be otherwise required by customer contracts which relate to provision of services by the Corporate Tech Center). The specified transition period shall commence on the date of receipt by UDLP of Harsco's written notice of the withholding of its consent. In such event, FMC shall continue to provide such A Services under this Agreement during the transition period in which UDLP is arranging for an alternative source.
Such A Services shall be furnished at prices equal to the prices charged during the prior Fiscal Year, as adjusted for inflation by the percentage increase (or decrease) in the Producer Price Index for Finished Goods (unadjusted index) for such prior Fiscal Year.

          If FMC believes that Harsco has
unreasonably withheld its consent to the procurement of any A Services by UDLP from FMC, FMC shall be entitled to contest the reasonableness of Harsco's action in an arbitration proceeding (in which FMC shall have all relevant evidentiary burdens of proof that Harsco was unreasonable in withholding its consent), pursuant to Section 3.12 of the Partnership Agreement; provided, however, that the pendency of any such arbitration proceeding shall not relieve FMC and UDLP from the obligation to discontinue, within the transition periods set forth on Schedule A, the provision of any A Service or Services not consented to by Harsco.

          (e) Letters of Credit and Bonds.
Notwithstanding Section 3.1(j) of the Partnership
Agreement, FMC may act as the contracting party on behalf of UDLP in respect of any letter of credit or performance bond or bid bond issued on behalf of UDLP. UDLP shall promptly reimburse FMC for any issuance fees, premiums or out-of-pocket expenses incurred by FMC in connection therewith. Within three Business

Days of any draw against or payment under any letter of credit or bond, UDLP shall reimburse FMC in cash for the aggregate amount of such draw or payment.

          SECTION 5.  Provision of A Services.  FMC
shall provide the A Services to UDLP, at the prices per Service set forth on Schedule A hereto, only upon, and to the extent of, the request of UDLP.
UDLP may, with respect to certain of the A
Services, adopt a financial budget, approved by the President of UDLP, that reflects the purchase of such A Services for any period, or portion thereof, which financial budget shall be deemed a request by UDLP for such A Services from FMC. In making any decision as to the types and amounts of A Services to request on behalf of UDLP, FMC, in its capacity as Managing General Partner of UDLP, shall at all times act in a fiduciary manner with respect to UDLP and shall request the A Services solely in light of the best interests of UDLP.

          SECTION 6.  Confidentiality.  FMC shall
treat all confidential information of UDLP which it acquires after the Closing in the performance of its obligations hereunder (i) in strict compliance with applicable governmental confidentiality and security clearance requirements, and (ii) with at least the same degree of confidentiality that it accords similar types of confidential information of FMC.

          SECTION 7.  Mutual Cooperation.  UDLP and
FMC shall cooperate with each other in connection with the performance of Services hereunder and the transition at the end of the term of this Agreement, including, without limitation, by making available on a timely basis all information which is reasonably requested with respect to the performance of Services and the transition at the end of the term of this Agreement. Without limiting the foregoing, FMC shall provide to each of UDLP and Harsco reasonable access to the records upon which the invoicing of A Services is based, provided that such access does not unreasonably interfere with the normal conduct of FMC's financial and accounting operations.

          SECTION 8.  Indemnification.  Each party
(the "Indemnitor") will indemnify the other party
("Indemnitee") against and hold such Indemnitee harmless from all losses, damages, injuries, claims, suits, judgments, fines or costs (including reasonable legal fees and expenses) ("Losses") resulting from or arising out of the negligence, breach of contract or willful misconduct of the Indemnitor, and its employees, officers or agents acting within the scope of their authority, in connection with the Indemnitor's performance of this Agreement, except to the extent caused by the negligence, breach of contract or willful misconduct of any Indemnitee. All Losses subject to indemnification under this Section 8 shall be limited to actual direct Losses. ALL CONSEQUENTIAL
AND PUNITIVE DAMAGES ARE HEREBY EXCLUDED.  The
Indemnitor's obligations under this paragraph will survive the termination of this Agreement.

          SECTION 9.  Remedies for Breach.  If
either party commits a material breach of this Agreement with respect to the services to be provided pursuant to Section 4(a) above and such breach continues for 30 days after written notice of such default to the defaulting party then the other party may terminate this Agreement with respect to the services provided pursuant to
Section 4(a) upon 10 days further written notice to the defaulting party, without prejudice to any other rights or remedies the non-defaulting party may have; provided, however, that such thirty day period shall not include any period during which the breaching party is proceeding diligently and by appropriate means to remedy such breach.

          SECTION 10.  Term; Termination.  This
Agreement shall automatically terminate at the earlier of (i) the time at which FMC is replaced as the Managing General Partner; or (ii) such time as FMC or an Affiliate of FMC no longer holds a Share
Percentage larger than the Share Percentage held by Harsco, L.P.

          In addition, either party shall be
entitled forthwith to terminate this Agreement by giving notice to the other party if:

          (i) the other party shall consent to the appointment of a receiver, trustee, or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the
     benefit of creditors; or

          (ii) the other party shall file a
     voluntary petition in bankruptcy or a
     voluntary petition or an answer seeking
     reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against such other party in any such proceeding, or shall by voluntary petition, answer, or consent seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or providing for an agreement, extension, or adjustment with its creditors; or

          (iii) an order, judgment, or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the other party, a receiver, trustee, or liquidator of the other party or of any substantial part of its property, or sequestering any substantial part of the property of the other party, and any such order, judgment, or decree of appointment or sequestration shall remain in force undismissed, unstayed, or unvacated for a period of 90 days after the date of entry thereof; or

          (iv) a petition against the other party
     in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the other party, any court of competent jurisdiction shall assume jurisdiction, custody, or control of the other party or of any substantial part of its property and such jurisdiction, custody, or control shall remain in force unrelinquished, unstayed, or unterminated for a period of 90 days.

          SECTION 11.  Force Majeure.  FMC shall be
excused from its performance under this Agreement to the extent and for so long as its performance may be hindered or prevented by fire, flood, earthquake, other acts of God, war, riot, strike, lockout or any other circumstances beyond its reasonable control;
provided, however, that FMC shall notify UDLP in writing as soon as practicable after the commencement of the condition hindering or preventing its performance and shall make every reasonable effort to minimize the effect of such condition. For the duration of the condition hindering or preventing FMC's performance, UDLP shall be relieved of its obligation to make payment for any A Service not provided as a result of such condition. If any B Service is affected by such condition, the amount payable to FMC by UDLP pursuant to Section 4(b) above shall be proportionately reduced to make equitable provision for the procurement of the affected B Services from a third party.

          SECTION 12.  Assignment.  This Agreement
or any rights hereunder may not be assigned or otherwise transferred by any party and shall not inure to the benefit of any trustee in bankruptcy, receiver or other successor of any party, whether by operation of law or otherwise, without the prior written consent of the other party or parties, as the case may be, and the prior written consent of the third party beneficiaries referred to in
Section 13 below, and any assignment or transfer without such consent shall be null and void;
provided, however, that this provision shall not apply to any assignment to an Affiliate of FMC.

          SECTION 13.  Third-Party Beneficiaries.
This Agreement is for the sole benefit of the parties hereto, and Harsco and Harsco Defense
Holding, Inc. as third party beneficiaries and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and the two third party beneficiaries referred to above, any legal or equitable rights hereunder.

          SECTION 14.  Amendments.  No amendment to
this Agreement shall be effective unless it shall be in writing, signed by the parties hereto and approved, if required, by Harsco Defense Holding, Inc. pursuant to Section 3.1 of the Partnership
Agreement dated as of February 1, 1994 between FMC and Harsco Defense Holding, Inc.

          SECTION 15.  Notices.  All notices or
other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

               (i)  if to UDLP,

                    United Defense, L.P.
                    1525 Wilson Boulevard, Suite 700
                    Arlington, Virginia 22209

                    Attention:  Chief Executive Officer

               (ii) if to FMC,

                    FMC Corporation
                    200 East Randolph Drive
                    Chicago, Illinois  60601

                    Attention:  Corporate Secretary

               with a copy to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois  60601

                    Attention:  Glen E. Hess, P.C.

               An information copy of all such notices
               shall be sent to:

                    Harsco Defense Holding, Inc.
                    P.O. Box 8888
                    Camp Hill, PA 17011

                    Attention:  President

          SECTION 16.  Interpretation.  The
headings contained in this Agreement, the table of contents and the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 17 .  Counterparts.  This
Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

          SECTION 18.  Entire Agreement.  This
Agreement, including the Exhibits and Schedules hereto, the Partnership Agreement and any other agreements referenced herein, contain the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

          SECTION 19.  Severability.  In case any
one or more of the provisions contained in this Agreement or any Annex or Exhibit hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement or any Annex or Exhibit hereto shall nevertheless remain in full force and effect, but if the economic or legal substance of the transactions contemplated hereby is affected in a manner materially adverse to any party as a result of the determination that a provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement and, if appropriate the Annexes and Exhibits hereto, so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the closest extent possible. Any such modification shall require the consent (which shall not be unreasonably withheld) of Harsco if Harsco continues to own a twenty percent (20%) or greater voting interest in UDLP.

          SECTION 20.  Consent to Jurisdiction.
Each of FMC and UDLP irrevocably submits to the exclusive jurisdiction of (i) the state courts of Virginia, Arlington County, and (ii) the United
States District Court for the Eastern District of
Virginia for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of FMC and UDLP further agrees that service of any process, summons, notice or document by registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Virginia with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of FMC and UDLP irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of Virginia, Arlington County, or (ii) the United States District Court for the Eastern
District of Virginia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 21.  Governing Law.  This
Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          SECTION 22.  Relationship of Parties.
FMC is an independent contractor and is not an agent of UDLP for any purpose hereunder whatsoever.
Employees or agents of FMC rendering Services to the Business pursuant to this Agreement shall not be deemed employees or agents of UDLP. FMC shall retain the exclusive right of control with respect to such persons. Such matters as supervision, daily direction and control, payment of salary
(including withholding of income taxes and social security), workers' compensation, disability benefits and the manner and means through which the Services provided under this Agreement will be performed are entirely the responsibility of FMC.

          SECTION 23.  Schedules of Services.  The
Schedules to this Agreement and all terms and conditions contained therein shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein.

          SECTION 24.  Waivers.  No failure or
delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties are cumulative and are not exclusive of any rights or remedies which they would otherwise have. Neither this Agreement nor any provision may be waived except pursuant to any agreement in writing executed by each of the parties.

          IN WITNESS WHEREOF, the parties have
caused this Agreement to be duly executed as of the date first above written.


                               FMC CORPORATION


                               By:______________

                               Title:___________


                              UNITED DEFENSE, L.P.


                              By:  FMC CORPORATION,
                                   Delaware corporation,
                                  Its Managing General Partner



By:________________


Title:_____________

       PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION FORM OF SENIOR PROMISSORY NOTE
         AGREEMENT
DOCUMENT TYPE 2
COUNT 33
       PAGE 1

                                                        Exhibit D





















                SENIOR PROMISSORY NOTE AGREEMENT


                     [UNITED DEFENSE, L.P.]


                SENIOR PROMISSORY NOTE AGREEMENT

                     [UNITED DEFENSE, L.P.]


       PAGE 2

1.   Definitions.                                               1

2.   Description of Senior Note and Commitment.                 5

3.   Ranking of Debt.                                           5

4.   No Right of Set-off.                                       5

5.   Redemption of Senior Notes.                                5

6.   Affirmative Covenants of the Company.                      6

7.   Negative Covenants of the Company.                        10

8.   Default.                                                  16

9.   Manner of Giving Notice                                   18

10.  Applicable Law.                                           19

11.  Transfer, Exchange, Replacement, Etc. Of
     Senior Notes.                                             19

12.  Successors.                                               21

13.  No Waiver; Amendments.                                    21

14.  Representations Regarding Senior Notes.                   21

15.  Confidentiality.                                          22

       PAGE 3

               [UNITED DEFENSE, L.P. LETTERHEAD]


                                                           [Date]

[Harsco Defense Holding, Inc.]
[Address]

               Re:  $[Aggregate Principal Amount]
           Six-Month LIBOR Plus 100 B.P. Senior Notes
                     Due:  [Maturity Date]

Gentlemen:

          The undersigned, [UNITED DEFENSE, L.P., a
Delaware [limited partnership/corporation] with its principal office at [Address]] (the "Company"), agrees with you as follows:


1.   Definitions.   Definitions.  Unless otherwise
defined below or in the form of Senior Note attached hereto as Exhibit A, capitalized terms used herein will have the meanings set forth in Annex A to a certain Partnership Agreement, dated as of January 1, 1994 by and between FMC
Corporation, a Delaware corporation, Harsco Defense
Holding, Inc., a Delaware corporation, and the Company (the "Partnership Agreement"), a copy of which is appended hereto. No reference herein to the Partnership Agreement, and no provision of this Agreement or of the Partnership Agreement, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on any Senior Note issued hereunder at the times, place and rates prescribed therein.

     1.1.  "Bank Credit" means Debt outstanding
under revolving lines of credit offered by commercial banks to the Company or its Subsidiaries to finance the working capital, capital expenditures, and Debt service needs of the Company and its Subsidiaries.

     1.2.  "Capital" means, with respect to any
Person, as at any date of determination, the aggregate capital of all of the partners, if such Person is a partnership, or, if such Person is a corporation, the sum of the capital stock, additional paid-in capital, retained earnings or deficit and other cumulative equity adjustments, less treasury stock if any, of such Person, in each instance determined in accordance with
       PAGE 4

GAAP; provided, however, that the Capital of the
Company, as of the date of issuance of the Senior
Notes, shall be deemed to be an amount equal to the
product of the aggregate share percentages
[percentage share ownership], immediately preceding
the issuance of the Senior Notes, of all of the
Company's Partners [shareholders] other than
Harsco. L.P. (or its permitted successor in
interest) multiplied by the Appraised Value of the
Company, for purposes of establishing the put
option price, pursuant to Section 7.2(c) of the
Partnership Agreement [Section       of the
Agreement]. Subsequent determinations of Capital for purposes of applying the ratio set forth in
Section 6.4 hereof and for purposes of Sections
7.2.11, 7.3.4 and 7.6.5 hereof shall be predicated upon such initially determined Capital amount
(which shall not be subject to amortization) adjusted to reflect: (i) results of operations determined in accordance with GAAP; (ii) contributions to (including as a result of the issuance of equity) and distributions and dividends by the Company; and (iii) other cumulative equity adjustments determined in accordance with GAAP.

     1.3.  "Consolidated Capital" means, with
respect to any Person, as at any date of determination, the Capital of such Person.

     1.4.  "Consolidated Capitalization" means,
with respect to any Person, as at any date of determination, the sum of (a) Consolidated Capital and (b) Consolidated Total Debt, in each case of such Person and its Consolidated Subsidiaries at such date on a consolidated basis determined in accordance with GAAP.

     1.5.  "Consolidated Subsidiaries" means, for
any Person, all Subsidiaries of such Person that would properly be consolidated with such Person for financial reporting purposes in accordance with GAAP.

     1.6.  "Consolidated Total Debt" means, with
respect to any Person, as at any date of determination, all Debt of such Person and its Consolidated Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

     1.7.  "Controlled Subsidiary" means any
Subsidiary a majority of the shares of voting stock of which are at the time directly or indirectly owned by the Company.

       PAGE 5


     1.8.  "Debt"  of any Person means (a)
obligations of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person upon which interest charges are customarily charged, (d) obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables),
(f) obligations of such Person as lessee under capital leases, (g) obligations of another secured by a Lien on any asset of such Person, and (h) obligations of others Guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is the economic equivalent of a Guarantee.

     1.9. "Determination Date" has the meaning set forth in the form of Senior Note attached hereto as Exhibit A.

     1.10.  "Events of Default" has the meaning set
forth in Section  of this Agreement.

1.11. "Guarantee", as applied to any Person, means any direct o r indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed
(otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such
       PAGE 6


obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the outstanding principal amount of the Debt guaranteed.

     1.12.  "Holder" means [Harsco Defense Holding,
Inc., a Delaware corporation,] or such other Person in whose name a Senior Note is registered in the Senior Note Register.

     1.13.  "Interval Debt" means any Debt incurred
in the interval between the receipt by the Company of the Limited Partner's notice of the exercise of its put option and the issuance of the Senior Notes pursuant to either a business plan or a specific proposal for the incurrence of a specified amount of Debt presented to the Advisory Committee [board of directors] of the Company prior to its receipt of such notice.

     1.14.  "Investments", as applied to any
Person, means any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Debt and accounts receivable from such other Person which did not arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment at the time outstanding, (i) undistributed earnings of, and interest accrued in respect of Debt owing by, such other Person accrued after the date of such Investment shall not be included, (ii) there shall not be deducted from the amounts invested in such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person, and (iii) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in such other Person shall be disregarded.

     1.15.  "Material Subsidiary" means any
Subsidiary of the Company organized under the laws of the United States of America or any state thereof or the District of Columbia in which the Company has an Investment, direct or indirect, of at least $20 million.

     1.16.  "Senior Note Register" has the meaning
set forth in Section   of this Agreement.

     1.17.  "Redemption Price" has the meaning set
forth in Section  of this Agreement.
       PAGE 7


     1.18.  "Reference Debt to Capitalization
Ratio" means the result of dividing Consolidated
Total Debt outstanding immediately following the issuance of the Senior Notes (including the Senior
Notes and any Interval Debt) by Consolidated
Capitalization outstanding immediately following the issuance of the Senior Notes (including the Senior Notes and any Interval Debt), provided, however, that for the purposes of this Section
1.19, neither Consolidated Total Debt nor
Consolidated Capitalization shall include any Debt incurred in the interval between the receipt by the Company of the Limited Partner's notice of the exercise of its put option and the issuance of the Senior Notes, unless such Debt is Interval Debt.
(Attached hereto as Exhibit A is a worksheet intended to illustrate the manner in which the "Reference Debt to Capitalization Ratio" is to be computed.)

     1.19.  "Senior Notes" includes each note
issued and delivered pursuant to this Agreement.

     1.20.  "Subordinated Debt" means any Debt of
the Company or any Subsidiary which by its terms is subordinate in right of payment to the Senior
Notes.

     1.21.  "Tax Sharing Agreement" means any
agreement, contract, or other arrangement between FMC Corporation and the Company, provided that the Company is a corporation, pursuant to which the Company reimburses FMC Corporation for the Company's pro rata portion of Federal, state, or local income taxes paid by FMC Corporation on behalf of a consolidated group of which the Company forms a part, determined as if the Company were required to pay such taxes on a separate company return basis, based on the maximum Federal marginal income tax rate applicable to a corporation under
Section 11 of the Code in effect for the applicable year, plus five percentage points.


2.Description of Senior Note and Commitment.  The Company will
authorize the issue of $               aggregate
principal amount of its Senior Notes to be dated the date of issue, to mature on the fifth anniversary thereof, to be repaid in five equal annual installments of principal beginning on the first anniversary of the date of issuance, to bear interest on the unpaid principal sum from the date of issuance at the rate equal to the six-month
LIBOR rate in effect on the Determination Date plus
100 basis points,
       PAGE 8

payable semi-annually beginning on the six-month anniversary of the date of issuance, to bear interest on any overdue installment of principal and, to the extent lawful, interest at the rate equal to the three-month LIBOR rate in effect on the Determination Date plus 200 basis points, and to have such other terms and conditions as set forth in, and to be substantially in the form of, Exhibit B attached hereto. If the day on which payment of principal or interest is due falls on a Saturday, Sunday or legal holiday, then such payment shall be made on the first Business Day thereafter. Payments of principal and interest shall be made to account [Number] of Holder with [Depository institution] by wire transfer of immediately available funds or to such other place as Holder shall designate to the Company in writing. Any obligation of the Company under any Senior Note to any Holder thereof shall be the sole obligation of the Company and shall be explicitly nonrecourse to FMC Corporation [or any other general Partner of the Company].


3.   Ranking of Debt.    Ranking of Debt.  The Debt
evidenced by the Senior Notes shall be general, unsecured (subject to Section of this Agreement)
Debt of the Company. The Senior Notes shall at all times rank and be treated pari passu with Debt, other than Subordinated Debt, incurred by the Company on or after the date hereof.


4. No Right of Set-off. The Company agrees that its obligations under this Agreement and any Senior
Note are absolute and unconditional, and the Company hereby waives any right of set-off that it may have or that may arise.


5.   Redemption of Senior Notes.

5.1. The Company may, upon at least five Business Days' notice to each Holder, redeem, without penalty or premium, any Senior Note in whole at any time, or from time to time in part (but if in part then in units of $10,000,000 or an integral multiple of $1,000,000 in excess thereof), by paying the principal amount being redeemed together with interest accrued thereon to the date of prepayment (the "Redemption
Price"). Each such optional redemption shall be applied to prepay ratably the Senior Notes of all Holders of Senior Notes. Partial prepayments made pursuant to this Section shall
       PAGE 9

be applied to the installments of principal thereof in the inverse order of maturity.

     5.2.  Notice of redemption having been given
as provided for in Section above, the Senior Notes so to be redeemed shall, on the date of prepayment, become due and payable at the specified Redemption
Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Senior Notes shall cease to bear interest. Upon tender of such Senior Notes for redemption in accordance with the notice, such Senior Notes shall be paid by the Company at the Redemption Price, including accrued interest to the date of prepayment, by wire transfer of immediately available funds. If any Senior Note called for redemption shall not be so paid upon tender thereof for redemption, the principal and, to the extent lawful, any unpaid interest shall, until paid, bear interest from the date of prepayment at the rate of the three-month LIBOR rate in effect on the date of prepayment plus 200 basis points.

     5.3.  Any Senior Note which is to be prepaid
only in part shall be tendered to the Company at its principal office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Senior Note without service charge, a new
Senior Note or Senior Notes in aggregate principal amount equal to and in exchange for the unprepaid portion of the principal of the Senior Note tendered.


6.   Affirmative Covenants of the Company.
Affirmative Covenants of the Company. Until the principal amount of any Senior Note plus accrued interest due thereunder is repaid in full, the Company will:

6.1. Quarterly Financials. Provide to Holder not later than fo rty-five (45) days after the end of each calendar quarter, a balance sheet of the Company as of the end of such quarter and the related statements of operations and cash flow of the Company for such quarter and for the Fiscal Year to date, in each case together with a certificate of the Chief
Financial Officer to the effect that such financial statements have been prepared under such officer's supervision and
       PAGE 10

that, although such financial statements may not contain the footnotes and other disclosures required by GAAP, such financial statements, in such officer's judgment, fairly present in accor dance with GAAP, consistently applied except as otherwise noted, the interim financial position, results of operations and cash flows of the Company as of the date and for the periods indicated, subject to normal year-end audit adjustments;

     6.2.  Quarterly Certifications; Notice of
Events of Default. Provide Holder, (i) within forty-five (45) days from the end of each calendar quarter, the written certification of the Chief
Financial Officer that, to the best of his or her knowledge after due inquiry, no Event of Default has occurred under this Agreement; and (ii) promptly after the occurrence of any Event of Default or event, act or condition which with notice or the lapse of time, or both, would constitute an Event of Default, written notice of the same, providing reasonable descriptive detail with respect thereto and of the action the Company proposes to take in respect thereof;

     6.3.  Certified Annual Financials.  Provide to
Holder not later than ninety (90) days after the end of each Fiscal Year, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations and cash flow of the Company for such Fiscal Year, together with appropriate notes to such financial statements.
These financial statements shall be audited by the Company's independent public accountants and shall be prepared in accordance with GAAP unless otherwise noted;

     6.4.  Financial Condition.  Maintain, at all
times, a Consolidated Total Debt to Consolidated
Capitalization ratio of no more than 1.2 times the Reference Debt to Capitalization Ratio, provided there has occurred no Change in Control of the Company or FMC Corporation. In the event of a Change in Control of the Company or FMC
Corporation, the Company shall maintain at all times a Consolidated Total Debt to Consolidated
Capitalization ratio of no more than 1.1 times the Reference Debt to Capitalization Ratio;

6.5. Government Filings. Provide Holder, within thirty (30) da ys of filing, with copies of all material reports filed by the Company or any of its Subsidiaries with Governmental Authorities (other than the Department of Defense and other Governmental
Authorities in their capacities as vendees of the
       PAGE 11

Company or any of its Subsidiaries) as may be reasonably requested by Holder;

     6.6.  Notice of Litigation.  Notify Holder of
any litigation to which the Company or any of its Subsidiaries is a party for which the amount of any stated claims (or if no amount is stated, the amount of claims reasonably expected to be asserted) against the Company and any of its Subsidiaries taken as a whole exceeds $10 million by mailing to Holder by registered mail, a copy of all pleadings received or obtained by the Company in regard to such litigation, or, if no pleadings are obtained, a letter setting out the facts known about the litigation, within thirty (30) days of notice thereof;

     6.7.  Notice of Default.  Give Holder prompt
notice of (i) any material default or default in payment under, or any threatened or asserted violation of the terms of, any agreement, bond, note, debenture or other evidence of Debt for money borrowed the aggregate principal balance of and unpaid interest on which exceeds $1 million to which the Company is a party or by which it is bound; (ii) any threatened or asserted violation of the terms of any government contract which involves reasonably expected payments or receipts of more than $10 million which relates to the Company's or any Subsidiary's business; (iii) any material default under any lease material to the Company;
and (iv) any judgment entered against the Company
(by mailing a copy to Holder within ten (10) days of receipt thereof);

     6.8.  Insurance.  Maintain, and cause each
Subsidiary to maintain, adequate insurance coverages in such forms and amounts and against such risks as are customary for businesses of established reputation engaged in the same or similar business and owning and operating similar properties, and, upon Holder's request, the Company shall provide Holder with a list of its insurance coverages;

     6.9. Payments. Promptly make all payments of principal and interest when due under the Senior
Notes;

6.10. Inspection. Keep, and cause each Subsidiary to keep, pro per books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. Subject to limitations imposed by law or contract on access to and dissemination of classified
       PAGE 12

or other confidential information, the Company will permit, and will cause each Subsidiary to permit, representatives of any Holder to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective
Advisory Committee members, directors, officers, employees and Accountants (who are by this covenant irrevocably instructed to respond fully to such inquiries), all at such reasonable times and as often as may reasonably be desired, upon reasonable advance notice to the Company;

     6.11.  Fulfillment of Obligations.  Observe
and comply with all of the terms, conditions and covenants to be performed by it hereunder or under the Senior Notes;

     6.12.  Preservation of Existence, Etc.
Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence and all rights, franchises, privileges, licenses and permits necessary to the proper conduct of its business or the ownership of its properties; provided, however, that nothing in this Section shall prohibit (i) the merger of a Subsidiary into the Company in a transaction permitted under Section or the merger or consolidation of a Subsidiary with or into another
Person if, in each case, after giving effect thereto, no Event of Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not disadvantageous to Holder;

     6.13.  Compliance with Laws, etc.  Comply, and
cause each of its Subsidiaries to comply, promptly with all applicable laws, rules, regulations, orders or other requirements of any Governmental
Authority, political subdivision or agency thereof having jurisdiction over it, the noncompliance with which would reasonably be expected to materially adversely affect the business, properties, prospects or condition, financial or otherwise, of the Company and its Subsidiaries or would result in any Lien (other than any Lien referred to in Sections through below) or charge upon any property of the Company or any of its Subsidiaries;




         PAGE 13

6.14. Payment of Taxes and Claims. Pay, and will cause each Su bsidiary to pay, as the same shall become due and payable and before any penalty or interest accrues thereon, all lawful taxes, assessments and governmental charges or levies upon it or its property or assets, and all claims (including, without limitation, claims for labor, services, materials and supplies), except to the extent that any such obligation or liability may be promptly and diligently contested in good faith by appropriate proceedings, and the Company will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any such obligation or liability;

     6.15.  Keeping of Records and Books of
Account. Keep, and cause each of its Subsidiaries to keep, proper records and books of account, in which full and correct entries will be made in accordance with GAAP, of all dealings or transactions of or in relation to the business and affairs of the Company and its Subsidiaries, and in which, for each Fiscal Year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; and

     6.16.  Maintenance of Properties, etc.
Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (whether owned in fee or a leasehold interest), necessary or useful for the proper conduct of its business, in good repair, working order and condition (ordinary wear and tear excepted).


7. Negative Covenants of the Company. Until the principal amount of the Senior Notes plus accrued interest due thereunder is repaid in full, the Company will not, and will not cause or permit any Subsidiary to, without the prior written consent of
Holder:

     7.1.  Changes in Business.  Engage in any
business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date hereof;
        PAGE 14

     7.2.  Liens, etc.  Create, incur, assume or
permit to exist, directly or indirectly, any Lien on or with respect to any property or asset
(including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or held or hereafter acquired, or any income or profits therefrom, except:

          7.2.1.  Liens for taxes, assessments or
     other governmental charges the payment of which is not at the time required by Section ;

          7.2.2.  Statutory Liens of landlords and
     Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section ;

          7.2.3.  Liens (other than any Lien
     imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, Government Contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          7.2.4.  Any attachment or judgment Lien,
     unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay;

          7.2.5.  Leases or subleases granted to
     others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not materially interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries;

          7.2.6.  Liens on property or assets of
     any Subsidiary securing Indebtedness of such Subsidiary owing to the Company or a wholly-owned Subsidiary; and
        PAGE 15

          7.2.7.  Liens existing as of the date of
     the issuance of the Senior Notes on any
     property or assets owned or leased by the Company or any of its Subsidiaries;

          7.2.8.    Liens arising from the
     assignment of moneys due and to become due under contracts between the Company or any of its Subsidiaries and the United States of America or any agency, department, instrumentality or political subdivision thereof; or Liens in favor of the United
     States of America or any agency, department, instrumentality or political subdivision thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          7.2.9.    Liens in favor of a
     governmental unit to secure payments under any contract or statute, or to secure any Debt incurred in financing the acquisition, construction or improvement of property subject thereto, including Liens on, and created or arising in connection with the financing of the acquisition, construction or improvement of, any facility used or to be used in the business of the Company or any Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of
     Section 103 of the Internal Revenue Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

          7.2.10.   Any extension, renewal,
     substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in Sections through above or the Debt secured thereby; provided that such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets that secured the Lien extended, renewed, substituted or replaced; and

          7.2.11.   Other Liens to secure Debt not
     exceeding 10% of the Consolidated Capital of
     the Company and its Consolidated Subsidiaries
     .

     7.3.  Compliance with ERISA.

          7.3.1.  Engage in any transaction (other
     than a transaction involving the securities issued by Harsco Corporation) in connection with which the Company or any of its Subsidiaries would, to its knowledge, be subject to either a civil penalty assessed pursuant to Sections 502(i) and 502(l) of ERISA or a tax imposed by Section 4975 of the Code that would have a Material Adverse Effect on the Company and any of its Subsidiaries taken as a whole;

          7.3.2.  Terminate any Partnership Benefit
     Plan in a manner, or take any other action with respect to a Partnership Benefit Plan (or any successor Benefit Plan), which may reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the PBGC or any other
     Governmental Authority;

          7.3.3.  Fail to make full payment when
     due of all amounts which, under the provisions of any Partnership Benefit Plan, the Company or any of its Subsidiaries is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency with respect to any Plan; or

          7.3.4.  Permit the current value of all
     vested accrued benefits under all Partnership
     Benefit Plans to exceed the fair market value of the assets of such Plans allocable to such vested accrued benefits by more than the greatest of (i) $10,000,000, (ii) 20% of the current value of liabilities under such Plans and (iii) 10% of the Consolidated Capital of the Company and its Consolidated Subsidiaries.

     As used in this Section , the term
     "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and
     Section 412 of the Code and the term "accrued benefit" has the meaning specified in Section
     3 of ERISA;

     7.4.  Related-Party Transactions.  Enter into
     or engage, or permit any Subsidiary to enter into or engage, directly or indirectly, in transactions:

          7.4.1.    consisting of the provision in
     any Fiscal Year of B Services pursuant to the Management Services Agreement by a
     [Partner/shareholder] or any of its Affiliates to the Company or any of its Subsidiaries that involves the payment to such
     [Partner/shareholder] and its Affiliates of an Annual Fee in excess of the actual Annual Fee paid by the Company in the immediately preceding Fiscal Year, as adjusted for inflation by the percentage increase (or decrease) in the Producer Price Index for Finished Goods (unadjusted index) for such prior Fiscal Year;

          7.4.2.    consisting of the provision of
     services other than those specified in Section above by a [Partner/shareholder] or any of its Affiliates to the Company or any of its Subsidiaries that involves the payment to such [Partner/shareholder] and its Affiliates in any Fiscal Year of more than (a) in the case of any Fiscal Year commenced prior to the date hereof, the aggregate amount of actual charges agreed upon for that Fiscal Year and to which Harsco Defense Holding, Inc. had consented as required under the Partnership Agreement;
     and/or (b) in the case of any Fiscal Year commencing on or after the date hereof, an amount determined by multiplying the total payments by the Company and its Consolidated
     Subsidiaries in the preceding Fiscal Year by a fraction the numerator of which is gross sales revenues of the Company and its Consolidated
     Subsidiaries in such Fiscal Year and the denominator of which is the gross sales revenues of the Company and its Consolidated
     Subsidiaries in the preceding Fiscal Year; or

          7.4.3.    consisting of the sale of
     products, business or assets (exclusive of those provided for in Sections and by a [Partner/shareholder] or any of its Affiliates to the Company or any of its Subsidiaries that involves the payment to such
     [Partner/shareholder] and its Affiliates of more than an aggregate of $5,000,000 in any Fiscal Year.

No such related-party transaction (other than for services specified in Section above) shall be entered into or engaged in by the Company or any Subsidiary unless it is reasonably required by the Company or its Subsidiary and is on fair and reasonable terms no less favorable to the Company or its Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not a [Partner/shareholder] or one of its Affiliates.

     7.5.  Consolidation, Merger, Sale of
Substantially All Assets, etc. In the case of the Company and any Material Subsidiary, consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into any other corporation, unless:

          7.5.1.    either the Company or a
          Material Subsidiary (as the case may be) is the surviving entity or the successor corporation shall be organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all of the Senior Notes and the due and punctual performance and observance of all covenants and conditions of this Agreement to be performed or observed by the Company or a Material Subsidiary (as the case may be);
          and

          7.5.2.    the Company and its
          Consolidated Subsidiaries or such
          successor corporation, as the case may
          be, shall not, immediately after such
          merger or consolidation, or such sale,
          conveyance or lease, be in material
          default in the performance or observance of any such covenant or condition;

          7.6.  Investments, Guaranties, etc.
          Directly or indirectly make or own any
          Investment in any Person or create or
          become or be liable with respect to any
          Guarantee, or permit any Subsidiary to
          engage in any of the above acts, except:

          7.6.1.  the Company and its Subsidiaries
          may make and own Investments in (x)
          marketable direct obligations issued or
          unconditionally guaranteed by the United
          States of America or any agency thereof
          maturing within one year from the date of acquisition thereof, marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and currently having the highest rating obtainable from either Standard &
     Poor's Corporation or Moody's Investors
     Service, Inc, (y) commercial paper maturing no more than 270 days from the date of creation thereof and currently having the highest rating obtainable from either Standard
     & Poor's Corporation or Moody's Investors
     Service, Inc., and (z) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United
     States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $100,000,000;

          7.6.2.  the Company and its Subsidiaries
     may make and own Investments in any Subsidiary or any Person which simultaneously therewith becomes a wholly-owned Subsidiary;

          7.6.3.  any Subsidiary may make and
     permit to be outstanding loans and advances to the Company;

          7.6.4.  the Company and its Subsidiaries
     may (i) make and own Investments constituting twenty-five percent (25%) or more of the stock or other securities of another Person so long as such Investments do not consist of Investments in any of the Company's Affiliates
     (other than any of its wholly-owned
     Subsidiaries or Controlled Subsidiaries) and
     (ii) create or become or be liable with
     respect to Guarantees of the Indebtedness of any of the Company's wholly-owned Subsidiaries or Controlled Subsidiaries, so long as such Investments and Guarantees, individually or in the aggregate, do not result in a violation of
     Section 7.1 hereof;

          7.6.5.  the Company and its Subsidiaries
     may, in addition to the Investments permitted by the foregoing subdivisions of this Section
     , make and own Investments in any Person
     (other than any Affiliate of the Company) if immediately after giving effect to the making of any such Investment, the amount of all such Investments made pursuant to this subdivision
     (but disregarding any such Investment which on the date of determination could be made pursuant to one of the foregoing subdivisions of this Section ) would not exceed 10% of the Consolidated Capital of the Company and its Consolidated Subsidiaries;

     7.7.  Restricted Payments and Distributions.

          7.7.1.  Directly or indirectly declare,
     order, pay, make or set apart any sum or property for any distribution to any [Partner/shareholder] or Affiliate thereof, or become obligated to make any distribution to any [Partner/shareholder] or Affiliate thereof, unless, immediately after giving effect to any such proposed distribution: (a) no condition or event shall exist which constitutes an Event of Default or an event which with notice and lapse of time would become an Event of Default; and (b) the aggregate amount of all distributions to [Partners/shareholders] and Affiliates thereof directly or indirectly made by the Company and its Subsidiaries, or which the Company and its Subsidiaries have become obligated to make, does not exceed the sum of (i) fifty percent
     (50%) of the consolidated cumulative pre-tax income of the Company and its Subsidiaries since the date of this Agreement (if a partnership) or fifty percent (50%) of the consolidated cumulative after-tax income of the Company and its Subsidiaries since the date of this Agreement (if a corporation) and
     (ii) the aggregate amount of all capital contributions received by the Company since the date of this Agreement, including as a result of the issuance of equity; provided, however, that no payment made under any Tax
     Sharing Agreement or payment of a divided on preferred stock of the Company issued pursuant to the terms of the Registration Rights
     Agreement shall be deemed to be a distribution for purposes of this Section ;

          7.7.2.  Make any payment (other than any
     mandatory payment on Debt outstanding prior to the date hereof) of principal on or redemption of any Subordinated Debt or any preferred stock of the Company (other than any preferred stock issued pursuant to the terms of the Registration Rights Agreement) or any of its Subsidiaries or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or preferred stock; or

          7.7.3.  Make any amortization payments on
     Debt other than: (a) Debt evidenced by the Senior Notes; (b) Debt outstanding prior to the date hereof; (c) Bank Credit; or (d) Debt issued in connection with any extension, renewal, substitution, refinancing or replacement of Debt referred to in (a), (b) or
     (c) above, provided that the cumulative amount of any amortization payments payable under any Debt issued in reliance on this clause (d) prior to the maturity date of the Senior Notes shall not exceed the cumulative amount of scheduled amortization payments payable on or prior to such maturity date under the Debt which is being extended, renewed, substituted, refinanced or replaced; or

     7.8.  Agreements, Etc.  Enter into any
agreement (other than any agreement entered into in the ordinary course of business) which limits its legal capacity or legal ability to perform its obligations under this Agreement or any Senior
Note.


8.   Default

     8.1.  Events of Default.  If any one of the
events of default listed below ("Events of Default") occurs prior to payment in full of any Senior Note, then an Event of Default may be declared at the option of Holder without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived:

          8.1.1.  Payment Default.  Default in the
     payment of principal or interest when due and payable and (in the case of interest) continuance of such default for a period of 30 days;

          8.1.2.  Failure to Perform Any Other
     Covenant or Undertaking. Default in the performance of, or breach of, any other covenant or undertaking herein if such default shall continue for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holders of at least 25% in principal amount of the Senior Notes outstanding a written notice specifying such default or breach and requiring it to be remedied (it being understood that a failure to maintain the ratios required by Section may be remedied at any time within the 30-day period specified above through additional capital obtained by the Company);

          8.1.3.  Default Under Agreements. The
     Company shall default in any payment of
     principal or of interest on any obligation under any agreement, bond, note, debenture or other evidence of Debt for money borrowed to which the Company is a party or by which it is bound beyond any period of grace provided with respect thereto, provided that the aggregate principal amount of all obligations as to which such a payment default shall occur and be continuing exceeds $25,000,000;

          8.1.4.  Judgment.  The Company shall fail
     to pay any final judgment aggregating more than $25,000,000 unless execution thereunder has been stayed within ten (10) days of entry thereof;

          8.1.5.  Bankruptcy.  The Company shall
     make an assignment for the benefit of
     creditors, or shall admit in writing its inability to pay its Debt as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation pertinent to such circumstances, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceedings, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of it or of all or any substantial part of its properties; or the Company or any affiliated
     [Partner/shareholder] shall take any action initiating its dissolution or liquidation;

          8.1.6.  Action Seeking Reorganization.
     Sixty (60) days shall have expired after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed;

          8.1.7.  Appointment of Trustee.  Sixty
     (60) days shall have expired after the
     appointment, without the consent or
     acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, without such appointment being vacated; or

     8.2.  Remedies Upon an Event of Default.  If
an Event of Default occurs and is continuing with respect to the Senior Notes, then, unless the principal of all such Senior Notes shall have already become due and payable, the Holders of at least 25% of the principal amount of the Senior
Notes outstanding may declare the principal of and any accrued interest on all such Senior Notes held by them to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Holders of more than 50% in principal amount of Senior Notes outstanding may waive any such acceleration if all regularly scheduled payments of principal and interest are current.

     From and after the occurrence and during the continuance of any Event of Default, the Company shall pay all expenses of any nature including, but not limited to, reasonable attorneys' fees and costs, whether incurred in or out of court, and whether incurred before or after the Senior Note shall become due at its maturity date or otherwise, which the Holders of more than 50% in principal amount of Senior Notes outstanding may reasonably deem necessary or proper in connection with the satisfaction of the indebtedness under the Senior
Note.


9. Manner of Giving Notice. Whenever notice is required to be given pursuant to this Agreement, it shall be by letter, or facsimile electronic transmission receipt of which is confirmed by telephone by the addressee, or by overnight air courier sent to [the Managing General Partner],
[Harsco Defense Holding, Inc.] or the Company at the addresses set forth below and, except as otherwise provided herein, shall be deemed to be given when sent or transmitted.

     The addresses of the parties for purposes of notice shall be as follows:

          For [the Managing General Partner:

          FMC Corporation
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  Corporate Secretary]

          For [Harsco Defense Holding, Inc.:

          Harsco Defense Holding, Inc.
          Post Office Box 8888
          Camp Hill, Pennsylvania 17011
          Attention:  President (with a copy to
                      the General Counsel)]

          For the Company:

          United Defense, L.P.
          1525 Wilson Boulevard, Suite 700
          Arlington, Virginia 22209
          Attention:  Chief Executive Officer

     Any person whose address is listed in this Section may change its address at any time by giving written notice, as provided herein, to the other persons listed herein.


10. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

11.  Transfer, Exchange, Replacement, Etc. Of
Senior
     Notes.

          11.1.  Registration, Registration of
          Transfer and Exchange. The Company shall cause to be kept at its principal office a register (the register maintained in such office being herein sometimes referred to as the "Senior Note
          Register") in which, subject to such
          reasonable regulations as it may
          prescribe, the Company shall provide for the registration of Senior Notes and of transfers of Senior Notes. At any time, and from time to time, the Holder of any Senior Note which has been registered as provided hereunder may transfer such
          Senior Note upon tender thereof at the
          principal office of the Company, duly
          endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing. The Company shall be the Senior Note registrar for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided. Upon tender for registration of transfer of any Senior Note at its principal office, the Company shall execute, and deliver in the name of the designated transferee or transferees one or more new Senior Notes of any authorized denominations, of a like aggregate principal amount. At the option of a Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denominations, of a like aggregate principal amount, upon tender of the Senior Notes to be exchanged at such office. Whenever any Senior Notes are so tendered for exchange, the Company shall execute and deliver the Senior
          Notes which the Holder making the
          exchange is entitled to receive.  All
          Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Agreement, as the Senior Notes tendered upon such registration of transfer or exchange.
          Every Senior Note presented or tendered
          for registration of transfer or for
          exchange shall be duly

`    endorsed, or be accompanied by a written
instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than exchanges pursuant to the partial redemption of Senior Notes hereunder not involving any transfer.

     11.2.  Mutilated, Destroyed, Lost and Stolen
Senior Notes. If any mutilated Senior Note is tendered to the Company, the Company shall execute and deliver in exchange therefor a new Senior Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Senior Note and (ii) such security or indemnity as may be required by it to save it and any agent of it harmless, then, in the absence of notice to the Company that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior
Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen
Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note. Upon the issuance of any new Senior
Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new Senior Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior
Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Senior Notes duly issued hereunder.

12. Successors. All covenants, stipulations, promises and agreements contained in this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company or the Holder, as the case may be, except as provided in Section below.


13. No Waiver; Amendments. No failure by Holder to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof and no acceptance of any payment of interest accrued on the Senior
Note or of any prepayment of principal on account of the Senior Note during the continuance of any such breach, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Holders of more than 50% in principal amount of Senior Notes outstanding.


14.  Representations Regarding Senior Notes.  Each
Senior Note will be imprinted with a legend substantially in the following form:

          The payment of principal and interest on this Senior Note is subject to the provisions of the Agreement. This Senior
          Note was originally issued on _________, 199_, and has not been registered under the Securities Act of 1933, as amended.
          The transfer of this Senior Note is
          subject to certain restrictions set forth in the Agreement. The issuer of this Senior Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

          Notwithstanding any other provisions of
          this Agreement or of the Senior Note,
          each Holder desiring to transfer a
          Senior Note first must furnish the
          Company with (i) a written opinion
          satisfactory to the Company in form and
          substance from counsel satisfactory to
          the Company to the effect that the
          Holder may transfer the Senior Note as
          desired without registration under state or Federal securities laws and (ii) a written undertaking executed by the desired transferee satisfactory to the Company in form and substance agreeing to be bound by the restrictions on transfer contained herein.


15.  Confidentiality.  Holder agrees to keep
confidential all confidential or proprietary information provided pursuant to this Agreement and not to use any such information for any commercial purpose other than monitoring the financial condition of the Company and familiarizing any prospective purchaser of all or any portion of the Senior Notes held by Holder with the business and affairs of the Company upon such prospective purchaser's signing a form of confidentiality agreement reasonably acceptable to the Company;
provided, however, that (i) this Section shall not apply to any such information that (A) is or shall come into the public domain other than by reason of a breach of this Section , (B) becomes available on a non-confidential basis from a source that, to the Knowledge of Holder, is not bound by a confidentiality agreement protecting such information, (C) is or was independently developed by Holder without violating this Section or other confidentiality agreement that, to the Knowledge of Holder, protects such information or (D) is required to be disclosed to a Governmental
Authority under any applicable Governmental Rule and (ii) the rights of any such prospective purchaser to receive upon, after or prior to the purchase of all or any portion of the Senior Notes held by such Holder, and the right of any Holder to provide, any proprietary or confidential information required to be provided or made available pursuant to the terms of Section above shall be subject to the Company's reasonable determination that such prospective purchaser is not competing with the Company or its Subsidiaries in any material way within the Scope of Activity.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance thereof by executing this instrument below in the space indicated and returning the attached copy to the Company, whereupon the foregoing shall become a binding agreement between us.

                              Very truly yours,



                              [UNITED DEFENSE, L.P.




                              By:  FMC Corporation
                                   Its Managing
General Partner



                              By:                               _
                                   Title]


THE FOREGOING IS ACCEPTED.

[HARSCO DEFENSE HOLDING, INC.



By:                                _
     Title]

                                                        EXHIBIT A

"Reference Debt to Capitalization Ratio" (Section
1.16) to be determined as follows:

The sum of:
     (a)       Consolidated Total Debt (1)
     (b)       Interval Debt
     (c)       Senior Notes

               (A)  Total (a)+(b)+(c)

Divided by:

The sum of:
     (i)       Appraised Value (2)                              _
     (ii)      Consolidated Total Debt (1)                      _
     (iii)     Interval Debt                                    _
     (iv)      Senior Notes                                     _

               (B)  Total (i)+(ii)+(iii)+(iv)                   _

Ratio Calculation:
          (A)  Total (a)+(b)+(c)                                _
          (B)  Total (i)+(ii)+(iii)+(iv)

Reference Debt to Capitalization Ratio (A)/(B) =                _

Financial Condition Ratio: Determination of the permitted Ratio of Consolidated Total Debt to
Consolidated Capitalization (pursuant to "Financial
Condition" (Section 6.4)):

Reference Debt to Capitalization Ratio (as above)               _

                    Times 1.2                              X  1.2

Permitted Ratio of Consolidated Total Debt to
          Consolidated Capitalization                           _

(1) Consolidated Total Debt outstanding on the date of the receipt of the Company of the Limited
Partner's notice of the exercise of its put option

(2)  The Appraised Value of the Company for
purposes of establishing the put option price, pursuant to Section 7.2(c) of the Partnership
Agreement, multiplied by the aggregate share percentages immediately preceding the issuance of the Senior Notes of all of the Company's Partners other than Harsco L.P.
       PAGE 31
                                                        EXHIBIT B

                     [UNITED DEFENSE, L.P.]
           Six-Month LIBOR Plus 100 B.P. Senior Notes

$                                         Dated:                _

     FOR VALUE RECEIVED, the undersigned, [UNITED
DEFENSE, L.P., a Delaware limited partnership with its
principal office at [Address]] ("the Company"), hereby
promises to pay to the order of _____________________
("Holder"), the principal sum of $           , payable in
five equal annual installments beginning on the first anniversary of the date hereof, and to pay interest semiannually beginning on the six-month anniversary of the date hereof, on the unpaid principal sum from the date hereof at the interest rate equal to the six-month
LIBOR rate in effect on the Determination Date plus 100 basis points. If the day on which payment of principal or interest is due falls on a Saturday, Sunday or legal holiday, then such payment shall be made on the first
Business Day thereafter. If the entire principal sum or any installment of interest on the unpaid principal sum is not paid in full on the respective due dates thereof, interest on the unpaid principal amount and, to the extent lawful, unpaid interest shall accrue at the rate of the three-month LIBOR rate in effect on the Determination Date plus 200 basis points. Payments of principal and interest shall be made to account [Number] of Holder with [Depository institution] by wire transfer of immediately available funds or to such other place as Holder shall designate to the Company in writing.

          Reference is hereby made to the further
provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                   [UNITED DEFENSE, L.P.

                         By:  FMC Corporation
                              Its Managing General Partner


                         By:
                              Title]
Attest:


_________________________


       PAGE 32

                [FORM OF REVERSE OF SENIOR NOTE]

          This Senior Promissory Note is a duly
authorized issue of Senior Notes of the Company designated as its Six-Month LIBOR Plus 100 B.P.
Senior Notes (the "Senior Notes"), issued and to be issued under and pursuant to a Senior Promissory
Note Agreement (the "Agreement"), dated
, between the Company and Harsco Defense Holding,
Inc., a Delaware corporation, to which Agreement reference is hereby made for a statement of the respective rights, limitations of right, duties, and immunities thereunder of the Company and the Holder. No reference herein to or provision of the Agreement or any other agreement between the Company and the Holder shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rates, prescribed herein.

          This Senior Note is subject to prepayment upon not less than five Business Days' notice by mail at any time, as a whole or in part, at the election of the Company at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the date of prepayment. If any Senior Note called for redemption shall not be paid upon tender thereof for redemption, the principal and, to the extent lawful, any unpaid interest shall, until paid, bear interest from the date of prepayment at the rate of the three-month LIBOR rate in effect on the prepayment date plus 200 basis points. In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Debt evidenced by this Senior Note
shall be general, unsecured (subject to Section of the Agreement) Debt of the Company. The Senior
Notes shall at all times rank and be treated pari passu with Debt, other than Subordinated Debt, incurred by the Company on or after the date hereof.

          For purposes of this Senior Note,
"Determination Date" means (i) with respect to the initial semi-annual payment of interest hereunder, the six-month anniversary of the date hereof (or if such six-month anniversary falls on a day other than a Business Day, the next Business Day); (ii) with respect to any subsequent semi-annual payment of interest



       PAGE 33

hereunder, the first Business Day of the period for which interest is being paid; and (iii) with respect to any payment of interest on any overdue installment of principal and/or interest, the date on which such installment of principal and/or interest was due (or if such date falls on a day other than a Business Day, the next Business Day).
"LIBOR" means the applicable London Interbank
Offered Rate as set forth in The Wall Street
Journal.

          The payment of principal and interest on this Senior Note is subject to the provisions of the Agreement. This Senior Note was originally issued on _________, 199_, and has not been registered under the Securities Act of 1933, as amended. The transfer of this Senior Note is subject to certain restrictions set forth in the Agreement. The issuer of this Senior Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Senior Note Register, upon tender of this Senior
Note for registration of transfer at the Company's principal office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior
Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If any Event of Default shall occur and
be continuing, the principal of the Senior Note may be declared due and payable in the manner and with the effect provided in the Agreement.

          Prior to due presentment of this Senior
Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          Unless otherwise defined herein, all
terms used in this Senior Note which are defined in the Agreement (including definitions incorporated therein by reference) shall have the meanings assigned to them in the Agreement.